                                                                     Exhibit 4.1

                                                                  EXECUTION COPY

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                    Depositor

                          WILSHIRE CREDIT CORPORATION,
                                    Servicer

                                       and

                       LASALLE BANK NATIONAL ASSOCIATION,
                                     Trustee

                                   ----------

                         POOLING AND SERVICING AGREEMENT
                          Dated as of December 1, 2006

                                   ----------

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST,
            MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2006-HE6

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I DEFINITIONS....................................................     12

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES..     60
   SECTION 2.01.  Conveyance of Mortgage Loans...........................     60
   SECTION 2.02.  Acceptance by the Trustee of the Mortgage Loans........     63
   SECTION 2.03.  Representations, Warranties and Covenants of the
                  Depositor..............................................     64
   SECTION 2.04.  Representations and Warranties of the Servicer.........     69
   SECTION 2.05.  Substitutions and Repurchases of Mortgage Loans that
                  are not "Qualified Mortgages"..........................     70
   SECTION 2.06.  Authentication and Delivery of Certificates............     70
   SECTION 2.07.  REMIC Elections........................................     70
   SECTION 2.08.  Covenants of the Servicer..............................     75
   SECTION 2.09.  Permitted Activities of the Trust......................     75
   SECTION 2.10.  Qualifying Special Purpose Entity......................     76
   SECTION 2.11.  Depositor Notification of NIM Notes....................     76

ARTICLE III ADMINISTRATION AND SERVICING OF MORTGAGE LOANS...............     76
   SECTION 3.01.  Servicer to Service Mortgage Loans.....................     76
   SECTION 3.02.  Servicing and Subservicing; Enforcement of the
                  Obligations of Servicer................................     78
   SECTION 3.03.  Rights of the Depositor and the Trustee in Respect of
                  the Servicer...........................................     78
   SECTION 3.04.  Trustee to Act as Servicer.............................     79
   SECTION 3.05.  Collection of Mortgage Loan Payments; Collection
                  Account; Certificate Account...........................     79
   SECTION 3.06.  Collection of Taxes, Assessments and Similar Items;
                  Escrow Accounts........................................     83
   SECTION 3.07.  Access to Certain Documentation and Information
                  Regarding the Mortgage Loans...........................     83
   SECTION 3.08.  Permitted Withdrawals from the Collection Account and
                  Certificate Account....................................     83
   SECTION 3.09.  [RESERVED].............................................     86
   SECTION 3.10.  Maintenance of Hazard Insurance........................     86
   SECTION 3.11.  Enforcement of Due-On-Sale Clauses; Assumption
                  Agreements.............................................     87
   SECTION 3.12.  Realization Upon Defaulted Mortgage Loans;
                  Determination of Excess Proceeds; Special Loss
                  Mitigation.............................................     88
   SECTION 3.13.  Trustee to Cooperate; Release of Mortgage Files........     90

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   SECTION 3.14.  Documents, Records and Funds in Possession of Servicer
                  to be Held for the Trustee.............................     92
   SECTION 3.15.  Servicing Compensation.................................     92
   SECTION 3.16.  Access to Certain Documentation........................     92
   SECTION 3.17.  Annual Statement as to Compliance......................     93
   SECTION 3.18.  Annual Independent Public Accountants' Servicing
                  Statement; Financial Statements........................     93
   SECTION 3.19.  Rights of the NIMs Insurer.............................     96
   SECTION 3.20.  Periodic Filings.......................................     96
   SECTION 3.21.  Indemnification by Trustee.............................     99
   SECTION 3.22.  Indemnification by Servicer............................     99
   SECTION 3.23.  Prepayment Charge Reporting Requirements...............    100
   SECTION 3.24.  Information to the Trustee.............................    100
   SECTION 3.25.  Indemnification........................................    100
   SECTION 3.26.  Solicitation...........................................    101
   SECTION 3.27.  High Cost Mortgage Loans...............................    101
   SECTION 3.28.  Special Servicing Agreements...........................    101
   SECTION 3.29.  Subordination of Liens.................................    101
   SECTION 3.30.  MI Policy; Claims under MI Policy......................    102

ARTICLE IV DISTRIBUTIONS.................................................    102
   SECTION 4.01.  Advances...............................................    102
   SECTION 4.02.  Reduction of Servicing Compensation in Connection with
                  Prepayment Interest Shortfalls.........................    103
   SECTION 4.03.  Distributions on the REMIC Interests...................    104
   SECTION 4.04.  Distributions..........................................    104
   SECTION 4.05.  Monthly Statements to Certificateholders...............    112

ARTICLE V THE CERTIFICATES...............................................    116
   SECTION 5.01.  The Certificates.......................................    116
   SECTION 5.02.  Certificate Register; Registration of Transfer and
                  Exchange of Certificates...............................    118
   SECTION 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates......    122
   SECTION 5.04.  Persons Deemed Owners..................................    122
   SECTION 5.05.  Access to List of Certificateholders' Names and
                  Addresses..............................................    122

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   SECTION 5.06.  Book-Entry Certificates................................    123
   SECTION 5.07.  Notices to Depository..................................    123
   SECTION 5.08.  Definitive Certificates................................    124
   SECTION 5.09.  Maintenance of Office or Agency........................    124
   SECTION 5.10.  Authenticating Agents..................................    124

ARTICLE VI THE DEPOSITOR AND THE SERVICER................................    125
   SECTION 6.01.  Respective Liabilities of the Depositor and the
                  Servicer...............................................    125
   SECTION 6.02.  Merger or Consolidation of the Depositor or the
                  Servicer...............................................    125
   SECTION 6.03.  Limitation on Liability of the Depositor, the Servicer
                  and Others.............................................    126
   SECTION 6.04.  Limitation on Resignation of Servicer..................    125
   SECTION 6.05.  Errors and Omissions Insurance; Fidelity Bonds.........    127

ARTICLE VII DEFAULT; TERMINATION OF SERVICER.............................    127
   SECTION 7.01.  Events of Default......................................    127
   SECTION 7.02.  Trustee to Act; Appointment of Successor...............    129
   SECTION 7.03.  Notification to Certificateholders.....................    130

ARTICLE VIII CONCERNING THE TRUSTEE......................................    130
   SECTION 8.01.  Duties of the Trustee..................................    130
   SECTION 8.02.  Certain Matters Affecting the Trustee..................    131
   SECTION 8.03.  Trustee Not Liable for Certificates or Mortgage Loans..    133
   SECTION 8.04.  Trustee May Own Certificates...........................    133
   SECTION 8.05.  Trustee's Fees and Expenses............................    133
   SECTION 8.06.  Indemnification and Expenses of Trustee................    133
   SECTION 8.07.  Eligibility Requirements for Trustee...................    134
   SECTION 8.08.  Resignation and Removal of Trustee.....................    135
   SECTION 8.09.  Successor Trustee......................................    135
   SECTION 8.10.  Merger or Consolidation of Trustee.....................    136
   SECTION 8.11.  Appointment of Co-Trustee or Separate Trustee..........    136
   SECTION 8.12.  Tax Matters............................................    137

ARTICLE IX TERMINATION...................................................    139
   SECTION 9.01.  Termination upon Liquidation or Repurchase of all
                  Mortgage Loans.........................................    139
   SECTION 9.02.  Final Distribution on the Certificates.................    141
   SECTION 9.03.  Additional Termination Requirements....................    142

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
ARTICLE X MISCELLANEOUS PROVISIONS.......................................    143
   SECTION 10.01. Amendment..............................................    144
   SECTION 10.02. Counterparts...........................................    145
   SECTION 10.03. Governing Law..........................................    145
   SECTION 10.04. Intention of Parties...................................    146
   SECTION 10.05. Notices................................................    146
   SECTION 10.06. Severability of Provisions.............................    147
   SECTION 10.07. Assignment.............................................    147
   SECTION 10.08. Limitation on Rights of Certificateholders.............    148
   SECTION 10.09. Inspection and Audit Rights............................    149
   SECTION 10.10. Certificates Nonassessable and Fully Paid..............    149
   SECTION 10.11. Compliance with Regulation AB..........................    149
   SECTION 10.12. Third Party Rights.....................................    150
   SECTION 10.13. Additional Rights of the NIMs Insurer..................    150
   SECTION 10.14. Trustee to Retain Possession of Certain Insurance
                  Policies and Documents.................................    150

EXHIBIT A     FORMS OF CERTIFICATES
EXHIBIT B-1   MORTGAGE LOAN SCHEDULE
EXHIBIT B-2   MORTGAGE LOAN SCHEDULE - GROUP ONE MORTGAGE LOANS
EXHIBIT B-3   MORTGAGE LOAN SCHEDULE - GROUP TWO MORTGAGE LOANS
EXHIBIT B-4   MORTGAGE LOAN SCHEDULE - MI MORTGAGE LOANS
EXHIBIT C     [RESERVED]
EXHIBIT D     FORM OF TRUSTEE CERTIFICATION
EXHIBIT E-1   FORM OF CLASS R TRANSFEREE'S LETTER AND AFFIDAVIT
EXHIBIT E-2   FORM OF CLASS R TRANSFEROR'S AFFIDAVIT
EXHIBIT F     FORM OF TRANSFEROR CERTIFICATE
EXHIBIT G     FORM OF INVESTMENT LETTER (ACCREDITED INVESTOR)
EXHIBIT H     FORM OF RULE 144A LETTER (QUALIFIED INSTITUTIONAL BUYER)
EXHIBIT I     FORM OF REQUEST FOR RELEASE
EXHIBIT J     FORM OF MI POLICY
EXHIBIT K     FORM OF BACK-UP CERTIFICATION OF TRUSTEE
EXHIBIT L     FORM OF OFFICER'S CERTIFICATE OF SERVICER
EXHIBIT M-1   FORM OF CLASS A-1 CAP CONTRACT
EXHIBIT M-2   FORM OF CLASS A-2 CAP CONTRACT
EXHIBIT M-3   FORM OF SUBORDINATE CERTIFICATES CAP CONTRACT
EXHIBIT M-4   FORM OF CREDIT SUPPORT ANNEX FOR CAP CONTRACTS
EXHIBIT N-1   ONE-MONTH LIBOR CAP TABLE -- CLASS A-1 CAP CONTRACT
EXHIBIT N-2   ONE-MONTH LIBOR CAP TABLE -- CLASS A-2 CAP CONTRACT
EXHIBIT N-3   ONE-MONTH LIBOR CAP TABLE -- SUBORDINATE CERTIFICATES CAP CONTRACT
EXHIBIT O     FORM OF TRANSFEROR REPRESENTATION LETTER FOR TRANSFER TO
              REGULATION S BOOK-ENTRY CERTIFICATE FROM A HOLDER OF A RULE 144A
              BOOK-ENTRY CERTIFICATE OR DEFINITIVE CERTIFICATE
EXHIBIT P     FORM OF TRANSFEROR REPRESENTATION LETTER FOR TRANSFER PURSUANT TO
              RULE 144A FROM A HOLDER OF A REGULATION S BOOK-ENTRY CERTIFICATE
              OR DEFINITIVE CERTIFICATE
EXHIBIT Q     FORM OF SWAP AGREEMENT
EXHIBIT Q-1   FORM OF CREDIT SUPPORT ANNEX FOR SWAP AGREEMENT
EXHIBIT R     FORM OF ASSESSMENT OF COMPLIANCE
EXHIBIT S     SERVICING CRITERIA TO BE ADDRESSED
EXHIBIT T     FORM OF SARBANES-OXLEY CERTIFICATION
EXHIBIT U     FORM OF ITEM 1123 CERTIFICATION OF SERVICER
SCHEDULE X
SCHEDULE Y
SCHEDULE Z

     POOLING AND SERVICING AGREEMENT, dated as of December 1, 2006, among MERRILL LYNCH MORTGAGE INVESTORS, INC., a Delaware corporation, as depositor (the "Depositor"), WILSHIRE CREDIT CORPORATION, a Nevada corporation, as servicer (the "Servicer"), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

     The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund for federal income tax purposes will consist of (i) three real estate mortgage investment conduits,
(ii) the right to receive payments distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof, (iii) each Cap Contract and the Cap Contract Account, (iv) the grantor trusts described in Section 2.07 hereof and
(v) the Supplemental Interest Trust, which in turn will hold the Swap Agreement. The SWAP REMIC will consist of all of the assets constituting the Trust Fund (other than the assets described in clauses (ii), (iii), (iv) and (v) above, other than the SWAP REMIC Regular Interests and other than the Lower Tier REMIC Regular Interests) and will be evidenced by the SWAP REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the SWAP REMIC) and the Class SWR Interest as the single "residual interest" in the SWAP REMIC. The Lower Tier REMIC will consist of SWAP REMIC Regular Interests and will be evidenced by the Lower Tier REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the Lower Tier REMIC) and the Class LTR Interest as the single "residual interest" in the Lower Tier REMIC. The Trustee on behalf of the Trust will hold the Lower Tier REMIC Regular Interests. The Upper Tier REMIC will consist of the Lower Tier REMIC Regular Interests and will be evidenced by the REMIC Regular Interests (which will represent the "regular interests" in the Upper Tier REMIC) and the Residual Interest as the single "residual interest" in the Upper Tier REMIC. The Class R Certificate will represent beneficial ownership of the Class SWR Interest, the Class LTR Interest and the Residual Interest. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Latest Possible Maturity Date.

     All covenants and agreements made by the Sponsor in the Sale Agreement and by the Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates and, to the extent provided herein, the NIMs Insurer.

THE SWAP REMIC

The following table sets forth the designations, initial principal balances and interest rates for each interest in the SWAP REMIC:

Class     Initial Principal Balance   Interest Rate
-----     -------------------------   -------------
1-SW1          $ 74,498,273.682            (1)
1-SW1A         $  5,667,052.295            (2)
1-SW1B         $  5,667,052.295            (3)
1-SW2A         $  5,582,330.134            (2)
1-SW2B         $  5,582,330.134            (3)
1-SW3A         $  5,127,083.491            (2)
1-SW3B         $  5,127,083.491            (3)
1-SW4A         $  4,692,374.902            (2)
1-SW4B         $  4,692,374.902            (3)
1-SW5A         $  4,284,997.895            (2)
1-SW5B         $  4,284,997.895            (3)
1-SW6A         $  3,933,604.076            (2)

1-SW6B         $  3,933,604.076            (3)
1-SW7A         $  3,702,113.862            (2)
1-SW7B         $  3,702,113.862            (3)
1-SW8A         $  3,485,544.642            (2)
1-SW8B         $  3,485,544.642            (3)
1-SW9A         $  3,277,023.976            (2)
1-SW9B         $  3,277,023.976            (3)
1-SW10A        $  3,095,836.301            (2)
1-SW10B        $  3,095,836.301            (3)
1-SW11A        $  2,975,776.456            (2)
1-SW11B        $  2,975,776.456            (3)
1-SW12A        $  3,992,492.584            (2)
1-SW12B        $  3,992,492.584            (3)
1-SW13A        $  7,219,866.460            (2)
1-SW13B        $  7,219,866.460            (3)
1-SW14A        $  8,514,266.779            (2)
1-SW14B        $  8,514,266.779            (3)
1-SW15A        $  6,414,126.270            (2)
1-SW15B        $  6,414,126.270            (3)
1-SW16A        $  4,685,350.450            (2)
1-SW16B        $  4,685,350.450            (3)
1-SW17A        $  3,635,506.893            (2)
1-SW17B        $  3,635,506.893            (3)
1-SW18A        $  2,969,801.646            (2)
1-SW18B        $  2,969,801.646            (3)
1-SW19A        $  2,628,683.900            (2)
1-SW19B        $  2,628,683.900            (3)
1-SW20A        $  2,455,436.626            (2)
1-SW20B        $  2,455,436.626            (3)
1-SW21A        $  2,244,754.320            (2)
1-SW21B        $  2,244,754.320            (3)
1-SW22A        $    299,563.230            (2)
1-SW22B        $    299,563.230            (3)
1-SW23A        $  2,547,629.412            (2)
1-SW23B        $  2,547,629.412            (3)
1-SW24A        $  2,631,090.909            (2)
1-SW24B        $  2,631,090.909            (3)
1-SW25A        $  2,322,401.651            (2)
1-SW25B        $  2,322,401.651            (3)
1-SW26A        $  1,935,328.603            (2)
1-SW26B        $  1,935,328.603            (3)
1-SW27A        $  1,641,630.972            (2)
1-SW27B        $  1,641,630.972            (3)
1-SW28A        $  1,422,447.069            (2)
1-SW28B        $  1,422,447.069            (3)
1-SW29A        $  1,294,808.622            (2)
1-SW29B        $  1,294,808.622            (3)
1-SW30A        $  1,198,057.930            (2)

1-SW30B        $  1,198,057.930            (3)
1-SW31A        $  1,107,837.078            (2)
1-SW31B        $  1,107,837.078            (3)
1-SW32A        $  1,004,080.077            (2)
1-SW32B        $  1,004,080.077            (3)
1-SW33A        $    932,185.789            (2)
1-SW33B        $    932,185.789            (3)
1-SW34A        $    882,618.828            (2)
1-SW34B        $    882,618.828            (3)
1-SW35A        $    835,838.291            (2)
1-SW35B        $    835,838.291            (3)
1-SW36A        $    791,999.538            (2)
1-SW36B        $    791,999.538            (3)
1-SW37A        $    748,305.223            (2)
1-SW37B        $    748,305.223            (3)
1-SW38A        $    704,945.581            (2)
1-SW38B        $    704,945.581            (3)
1-SW39A        $    662,337.723            (2)
1-SW39B        $    662,337.723            (3)
1-SW40A        $    625,982.453            (2)
1-SW40B        $    625,982.453            (3)
1-SW41A        $    591,650.199            (2)
1-SW41B        $    591,650.199            (3)
1-SW42A        $    559,565.368            (2)
1-SW42B        $    559,565.368            (3)
1-SW43A        $    527,255.600            (2)
1-SW43B        $    527,255.600            (3)
1-SW44A        $    490,125.825            (2)
1-SW44B        $    490,125.825            (3)
1-SW45A        $    487,089.276            (2)
1-SW45B        $    487,089.276            (3)
1-SW46A        $    459,777.599            (2)
1-SW46B        $    459,777.599            (3)
1-SW47A        $    473,346.510            (2)
1-SW47B        $    473,346.510            (3)
1-SW48A        $    438,788.968            (2)
1-SW48B        $    438,788.968            (3)
1-SW49A        $    408,176.878            (2)
1-SW49B        $    408,176.878            (3)
1-SW50A        $    387,034.473            (2)
1-SW50B        $    387,034.473            (3)
1-SW51A        $    369,068.651            (2)
1-SW51B        $    369,068.651            (3)
1-SW52A        $    351,856.022            (2)
1-SW52B        $    351,856.022            (3)
1-SW53A        $ 10,254,067.989            (2)
1-SW53B        $ 10,254,067.989            (3)
2-SW2          $136,971,360.698            (4)

2-SW1A         $ 10,419,353.705            (5)
2-SW1B         $ 10,419,353.705            (6)
2-SW2A         $ 10,263,584.866            (5)
2-SW2B         $ 10,263,584.866            (6)
2-SW3A         $  9,426,575.509            (5)
2-SW3B         $  9,426,575.509            (6)
2-SW4A         $  8,627,327.098            (5)
2-SW4B         $  8,627,327.098            (6)
2-SW5A         $  7,878,330.105            (5)
2-SW5B         $  7,878,330.105            (6)
2-SW6A         $  7,232,262.924            (5)
2-SW6B         $  7,232,262.924            (6)
2-SW7A         $  6,806,648.638            (5)
2-SW7B         $  6,806,648.638            (6)
2-SW8A         $  6,408,467.858            (5)
2-SW8B         $  6,408,467.858            (6)
2-SW9A         $  6,025,085.024            (5)
2-SW9B         $  6,025,085.024            (6)
2-SW10A        $  5,691,956.199            (5)
2-SW10B        $  5,691,956.199            (6)
2-SW11A        $  5,471,216.044            (5)
2-SW11B        $  5,471,216.044            (6)
2-SW12A        $  7,340,534.416            (5)
2-SW12B        $  7,340,534.416            (6)
2-SW13A        $ 13,274,333.540            (5)
2-SW13B        $ 13,274,333.540            (6)
2-SW14A        $ 15,654,197.721            (5)
2-SW14B        $ 15,654,197.721            (6)
2-SW15A        $ 11,792,912.230            (5)
2-SW15B        $ 11,792,912.230            (6)
2-SW16A        $  8,614,412.050            (5)
2-SW16B        $  8,614,412.050            (6)
2-SW17A        $  6,684,186.107            (5)
2-SW17B        $  6,684,186.107            (6)
2-SW18A        $  5,460,230.854            (5)
2-SW18B        $  5,460,230.854            (6)
2-SW19A        $  4,833,057.100            (5)
2-SW19B        $  4,833,057.100            (6)
2-SW20A        $  4,514,527.374            (5)
2-SW20B        $  4,514,527.374            (6)
2-SW21A        $  4,127,170.180            (5)
2-SW21B        $  4,127,170.180            (6)
2-SW22A        $    550,772.270            (5)
2-SW22B        $    550,772.270            (6)
2-SW23A        $  4,684,031.588            (5)
2-SW23B        $  4,684,031.588            (6)
2-SW24A        $  4,837,482.591            (5)
2-SW24B        $  4,837,482.591            (6)

2-SW25A        $  4,269,931.349            (5)
2-SW25B        $  4,269,931.349            (6)
2-SW26A        $  3,558,264.897            (5)
2-SW26B        $  3,558,264.897            (6)
2-SW27A        $  3,018,277.028            (5)
2-SW27B        $  3,018,277.028            (6)
2-SW28A        $  2,615,288.931            (5)
2-SW28B        $  2,615,288.931            (6)
2-SW29A        $  2,380,614.878            (5)
2-SW29B        $  2,380,614.878            (6)
2-SW30A        $  2,202,730.570            (5)
2-SW30B        $  2,202,730.570            (6)
2-SW31A        $  2,036,851.922            (5)
2-SW31B        $  2,036,851.922            (6)
2-SW32A        $  1,846,085.923            (5)
2-SW32B        $  1,846,085.923            (6)
2-SW33A        $  1,713,902.211            (5)
2-SW33B        $  1,713,902.211            (6)
2-SW34A        $  1,622,769.172            (5)
2-SW34B        $  1,622,769.172            (6)
2-SW35A        $  1,536,759.209            (5)
2-SW35B        $  1,536,759.209            (6)
2-SW36A        $  1,456,157.962            (5)
2-SW36B        $  1,456,157.962            (6)
2-SW37A        $  1,375,822.277            (5)
2-SW37B        $  1,375,822.277            (6)
2-SW38A        $  1,296,101.919            (5)
2-SW38B        $  1,296,101.919            (6)
2-SW39A        $  1,217,763.777            (5)
2-SW39B        $  1,217,763.777            (6)
2-SW40A        $  1,150,921.547            (5)
2-SW40B        $  1,150,921.547            (6)
2-SW41A        $  1,087,798.801            (5)
2-SW41B        $  1,087,798.801            (6)
2-SW42A        $  1,028,808.132            (5)
2-SW42B        $  1,028,808.132            (6)
2-SW43A        $    969,403.900            (5)
2-SW43B        $    969,403.900            (6)
2-SW44A        $    901,137.675            (5)
2-SW44B        $    901,137.675            (6)
2-SW45A        $    895,554.724            (5)
2-SW45B        $    895,554.724            (6)
2-SW46A        $    845,339.901            (5)
2-SW46B        $    845,339.901            (6)
2-SW47A        $    870,287.490            (5)
2-SW47B        $    870,287.490            (6)
2-SW48A        $    806,750.532            (5)
2-SW48B        $    806,750.532            (6)

2-SW49A        $    750,467.622            (5)
2-SW49B        $    750,467.622            (6)
2-SW50A        $    711,595.527            (5)
2-SW50B        $    711,595.527            (6)
2-SW51A        $    678,563.849            (5)
2-SW51B        $    678,563.849            (6)
2-SW52A        $    646,916.978            (5)
2-SW52B        $    646,916.978            (6)
2-SW53A        $ 18,852,969.011            (5)
2-SW53B        $ 18,852,969.011            (6)
SWR                   (7)                  (7)

(1) The interest rate on the Class 1-SW1 Interest shall be a per annum rate equal to the Group One Net WAC.

(2) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest beginning with the designation "1" and ending with the designation "A" shall be a per annum rate equal to 2 times the Group One Net WAC, subject to a maximum rate of 2 times the REMIC Swap Rate for such Distribution Date.

(3) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest beginning with the designation "1" and ending with the designation "B" shall be a per annum rate equal to the greater of (x) the excess, if any, of (i) 2 times the Group One Net WAC over (ii) 2 times the REMIC Swap Rate for such Distribution Date and (y) 0.00%.

(4) The interest rate on the Class 2-SW2 Interest shall be a per annum rate equal to the Group Two Net WAC.

(5) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest beginning with the designation "2" and ending with the designation "A" shall be a per annum rate equal to 2 times the Group Two Net WAC, subject to a maximum rate of 2 times the REMIC Swap Rate for such Distribution Date.

(6) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest beginning with the designation "2" and ending with the designation "B" shall be a per annum rate equal to the greater of (x) the excess, if any, of (i) 2 times the Group Two Net WAC over (ii) 2 times the REMIC Swap Rate for such Distribution Date and (y) 0.00%.

(7) The Class SWR Interest shall have no principal amount and shall bear no interest.

THE LOWER TIER REMIC

The following table sets forth the designations, initial principal balances, interest rates, Corresponding Classes of Certificates and related Mortgage Group for each interest in the Lower Tier REMIC:

                                                           Class(es) of
                                                          Corresponding
                                                     Certificates or Related
Class    Initial Principal Balance   Interest Rate        Mortgage Group
-----    -------------------------   -------------   -----------------------
LTA-1                (1)                   (8)               A-1, R
LTA-2A               (1)                   (8)                A-2A
LTA-2B               (1)                   (8)                A-2B
LTA-2C               (1)                   (8)                A-2C

LTM-1                (1)                   (8)                 M-1
LTM-2                (1)                   (8)                 M-2
LTM-3                (1)                   (8)                 M-3
LTM-4                (1)                   (8)                 M-4
LTM-5                (1)                   (8)                 M-5
LTM-6                (1)                   (8)                 M-6
LTB-1                (1)                   (8)                 B-1
LTB-2                (1)                   (8)                 B-2
LTB-3                (1)                   (8)                 B-3
LTIX                 (2)                   (8)                 N/A
LTII1A               (3)                   (8)              Group One
LTII1B               (4)                   (9)              Group One
LTII2A               (5)                   (8)              Group Two
LTII2B               (6)                  (10)              Group Two
LTIIX                (7)                   (8)                 N/A
LT-IO               (11)                  (11)                 N/A
LTR                 (12)                  (12)                 N/A

(1) The initial principal balance of each of these Lower Tier REMIC Regular Interests shall equal 1/4 of the initial Certificate Principal Balance of its Corresponding Certificates.

(2) The initial principal balance of the Class LTIX Interest shall equal the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC I Marker Interests.

(3) The initial principal balance of the Class LTII1A Interest shall equal 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group One Mortgage Loans over (ii) the aggregate of the initial Certificate Principal Balances of Certificate Group One.

(4) The initial principal balance of the Class LTII1B Interest shall equal 0.05% of the aggregate Cut-off Date Principal Balance of the Group One Mortgage Loans.

(5) The initial principal balance of the Class LTII2A Interest shall equal 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group Two Mortgage Loans over (ii) the aggregate of the initial Certificate Principal Balances of Certificate Group Two.

(6) The initial principal balance of the Class LTII2B Interest shall equal 0.05% of the aggregate Cut-off Date Principal Balance of the Group Two Mortgage Loans.

(7) The initial principal balance of the Class LTIIX Interest shall equal the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC II Marker Interests.

(8) For each Distribution Date, the interest rate for each of the Lower Tier REMIC Regular Interests (other than the Class LTII1B, the Class LTII2B and the Class LT-IO Interests) shall be a per annum rate (but not less than zero) equal to the product of (i) the weighted average of the interest rates on the SWAP REMIC Regular Interests for such Distribution Date and
     (ii) a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period for the LIBOR Certificates, provided however, that for any Distribution Date on which the Class LT-IO Interest is entitled to a portion of interest accruals on a SWAP REMIC Regular Interest ending with a designation "A" as described in footnote 11 below, such weighted average shall be computed by first subjecting the rate on such SWAP REMIC Regular Interest to a cap equal to Swap LIBOR for such Distribution Date.

(9) For each Distribution Date, the interest rate for the Class LTII1B Interest shall be a per annum rate equal to the product of (i) the weighted average of the interest rates on the SWAP REMIC Regular Interests beginning with the designation "1" for such Distribution Date and (ii) a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period for the LIBOR Certificates, provided, however, that for any Distribution Date on which the Class LT-IO Interest is entitled to a portion of interest accruals on a SWAP REMIC Regular Interest ending with a designation "A" as described in footnote 11 below, such weighted average shall be computed by first subjecting the rate on such SWAP REMIC Regular Interest to a cap equal to Swap LIBOR for such Distribution Date.

(10) For each Distribution Date, the interest rate for the Class LTII2B Interest shall be a per annum rate equal to the product of (i) the weighted average of the interest rates on the SWAP REMIC Regular Interests beginning with the designation "2" for such Distribution Date and (ii) a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period for the LIBOR Certificates, provided, however, that for any Distribution Date on which the Class LT-IO Interest is entitled to a portion of interest accruals on a SWAP REMIC Regular Interest ending with a designation "A" as described in footnote 11 below, such weighted average shall be computed by first subjecting the rate on such SWAP REMIC Regular Interest to a cap equal to Swap LIBOR for such Distribution Date.

(11) The Class LT-IO Interest is an interest-only class that does not have a principal balance. For only those Distribution Dates listed in the first column of the table below, the Class LT-IO Interest shall be entitled to interest accrued on the SWAP REMIC Regular Interest listed in the second column below at a per annum rate equal to the excess, if any, of (i) the interest rate for such SWAP REMIC Regular Interest for such Distribution Date over (ii) Swap LIBOR for such Distribution Date.

Distribution      SWAP REMIC
    Date       Regular Interest
------------   ----------------
       7         Class 1-SW1A
                 Class 2-SW1A
     7-8         Class 1-SW2A
                 Class 2-SW2A
     7-9         Class 1-SW3A
                 Class 2-SW3A
    7-10         Class 1-SW4A
                 Class 2-SW4A
    7-11         Class 1-SW5A
                 Class 2-SW5A
    7-12         Class 1-SW6A
                 Class 2-SW6A
    7-13         Class 1-SW7A
                 Class 2-SW7A
    7-14         Class 1-SW8A
                 Class 2-SW8A
    7-15         Class 1-SW9A
                 Class 2-SW9A
    7-16         Class 1-SW10A
                 Class 2-SW10A
    7-17         Class 1-SW11A
                 Class 2-SW11A
    7-18         Class 1-SW12A
                 Class 2-SW12A
    7-19         Class 1-SW13A
                 Class 2-SW13A
    7-20         Class 1-SW14A
                 Class 2-SW14A

    7-21         Class 1-SW15A
                 Class 2-SW15A
    7-22         Class 1-SW16A
                 Class 2-SW16A
    7-23         Class 1-SW17A
                 Class 2-SW17A
    7-24         Class 1-SW18A
                 Class 2-SW18A
    7-25         Class 1-SW19A
                 Class 2-SW19A
    7-26         Class 1-SW20A
                 Class 2-SW20A
    7-27         Class 1-SW21A
                 Class 2-SW21A
    7-29         Class 1-SW22A
                 Class 2-SW22A
    7-30         Class 1-SW23A
                 Class 2-SW23A
    7-31         Class 1-SW24A
                 Class 2-SW24A
    7-32         Class 1-SW25A
                 Class 2-SW25A
    7-33         Class 1-SW26A
                 Class 2-SW26A
    7-34         Class 1-SW27A
                 Class 2-SW27A
    7-35         Class 1-SW28A
                 Class 2-SW28A
    7-36         Class 1-SW29A
                 Class 2-SW29A
    7-37         Class 1-SW30A
                 Class 2-SW30A
    7-38         Class 1-SW31A
                 Class 2-SW31A
    7-39         Class 1-SW32A
                 Class 2-SW32A
    7-40         Class 1-SW33A
                 Class 2-SW33A
    7-41         Class 1-SW34A
                 Class 2-SW34A
    7-42         Class 1-SW35A
                 Class 2-SW35A
    7-43         Class 1-SW36A
                 Class 2-SW36A
    7-44         Class 1-SW37A
                 Class 2-SW37A
    7-45         Class 1-SW38A
                 Class 2-SW38A
    7-46         Class 1-SW39A
                 Class 2-SW39A
    7-47         Class 1-SW40A
                 Class 2-SW40A
    7-48         Class 1-SW41A
                 Class 2-SW41A
    7-49         Class 1-SW42A
                 Class 2-SW42A

    7-50         Class 1-SW43A
                 Class 2-SW43A
    7-51         Class 1-SW44A
                 Class 2-SW44A
    7-52         Class 1-SW45A
                 Class 2-SW45A
    7-53         Class 1-SW46A
                 Class 2-SW46A
    7-54         Class 1-SW47A
                 Class 2-SW47A
    7-55         Class 1-SW48A
                 Class 2-SW48A
    7-56         Class 1-SW49A
                 Class 2-SW49A
    7-57         Class 1-SW50A
                 Class 2-SW50A
    7-58         Class 1-SW51A
                 Class 2-SW51A
    7-59         Class 1-SW52A
                 Class 2-SW52A
    7-60         Class 1-SW53A
                 Class 2-SW53A

(12) The Class LTR Interest shall have no principal amount and shall bear no interest.

UPPER TIER REMIC

The following table sets forth the designation, the initial principal balances, the interest rates and Classes of Related Certificates for each of the interests in the Upper Tier REMIC.

                       Initial
                      Principal          Class of Related
       Class           Balance    Rate     Certificates
       -----          ---------   ----   ----------------
UTA-1                    (1)       (2)         A-1
UTA-2A                   (1)       (2)         A-2A
UTA-2B                   (1)       (2)         A-2B
UTA-2C                   (1)       (2)         A-2C
UTM-1                    (1)       (2)         M-1
UTM-2                    (1)       (2)         M-2
UTM-3                    (1)       (2)         M-3
UTM-4                    (1)       (2)         M-4
UTM-5                    (1)       (2)         M-5
UTM-6                    (1)       (2)         M-6
UTB-1                    (1)       (2)         B-1
UTB-2                    (1)       (2)         B-2
UTB-3                    (1)       (2)         B-3
Uncertificated
   Class C Interest      (3)       (3)         N/A
UT-IO                    (4)       (4)         N/A
Residual Interest        (1)       (2)         R

(1) The initial principal balance of each of these REMIC Regular Interests shall equal the initial principal balance of its Class of Related Certificates.

(2) The interest rates on each of these REMIC Regular Interests shall be an annual rate equal to the Pass-Through Rate for the Class of Related Certificates, provided that in lieu of the applicable Available Funds Caps set forth in the definition of an applicable Pass-Through Rate, the applicable Upper Tier REMIC Net WAC Cap shall be used.

(3) The Uncertificated Class C Interest shall have an initial principal balance equal to the initial Overcollateralization Amount. The Uncertificated Class C Interest shall accrue interest on a notional balance set forth in the definition of Class C Current Interest at a rate equal to the Class C Distributable Interest Rate. The Uncertificated Class C Interest shall be represented by the Class C Certificates.

(4) The Class UT-IO Interest shall have no principal amount and will not have an interest rate, but will be entitled to 100% of the interest accrued with respect to the Class LT-IO Interest. The Class UT-IO Interest shall be represented by the Class C Certificates.

THE CERTIFICATES

The following table sets forth the Class designation, interest rate and initial Class principal amount for each Class of Certificates comprising interests in the Trust Fund.

          Initial Class    Interest
Class   Principal Amount     Rate
-----   ----------------   --------
A-1            (1)          (2)
A-2A           (1)          (2)
A-2B           (1)          (2)
A-2C           (1)          (2)
M-1            (1)          (2)
M-2            (1)          (2)
M-3            (1)          (2)
M-4            (1)          (2)
M-5            (1)          (2)
M-6            (1)          (2)
B-1            (1)          (2)
B-2            (1)          (2)
B-3            (1)          (2)
C              (3)          (3)
P              (4)          (4)
R              (1)          (2)(5)

(1) Each of these Classes of Certificates shall have initial principal balances as set forth in Section 5.01 hereof.

(2) Each of these Classes of Certificates shall bear interest at a per annum rate equal to the Pass-Through Rate for such Certificates set forth in the definitions herein.

(3)  For federal income tax purposes, the Class C Certificate shall represent
     (i) the right to receive all distributions with respect to the REMIC Regular Interests represented by the Uncertificated Class C Interest and the Class UT-IO Interest and (ii) certain rights and obligations with respect to notional principal contracts as described in Section 2.07.

(4) The Class P Certificates shall be entitled to the amounts distributable pursuant to Section 4.04(b) hereof and shall not represent a REMIC regular interest.

(5) The Class R Interest represents ownership of the Class SWR Interest, the Class LTR Interest and the Residual Interest.

     In consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Accepted Servicing Practices: The Servicer's normal servicing practices, which will conform to the mortgage servicing practices of prudent mortgage lending institutions that service for their own account mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

     Accountant's Attestation: As defined in Section 3.18.

     Accrual Period: With respect to each Class of Class A, Class M and Class B Certificates, their Corresponding REMIC Regular Interests and the Lower Tier REMIC Interests and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day immediately preceding such Distribution Date and with respect to the SWAP REMIC Regular Interests and any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. All calculations of interest on each Class of Class A, Class M and Class B Certificates, their Corresponding REMIC Regular Interests and the Lower Tier REMIC Interests will be made on the basis of the actual number of days elapsed in the related Accrual Period and a 360 day year and all calculations of interest on the SWAP REMIC Regular Interests will be made on the basis of a 360-day year consisting of twelve 30-day months.

     Additional Form 10-D Disclosure: Has the meaning set forth in Section 3.20.

     Adjustable Rate Mortgage Loan: A Mortgage Loan identified in the Mortgage Loan Schedule as having a Mortgage Rate that is adjustable.

     Adjustment Date: As to each Adjustable Rate Mortgage Loan, each date on which the related Mortgage Rate is subject to adjustment, as provided in the related Mortgage Note.

     Advance: The aggregate of the advances required to be made by the Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such advances being equal to the sum of the aggregate amount of all payments of principal and interest (or, with respect to the interest-only Mortgage Loans, payments of scheduled interest) (net of the Servicing Fee) on the related Mortgage Loans that were due during the applicable Due Period and not received as of the close of business on the related Determination Date, except as provided in Section 4.01 hereof, less the aggregate amount of any such Delinquent payments that the Servicer has determined would constitute a Non-Recoverable Advance were an advance to be made with respect thereto; provided, however, that with respect to (i) any

Mortgage Loan that is 150 days delinquent or more (whether or not the Mortgage Loan has been converted to an REO Property) (ii) any shortfalls due to bankruptcy proceedings or the application of the Relief Act or similar state legislation or regulations or (iii) the principal portion of any balloon amount paid on a Balloon Loan, there will be no obligation to make advances and, provided further, however, that with respect to any Mortgage Loan that has been converted to an REO Property, which is less that 150 days delinquent, the obligation to make Advances shall only be to payments of interest (subject to the exceptions described above and net of the related Servicing Fees), to be calculated after taking into account rental income.

     Advance Facility: A financing or other facility as described in Section 10.07.

     Advancing Person: A Person to whom the Servicer's rights under this Agreement to be reimbursed for any Advances or Servicing Advances have been assigned pursuant to Section 10.07.

     Affiliate: With respect to any specified Person, any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Aggregate Certificate Principal Balance: For any date of determination, the sum of the Class A-1 Certificate Principal Balance, the Class A-2A Certificate Principal Balance, the Class A-2B Certificate Principal Balance, the Class A-2C Certificate Principal Balance, the Class R Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class M-3 Certificate Principal Balance, the Class M-4 Certificate Principal Balance, the Class M-5 Certificate Principal Balance, the Class M-6 Certificate Principal Balance, the Class B-1 Certificate Principal Balance, the Class B-2 Certificate Principal Balance and the Class B-3 Certificate Principal Balance, in each case as of such date of determination.

     Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

     Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the sum of (i) the Aggregate Certificate Principal Balance and (ii) the Class C Certificate Principal Balance after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

     Appraised Value: With respect to a Mortgage Loan the proceeds of which were used to purchase the related Mortgaged Property, the "Appraised Value" of a Mortgaged Property is the lesser of (1) the appraised value based on an appraisal made for the Sponsor by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (2) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the "Appraised Value" is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

     Assessment of Compliance: As defined in Section 3.18.

     Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction where the related Mortgaged Property is located to reflect of record the sale and assignment of the Mortgage Loan to the Trustee, which assignment, notice of transfer or equivalent instrument may, if permitted by law, be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county.

     Auction: The one-time auction conducted by the Trustee, as described in
Section 9.01(b) hereof.

     Auction Date: The date on which the Auction occurs.

     Authenticating Agent: As defined in Section 5.10.

     Available Funds Cap: Any of the Class A-1 Available Funds Cap, the Class A-2 Available Funds Cap or the Weighted Average Available Funds Cap.

     Balloon Loan: A Mortgage Loan having an original term to stated maturity of approximately 15 or 30 years which provides for level monthly payments of principal and interest based on a 30-, 40- or 50-year amortization schedule, with a balloon payment of the remaining outstanding principal balance due on such Mortgage Loan at its stated maturity.

     Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.06). As of the Closing Date, each of the Class A (other than the Class R Certificate), Class M and Class B Certificates constitutes a Class of Book-Entry Certificates.

     Bring Down Letters: Those certain letter agreements, each dated as of December 28, 2006 between each related Transferor and MLML.

     Business Day: Any day other than (1) a Saturday or a Sunday, or (2) a day on which banking institutions in the State of Oregon, State of Illinois or in the City of New York, New York are authorized or obligated by law or executive order to be closed.

     Cap Contract: Any of the Class A-1 Cap Contract, the Class A-2 Cap Contract or the Subordinate Certificates Cap Contract.

     Cap Contract Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.04(k)(i) in the name of the trustee of the Supplemental Interest Trust and designated "LaSalle Bank National Association, as trustee of the Supplemental Interest Trust." Funds in the Cap Contract Account shall be held in trust for the Supplemental Interest Trust for the uses and purposes set forth in this Agreement.

     Cap Contract Counterparty: The Royal Bank of Scotland plc, and its successors.

     Cap Contract Notional Balance: Any of the Class A-1 Cap Contract Notional Balance, the Class A-2 Cap Contract Notional Balance or the Subordinate Certificates Cap Contract Notional Balance.

     Cap Contract Termination Date: The Distribution Date in June 2007.

     Cap Credit Support Annex: The credit support annex relating to the Class A-1 Cap Contract, the Class A-2 Cap Contract and the Subordinate Certificates Cap Contract.

     Cap Posted Collateral Account: The segregated Eligible Account created and maintained by the Trustee pursuant to Section 4.04(k)(iv) in the name of the Trustee for the benefit of the Issuing Entity and designated "LaSalle Bank National Association, as trustee, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE6." Funds in the Cap Posted Collateral Account shall be held in trust for the Issuing Entity for the uses and purposes set forth in the Cap Contract.

     Certificate: Any one of the certificates of any Class executed by the Trustee and authenticated by the Authenticating Agent in substantially the forms attached hereto as Exhibit A.

     Certificate Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.05(e) in the name of the Trustee for the benefit of the Certificateholders and designated "LaSalle Bank National Association, as trustee, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE6." Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

     Certificate Group: Either of Certificate Group One or Certificate Group
Two.

     Certificate Group One: The Class A-1 and Class R Certificates. For purposes of Section 2.07 hereof, Certificate Group One shall be related to Group One.

     Certificate Group Two: The Class A-2 Certificates. For purposes of Section
2.07 hereof, Certificate Group Two shall be related to Group Two.

     Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

     Certificate Principal Balance: As to any Certificate and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate less the sum of (1) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 4.04, and (2) any Applied Realized Loss Amounts allocated to such Certificate on previous Distribution Dates pursuant to Section 4.04(i). On each Distribution Date, after all distributions of principal on such Distribution Date, a portion of the Class C Interest Carry Forward Amount in an amount equal to the excess of the Overcollateralization Amount on such Distribution Date over the Overcollateralization Amount as of the preceding Distribution Date (or, in the case of the first Distribution Date, the initial Overcollateralization Amount (based on the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date)) will be added to the aggregate Certificate Principal Balance of the Class C Certificates (on a pro rata basis). Notwithstanding the immediately preceding sentence, however, to the extent any excess referred to in the immediately preceding sentence is attributable to distributions of proceeds of the Swap Agreement, such sentence shall be applied by substituting "Class C Unpaid Realized Loss Amount" for "Class C Interest Carry Forward Amount". Notwithstanding the foregoing on any Distribution Date relating to a Due Period in which a Subsequent Recovery has been received by the Servicer, the Certificate Principal Balance of any Class of Certificates then outstanding for which any Applied Realized Loss Amount has been allocated will be increased, in order of seniority, by an amount equal to the lesser of (i) the Unpaid Realized Loss Amount for such Class of Certificates and (ii) the total of any Subsequent Recovery distributed on such date to the Certificateholders (reduced by the amount of the increase in the Certificate Principal Balance of any more senior Class of Certificates pursuant to this sentence on such Distribution Date).

     Certificate Register: The register maintained pursuant to Section 5.02 hereof.

     Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository) in the case of any Class of Regular Certificates or the Class R Certificate, except that solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

     Class: All Certificates bearing the same Class designation as set forth in
Section 5.01 hereof.

     Class A Certificate Principal Balance: As of any date of determination, the sum of the Class A-1 Certificate Principal Balance, the Class A-2A Certificate Principal Balance, the Class A-2B Certificate Principal Balance, the Class A-2C Certificate Principal Balance and the Class R Certificate Principal Balance.

     Class A Certificates: Any of the Class A-1 Certificates, the Class A-2 Certificates and the Class R Certificates.

     Class A Principal Distribution Amount: With respect to any Distribution Date (1) prior to the related Stepdown Date or any Distribution Date on which a Stepdown Trigger Event exists, 100% of the Principal Distribution Amount for such Distribution Date and (2) on or after the Stepdown Date where a Stepdown Trigger Event does not exist, the excess of (A) the Class A Certificate Principal Balance immediately prior to such Distribution Date over (B) the lesser of (i) 50.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (ii) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount; provided, however, that in no event will the Class A Principal Distribution Amount with respect to any Distribution Date exceed the aggregate Certificate Principal Balance of the Class A Certificates.

     Class A-1 Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Group One Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date, less the pro rata portion (calculated based on the ratio of the Group One Mortgage Loans to the total pool of Mortgage Loans) allocable to the Group One Mortgage Loans of any Net Swap Payments or Swap Termination Payments (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty for such Distribution Date divided by (y) the aggregate Stated Principal Balance of the Group One Mortgage Loans as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (iii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related Accrual Period.

     Class A-1 Cap Contract: The master agreement and schedule, credit support annex and confirmation between the Trustee on behalf of the Supplemental Interest Trust and the Cap Contract Counterparty (in the form of Exhibit M-1 hereto).

     Class A-1 Cap Contract Notional Balance: With respect to any Distribution Date, the Class A-1 Cap Contract Notional Balance set forth for such Distribution Date in the Class A-1 One-Month LIBOR Cap Table attached hereto as Exhibit N-1.

     Class A-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-1 Certificates.

     Class A-1 Certificates: Any Certificate designated as a "Class A-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-1 Pass-Through Rate on the Class A-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-1 Certificates.

     Class A-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-1 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-1 Pass-Through Rate for the related Accrual Period.

     Class A-1 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.1400% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.2800% per annum.

     Class A-1 Maximum Rate Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest that would have been due on the Group One Mortgage Loans had the Adjustable Rate Mortgage Loans provided for interest at their maximum lifetime Net Mortgage Rates and the Fixed Rate Mortgage Loans provided for interest at their Net Mortgage Rates less the pro rata portion (calculated based on the ratio of the Group One Mortgage Loans to the total pool of Mortgage Loans) allocable to the Group One Mortgage Loans of any Net Swap Payments or Swap Termination Payments owed to the Swap Counterparty for such Distribution Date (other than Defaulted Swap Termination Payments), divided by (y) the aggregate Stated Principal Balance of the Group One Mortgage Loans as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

     Class A-1 Pass-Through Rate: For the first Distribution Date, 5.49% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-1 Margin, (2) the Class A-1 Available Funds Cap for such Distribution Date and (3) the Class A-1 Maximum Rate Cap for such Distribution Date.

     Class A-2 Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12 and (ii) the quotient of (x) the total scheduled interest on the Group Two Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date, less the pro rata portion (calculated based on the ratio of the Group Two Mortgage Loans to the total pool of Mortgage Loans) allocable to the Group Two Mortgage Loans of any Net Swap Payments or Swap Termination Payments (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty for such Distribution Date, divided by (y) the aggregate Stated Principal Balance of the Group Two Mortgage Loans as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

     Class A-2 Cap Contract: The master agreement and schedule, credit support annex and confirmation between the Trustee on behalf of the Supplemental Interest Trust and the Cap Contract Counterparty (in the form of Exhibit M-2 hereto).

     Class A-2 Cap Contract Notional Balance: With respect to any Distribution Date, the Class A-2 Cap Contract Notional Balance set forth for such Distribution Date in the Class A-2 One-Month LIBOR Cap Table attached hereto as Exhibit N-2.

     Class A-2 Certificates: Any of the Class A-2A, Class A-2B and Class A-2C Certificates.

     Class A-2 Maximum Rate Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12 and (ii) the quotient of (x) the total scheduled interest that would have been due on the Group Two Mortgage Loans had the Adjustable Rate Mortgage Loans provided for interest at their maximum lifetime Net Mortgage Rates and the Fixed Rate Mortgage Loans provided for interest at their Net Mortgage Rates less the pro rata portion (calculated based on the ratio of the Group Two Mortgage Loans to the total pool of Mortgage Loans) allocable to the Group Two Mortgage Loans of any Net Swap Payments or Swap Termination Payments owed to the Swap Counterparty for such Distribution Date (other than Defaulted Swap Termination Payments), divided by (y) the aggregate Stated Principal Balance of the Group Two Mortgage Loans as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

     Class A-2A Certificate: Any Certificate designated as a "Class A-2A Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-2A Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2A Certificates.

     Class A-2A Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2A Pass-Through Rate on the Class A-2A Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-2A Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-2A Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class A-2A Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2A Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2A Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-2A Pass-Through Rate for the related Accrual Period.

     Class A-2A Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.0600% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.1200% per annum.

     Class A-2A Pass-Through Rate: For the first Distribution Date, 5.41% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-2A Margin, (2) the Class A-2 Available Funds Cap for such Distribution Date and (3) the Class A-2 Maximum Rate Cap for such Distribution Date.

     Class A-2B Certificate: Any Certificate designated as a "Class A-2B Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-2B Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2B Certificates.

     Class A-2B Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2B Pass-Through Rate on the Class A-2B Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-2B Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-2B Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class A-2B Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2B Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2B Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-2B Pass-Through Rate for the related Accrual Period.

     Class A-2B Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.1500% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.3000% per annum.

     Class A-2B Pass-Through Rate: For the first Distribution Date, 5.50% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-2B Margin, (2) the Class A-2 Available Funds Cap for such Distribution Date and (3) the Class A-2 Maximum Rate Cap for such Distribution Date.

     Class A-2C Certificate: Any Certificate designated as a "Class A-2C Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-2C Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2C Certificates.

     Class A-2C Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2C Pass-Through Rate on the Class A-2C Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-2C Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-2C Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class A-2C Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2C Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2C Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-2C Pass-Through Rate for the related Accrual Period.

     Class A-2C Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.2300% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.4600% per annum.

     Class A-2C Pass-Through Rate: For the first Distribution Date, 5.58% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-2C Margin, (2) the Class A-2 Available Funds Cap for such Distribution Date and (3) the Class A-2 Maximum Rate Cap for such Distribution Date.

     Class B Certificates: Any of the Class B-1, Class B-2 and Class B-3 Certificates.

     Class B-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-1 Certificates.

     Class B-1 Certificate: Any Certificate designated as a "Class B-1 Certificate" on the face thereof in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class B-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-1 Certificates.

     Class B-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-1 Pass-Through Rate on the Class B-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class B-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-1 Certificates.

     Class B-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-1 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class B-1 Pass-Through Rate for the related Accrual Period.

     Class B-1 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 1.1500% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 1.7250% per annum.

     Class B-1 Pass-Through Rate: For the first Distribution Date, 6.50% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-1 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class B-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A

Certificate Principal Balance and the Class M Certificate Principal Balance, have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date, (F) the Class M-5 Certificate Principal Balance (after taking into account distributions of the Class M-5 Principal Distribution Amount on such Distribution Date, (G) the Class M-6 Certificate Principal Balance (after taking into account distributions of the Class M-6 Principal Distribution Amount on such Distribution Date and (H) the Class B-1 Certificate Principal Balance immediately prior to such Distribution Date over
(2) the lesser of (A) 86.00% of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates and Class M Certificates has been reduced to zero, the Class B-1 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-1 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A and Class M Certificates and (II) in no event will the Class B-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-1 Certificate Principal Balance.

     Class B-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-1 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-1 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of the Class B-1 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class B-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-2 Certificates.

     Class B-2 Certificate: Any Certificate designated as a "Class B-2 Certificate" on the face thereof in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class B-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-2 Certificates.

     Class B-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-2 Pass-Through Rate on the Class B-2 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class B-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-2 Certificates.

     Class B-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-2 Certificates with respect to interest on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class B-2 Pass-Through Rate for the related Accrual Period.

     Class B-2 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 1.7500% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 2.6250% per annum.

     Class B-2 Pass-Through Rate: For the first Distribution Date, 7.10% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-2 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class B-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class M Certificate Principal Balance and the Class B-1 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of
(A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class M-5 Certificate Principal Balance (after taking into account distributions of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class M-6 Certificate Principal Balance (after taking into account distributions of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the Class B-1 Certificate Principal Balance (after taking into account distributions of the Class B-1 Principal Distribution Amount on such Distribution Date) and
(I) the Class B-2 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 88.10% of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A, Class M and Class B-1 Certificates has been reduced to zero, the Class B-2 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-2 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M and Class B-1 Certificates and (II) in no event will the Class B-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-2 Certificate Principal Balance.

     Class B-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-2 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-2 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of the Class B-2 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class B-3 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-3 Certificates.

     Class B-3 Certificate: Any Certificate designated as a "Class B-3 Certificate" on the face thereof in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class B-3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-3 Certificates.

     Class B-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-3 Pass-Through Rate on the Class B-3 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class B-3 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-3 Certificates.

     Class B-3 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-3 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-3 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class B-3 Pass-Through Rate for the related Accrual Period.

     Class B-3 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 2.5000% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 3.7500% per annum.

     Class B-3 Pass-Through Rate: For the first Distribution Date, 7.85% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-3 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class B-3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class M Certificate Principal Balance, the Class B-1 Certificate Principal Balance and the Class B-2 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class M-5 Certificate Principal Balance (after taking into account distributions of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class M-6 Certificate Principal Balance (after taking into account distributions of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the Class B-1 Certificate Principal Balance (after taking into account distributions of the Class B-1 Principal Distribution Amount on such Distribution Date), (I) the Class B-2 Certificate Principal Balance (after taking into account distributions of the Class B-2 Principal Distribution Amount on such

Distribution Date) and (J) the Class B-3 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 91.00% of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A, Class M, Class B-1 and Class B-2 Certificates has been reduced to zero, the Class B-3 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-3 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M, Class B-1 and Class B-2 Certificates and (II) in no event will the Class B-3 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-3 Certificate Principal Balance.

     Class B-3 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-3 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-3 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of the Class B-3 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance".

     Class C Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class C Certificates.

     Class C Certificate: Any Certificate designated as a "Class C Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class C Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class C Certificates.

     Class C Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class C Distributable Interest Rate on a notional amount equal to the aggregate principal balance of the Lower Tier REMIC Regular Interests immediately prior to such Distribution Date, plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class C Certificates.

     Class C Distributable Interest Rate: The excess, if any, of (a) the weighted average of the interest rates on the Lower Tier REMIC Regular Interests (other than the Class LT-IO Interest) over (b) two times the weighted average of the interest rates on the Lower Tier REMIC I Marker Interests and the Class LTIX Interest (treating for purposes of this clause (b) the interest rate on each of the Lower Tier REMIC I Marker Interests as being subject to a cap and a floor equal to the interest rate of the Corresponding REMIC Regular Interest of the Corresponding Certificates (as adjusted, if necessary, to reflect the length of the Accrual Period for the LIBOR Certificates) and treating the Class LTIX Interest as being capped at zero). The averages described in the preceding sentence shall be weighted on the basis of the respective principal balances of the Lower Tier REMIC Regular Interests immediately prior to any date of determination.

     Class C Interest Carry Forward Amount: As of any Distribution Date, the excess of (A) the Class C Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class C Certificates with respect to interest on such prior Distribution Dates or added to the aggregate Certificate Principal Balance of the Class C Certificates (other than amounts so added attributable to Subsequent Recoveries or proceeds of the Swap Agreement).

     Class C Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class C Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class C Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class C Certificates pursuant (A) to the last sentence of the definition of "Certificate Principal Balance" or (B) attributable to distributions of proceeds of the Swap Agreement.

     Class LTA-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificates and an interest rate equal to the Net Rate.

     Class LTA-2A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTA-2B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTA-2C Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTB-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTB-2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTB-3 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LT-IO Interest: An uncertificated regular interest in the Lower Tier REMIC with the characteristics set forth in the description of the Lower Tier REMIC in the Preliminary Statement.

     Class LTIX Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC I Marker Interests, and with an interest rate equal to the Net Rate.

     Class LTIIX Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC II Marker Interests, and with an interest rate equal to the Net Rate.

     Class LTII1A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group One Mortgage Loans over (ii) the aggregate of the initial Certificate Principal Balances of Certificate Group One, and with an interest rate equal to the Net Rate.

     Class LTII1B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% the aggregate Cut-off Date Principal Balance of the Group One Mortgage Loans, and with an interest rate equal to the rate set forth in footnote 9 to the description of the Lower Tier REMIC in the Preliminary Statement.

     Class LTII2A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group Two Mortgage Loans over
(ii) the aggregate of the initial Certificate Principal Balances of Certificate Group Two, and with an interest rate equal to the Net Rate.

     Class LTII2B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the aggregate Cut-off Date Principal Balance of the Group Two Mortgage Loans and with an interest rate equal to the rate set forth in footnote 10 to the description of the Lower Tier REMIC in the Preliminary Statement.

     Class LTM-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-3 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-4 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-5 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-6 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTR Interest: The sole class of "residual interest" in the Lower Tier REMIC.

     Class M Certificates: Any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates.

     Class M Certificate Principal Balance: For any date of determination, the sum of the Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal Balance, Class M-3 Certificate Principal Balance, Class M-4 Certificate Principal Balance, Class M-5 Certificate Principal Balance and Class M-6 Certificate Principal Balance.

     Class M-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-1 Certificates.

     Class M-1 Certificate: Any Certificate designated as a "Class M-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-1 Certificates.

     Class M-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-1 Pass-Through Rate on the Class M-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-1 Certificates.

     Class M-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-1 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-1 Pass-Through Rate for the related Accrual Period.

     Class M-1 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.2700% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.4050% per annum.

     Class M-1 Pass-Through Rate: For the first Distribution Date, 5.62% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-1 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance has been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date) and (B) the Class M-1 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 59.10% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing,
(I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates has been reduced to zero, the Class M-1 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-1 Certificates and
(y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A Certificates and (II) in no event will the Class M-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-1 Certificate Principal Balance.

     Class M-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-1 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-1 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the

Certificate Principal Balance of such Class M-1 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-2 Certificates.

     Class M-2 Certificate: Any Certificate designated as a "Class M-2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-2 Certificates.

     Class M-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-2 Pass-Through Rate on the Class M-2 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-2 Certificates.

     Class M-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-2 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-2 Pass-Through Rate for the related Accrual Period.

     Class M-2 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.3200% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.4800% per annum.

     Class M-2 Pass-Through Rate: For the first Distribution Date, 5.67% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-2 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance and the Class M-1 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date) and (C) the Class M-2 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 70.70% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates and the Class M-1 Certificates has been reduced to zero, the Class M-2 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-2 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A and Class M-1 Certificates and

(II) in no event will the Class M-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-2 Certificate Principal Balance.

     Class M-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-2 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-2 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-2 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-3 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-3 Certificates.

     Class M-3 Certificate: Any Certificate designated as a "Class M-3 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-3 Certificates.

     Class M-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-3 Pass-Through Rate on the Class M-3 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-3 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-3 Certificates.

     Class M-3 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-3 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-3 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-3 Pass-Through Rate for the related Accrual Period.

     Class M-3 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.3300% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.4950% per annum.

     Class M-3 Pass-Through Rate: For the first Distribution Date, 5.68% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-3 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, Class M-1 Certificate Principal Balance and Class M-2 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date) and (D) the Class M-3 Certificate Principal Balance immediately prior to such

Distribution Date over (2) the lesser of (A) 74.10% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, the Class M-1 Certificates and the Class M-2 Certificates has been reduced to zero, the Class M-3 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-3 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1 and Class M-2 Certificates and (II) in no event will the Class M-3 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-3 Certificate Principal Balance.

     Class M-3 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-3 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-3 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-3 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-4 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-4 Certificates.

     Class M-4 Certificate: Any Certificate designated as a "Class M-4 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-4 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-4 Certificates.

     Class M-4 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-4 Pass-Through Rate on the Class M-4 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-4 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-4 Certificates.

     Class M-4 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-4 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-4 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-4 Pass-Through Rate for the related Accrual Period.

     Class M-4 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.4200% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.6300% per annum.

     Class M-4 Pass-Through Rate: For the first Distribution Date, 5.7700% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-4 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-4 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A

Certificate Principal Balance, Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal Balance and Class M-3 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (C) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date) and (D) the Class M-4 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 77.70% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates has been reduced to zero, the Class M-4 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-4 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1, Class M-2 and Class M-3 Certificates and (II) in no event will the Class M-4 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-4 Certificate Principal Balance.

     Class M-4 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-4 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-4 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-4 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-5 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-5 Certificates.

     Class M-5 Certificate: Any Certificate designated as a "Class M-5 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-5 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-5 Certificates.

     Class M-5 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-5 Pass-Through Rate on the Class M-5 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-5 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-5 Certificates.

     Class M-5 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-5 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-5 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-5 Pass-Through Rate for the related Accrual Period.

     Class M-5 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.4400% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.6600% per annum.

     Class M-5 Pass-Through Rate: For the first Distribution Date, 5.79% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-5 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-5 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal Balance, Class M-3 Certificate Principal Balance and Class M-4 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of
(A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date) and (F) the Class M-5 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 80.60% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates and the Class M-4 Certificates has been reduced to zero, the Class M-5 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-5 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates and (II) in no event will the Class M-5 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-5 Certificate Principal Balance.

     Class M-5 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-5 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-5 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-5 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-6 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-6 Certificates.

     Class M-6 Certificate: Any Certificate designated as a "Class M-6 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-6 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-6 Certificates.

     Class M-6 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-6 Pass-Through Rate on the Class M-6 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-6 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-6 Certificates.

     Class M-6 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-6 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-6 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-6 Pass-Through Rate for the related Accrual Period.

     Class M-6 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.4800% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.7200% per annum.

     Class M-6 Pass-Through Rate: For the first Distribution Date, 5.83% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-6 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-6 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal Balance, Class M-3 Certificate Principal Balance, Class M-4 Certificate Principal Balance and Class M-5 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class M-5 Certificate Principal Balance (after taking into account distributions of the Class M-5 Principal Distribution Amount on such Distribution Date), and (G) the Class M-6 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 83.30% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates and the Class M-5 Certificates has been reduced to zero, the Class M-6 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-6 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates and (II) in no event will the Class M-6 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-6 Certificate Principal Balance.

     Class M-6 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-6 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-6 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-6 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class P Certificate: Any Certificate designated as a Class P Certificate on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth in Exhibit A, representing the right to distributions as set forth herein.

     Class Payment Shortfall: As defined in Section 2.07(d)(ii) herein.

     Class R Certificate: The Class R Certificate executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth in Exhibit A.

     Class R Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class R Certificate.

     Class R Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class R Pass-Through Rate on the Class R Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class R Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class R Certificate. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class R Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class R Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class R Certificate with respect to interest on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class R Pass-Through Rate for the related Accrual Period.

     Class R Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 0.1400% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.2800% per annum.

     Class R Pass-Through Rate: For the first Distribution Date, 5.49% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class R Margin, (2) the Class A-1 Available Funds Cap for such Distribution Date and (3) the Class A-1 Maximum Rate Cap for such Distribution Date.

     Class SWR Interest: The sole class of "residual interest" in the SWAP
REMIC.

     Closing Date: December 28, 2006.

     Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

     Collection Account: The separate Eligible Accounts created and initially maintained by the Servicer pursuant to Section 3.05(d) in the name of the Trustee for the benefit of the Certificateholders and designated, "Wilshire Credit Corporation, as servicer for LaSalle Bank National Association, as trustee, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE6". Funds in the Collection Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

     Combined Loan-to-Value Ratio: The fraction, expressed as a percentage, the numerator of which is the sum of (1) the original principal balance of the related Mortgage Loan and (2) any outstanding principal balances of Mortgage Loans the liens on which are senior to the lien on such related Mortgage Loan (such sum calculated at the date of origination of such related Mortgage Loan) and the denominator of which is the lesser of (A) the Appraised Value of the related Mortgaged Property and (B) the sales price of the related Mortgaged Property at time of origination.

     Commission: The Securities and Exchange Commission.

     Compensating Interest: For any Distribution Date and all Principal Prepayments in full in respect of a Mortgage Loan that are received during the period from the first day of the related Prepayment Period through the last day of the calendar month preceding such Distribution Date, a payment made by the Servicer in an amount not to exceed the product of (a) one-twelfth of 0.25% and
(b) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, equal to the amount of interest at the Net Mortgage Rate for that Mortgage Loan from the date of prepayment through the 30th day of such preceding calendar month; provided that any month consisting of less than 30 days shall be deemed to consist of 30 days.

     Corresponding Certificates: With respect to the Class LTA-1 Interest, the Class A-1 and Class R Certificates. With respect to the Class LTA-2A Interest, the Class A-2A Certificates. With respect to the Class LTA-2B Interest, the Class A-2B Certificates. With respect to the Class LTA-2C Interest, the Class A-2C Certificates. With respect to the Class LTM-1 Interest, the Class M-1 Certificates. With respect to the Class LTM-2 Interest, the Class M-2 Certificates. With respect to the Class LTM-3 Interest, the Class M-3 Certificates. With respect to the Class LTM-4 Interest, the Class M-4 Certificates. With respect to the Class LTM-5 Interest, the Class M-5 Certificates. With respect to the Class LTM-6 Interest, the Class M-6 Certificates. With respect to the Class LTB-1 Interest, the Class B-1 Certificates. With respect to the Class LTB-2 Interest, the Class B-2 Certificates. With respect to the Class LTB-3 Interest, the Class B-3 Certificates.

     Corresponding REMIC Regular Interest: For each Class of Certificates, the interest in the Upper Tier REMIC listed on the same row in the table entitled "Upper Tier REMIC" in the Preliminary Statement.

     Current Interest: Any of the Class A-1 Current Interest, the Class A-2A Current Interest, the Class A-2B Current Interest, the Class A-2C Current Interest, the Class R Current Interest, the Class M-1 Current Interest, the Class M-2 Current Interest, the Class M-3 Current Interest, the Class M-4 Current Interest, the Class M-5 Current Interest, the Class M-6 Current Interest, the Class B-1 Current Interest, the Class B-2 Current Interest, the Class B-3 Current Interest and the Class C Current Interest.

     Cut-off Date: December 1, 2006.

     Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the calendar day immediately preceding the Cut-off Date after application of all payments of principal due on or prior to the Cut-off Date, whether or not received, and all Principal Prepayments received prior to the Cut-off Date, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

     Defaulted Swap Termination Payment: Any payment required to be made by the Supplemental Interest Trust to the Swap Counterparty pursuant to the Swap Agreement as a result of an event of default under the Swap Agreement with respect to which the Swap Counterparty is the defaulting party or a termination event under that agreement (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole Affected Party (as defined in the Swap Agreement).

     Definitive Certificates: As defined in Section 5.06.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

     Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. With respect to any Mortgage Loan due on any day other than the first day of the month, such Mortgage Loan shall be deemed to be due on the first day of the immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

     Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Principal Balance of this Certificate."

     Depositor: Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, or any successor in interest.

     Depository: The initial Depository shall be The Depository Trust Company ("DTC"), the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

     Depository Agreement: With respect to Classes of Book-Entry Certificates, the agreement between the Trustee and the initial Depository.

     Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Designated Transaction: A transaction in which the assets underlying the Certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real property or leasehold interests therein.

     Determination Date: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

     Disqualified Organization: (1) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (2) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from tax under Chapter 1 of Subtitle A of the Code unless such organization is subject to the tax imposed by Section 511 of the Code and (3) any organization described in Section 1381(a)(2)(C) of the Code.

     Distribution Date: The 25th day of each calendar month, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in January 2007.

     Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which a Scheduled Payment is due.

     Due Period: With respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

     Eligible Account: An account that is (1) maintained with a depository institution the long-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest rating categories, or (2) maintained with the corporate trust department of a bank which (A) has a rating of at least Baa3 or P-3 by Moody's and (B) is either the Depositor or the corporate trust department of a national banking association or banking corporation which has a rating of at least A-1 by S&P or F1 by Fitch, or (iii) an account or accounts the deposits in which are fully insured by the FDIC, or (iv) an account or accounts, acceptable to each Rating Agency without reduction or withdrawal of the rating of any Class of Certificates, as evidenced in writing, by a depository institution in which such accounts are insured by the FDIC (to the limit established by the FDIC), the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to and acceptable to the Trustee and each Rating Agency, the Certificateholders have a claim with respect to the funds in such account and a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (v) maintained at an eligible institution whose commercial paper, short-term debt or other short-term deposits are rated at least A-1+ by S&P and F-1+ by Fitch, or (vi) maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by S&P, F-1 by Fitch or Prime-1 by Moody's at the time any deposits are held on deposit therein, or (vii) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000 or (viii) otherwise acceptable to each Rating Agency, as evidenced by a letter from each Rating Agency to the Trustee.

     ERISA: The Employee Retirement Income Security Act of 1974, including any successor or amendatory provisions.

     ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that would satisfy the requirements would satisfy the requirements of Prohibited Transaction Exemption 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended, granted by the United States Department of Labor (or any other applicable underwriter's exemption granted by the United States Department of Labor), except, in relevant part, for the requirement that the certificates have received a rating at the time of acquisition that is in one of the three (or four, in the case of a "designated transaction") highest generic rating categories by at least one of S&P, Moody's or Fitch.

     ERISA Restricted Certificates: The Class C Certificates and Class P Certificates and any other Certificate, as long as the acquisition and holding of such Certificate is not covered by and exempt under an underwriter's exemption.

     Event of Default: As defined in Section 7.01 hereof.

     Excess Interest: On any Distribution Date, for each Class of the Class A, Class M and Class B Certificates, the excess, if any, of (1) the amount of interest such Class of Certificates is entitled to receive on such Distribution Date over (2) the amount of interest such Class of Certificates would have been entitled to receive on such Distribution Date at an interest rate equal to the REMIC Pass-Through Rate.

     Excess Proceeds: With respect to any Liquidated Loan, any Liquidation Proceeds that are in excess of the sum of (1) the unpaid principal balance of such Liquidated Loan as of the date of such liquidation plus (2) interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders (and not reimbursed to the Servicer) up to the Due Date in the month in which such Liquidation Proceeds are required to be distributed on the unpaid principal balance of such Liquidated Loan outstanding during each Due Period as to which such interest was not paid or advanced.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Extra Principal Distribution Amount: With respect to any Distribution Date,
(1) prior to the Stepdown Date, the excess of (A) the sum of (i) the Aggregate Certificate Principal Balance immediately preceding such Distribution Date reduced by the Principal Funds with respect to such Distribution Date and (ii) $42,720,140 and over (B) the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (2) on and after the Stepdown Date, (A) the sum of (x) the Aggregate Certificate Principal Balance immediately preceding such Distribution Date, reduced by the Principal Funds with respect to such Distribution Date and (y) the greater of (a) 9.00% of the aggregate Stated Principal Balance of the Mortgage Loans and (b) the Minimum Required Overcollateralization Amount less (B) the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date; provided, however, that if on any Distribution Date a Stepdown Trigger Event is in effect, the Extra Principal Distribution Amount will not be reduced to the applicable percentage of the then-current aggregate Stated Principal Balance of the Mortgage Loans (and will remain fixed at the applicable percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date immediately prior to the Stepdown Trigger Event) until the next Distribution Date on which the Stepdown Trigger Event is not in effect.

     Fannie Mae: A federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

     Fitch: Fitch, Inc., or any successor in interest.

     Fixed Rate Mortgage Loan: A Mortgage Loan identified in the Mortgage Loan Schedule as having a Mortgage Rate that is fixed.

     Floating Rate Certificate Carryover: With respect to a Distribution Date, in the event that the Pass-Through Rate for a class of Offered Certificates is based upon the related Available Funds Cap or the related Maximum Rate Cap, the sum of (A) the excess of (1) the amount of interest that such Class would have been entitled to receive on such Distribution Date had the Pass-Through Rate for that Class not been calculated based on the related Available Funds Cap or the related Maximum Rate Cap, up to but not exceeding greater of (x) the related Maximum Rate Cap or (y) the sum of
(i) the related Available Funds Cap and (ii) the product of (A) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period and (B) the sum of (x) the quotient obtained by dividing (I) an amount equal to the proceeds, if any, payable under the related Cap Contract with respect to such Distribution Date by (II) the aggregate Certificate Principal Balance of each of the Classes of Certificates to which such Cap Contract relates for such Distribution Date and (y) the quotient obtained by dividing (I) an amount equal to any Net Swap Payments owed by the Swap Counterparty for such Distribution Date by (II) the aggregate Stated Principal Balance of the Mortgage Loans as of the immediately preceding Distribution Date over (2) the amount of interest such class was entitled to receive on such Distribution Date based on the related Available Funds Cap, (B) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate for such class, without giving effect to the applicable Available Funds Cap or the related Maximum Rate Cap) and (C) any amount previously distributed with respect to Floating Rate Certificate Carryover for such Class that is recovered as a voidable preference by a trustee in bankruptcy.

     Freddie Mac: A corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     Grantor Trusts: The grantor trusts described in Section 2.07 hereof.

     Gross Margin: The percentage set forth in the related Mortgage Note for each of the Adjustable Rate Mortgage Loans which is to be added to the applicable index for use in determining the Mortgage Rate on each Adjustment Date, and which is set forth in the Mortgage Loan Schedule for each Adjustable Rate Mortgage Loan.

     Group One: The portion of the Mortgage Pool identified as "Group One" in the Prospectus Supplement.

     Group One Mortgage Loan: Any Mortgage Loan at any time identified in the Group One Mortgage Loan Schedule attached hereto as Exhibit B-2.

     Group One Net WAC: The Net WAC of Group One.

     Group One Principal Distribution Amount: As of any Distribution Date, the amount equal to the lesser of (i) the aggregate Certificate Principal Balance of the Class A-1 and Class R Certificates and (ii) the product of (x) the Group One Principal Distribution Percentage and (y) the Class A Principal Distribution Amount; provided, however, that with respect to any Distribution Date on which the Class A-1 and Class R Certificates are outstanding and the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero, the Group One Principal Distribution Amount will equal the Class A Principal Distribution Amount.

     Group One Principal Distribution Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds received with respect to Mortgage Loans in Group One and the denominator of which is the amount of Principal Funds received from all of the Mortgage Loans in the mortgage pool.

     Group Two: The portion of the Mortgage Pool identified as "Group Two" in the Prospectus Supplement.

     Group Two Mortgage Loan: Any Mortgage Loan at any time identified in the Group Two Mortgage Loan Schedule attached hereto as Exhibit B-3.

     Group Two Net WAC: The Net WAC of Group Two.

     Group Two Principal Distribution Amount: As of any Distribution Date, the amount equal to the lesser of (i) the aggregate Certificate Principal Balance of the Class A-2 Certificates and (ii) the product of (x) the Group Two Principal Distribution Percentage and (y) the Class A Principal Distribution Amount; provided, however, that (A) with respect to any Distribution Date on which the Class A-2 Certificates are outstanding and the Certificate Principal Balances of the Class A-1 and Class R Certificates is reduced to zero, the Group One Principal Distribution Amount in excess of the amount necessary to reduce the Certificate Principal Balance of the Class A-1 Certificates and Class R Certificates to zero will be applied to increase the Group Two Principal Distribution Amount and (B) with respect to any Distribution Date thereafter, the Group Two Principal Distribution Amount will equal the Class A Principal Distribution Amount.

     Group Two Principal Distribution Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds received with respect to Mortgage Loans in Group Two and the denominator of which is the amount of Principal Funds received from all of the Mortgage Loans in the mortgage pool.

     Indenture: An indenture relating to the issuance of notes guaranteed by the NIMs Insurer.

     Initial Adjustment Date: As to any Adjustable Rate Mortgage Loan, the first Adjustment Date following the origination of such Mortgage Loan.

     Initial Certificate Principal Balance: With respect to any Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date as set forth in Section 5.01 hereof.

     Initial Mortgage Rate: As to each Mortgage Loan, the Mortgage Rate in effect prior to the Initial Adjustment Date.

     Initial Optional Termination Date: The first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans (or if such Mortgage Loan is an REO Property, the fair market value of such REO Property) is equal to or less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     Insurance Policy: With respect to any Mortgage Loan or the related Mortgaged Property included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan or Mortgaged Property, including any replacement policy or policies for any insurance policies, including, without limitation, the MI Policy.

     Insurance Proceeds: Proceeds paid in respect of a Mortgage Loan or the related Mortgaged Property pursuant to any Insurance Policy or any other insurance policy covering such Mortgage Loan or Mortgaged Property, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Servicer or the Trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released either to the Mortgagor or to the holder of a senior lien on the related Mortgaged Property in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

     Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to a Mortgage Loan or the related Mortgaged Property.

     Interest Carry Forward Amount: Any of the Class A-1 Interest Carry Forward Amount, the Class A-2A Interest Carry Forward Amount, the Class A-2B Interest Carry Forward Amount, the Class A-2C Interest Carry Forward Amount, the Class R Interest Carry Forward Amount, the Class M-1 Interest Carry Forward Amount, the Class M-2 Interest Carry Forward Amount, the Class M-3 Interest Carry Forward Amount, the Class M-4 Interest Carry Forward Amount, the Class M-5 Interest Carry Forward Amount, the Class M-6 Interest Carry Forward Amount, the Class B-1 Interest Carry Forward Amount, the Class B-2 Interest Carry Forward Amount, the Class B-3 Interest Carry Forward Amount or the Class C Interest Carry Forward Amount, as the case may be.

     Interest Determination Date: With respect to the Offered Certificates, (i) for any Accrual Period other than the first Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period and (ii) for the first Accrual Period, December 28, 2006.

     Interest Funds: With respect to any Distribution Date, the sum, without duplication, of (1) all scheduled interest due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date less the Servicing Fee and the MI Insurer Fee, (2) all Advances relating to interest with respect to the Mortgage Loans,
(3) all Compensating Interest with respect to the Mortgage Loans, (4) Liquidation Proceeds with respect to the Mortgage Loans (to the extent such Liquidation Proceeds relate to interest) collected during the related Prepayment Period, (5) all proceeds of any purchase pursuant to Section 2.02 or 2.03 during the related Prepayment Period or pursuant to Section 9.01 not later than the related Determination Date (to the extent that such proceeds relate to interest) less the Servicing Fee and (6) all Prepayment Charges received with respect to the Mortgage Loans during the related Prepayment Period, less (A) all Non-Recoverable Advances relating to interest and (B) other amounts reimbursable (including without limitation indemnity payments) to the Servicer and the Trustee pursuant to this Agreement allocable to interest.

     Issuing Entity: Merrill Lynch Mortgage Investors Trust, Series 2006-HE6.

     Latest Possible Maturity Date: The latest maturity date for any Mortgage Loan in the Trust Fund plus one year.

     LIBOR Business Day: Any day on which banks in the City of London, England, Chicago, Illinois and New York City, U.S.A. are open and conducting transactions in foreign currency and exchange.

     LIBOR Certificates: The Class A, Class M and Class B Certificates.

     Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that either (a) has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Servicer has certified (in accordance with Section 3.12) in the related Prepayment Period that it has received all amounts it expects to receive in connection with such liquidation or (b) as to which is not a first lien Mortgage Loan and is delinquent 180 days or longer, Servicer has certified in a certificate of an officer of the Servicer delivered to the Trustee that it does not believe that there is a reasonable likelihood that any further net proceeds will be received or recovered with respect to such Mortgage Loan.

     Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of Mortgage Loans, whether through trustee's sale, foreclosure sale, sale by the Servicer pursuant to this Agreement or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Advances, Servicing Fees, Servicing Advances and any other expenses related to such Mortgage Loan.

     Loan-to-Value Ratio: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the lesser of (X) the Appraised Value of the related Mortgaged Property and (Y) the sales price of the related Mortgaged Property at the time of origination.

     Losses: Any losses, claims, damages, liabilities or expenses collectively.

     Lower Tier REMIC: As described in the Preliminary Statement and Section
2.07.

     Lower Tier REMIC Interests: Each of the Class LTA-1 Interest, the Class LTA-2A Interest, the Class LTA-2B Interest, the Class LTA-2C Interest, the Class LTM-1 Interest, the Class LTM-2 Interest, the Class LTM-3 Interest, the Class LTM-4 Interest, the Class LTM-5 Interest, the Class LTM-6 Interest, the Class LTB-1 Interest, the Class LTB-2 Interest, the Class LTB-3 Interest, the Class LTIX Interest, the Class LTIIX Interest, the Class LTII1A Interest, the Class LTII1B Interest, the Class LTII2A Interest, the Class LTII2B Interest, the Class LT-IO Interest and the Class LTR Interest.

     Lower Tier REMIC I Marker Interests: Each of the classes of Lower Tier REMIC Regular Interests other than the Class LTIX Interest, the Class LTIIX Interest, the Class LTII1A Interest, the Class LTII1B Interest, the Class LTII2A Interest, the Class LTII2B Interest and the Class LT-IO Interest.

     Lower Tier REMIC II Marker Interests: Each of the Class LTII1A Interest, the Class LTII1B Interest, the Class LTII2A Interest and the Class LTII2B Interest.

     Lower Tier REMIC Regular Interests: Each of the Lower Tier REMIC Interests other than the Class LTR Interest.

     Lower Tier REMIC Subordinated Balance Ratio: The ratio of (i) the principal balance of the Class LTII1A Interest to (ii) the principal balance of the Class LTII2A Interest that is equal to the ratio of (i) the excess of (A) the aggregate Stated Principal Balance of Group One over (B) the current Certificate Principal Balance of the Class A-1 and Class R Certificates to (ii) the excess of (A) the aggregate Stated Principal Balance of Group Two over (B) the current Certificate Principal Balance of the Class A-2 Certificates.

     Maximum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the maximum rate of interest set forth as such in the related Mortgage Note and with respect to each Fixed Rate Mortgage Loan, the rate of interest set forth in the related Mortgage Note.

     Maximum Rate Cap: Any of the Class A-1 Maximum Rate Cap, the Class A-2 Maximum Rate Cap or the Weighted Average Maximum Rate Cap.

     MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

     MERS Loan: Any Mortgage Loan registered with MERS on the MERS System.

     MERS System: The system of recording transfers of mortgage electronically maintained by MERS.

     MI Insurer: Republic Mortgage Insurance Company, or its successor in interest.

     MI Insurer Fee: The amount payable to the MI Insurer on each Servicer Remittance Date based upon the MI Insurer Invoice.

     MI Insurer Invoice: The monthly invoice prepared by the MI Insurer setting forth the amount payable to the MI Insurer under the MI Policy, which amount shall be payable by the Servicer from amounts collected on the MI Mortgage Loans.

     MI Mortgage Loans: The list of Mortgage Loans insured by the MI Insurer attached hereto as Exhibit C.

     MI Policy: The RMIC primary private mortgage Insurance Policy No. 17Q71-01 and all endorsements thereto, dated December 28, 2006, a form of which is attached hereto as Exhibit J.

     MIN: The loan number for any MERS Loan.

     Minimum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the minimum rate of interest set forth as such in the related Mortgage Note.

     Minimum Required Overcollateralization Amount: With respect to any Distribution Date prior to the Distribution Date in December 2026, 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date and, with respect to any Distribution Date on or after the Distribution Date in December 2026, the greater of (1) 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date and (2) the outstanding balance of 40 year Mortgage Loans in the mortgage pool plus 0.10% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

     MLML: Merrill Lynch Mortgage Lending, Inc., a Delaware corporation, or its successors in interest.

     MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

     Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.05.

     Moody's: Moody's Investors Service, Inc. or any successor in interest.

     Mortgage: With respect to a Mortgage Loan, the mortgage, deed of trust or other instrument with all riders thereto creating a first or second lien or a first or second priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

     Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Group: Either of Group One or Group Two.

     Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Trustee to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Exhibits B-1, B-2 and B-3, setting forth the following information with respect to each Mortgage Loan:

          (i)  the loan number;

          (ii) the borrower name and address;

          (iii) the unpaid principal balance of the Mortgage Loans;

          (iv) the Initial Mortgage Rate;

          (v) the original maturity date and the months remaining before maturity date;

          (vi) the original principal balance;

          (vii) the Cut-off Date Principal Balance;

          (viii) the first payment due date of the Mortgage Loan;

          (ix) the Loan-to-Value Ratio at origination with respect to a first lien Mortgage Loan, or the Combined Loan-to-Value Ratio with respect to a second lien Mortgage Loan;

          (x) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

          (xi) a code indicating the property type;

          (xii) with respect to each Adjustable Rate Mortgage Loan;

               (A)  the frequency of each Adjustment Date;

               (B)  the next Adjustment Date;

               (C)  the Maximum Mortgage Rate;

               (D)  the Minimum Mortgage Rate;

               (E)  the Mortgage Rate as of the Cut-off Date;

               (F)  the related Periodic Rate Cap;

               (G)  the Gross Margin;

               (H)  the lifetime rate cap;

          (xiii) location of the related Mortgaged Property;

          (xiv) a code indicating whether a Prepayment Charge is applicable;

               (A)  the period during which such Prepayment Charge is in effect;

               (B)  the amount of such Prepayment Charge;

               (C) any limitations or other conditions on the enforceability of such Prepayment Charge; and

               (D) any other information pertaining to the Prepayment Charge specified in the related Mortgage Note;

          (xv) the Credit Score and date obtained; and

          (xvi) the MIN.

     Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Any mortgage loan that was intended by the parties hereto to be transferred to the Trust Fund as indicated by such Mortgage Loan Schedule which is in fact not so transferred for any reason shall continue to be a Mortgage Loan hereunder until the Purchase Price with respect thereto has been paid to the Issuing Entity.

     Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan and all amendments, modifications and attachments thereto with all riders attached thereto.

     Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

     Mortgaged Property: The underlying property securing a Mortgage Loan.

     Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time.

     Mortgagor: The obligor on a Mortgage Note.

     Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the then current Mortgage Rate less (1) the Servicing Fee Rate and
(2) the portion of the MI Insurer Fee allocable to such Mortgage Loan (expressed as a percentage), if applicable.

     Net Rate: The per annum rate set forth in footnote 8 to the description of the Lower Tier REMIC in the Preliminary Statement hereto (such rate being based on the weighted average of the interest rates on the SWAP REMIC Regular Interests as adjusted and as set forth in such footnote).

     Net Swap Payment: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment or Defaulted Swap Termination Payment) made by the Supplemental Interest Trust to the Swap Counterparty on the related Fixed Rate Payer Payment Date (as defined in the Swap Agreement) or made by the Swap Counterparty to the Supplemental Interest Trust on the related Floating Rate Payer Payment Date (as defined in the Swap Agreement). In each case, the Net Swap Payment shall not be less than zero.

     Net WAC: With respect to any Distribution Date and for any Mortgage Group, the weighted average Net Mortgage Rate for the Mortgage Loans in such Mortgage Group calculated based on the respective Net Mortgage Rates and the Stated Principal Balances of such Mortgage Loans as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date).

     NIM Notes: The notes to be issued pursuant to the Indenture.

     NIMs Insurer: Any of the one or more insurers, if any, that is guaranteeing certain payments under any NIM Notes; provided, that upon the payment in full of the NIM Notes, all rights of the NIMs Insurer hereunder shall terminate.

     NIMs Insurer Default: As defined in Section 10.13.

     Non-Recoverable Advance: Any portion of an Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not or, in the case of a current delinquency, would not, be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise related to the Mortgage Loans.

     Non-Recoverable Servicing Advance: Any portion of a Servicing Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not or, in the case of a current Servicing Advance, would not, be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise related to the Mortgage Loans.

     Non-Supported Interest Shortfall: As defined in Section 4.02.

     Offered Certificates: The Class A, Class M and Class B Certificates.

     Officer's Certificate: A certificate (1) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor, or Trustee, the Servicer (or any other officer customarily performing functions similar to those performed by any of the above designated officers and to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) or (2), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Servicer or the Trustee, as the case may be, as required by this Agreement.

     One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of (a) the offered rates for one-month United States dollar deposits, as such rates appear on Telerate page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (b) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time), the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. If One-Month LIBOR is determined pursuant to clause (b) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period will be established by the Trustee as follows:

          (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

          (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) One-Month LIBOR as determined on the previous Interest Determination Date and
               (ii) the Reserve Interest Rate.

     Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor, the Trustee or the Servicer reasonably acceptable to each addressee of such opinion; provided, however, that with respect to Section 6.04 or 10.01, or the interpretation or application of the REMIC Provisions, such counsel must (1) in fact be independent of the Depositor, the Trustee or the Servicer, (2) not have any direct financial interest in the Depositor, the Trustee or the Servicer or in any Affiliate of any such party, and (3) not be connected with the Depositor, Trustee or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Optional Termination: The termination of the Trust Fund hereunder pursuant to clause (a) of Section 9.01 hereof.

     Optional Termination Amount: The repurchase price received by the Trustee in connection with any repurchase of all of the Mortgage Loans pursuant to
Section 9.01.

     Optional Termination Price: On any date after the Initial Optional Termination Date an amount equal to the sum of (i) the then aggregate outstanding Stated Principal Balance of the Mortgage Loans (or, if such Mortgage Loan is an REO Property, the fair market value of such REO Property) plus accrued interest thereon at the applicable Mortgage Rate through the Due Date in the month in which the proceeds of the auction will be distributed on the Certificates; (ii) any unreimbursed fees, indemnity amounts and out-of-pocket costs and expenses owed to the Trustee or the Servicer and all unreimbursed Advances and Servicing Advances, in each case incurred by such party in the performance of its obligations; (iii) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to any of the Mortgage Loans of any predatory or abusive lending law; and (iv) any unpaid Net Swap Payments and any Swap Termination Payments owed to any Swap Counterparty (including the Swap Termination Payment determined in connection with an Optional Termination).

     OTS: The Office of Thrift Supervision.

     Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except: (1) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and (2) Certificates in exchange for which or in lieu of which other Certificates have been executed by the Trustee and delivered by the Trustee pursuant to this Agreement.

     Outstanding Mortgage Loan: As of any Distribution Date, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Due Period.

     Overcollateralization Amount: As of any date of determination, the excess of (1) the Stated Principal Balance of the Mortgage Loans over (2) the Certificate Principal Balance of the Certificates (other than the Class P Certificates and the Class C Certificates).

     Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

     Pass-Through Rate: With respect to any Class of Certificates, the corresponding Pass-Through Rate for such Class of Certificates.

     Percentage Interest: With respect to:

          (i) any Class, the percentage interest in the undivided beneficial ownership interest evidenced by such Class which shall be equal to the Certificate Principal Balance of such Class divided by the aggregate Certificate Principal Balance of all Classes; and

          (ii) any Certificate, the Percentage Interest evidenced thereby of the related Class shall equal the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such Class; except that in the case of any Class P Certificates, the Percentage Interest with respect to such Certificate shown on the face of such Certificate.

     Periodic Rate Cap: As to each Adjustable Rate Mortgage Loan and the related Mortgage Note, the provision therein that limits permissible increases and decreases in the Mortgage Rate on any Adjustment Date.

     Permitted Activities: The primary activities of the trust created pursuant to this Agreement which shall be:

          (i) holding the Mortgage Loans transferred from the Depositor and other assets of the Issuing Entity, including the Cap Contracts and the Supplemental Interest Trust subtrust, which in turn holds the Swap Agreement, and any credit enhancement and passive derivative financial instruments that pertain to beneficial interests issued or sold to parties other than the Depositor, its Affiliates, or its agents;

          (ii) issuing Certificates and other interests in the assets of the Trust Fund;

          (iii) through the appropriate subtrust, as applicable, receiving collections on the Mortgage Loans and the Swap Agreement and making payments on such Certificates and interests in accordance with the terms of this Agreement; and

          (iv) engaging in other activities that are necessary or incidental to accomplish these limited purposes, which activities cannot be contrary to the status of the Issuing Entity as a qualified special purpose entity under existing accounting literature.

     Permitted Investments: At any time, any one or more of the following obligations and securities:

          (i) obligations of the United States or any agency thereof, provided the timely payment of such obligations is backed by the full faith and credit of the United States;

          (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the Certificates;

          (iii) commercial or finance company paper, other than commercial or finance company paper issued by the Depositor, the Trustee or any of their Affiliates, which is then receiving the highest commercial or finance company paper rating of each such Rating Agency;

          (iv) certificates of deposit, demand or time deposits, or bankers' acceptances (other than banker's acceptances issued by the Trustee or any of its Affiliates) issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities;

          (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

          (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in the two highest long-term or the highest short-term ratings of each Rating Agency containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency as evidenced by a letter from each Rating Agency;

          (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

          (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation, other than the Trustee or any of its Affiliates, incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency;

          (ix) interests in any money market fund (including those managed or advised by the Trustee or its Affiliates), which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each Rating Agency rating such fund; and

          (x) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof, other than the Trustee or any of its Affiliates, which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or above par or (iii) is purchased at a deep discount; provided, further, that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (ix) above); and provided, further, (I) that no amount beneficially owned by any REMIC (including, without limitation, any amounts collected by the Servicer but not yet deposited in the Collection Account) may be invested in investments (other than money market funds) treated as equity interests for Federal income tax purposes, unless the Servicer shall receive an Opinion of Counsel, at the expense of the party requesting that such investment be made, to the effect that such investment will not adversely affect the status of the any REMIC provided for herein as a REMIC under the Code or result in imposition of a tax on the Issuing Entity or any REMIC provided for herein and (II) each such investment must be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

     Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to the Class R Certificate, (iv) rural electric and telephone cooperatives described in
Section 1381(a)(2)(C) of the Code, and (v) a Person that is not a citizen or resident of the United States, a corporation or partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, unless, in the case of this clause (v), such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or applicable successor form. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Section 7701 of the Code. A corporation will not be treated as an instrumentality of the United States or of any State thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

     Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

     Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances, as of such Distribution Date, of the Mortgage Loans that were Outstanding Mortgage Loans as of such date.

     Posted Collateral: As defined in the Swap Agreement or the Cap Contract, as applicable.

     Preference Claim: The meaning set forth in Section 4.04(j) hereof.

     Preliminary Statement: The paragraphs in the preamble to this Agreement that precede the heading "The SWAP REMIC."

     Prepayment Assumption: A rate of prepayment, as described in the Prospectus Supplement in the definition of "Modeling Assumptions," relating to the Offered Certificates.

     Prepayment Charges: Any prepayment premium or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note or Mortgage, as applicable.

     Prepayment Interest Excess: With respect to any Servicer Remittance Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Servicer Remittance Date occurs and the last day of the related Prepayment Period, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Servicer Remittance Date occurs and ending on the date on which such Principal Prepayment is so applied.

     Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03 or 9.01 hereof and other than a Principal Prepayment in full on a Mortgage Loan received during the period from and including the first day to and including the 14th day of the month of such Distribution Date), the amount, if any, by which (i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment.

     Prepayment Period: With respect to any Distribution Date, the period beginning with the opening of business on the 15th day of the calendar month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, beginning with the opening of business on the Cut-off Date) and ending on the close of business on the 14th day of the month in which such Distribution Date occurs.

     Principal Distribution Amount: With respect to each Distribution Date, the sum of (i) the Principal Funds for such Distribution Date and (ii) any Extra Principal Distribution Amount for such Distribution Date.

     Principal Funds: With respect to the Mortgage Loans and any Distribution Date, the sum, without duplication, of (1) the scheduled principal due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date, (2) prepayments in full collected in the related Prepayment Period, (3) the Stated Principal Balance of each Mortgage Loan that was purchased by the Depositor during the related Prepayment Period or, in the case of a purchase pursuant to Section 9.01, on the Business Day prior to such Distribution Date, (4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loan is less than the aggregate unpaid principal of the related Deleted Mortgage Loans delivered by the Sponsor in connection with a substitution of a Mortgage Loan pursuant to Section 2.03(c), (5) all Liquidation Proceeds collected during the related Prepayment Period (to the extent such Liquidation Proceeds relate to principal and represent payment in full), (6) all Subsequent Recoveries received during the related Due Period and (7) all other collections and recoveries in respect of principal during the related Due Period, less (A) all Non-Recoverable Advances relating to principal with respect to the Mortgage Loans and (B) other amounts reimbursable (including without limitation indemnity payments) to the Servicer and the Trustee pursuant to this Agreement allocable to principal.

     Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including Mortgage Loans purchased or repurchased under Sections 2.02, 2.03, 3.12 and 9.01 hereof) that is received or recovered in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Servicer in accordance with the terms of the related Mortgage Note.

     Prospectus Supplement: The Prospectus Supplement dated December 21, 2006, relating to the public offering of the Offered Certificates.

     PUD: A Planned Unit Development.

     Purchase Price: With respect to any Mortgage Loan required to be repurchased by the Sponsor or the Transferor pursuant to Section 2.02 or 2.03 hereof, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan as of the date of such purchase together with any unreimbursed Servicing Advances, (ii) accrued interest thereon at the applicable Mortgage Rate from (a) the date through which interest was last paid by the Mortgagor to (b) the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders and (iii) any unreimbursed costs, penalties and/or damages incurred by the Issuing Entity in connection with any violation relating to such Mortgage Loan of any predatory or abusive lending law. With respect to any REO Property purchased by the Servicer pursuant to Section 3.12(c) hereof, an amount equal to the fair market value of such REO Property, as determined in good faith by the Servicer.

     QIB: A "qualified institutional buyer" within the meaning of Rule 144A.

     Rating Agency: Either of S&P or Moody's. If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

     Rating Agency Condition: As defined in the Swap Agreement.

     Realized Loss: With respect to (1) a Liquidated Loan, the amount, if any, by which the Stated Principal Balance and accrued interest thereon at the Net Mortgage Rate exceeds the amount actually recovered by the Servicer with respect thereto (net of reimbursement of Advances and Servicing Advances) at the time such Mortgage Loan became a Liquidated Loan or (2) with respect to a Mortgage Loan which is not a Liquidated Loan, any amount of principal that the Mortgagor is no longer legally required to pay (except for the extinguishment of debt that results from the exercise of remedies due to default by the Mortgagor).

     Record Date: With respect to the first Distribution Date, the Closing Date. With respect to any other Distribution Date, the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.

     Reference Banks: Barclays Bank PLC, JPMorgan Chase Bank, N.A., Citibank, N.A., Wells Fargo Bank, N.A. and NatWest, N.A.; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) whose quotations appear on the Reuters Screen LIBO Page on the relevant Interest Determination Date and (iii) which have been designated as such by the Servicer.

     Regular Certificate: Any one of the Class A, Class M and Class B Certificates.

     Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed Reg. 1,506, 1.531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

     Regulation S: Regulation S promulgated under the Securities Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

     Regulation S Book-Entry Certificates: Certificates sold in offshore transactions in reliance on Regulation S in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons, which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC.

     Related Certificates: For each interest in the Upper Tier REMIC, the Class of Certificates listed on the same row in the table entitled "Upper Tier REMIC" in the Preliminary Statement.

     Relief Act: The Servicemembers Civil Relief Act or any similar state or local law.

     Relief Act Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest or principal collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

     REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code. References herein to "the REMICs" or "a REMIC" shall mean any of (or, as the context requires, all of) the SWAP REMIC, the Lower Tier REMIC and the Upper Tier REMIC.

     REMIC Pass-Through Rate: In the case of a Class of the Class A, Class M and Class B Certificates, the Upper Tier REMIC Net WAC Cap for the Corresponding REMIC Regular Interest.

     REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

     REMIC Regular Interests: Each of the interests in the Upper Tier REMIC as set forth in the Preliminary Statement other than the Residual Interest.

     REMIC SWAP Rate: For each Distribution Date (and the related Accrual Period), a per annum rate equal to the Fixed Rate under the Swap Agreement for such Distribution Date, as set forth in the Prospectus Supplement.

     Remittance Report: As defined in Section 4.04(j) hereof.

     REO Property: A Mortgaged Property acquired by the Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

     Replacement Mortgage Loan: A Mortgage Loan substituted by the Depositor for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit I (1) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of the Stated Principal Balance of the Deleted Mortgage Loan; (2) with respect to any Fixed Rate Mortgage Loan, have a Mortgage Rate not less than or no more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan: (A) have a Maximum Mortgage Rate no more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan; (B) have a Minimum Mortgage Rate no more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan; (C) have the same index and Periodic Rate Cap as that of the Deleted Mortgage Loan and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (D) not permit conversion of the related Mortgage Rate to a fixed Mortgage Rate and (F) currently be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (3) have a similar or higher FICO score or credit grade than that of the Deleted Mortgage Loan; (4) have a Loan-to-Value Ratio (or Combined Loan-to-Value Ratio, in the case of the Mortgage Loans in a second lien position) no higher than that of the Deleted Mortgage Loan; (5) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (6) provide for a Prepayment Charge on terms substantially similar to those of the Prepayment Charge, if any, of the Deleted Mortgage Loan; (7) have the same lien priority as the Deleted Mortgage Loan; (8) constitute the same occupancy type as the Deleted Mortgage Loan; and (9) comply with each representation and warranty set forth in Section 2.03 hereof.

     Request for Release: The Request for Release of Documents submitted by the Servicer to the Trustee, substantially in the form of Exhibit I hereto.

     Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement, including, without limitation, in the case of the MI Mortgage Loans, the MI Policy.

     Required Percentage: As of any Distribution Date following the Stepdown Date, the quotient of (1) the excess of (A) the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date, over (B) the Certificate Principal Balance of the most senior Class of Certificates outstanding as of such Distribution Date, prior to giving effect to distributions to be made on such Distribution Date and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

     Requirements: Any rules or regulations promulgated pursuant to the Sarbanes-Oxley Act of 2002 (as such may be amended from time to time).

     Reserve Interest Rate: With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be (1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (2) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

     Residual Interest: An interest in the Upper Tier REMIC that is entitled to all distributions of principal and interest on the Class R Certificate other than distributions in respect of the Class SWR Interest and Class LTR Interest and distributions on the Class R Certificate in respect of Excess Interest.

     Responsible Officer: When used with respect to the Trustee or the Servicer, any officer of the Trustee or the Servicer with direct responsibility for the administration of this Agreement and any other officer to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Reuters Screen LIBO Page: The display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace such LIBO page on that service) for the purpose of displaying London interbank offered rates of major banks.

     RMIC: Republic Mortgage Insurance Company.

     S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

     Sale Agreement: The Mortgage Loan Sale and Assignment Agreement dated as of December 1, 2006, between the Depositor and the Sponsor.

     Sarbanes-Oxley Certification: Has the meaning set forth in Section 3.20.

     Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

     Securities Act: The Securities Act of 1933, as amended.

     Servicer: Wilshire Credit Corporation, a Nevada corporation, or its successor in interest.

     Servicer Advance Date: As to any Distribution Date, the related Servicer Remittance Date.

     Servicer Remittance Date: With respect to any Distribution Date, the later of two Business Days after the 15th day of the month in which such Distribution Date occurs and the 18th day (or if such day is not a Business Day, the next preceding Business Day) of the month in which such Distribution Date occurs.

     Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations hereunder, including, but not limited to, the cost of (1) the preservation, inspection, restoration and protection of a Mortgaged Property, including without limitation advances in respect of prior liens, real estate taxes and assessments, (2) any collection, enforcement or judicial proceedings, including without limitation foreclosures, collections and liquidations, (3) the conservation, management, sale and liquidation of any REO Property, (4) executing and recording instruments of satisfaction, deeds of reconveyance, substitutions of trustees on deeds of trust or Assignments of Mortgage to the extent not otherwise recovered from the related Mortgagors or payable under this Agreement, (5) correcting errors of prior servicers; costs and expenses charged to the Servicer by the Trustee; tax tracking; title research; flood certifications; and lender paid mortgage insurance, (6) obtaining or correcting any legal documentation required to be included in the Mortgage Files and reasonably necessary for the Servicer to perform its obligations under this Agreement and (7) compliance with the obligations under Sections 3.01 and 3.10.

     Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

     Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to the product of (x) the Servicing Fee Rate and (y) the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date or, in the event of any payment of interest that accompanies a Principal Prepayment in full made by the Mortgagor, interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date for the period covered by such payment of interest.

     Servicing Fee Rate: 0.50% per annum for each Mortgage Loan.

     Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Servicer on the Closing Date pursuant to this Agreement, as such lists may from time to time be amended.

     Servicing Rights Pledgee: One or more lenders, selected by the Servicer, to which the Servicer may pledge and assign all of its right, title and interest in, to and under this Agreement.

     Servicing Transfer Costs: In the event that the Servicer does not reimburse the Trustee under this Agreement, all costs associated with the transfer of servicing from the predecessor Servicer, including, without limitation, any costs or expenses associated with the termination of the predecessor Servicer, the appointment of a successor servicer, the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee or any successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or successor servicer to service the Mortgage Loans properly and effectively.

     SFAS 140: Statement of Financial Accounting Standard No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities dated September 2000, published by the Financial Accounting Standards Board of the Financial Accounting Foundation.

     Significance Estimate: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be an amount determined based on the reasonable good-faith estimate by the Depositor or its Affiliate (and reported to the Trustee) of the aggregate maximum probable exposure of the outstanding Certificates to the Swap Agreement.

     Significance Percentage: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be a percentage equal to the Significance Estimate divided by the aggregate outstanding Certificate Principal Balance of the Certificates, prior to the distribution of the Principal Distribution Amount on such Distribution Date.

     Sponsor: Merrill Lynch Mortgage Lending, Inc., a Delaware corporation, or its successor in interest.

     Startup Day: As defined in Section 2.07 hereof.

     Stated Principal Balance: With respect to any Mortgage Loan or related REO Property (1) as of the Cut-off Date, the Cut-off Date Principal Balance thereof, and (2) as of any Distribution Date, such Cut-off Date Principal Balance, minus the sum of (A) the principal portion of the Scheduled Payments (x) due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date and (y) that were received by the Servicer as of the close of business on the Determination Date related to such Distribution Date or with respect to which Advances were made on the Servicer Advance Date prior to such Distribution Date and (B) all Principal Prepayments with respect to such Mortgage Loan received on or prior to the last day of the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the Servicer as recoveries of principal in accordance with Section 3.12 with respect to such Mortgage Loan, that were received by the Servicer as of the close of business on the last day of the related Due Period. Notwithstanding the foregoing, the Stated Principal Balance of a Liquidated Loan shall be deemed to be zero.

     Stepdown Date: The earlier of: (A) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero; and (B) the later to occur of (1) the Distribution Date in January 2010 or (2) the first Distribution Date on which (A) the Class A Certificate Principal Balance (reduced by the Principal Funds with respect to such Distribution Date) is less than or equal to (B) 50.00% of the aggregate Stated Principal Balances of the Mortgage Loans as of such Distribution Date.

     Stepdown Required Loss Percentage: For any Distribution Date, the applicable percentage for such Distribution Date set forth in the following table:

DISTRIBUTION DATE OCCURRING IN   STEPDOWN REQUIRED LOSS PERCENTAGE
------------------------------   --------------------------------------
January 2009 -- December 2009    1.75% with respect to January 2009,
                                 plus an additional 1/12th of 2.15% for
                                 each month thereafter
January 2010 -- December 2010    3.90% with respect to January 2010,
                                 plus an additional 1/12th of 2.15% for
                                 each month thereafter
January 2011 -- December 2011    6.05% with respect to January 2011,
                                 plus an additional 1/12th of 1.75% for
                                 each month thereafter
January 2012 -- December 2012    7.80% with respect to January 2012,
                                 plus an additional 1/12th of 0.95% for
                                 each month thereafter
Janaury 2013 and thereafter      8.75%

     Stepdown Trigger Event: With respect to the Certificates on or after the Stepdown Date, a Distribution Date on which (1) the quotient of (A) the aggregate Stated Principal Balance of all Mortgage Loans that are 60 or more days Delinquent measured on a rolling three month basis (including, for the purposes of this calculation, Mortgage Loans in foreclosure and REO Properties and Mortgage Loans with respect to which the applicable Mortgagor is in bankruptcy) and (B) the Stated Principal Balance of the Mortgage Loans as of the preceding Servicer Remittance Date, equals or exceeds the product of (i) 32.00% and (ii) the Required Percentage or (2) the quotient (expressed as a percentage) of (A) the aggregate Realized Losses incurred from the Cut-off Date through the last day of the calendar month preceding such Distribution Date and (B) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the Stepdown Required Loss Percentage.

     Subcontractor: Any outsourcer that performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to 5% or more of the Mortgage Loans under the direction or authority of a Servicer (measured by aggregate Stated Principal Balance of the Mortgage Loans, annually at the commencement of the calendar year prior to the year in which an Assessment of Compliance is required to be delivered, multiplied by a fraction, the numerator of which is the number of months during which such Subcontractor performs such discrete functions and the denominator of which is 12, or, in the case of the year in which the Closing Date occurs, the number of months elapsed in such calendar year).

     Subordinate Certificates: Each of the Class M and Class B Certificates.

     Subordinate Certificates Cap Contract: The master agreement and schedule, credit support annex and confirmation between the Trustee on behalf of the Supplemental Interest Trust and the Cap Contract Counterparty (in the form of Exhibit M-3 hereto).

     Subordinate Certificates Cap Contract Notional Balance: With respect to any Distribution Date, the Subordinate Certificates Cap Contract Notional Balance set forth for such Distribution Date in the Subordinate Certificates One-Month LIBOR Cap Table attached hereto as Exhibit N-3.

     Subsequent Recovery: Any amount received on a Mortgage Loan (net of amounts reimbursed to the Servicer related to Liquidated Mortgage Loans) subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan.

     Sub-Servicer: Any Person that services Mortgage Loans on behalf of the Servicer pursuant to a Subservicing Agreement and is responsible for the performance of the material servicing functions required to be performed by the Servicer under this Agreement that are identified in Item 1122(d) of Regulation AB with respect to 10% or more of the Mortgage Loans under the direction or authority of the Servicer (measured by aggregate Stated Principal Balance of the Mortgage Loans, annually at the commencement of the calendar year prior to the year in which an Assessment of Compliance is required to be delivered, multiplied by a fraction, the numerator of which is the number of months during which such Subservicer services the related Mortgage Loans and the denominator of which is 12, or, in the case of the year in which the Closing Date occurs, the number of months elapsed in such calendar year). Any subservicer shall meet the qualifications set forth in Section 3.02.

     Subservicing Agreement: As defined in Section 3.02(a).

     Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(c).

     Supplemental Interest Trust: The separate trust, established pursuant to
Section 4.04(l) of this Agreement and held by the Trustee for the benefit of the holders of the Certificates as a segregated subtrust of the Trust Fund, (i) in which the Swap Agreement will be held and any Swap Termination Payments or Net Swap Payments received from the Swap Counterparty will be deposited as set forth in Section 4.04 hereof and (ii) out of which any Swap Termination Payments or Net Swap Payments owed to the Swap Counterparty will be paid and certain distributions to Certificateholders will be made.

     Supplemental Interest Trust Trustee: LaSalle Bank National Association, a national banking association, not in its individual capacity, but solely in its capacity as trustee of the Supplemental Interest Trust for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

     Swap Account: The separate Eligible Account created and maintained by the Supplemental Interest Trust Trustee pursuant to Section 4.04(l) in the name of the Supplemental Interest Trust Trustee for the benefit of the Supplemental Interest Trust and designated "LaSalle Bank National Association, as trustee, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE6." Funds in the Swap Account shall be held in trust for the Supplemental Interest Trust for the uses and purposes set forth in this Agreement.

     Swap Agreement: The swap agreement, dated as of December 28, 2006, between the Swap Counterparty and the Supplemental Interest Trust evidenced by a long-form confirmation and a credit support annex.

     Swap Counterparty: The Royal Bank of Scotland plc, or any successor counterparty who meets the requirements set forth in the Swap Agreement.

     Swap Credit Support Annex: The credit support annex relating to the Swap Agreement.

     Swap LIBOR: With respect to any Distribution Date (and the related Accrual Period) the product of (i) the Floating Rate Option (as defined in the Swap Agreement for the related Swap Payment Date), (ii) two and (iii) the quotient of
(a) the actual number of days in the Accrual Period for the Lower Tier REMIC Interests divided by (b) 30.

     Swap Optional Termination Payment: As described in Section 9.01(b).

     Swap Payment Date: For so long as the Swap Agreement is in effect or amounts remain unpaid thereunder, the second Business Day (as defined in the Swap Agreement) immediately preceding each Distribution Date.

     Swap Posted Collateral Account: The segregated Eligible Account created and maintained by the Supplemental Interest Trust Trustee pursuant to Section 4.04(l) in the name of the Supplemental Interest Trust Trustee for the benefit of the Supplemental Interest Trust and designated "LaSalle Bank National Association, as trustee, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE6." Funds in the Swap Posted Collateral Account shall be held in trust for the Supplemental Interest Trust for the uses and purposes set forth in the Swap Agreement

     SWAP REMIC: As described in the Preliminary Statement and Section 2.07.

     SWAP REMIC Interests: Each of the interests in the SWAP REMIC as set forth in the Preliminary Statement.

     SWAP REMIC Regular Interests: Each of the SWAP REMIC Interests other than the Class SWR Interest.

     Swap Termination Payment: Any payment payable by the Supplemental Interest Trust or the Swap Counterparty upon termination of the Swap Agreement.

     Tax Matters Person: The Person designated as "tax matters person" in the manner provided under Treasury regulation Section 1.860F-4(d) and Treasury regulation Section 301.6231(a)(7)-1.

     Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

     Transfer Agreement: Each document set out on Exhibit J hereto pursuant to which the Sponsor acquired any Mortgage Loan from the Transferor of such Mortgage Loan.

     Transferor: Each originator of a Mortgage Loan.

     Trust Fund: The corpus of the Issuing Entity (the "Merrill Lynch Mortgage Investors Trust, Series 2006-HE6") created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto on and after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof, exclusive of interest not required to be deposited in the Collection Account; (ii) the Collection Account and the Certificate Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee's rights under the Insurance Policies with respect to the Mortgage Loans; (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property; (vi) the Cap Contracts and Cap Contract Account and (vii) the Supplemental Interest Trust, which in turn holds the Swap Agreement.

     Trustee: LaSalle Bank National Association, a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

     Uncertificated Class C Interest: An uncertificated REMIC Regular Interest having the characteristics described in the Preliminary Statement.

     United States Person: (i) A citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be United States Persons.

     Unpaid Realized Loss Amount: The Class M-1 Unpaid Realized Loss Amount, Class M-2 Unpaid Realized Loss Amount, Class M-3 Unpaid Realized Loss Amount, Class M-4 Unpaid Realized Loss Amount, Class M-5 Unpaid Realized Loss Amount, Class M-6 Unpaid Realized Loss Amount, Class B-1 Unpaid Realized Loss Amount, Class B-2 Unpaid Realized Loss Amount, Class B-3 Unpaid Realized Loss Amount and Class C Unpaid Realized Loss Amount, collectively.

     Upper Tier REMIC: As described in the Preliminary Statement and Section
2.07.

     Upper Tier REMIC Net WAC Cap: In the case of the Class UTA-1 Interest and the Residual Interest, a per annum rate equal to the weighted average of the interest rate of the Class LTII1B Interest for such Distribution Date. In the case of the Class UTA-2A, Class UTA-2B and Class UTA-2C Interests, a per annum rate equal to the weighted average of the interest rate for the Class LTII2B for such Distribution Date. In the case of the Class UTM-1, Class UTM-2, Class UTM-3, Class UTM-4, Class UTM-5, Class UTM-6, Class UTB-1, Class UTB-2 and Class UTB-3 Interests, a per annum rate equal to the weighted average of the interest rates of Class LTII1B and Class LTII2B Interests for such Distribution weighted, respectively, on the basis of the uncertificated principal balances of the Class LTII1A and the Class LTII2A Interests.

     USAP Report: A report in compliance with the Uniform Single Attestation Program for Mortgage Bankers delivered in accordance with Section 3.18.

     Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any of the Certificates for purposes of the voting provisions hereunder. Voting Rights allocated to each Class of Certificates shall be allocated as follows: (1) 98% to the Class A, Class M and Class B Certificates, with the allocation among such Certificates to be in proportion to the Certificate Principal Balance of each Class relative to the Certificate Principal Balance of all other Classes and (2) each Class of the Class C and Class P will be allocated 1% of the Voting Rights. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

     Weighted Average Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the weighted average of the Class A-1 Available Funds Cap and the Class A-2 Available Funds Cap (weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of each Mortgage Group, the current Certificate Principal Balance of the Class A-1 and Class R Certificates, in the case of Group One, or the Class A-2A, Class A-2B and Class A-2C Certificates, in the case of Group Two).

     Weighted Average Maximum Rate Cap: With respect to a Distribution Date, the per annum rate equal to the weighted average of the Class A-1 Maximum Rate Cap and the Class A-2 Maximum Rate Cap (weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of each Mortgage Group, the current Certificate Principal Balance of the Class A-1 and Class R Certificates, in the case of Group One, or the Class A-2A, Class A-2B and Class A-2C Certificates, in the case of Group Two).

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

     SECTION 2.01. Conveyance of Mortgage Loans

     The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets of the Trust Fund. Such assignment includes all interest and principal received on or with respect to the Mortgage Loans on or after the Cut-off Date (other than Scheduled Payments due on the Mortgage Loans on or before the Cut-off
Date).

     It is agreed and understood by the Depositor, the Servicer and the Trustee that it is not intended that any Mortgage Loan be included in the Trust that is, without limitation, either (i) a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003; (ii) a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004; (iii) a "High-Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004; (iv) a "High-Cost Home Loan" as defined by the Indiana High Cost Home Loan Law effective January 1, 2005 or (v) a "High-Cost Home Loan" as defined by the Illinois High Risk Home Loan Act effective January 1, 2004.

     In connection with such assignment, the Depositor does hereby deliver to, and deposit with the Trustee the following documents or instruments with respect to each Mortgage Loan:

          (A) The original Mortgage Note endorsed in blank or, "Pay to the order of LaSalle Bank National Association, as trustee for the Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE6, without recourse" together with all riders thereto. The Mortgage Note shall include all intervening endorsements showing a complete chain of the title from the Transferor to [____________________].

          (B) Except as provided below and for each Mortgage Loan that is not a MERS Loan, the original recorded Mortgage together with all riders thereto, with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage together with all riders thereto certified to be a true copy of the original of the Mortgage that has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located and in the case of each MERS Loan, the original Mortgage together with all riders thereto, noting the presence of the MIN of the Loan and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded.

          (C) In the case of each Mortgage Loan that is not a MERS Loan, the original Assignment of each Mortgage in blank or, to "LaSalle Bank National Association, as trustee for the Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE6."

          (D) The original policy of title insurance (or a preliminary title report, commitment or binder if the original title insurance policy has not been received from the title insurance company).

          (E) Originals of any intervening assignments of the Mortgage, with evidence of recording thereon or, if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified to be a true copy of the original of the assignment which has been sent for recording in the appropriate jurisdiction in which the Mortgaged Property is located.

          (F) Originals of all assumption and modification agreements, if any.

          (G) If in connection with any Mortgage Loan, the Depositor cannot deliver the Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording thereon, if applicable, concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage or assumption, consolidation or modification, as the case may be, has been delivered to the appropriate public recording office for recordation. Thereafter, the Depositor shall deliver or cause to be delivered to the Trustee such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording indicated thereon, if applicable, upon receipt thereof from the public recording office. To the extent any required endorsement is not contained on a Mortgage

     Note or an Assignment of Mortgage, the Depositor shall make or cause to be made such endorsement.

          (H) With respect to any Mortgage Loan, none of the Depositor, the Servicer or the Trustee shall be obligated to cause to be recorded the Assignment of Mortgage referred to in this Section 2.01. In the event an Assignment of Mortgage is not recorded, the Servicer and the Trustee shall have no liability for their failure to receive and act on notices related to such Assignment of Mortgage.

     The ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File is vested in the Trustee on behalf of the Certificateholders. Neither the Depositor nor the Servicer shall take any action inconsistent with such ownership and shall not claim any ownership interest therein. The Depositor and the Servicer shall respond to any third party inquiries with respect to ownership of the Mortgage Loans by stating that such ownership is held by the Trustee on behalf of the Certificateholders. Mortgage documents relating to the Mortgage Loans not delivered to the Trustee are and shall be held in trust by the Servicer, for the benefit of the Trustee as the owner thereof, and the Servicer's possession of the contents of each Mortgage File so retained is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Servicer, is in a custodial capacity only. The Depositor agrees to take no action inconsistent with the Trustee's ownership of the Mortgage Loans, to promptly indicate to all inquiring parties that the Mortgage Loans have been sold and to claim no ownership interest in the Mortgage Loans.

     It is the intention of this Agreement that the conveyance of the Depositor's right, title and interest in and to the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan. If a conveyance of Mortgage Loans from the Sponsor to the Depositor is characterized as a pledge and not a sale, then the Depositor shall be deemed to have transferred to the Trustee all of the Depositor's right, title and interest in, to and under the obligations of the Sponsor deemed to be secured by said pledge; and it is the intention of this Agreement that the Depositor shall also be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title, and interest in, to and under the obligations of the Sponsor to the Depositor deemed to be secured by said pledge and that the Trustee shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to the Depositor. If the conveyance of the Mortgage Loans from the Depositor to the Trustee is characterized as a pledge, it is the intention of this Agreement that this Agreement shall constitute a security agreement under applicable law, and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans, all payments of principal of or interest on such Mortgage Loans, all other rights relating to and payments made in respect of the Trust Fund, and all proceeds of any thereof. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person in any Certificates, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.

     In addition to the conveyance made in the first paragraph of this Section 2.01, the Depositor does hereby convey, assign and set over to the Trustee for the benefit of the Certificateholders its rights and interests under the Sale Agreement, including the Depositor's right, title and interest in the representations and warranties contained in the Sale Agreement, the rights in the Transfer Agreements described therein, and the benefit of the repurchase obligations and the obligation of the Sponsor contained in the Sale Agreement to take, at the request of the Depositor or the Trustee, all action on its part which is reasonably necessary to ensure the enforceability of a Mortgage Loan. The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Sale Agreement as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Sponsor, or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto.

     SECTION 2.02. Acceptance by the Trustee of the Mortgage Loans

     Except as set forth in the exception report delivered contemporaneously herewith (the "Exception Report"), the Trustee acknowledges receipt of the Mortgage Note for each Mortgage Loan and delivery of a Mortgage File (but does not acknowledge receipt of all documents required to be included in such Mortgage File) with respect to each Mortgage Loan and declares that it holds and will hold such documents and any other documents constituting a part of the Mortgage Files delivered to it in trust for the use and benefit of all present and future Certificateholders. The Depositor will cause the Sponsor to repurchase any Mortgage Loan to which a material exception was taken in the Exception Report unless such exception is cured to the satisfaction of the Depositor and the Trustee within 45 Business Days of the Closing Date.

     The Trustee acknowledges receipt of the three Cap Contracts (forms of which are attached hereto as Exhibits M-1, M-2 and M-3) and is hereby authorized and instructed to enter into such contracts not in its individual capacity but solely as trustee for the Supplemental Interest Trust, and is further directed to execute and deliver the Transfer Agreements, the Bring Down Letters and the Sale Agreement.

     The Trustee acknowledges receipt of the Swap Agreement that will be held in the Supplemental Interest Trust and is hereby instructed to enter into the Swap Agreement, not in its individual capacity, but solely as trustee for the Supplemental Interest Trust.

     The Trustee agrees, for the benefit of Certificateholders, and the NIMs insurer, to review each Mortgage File delivered to it within 60 days after the Closing Date to ascertain and to certify, within 70 days of the Closing Date, to the NIMs Insurer, the Depositor and the Servicer that all documents required by
Section 2.01 (A)-(B), (C) (if applicable), and (D)-(E), and the documents if actually received by it, under Section 2.01(F), have been executed and received, and that such documents relate to the Mortgage Loans identified in Exhibit B-1 that have been conveyed to it. It is herein acknowledged that, in conducting such review, the Trustee shall not be under any duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable or appropriate for the represented purpose, that they have actually been recorded or that they are other than what they purport to be on their face. If the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective (that is, mutilated, damaged, defaced or unexecuted) in any material respect, the Trustee shall promptly (and in any event within no more than five Business Days) after such finding so notify the NIMs Insurer, the Servicer, the Sponsor and the Depositor. In addition, the Trustee shall also notify the NIMs Insurer, the Servicer, the Sponsor and the Depositor if the original Mortgage with evidence of recording thereon with respect to a Mortgage Loan is not received within 70 days of the Closing Date; if it has not been received because of a delay caused by the public recording office where such Mortgage has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage has been delivered to the appropriate public recording office for recordation and thereafter the Depositor shall deliver or cause to be delivered such Mortgage with evidence of recording thereon upon receipt thereof from the public recording office. The Trustee shall request that the Sponsor correct or cure such omission, defect or other irregularity, or substitute a Mortgage Loan pursuant to the provisions of
Section 2.03(c), within 90 days from the date the Sponsor was notified of such omission or defect and, if the Sponsor does not correct or cure such omission or defect within such period, that the Sponsor purchase such Mortgage Loan from the Issuing Entity within 90 days from the date the Trustee notified the

Sponsor of such omission, defect or other irregularity at the Purchase Price of such Mortgage Loan. The Purchase Price for any Mortgage Loan purchased pursuant to this Section 2.02 shall be paid to the Servicer and deposited by the Servicer in the Certificate Account or Collection Account, as appropriate, promptly upon receipt, and upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer or receipt of such deposit by the Trustee, upon receipt of a Request for Release and certification of the Servicer of such required deposit, shall promptly release to the Sponsor the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, without recourse, as shall be requested by the Sponsor and necessary to vest in the Sponsor or its designee, as the case may be, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage Loan. It is understood and agreed that the obligation of the Sponsor to purchase, cure or substitute any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to the Trustee on behalf of Certificateholders and the NIMs Insurer. The preceding sentence shall not, however, limit any remedies available to the Certificateholders, the NIMs Insurer, the Depositor or the Trustee pursuant to the Sale Agreement, the Transfer Agreements and or the Bring Down Letters. The Trustee shall be under no duty or obligation to inspect, review and examine such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, recordable, duly authorized, sufficient, legal, valid or appropriate to the represented purpose, or that they have actually been recorded, or that they are other than what they purport to be on their face. The Servicer and the Trustee shall keep confidential the name of each Mortgagor except as required for performance of this Agreement and the Servicer and the Trustee shall not solicit any such Mortgagor for the purpose of refinancing the related Mortgage Loan; notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee or the Servicer from sources other than the other parties hereto, (ii) disclosure of any and all information (A) if required to do so by any applicable law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the business of the Trustee, the Servicer or that of any Affiliate, (C) pursuant to any subpoena, civil investigation demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Trustee, the Servicer or any Affiliate or an officer, director, employer or shareholder thereof is a party or
(D) to any Affiliate, independent or internal auditor, agent, employee or attorney of the Trustee, or the Servicer having a need to know the same, provided that the Trustee or the Servicer, as applicable, advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Depositor.

     Within 70 days of the Closing Date, the Trustee shall deliver to the NIMs Insurer, the Depositor and the Servicer the Trustee's Certification, substantially in the form of Exhibit D attached hereto, evidencing the completeness of the Mortgage Files, with any exceptions noted thereto.

     SECTION 2.03. Representations, Warranties and Covenants of the Depositor

          (a) The Depositor hereby represents and warrants to the NIMs Insurer, the Servicer and the Trustee as follows, as of the date hereof:

          (i) The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the Sale Agreement.

          (ii) The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and the Sale Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement and the Sale Agreement; and this Agreement and the Sale Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

          (iii) The execution and delivery of this Agreement and the Sale Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement and the Sale Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement.

          (iv) No litigation is pending, or, to the best of the Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement and the Sale Agreement or the ability of the Depositor to perform its obligations under this Agreement and the Sale Agreement in accordance with the terms hereof.

          (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement and the Sale Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same. The Depositor hereby represents and warrants to the Trustee with respect to each Mortgage Loan as of the Closing Date, and following the transfer of the Mortgage Loans to it by the Sponsor, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, claims, liens, mortgage, pledge, charge, security interest, defenses or counterclaims.

          (b) The representations and warranties of each Transferor with respect to the related Mortgage Loans in the applicable Transfer Agreement, which have been assigned to the Trustee hereunder, were made as of the date specified in the applicable Transfer Agreement and brought forward to the Closing Date pursuant to the related Bring Down Letter. The representations and warranties of each Transferor with respect to the Mortgage Loans contained in the Bring Down Letter were made as of the Closing Date. The representations and warranties of the Sponsor with respect to the Mortgage Loans contained in the Sale Agreement were made as of the Closing Date. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of (i) both representation or warranty of the applicable Transferor under the applicable Transfer Agreements or Bring Down Letters and (ii) a representation or warranty of the Sponsor under the Sale Agreement, the obligations of the Sponsor under the Sale Agreement shall be enforced against the Transferor or the Sponsor, as applicable, as set forth in the Sale Agreement. The Trustee is hereby directed to and does acknowledge that the Sponsor shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to any related Mortgage Loans, except as otherwise set forth in the Sale Agreement, if (as certified to the Trustee by the Sponsor) the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the related Transferor in the related Transfer Agreement or Bring Down Letter, without regard to whether the related Transferor fulfills its contractual obligations in respect of such representation or warranty. The Trustee also is hereby directed to and does acknowledge that the Sponsor shall have no obligation or liability with respect to any breach of a representation or warranty made solely by the Transferors with respect to the Mortgage Loans, without regard to whether the related Transferor fulfills its contractual obligations in respect of such representation or warranty. The Trustee further acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.03(a)(iv)) under any circumstances.

     In addition to the representations and warranties of the Transferors in the Transfer Agreements that were brought forward to the Closing Date pursuant to the related Bring Down Letter, with respect to each Mortgage Loan, each Transferor made certain additional covenants regarding such Mortgage Loan, as set forth in the related Transfer Agreement. With respect to any breach of such additional covenants that materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the Sponsor shall (1) use reasonable efforts to enforce such covenant against the related Transferor and (2) if the Sponsor successfully enforces any obligation of the related Transferor to repurchase such Mortgage Loan, the Sponsor shall repurchase such Mortgage Loan in accordance with this Section 2.03. If the Sponsor does not successfully enforce the obligation, if any, of the Transferor to repurchase a Mortgage Loan with respect to any breach of any such additional covenants, the Sponsor shall have no obligation or right to repurchase or cure such Mortgage Loan.

          (c) Upon discovery by any of the NIMs Insurer, the Depositor, the Servicer or the Trustee of a breach of any of such representations and warranties that adversely and materially affects the value of the related Mortgage Loan, Prepayment Charges or the interests of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties. Within 90 days of the discovery of such breach of any representation or warranty, the applicable Transferor or the Sponsor, as applicable, shall either
(a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price or (c) within the two year period following the Closing Date, substitute a Replacement Mortgage Loan for the affected Mortgage Loan. In the event of discovery of a breach of any representation and warranty of any Transferor or the Sponsor, the Trustee's rights shall be enforced under applicable Transfer Agreement and the Sale Agreement for the benefit of Certificateholders and the NIMs Insurer. If a breach of the representations and warranties set forth in a Transfer Agreement hereof exists solely due to the unenforceability of a Prepayment Charge, the Trustee (if it has had actual notice thereof) or the other party having notice thereof shall notify the Servicer thereof and not seek to enforce the repurchase remedy provided for herein unless such Mortgage Loan is not current. In the event of a breach of the representations and warranties with respect to the Mortgage Loans set forth in the Transfer Agreement, the Trustee shall use reasonable efforts to enforce the right of the Issuing Entity to be indemnified for such breach of representation and warranty. In the event that such breach relates solely to the unenforceability of a Prepayment Charge, amounts received in respect of such indemnity up to the amount of such Prepayment Charge shall be distributed pursuant to Section 4.04(b)(i). As provided in the Sale Agreement, if the Sponsor substitutes for a Mortgage Loan for which there is a breach of any representations and warranties in the related Transfer Agreement which adversely and materially affects the value of such Mortgage Loan and such substitute mortgage loan is not a Replacement Mortgage Loan, under the terms of the Sale Agreement, the

Sponsor will, in exchange for such substitute Mortgage Loan, (i) provide the applicable Purchase Price for the affected Mortgage Loan or (ii) within two years of the Closing Date, substitute such affected Mortgage Loan with a Replacement Mortgage Loan. Any such substitution shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit I and shall not be effected unless it is within two years of the Startup Day. The Sponsor indemnifies and holds the Issuing Entity, the Trustee, the Depositor, the Servicer, the NIMs Insurer and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Issuing Entity, the Trustee, the Depositor, the Servicer, the NIMs Insurer and any Certificateholder may sustain in connection with any actions of the Sponsor relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.03 and the Sale Agreement, to the extent that any such action causes (i) any federal or state tax to be imposed on the Issuing Entity or any REMIC provided for herein, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup day" under Section 860G(d)(1) of the Code, or (ii) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding. In furtherance of the foregoing, if the Transferor or the Sponsor, as applicable, is not a member of MERS and repurchases a Mortgage Loan which is registered on the MERS System, the Transferor or the Sponsor, as applicable, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Transferor or the Sponsor, as applicable, and shall cause such Mortgage to be removed from registration on the MERS System in accordance with MERS' rules and regulations.

     With respect to any Mortgage Loan repurchased by the Sponsor pursuant to the Sale Agreement, or by any Transferor pursuant to the applicable Transfer Agreement, the principal portion of the funds received by the Servicer in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and shall be deposited in the Collection Account pursuant to Section
3.05. Upon receipt by the Trustee of notice from the Servicer of receipt by the Servicer of the full amount of the Purchase Price for a Deleted Mortgage Loan, and upon receipt by the Trustee of the Mortgage File for a Replacement Mortgage Loan substituted for a Deleted Mortgage Loan and a Request for Release, the Trustee shall release and reassign to the Sponsor or the applicable Transferor, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the Depositor, the Sponsor or the related Transferor and the Trustee shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

     With respect to each Replacement Mortgage Loan to be delivered to the Trustee pursuant to the terms of this Article II in exchange for a Deleted Mortgage Loan: (i) the applicable Transferor or the Sponsor, as applicable, must deliver to the Trustee the Mortgage File for the Replacement Mortgage Loan containing the documents set forth in Section 2.01 along with a written certification certifying as to the Mortgage Loan satisfying all requirements under the definition of Replacement Mortgage Loan and the delivery of such Mortgage File and containing the granting language set forth in Section 2.01; and (ii) the Depositor will be deemed to have made, with respect to such Replacement Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. The Trustee shall review the Mortgage File with respect to each Replacement Mortgage Loan and certify to the Depositor that all documents required by Section 2.01(A)-(B), (C) (if applicable), and (D)-(E) have been executed and received.

     For any month in which the Sponsor substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the Sponsor will determine the amount (if any) by which the aggregate principal balance of all such Replacement Mortgage Loans as of the date of substitution and the aggregate Prepayment Charges with respect to such Replacement Mortgage Loans is less than the aggregate Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) and aggregate Prepayment Charges of all such Deleted Mortgage Loans. An amount equal to the aggregate of the deficiencies described in the preceding sentence (such amount, the "Substitution Adjustment Amount") plus an amount equal to any unreimbursed costs, penalties and/or damages incurred by the Issuing Entity in connection with any violation relating to such Deleted Mortgage Loan of any predatory or abusive lending law shall be remitted by the Sponsor to the Trustee for deposit into the Certificate Account by the Sponsor on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

     Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Replacement Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Trustee and the NIMs Insurer shall each have received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not (A) affect adversely the status of any REMIC established hereunder as a REMIC, or of the related "regular interests" as "regular interests" in any such REMIC, or (B) cause any such REMIC to engage in a "prohibited transaction" or prohibited contribution pursuant to the REMIC Provisions.

     The Depositor shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Replacement Mortgage Loan or Replacement Mortgage Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the NIMs Insurer, the Servicer and the Trustee. Upon such substitution by the Sponsor, such Replacement Mortgage Loan or Replacement Mortgage Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the applicable Sale Agreement, including all applicable representations and warranties thereof included in the applicable Sale Agreement as of the date of substitution.

          (d) It is understood and agreed that the representations, warranties and indemnification (i) set forth in this Section 2.03, (ii) of the Sponsor and the Depositor set forth in the Sale Agreement and assigned to the Trustee by the Depositor hereunder and (iii) of each Transferor, assigned by the Sponsor to the Depositor pursuant to the Sale Agreement and assigned to the Trustee by the Depositor hereunder shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement.

          (e) The Depositor shall deliver a copy of the Mortgage Loan Schedule to the Servicer on the Closing Date.

          (f) The Depositor shall notify the Servicer and the Trustee when any NIM Notes are issued and when such NIM Notes are no longer outstanding.

     SECTION 2.04. Representations and Warranties of the Servicer

     The Servicer hereby represents and warrants to the Depositor and the Trustee as follows, as of the date hereof:

          (i) The Servicer is duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

          (ii) The Servicer has the corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (iii) The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Servicer or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Servicer's ability to perform or meet any of its obligations under this Agreement.

          (iv) The Servicer is an approved servicer of mortgage loans for Fannie Mae and is an approved servicer of mortgage loans for Freddie Mac.

          (v) No litigation is pending or, to the best of the Servicer's knowledge, threatened, against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

          (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Servicer has obtained the same.

          (vii) The Servicer will fully furnish (for the period it services the Mortgage Loans), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis.

     SECTION 2.05. Substitutions and Repurchases of Mortgage Loans that are not "Qualified Mortgages"

     Upon discovery by the Depositor, the Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Depositor shall, at the Depositor's option, either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 2.03. The Trustee, upon the written direction of the Depositor, shall reconvey to the Depositor the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

     SECTION 2.06. Authentication and Delivery of Certificates

     The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Trustee has caused to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, Certificates duly authenticated by the Authenticating Agent in authorized denominations evidencing ownership of the entire Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform its duties set forth in this Agreement in accordance with the provisions hereof.

     SECTION 2.07. REMIC Elections

          (a) The Depositor hereby instructs and authorizes the Trustee to make an appropriate election to treat each of the Upper Tier REMIC, the Lower Tier REMIC and the SWAP REMIC as a REMIC. The Trustee shall sign the returns providing for such elections and such other tax or information returns that are required to be signed by the Trustee under applicable law. This Agreement shall be construed so as to carry out the intention of the parties that each of the Upper Tier REMIC, the Lower Tier REMIC and the SWAP REMIC be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated.

          (b) The Preliminary Statement sets forth the designations and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. Each REMIC's fiscal year shall be the calendar year.

     The SWAP REMIC shall consist of all of the assets of the Trust Fund, other than (i) amounts distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof, (ii) the interests issued by the SWAP REMIC and the interests issued by the Lower Tier REMIC, (iii) the grantor trusts described in Section
2.07 hereof, (iv) each Cap Contract and the Cap Contract Account and (v) the Swap Agreement and the Supplemental Interest Trust. The SWAP REMIC shall issue the SWAP REMIC Regular Interests, which shall be designated as regular interests of such REMIC, and shall issue the Class SWR

Interest, which shall be designated as the sole class of residual interest in the SWAP REMIC. Each of the SWAP REMIC Regular Interests shall have the characteristics set forth in the Preliminary Statement and this Section 2.07.

     The Lower Tier REMIC shall consist of the SWAP REMIC Regular Interests. The Lower Tier REMIC shall issue the Lower Tier REMIC Regular Interests, which shall be designated as regular interests of such REMIC and shall issue the Class LTR Interest, which shall be designated as the sole class of residual interest in the Lower Tier REMIC. Each of the Lower Tier REMIC Regular Interests shall have the characteristics set forth in its definition and the Preliminary Statement.

     The assets of the Upper Tier REMIC shall be the Lower Tier REMIC Regular Interests. The REMIC Regular Interests shall be designated as the regular interests in the Upper Tier REMIC and the Residual Interest shall be designated as the sole class of residual interest in the Upper Tier REMIC. For federal income tax purposes, the pass-through rate on each REMIC Regular Interest (other than the Uncertificated Class C Interest and the Class UT-IO Interest) and on the sole class of residual interest in the Upper Tier REMIC shall be subject to a cap equal to the Upper Tier REMIC Net WAC Cap.

     The beneficial ownership of the Class SWR Interest, Class LTR Interest and the Residual Interest shall be represented by the Class R Certificate. The Class SWR Interest and Class LTR Interest shall not have a principal balance or bear interest.

          (c) The "tax matters person" with respect to each REMIC for purposes of the REMIC Provisions shall be the beneficial owner of the Class R Certificate; provided, however, that the Holder of the Class R Certificate, by its acceptance thereof, irrevocably appoints the Trustee as its agent and attorney-in-fact to act as "tax matters person" with respect to each such REMIC for purposes of the REMIC Provisions. If there is more than one beneficial owner of the Class R Certificate, the "tax matters person" shall be the Person with the greatest percentage interest in the Class R Certificate and, if there is more than one such Person, shall be determined under Treasury regulation Section 1.860F-4(d) and Treasury regulation Section 301.6231(a)(7)-1.

          (d) (i) It is intended that the rights of each Class of the Class A, Class M and Class B Certificates to receive payments in respect of Excess Interest shall be treated as a right in interest rate cap contracts written by the Class C Certificateholders in favor of the holders of each Class of the Class A, Class M and Class B Certificates and such shall be accounted for as property held separate and apart from the regular interests in the Upper Tier REMIC held by the holders of the Class A Certificates (other than the Class R Certificate), Class M Certificates, Class B Certificates and the residual interest in the Upper Tier REMIC held by the holder of the Class R Certificate. For information reporting requirements, the rights of the Class A, Class M and Class B Certificates to receive payments in respect of Excess Interest shall be assumed to have zero or a de minimis value. This provision is intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with REMIC interests to be separately respected and shall be interpreted consistently with such regulation. On each Distribution Date, to the extent that any of the Class A, Class M and Class B Certificates receive payments in respect of Excess Interest, such amounts, to the extent not derived from payments on the Cap Contracts or the Swap Agreement, will be treated as distributed by the Upper Tier REMIC to the Class C Certificates pro rata in payment of the amounts specified in Section 4.04(g) and then paid to the relevant Class of Certificates pursuant to the related interest rate cap agreement.

          (ii) It is intended that the beneficial owners of the Certificates (other than the Class P and Class C Certificates) shall be treated as having entered into a notional principal contract with respect to the beneficial owners of the Class C Certificates. Pursuant to each such notional principal contract, all beneficial owners of each Class of Certificates (other than the Class P and Class C Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the beneficial owners of the Class C Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the Corresponding REMIC Regular Interest of such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a "Class Payment Shortfall"). A Class Payment Shortfall shall be allocated to each Class of Certificates to the extent that interest accrued on such Class for the related Accrual Period at the Pass-Through Rate for a Class, computed by substituting "Upper Tier REMIC Net WAC Cap" for the Available Funds Cap set forth in the definition thereof, exceeds the amount of interest accrued on such Certificate at the Pass-Through Rate (without such substitution) for the related Accrual Period, and a Class Payment Shortfall payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding principal balance to the extent of such balance.

          (e) The parties intend that the portion of the Trust Fund consisting of the Uncertificated Class C Interest, the uncertificated Class UT-IO Interest, the rights to receive payments deemed made by the Class A, Class M and Class B Certificates in respect of notional principal contracts described in Section 2.07(d)(ii), the Supplemental Interest Trust which holds the Swap Agreement, the Cap Contracts, the Cap Contract Account and the obligation of the holders of the Class C Certificates to pay amounts in respect of Excess Interest to the holders of the Class A, Class M and Class B Certificates shall be treated as a "grantor trust" under the Code, for the benefit of the holders of the Class C Certificates, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class C Certificates information regarding their allocable share, if any, of the income with respect to such grantor trust, (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable, (iii) comply with such information reporting obligations with respect to payments from such grantor trust to the holders of Class A, Class M, Class B and Class C Certificates as may be applicable under the Code and (iv) provide a properly completed Form W-9 on behalf of such grantor trust to the Cap Contract Counterpary and Swap Counterparty.

          (f) The parties intend that the portion of the Trust Fund consisting of the right to receive amounts distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof shall be treated as a "grantor trust" under the Code, for the benefit of the holders of the Class P Certificates, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class P Certificates information regarding their allocable share of the income with respect to such grantor trust and (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable.

          (g) The parties intend that amounts paid to the Swap Counterparty under the Swap Agreement shall be deemed for federal income tax purposes to be paid by the Class C Certificates first, out of funds deemed received in respect of the Class UT-IO Interest, second, out of funds deemed received in respect of the Uncertificated Class C Interest and third, out of funds deemed received in respect of notional principal contracts described in Section 2.07(d)(ii), and the provisions hereof shall be interpreted consistently with this intention. On each Distribution Date, to the extent that amounts paid to the Swap Counterparty are deemed paid out of funds received in respect of the Uncertificated Class C Interest, such amounts will be treated as distributed by the Upper Tier REMIC to the Class C Certificates pro rata in payment of the amounts specified in Section 4.04(g) and then paid to the Swap Counterparty pursuant to the Swap Agreement.

     The Supplemental Interest Trust shall be an "outside reserve fund" for federal income tax purposes and not an asset of any REMIC. Furthermore, the Holders of the Class C Certificates shall be the beneficial owners of the Supplemental Interest Trust for all federal income tax purposes, and shall be taxable on all income earned thereon.

          (h) All payments of principal and interest at the Net Mortgage Rate on each of the Mortgage Loans (other than amounts distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof) received by the SWAP REMIC with respect to the Mortgage Loans shall be paid to the SWAP REMIC Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any available funds remaining in the SWAP REMIC on a Distribution Date after distributions to the SWAP REMIC Regular Interests shall be distributed to the Class R Certificates on account of the Class SWR Interest. On each Distribution Date, the Trustee shall distribute the aggregate Interest Funds (net of expenses and payments to the Class P Certificates) with respect to each of the SWAP REMIC Regular Interests based on the interest rates for each such SWAP REMIC Regular Interest. On each Distribution Date, the Trustee shall distribute the aggregate Principal Funds with respect to the Group One Mortgage Loans first to the Class 1-SW1 Interest until its principal balance is reduced to zero and then sequentially to each of the other SWAP REMIC Regular Interests beginning with designation "1" in ascending order of their numerical class designation, in equal amounts to each such class in such numerical designation, until the principal balance of each such class is reduced to zero. All losses with respect to the Group One Mortgage Loans shall be allocated among the SWAP REMIC Regular Interests beginning with the designation "1" in the same manner that principal distributions are allocated. On each Distribution Date, the Trustee shall distribute the aggregate Principal Funds with respect to the Group Two Mortgage Loans first to the Class 2-SW2 Interest until its principal balance is reduced to zero and then sequentially to each of the other SWAP REMIC Regular Interests beginning with designation "2" in ascending order of their numerical class designation, in equal amounts to each such class in such numerical designation, until the principal balance of each such class is reduced to zero. All losses with respect to the Group Two Mortgage Loans shall be allocated among the SWAP REMIC Regular Interests beginning with the designation "2" in the same manner that principal distributions are allocated. Subsequent Recoveries with respect to the Group One and Group Two Mortgage Loans shall be allocated in the reverse fashion from the manner in which losses are allocated.

     All payments received by the Lower Tier REMIC with respect to the SWAP REMIC Regular Interests shall be paid to the Lower Tier REMIC Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any excess amounts shall be distributed to the Class LTR Interest. On each Distribution Date, payments and losses shall be allocated among the Lower Tier REMIC Regular Interests so that (i) each of the Lower Tier REMIC I Marker Interests shall have a principal balance equal to 25% of the principal balance of the Corresponding Certificates, (ii) the Class LTIX Interest has a principal balance equal to the excess of (x) 50% of the remaining principal balance of the Mortgage Loans over
(y) the aggregate principal balance of the Lower Tier REMIC I Marker Interests (if necessary to reflect an increase in overcollateralization, accrued and unpaid interest on the Class LTIX interest may be added to its principal amount to achieve this result) and (iii) the aggregate principal amount of the Class LTII1A Interest, Class LTII1B Interest, Class LTII2A Interest, Class LTII2B Interest and the Class LTIIX Interest shall equal 50% of the remaining principal balance of the Mortgage Loans. Distributions and losses allocated to the Lower Tier REMIC Regular Interests described in clause (iii) of the preceding sentence will be allocated among such Lower Tier REMIC Regular Interests in the following manner: (x) such distributions shall be deemed made to such Lower Tier REMIC Regular Interests first, so as to keep the principal balance of the each such Lower Tier REMIC Regular Interest with "B" at the end of its designation equal to 0.05% of the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group and second, to such Lower Tier REMIC Regular Interests with "A" at the end of its designation so that the uncertificated principal balance of each such Lower Tier REMIC Regular Interest is equal to 0.05% of the excess of (I) the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group over (II) the aggregate principal balance of Certificate Group One, in the case of the Class LTII1A Interest, or Certificate Group Two, in the case of the Class LTII2A Interest (except that if 0.05% of any such excess is greater than the principal amount of the related Lower Tier REMIC II Marker Interest with "A" at the end of its designation, the least amount of principal shall be distributed to each Lower Tier REMIC II Marker Interest with "A" at the end of its designation such that the Lower Tier REMIC Subordinated Balance Ratio is maintained) and finally, any remaining distributions of principal to the Class LTIIX Interest and (y) such losses shall be allocated among the Lower Tier REMIC Regular Interests described in clause (iii) of the preceding sentence first, so as to keep the principal balance of the each such Lower Tier REMIC Regular Interest with "B" at the end of its designation equal to 0.05% of the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group; second, to such Lower Tier REMIC Regular Interests with "A" at the end of its designation so that the uncertificated principal balance of each such Lower Tier REMIC Regular Interest is equal to 0.05% of the excess of (I) the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group over (II) the aggregate principal balance of Certificate Group One, in the case of the Class LTII1A Interest, or Certificate Group Two, in the case of the Class LTII2A Interest (except that if 0.05% of any such excess is greater than the principal amount of the related Lower Tier REMIC II Marker Interest with "A" at the end of its designation, the least amount of losses shall be allocated to each Lower REMIC II Marker Interest with "A" at the end of its designation such that the Lower Tier REMIC Subordinated Balance Ratio is maintained) and finally, any remaining losses to the Class LTIIX Interest. Notwithstanding the preceding two sentences, however, losses not allocated to any Class of Certificates will not be allocated to any Lower Tier REMIC Regular Interests. All computations with respect to the Lower Tier REMIC Regular Interests shall be taken out to ten decimal places.

     Any available funds remaining in the Lower Tier REMIC on a Distribution Date after distributions to the Lower Tier REMIC Regular Interests shall be distributed to the Class R Certificates in respect of the Class LTR Interest.

     If on any Distribution Date the Certificate Principal Balance of any Class of Certificates is increased pursuant to the last sentence of the definition of "Certificate Principal Balance", then there shall be an equivalent increase in the principal amounts of the Lower Tier REMIC Regular Interests, with such increase allocated (before the making of distributions and the allocation of losses on the Lower Tier REMIC Regular Interests on such Distribution Date) among the Lower Tier REMIC Regular Interests so that, to the greatest extent possible, (i) each of the Lower Tier REMIC I Marker Interests has a principal balance equal to 25% of the principal balance of the Corresponding Certificates,
(ii) the Class LTIX Interest has a principal balance equal to the excess of (x) 50% of the remaining principal balance of the Mortgage Loans over (y) the aggregate principal balance of the Lower Tier REMIC I Marker Interests and (iii) the aggregate principal amount of the Lower Tier REMIC II Marker Interests and the Class LTIIX Interest shall equal 50% of the remaining principal balance of the Mortgage Loans. Allocations in connection with clause (iii) shall be made so that, to the greatest extent possible, (a) the principal balance of each Lower Tier REMIC II Marker Interest with "B" at the end of its designation equals 0.05% of the aggregate scheduled principal balance of the Mortgage Loans in related Mortgage Group, (b) the principal balance of each Lower Tier REMIC II Marker Interest with "A" at the end of its designation equals 0.05% of the excess of (x) the aggregate scheduled principal balance of the Mortgage Loans in related Mortgage Group over (y) the aggregate principal balance of Certificate Group One in the case of the Class LTII1A Interest, or Certificate Group Two in the case of the Class LTII2A Interest and (c) any remaining allocations are made to the Class LTIIX Interest.

          (i) In the event that any REMIC provided for herein fails to qualify as a REMIC, loses its status as a REMIC or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the NIMs Insurer, the Trustee and the Issuing Entity against any and all Losses resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of the residual interest in such REMIC, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of the residual interest in such REMIC on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of the residual interest in such REMIC now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than those arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

          (j) In the event that any REMIC provided for herein fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the NIMs Insurer and the Issuing Entity against any and all Losses resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Servicer, the Depositor or the Holder of the residual interest in such REMIC, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of the residual interest in such REMIC on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of the residual interest in such REMIC now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than those arising out of a negligent performance by the Trustee of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

     SECTION 2.08. Covenants of the Servicer

     The Servicer hereby covenants to each of the other parties to this Agreement that the Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy.

     SECTION 2.09. Permitted Activities of the Trust

     The Issuing Entity is created for the object and purpose of engaging in the Permitted Activities. In furtherance of the foregoing, the Trustee is hereby authorized and directed to execute and deliver on behalf of the Issuing Entity, and to perform the duties and obligations of the Issuing Entity under, the Cap Contracts, an insurance and indemnity agreement with a NIMs Insurer and any other agreement or instrument related thereto, in each case in such form as the Depositor shall direct or shall approve, the execution and delivery of any such agreement by the Depositor to be conclusive evidence of its approval thereof.

     SECTION 2.10. Qualifying Special Purpose Entity


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

     For purposes of SFAS 140, the parties hereto intend that the Issuing Entity shall be treated as a "qualifying special purpose entity" as such term is used in SFAS 140 and any successor rule thereto and its power and authority as stated in Section 2.09 of this Agreement shall be limited in accordance with paragraph 35 or SFAS 140.

     SECTION 2.11. Depositor Notification of NIM Notes

     The Depositor shall notify the Servicer and the Trustee in writing when NIM Notes are issued and of the identity of the NIMs Insurer, if applicable, and when all previously issued NIM Notes are no longer outstanding.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

     SECTION 3.01. Servicer to Service Mortgage Loans

     For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans in accordance with the Accepted Servicing Practices. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds and (iv) subject to Section 3.12(a), to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that, subject to Section 6.03, the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan serviced by it under this Agreement or the rights and interests of the other parties to this Agreement except as otherwise required by this Agreement or by law. Notwithstanding anything in this Agreement to the contrary, the Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan which would cause any of the REMICs provided for herein to fail to qualify as a REMIC or result in the imposition of any tax under Section 860G(a) or 860G(d) of the Code. The Servicer shall represent and protect the interest of the Trust Fund in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, but in any case not in any manner that is a lesser standard than that provided in the first sentence of this Section 3.01. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, subordinations and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans, to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Servicer. For purposes of this Section 3.01, the Trustee hereby grants to the Servicer a limited power of attorney to execute and file any and all documents necessary to fulfill the obligations of the Servicer under this
Section 3.01.

     Upon request of the Servicer, the Trustee shall furnish the Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans. The Trustee shall not be responsible for and the Servicer shall indemnify the Trustee for any action taken by the Servicer pursuant to the application of any power of attorney. Notwithstanding anything contained herein to the contrary, the Servicer shall not without the Trustee's written consent, hire or procure counsel to represent the Trustee without indicating its representative capacity.

     The Servicer shall not be required to make any Servicing Advance with respect to a Mortgage Loan that is 150 days or more delinquent.

     The Servicer and the Trustee shall have at least 30 days' notice of the appointment of a NIMs Insurer prior to being required to deliver any notices pursuant to this Agreement to such NIMs Insurer.

     The Servicer and the Trustee shall have at least 10 days' notice of the issuance of any NIM Notes.

     The Servicer shall deliver a list of Servicing Officers to the Trustee by the Closing Date.

     The Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 97-02 and for each Mortgage Loan, the Servicer agrees that it shall report one of the following statuses each month as follows: current, delinquent (30-, 60-, 90-days, etc.), foreclosed or charged-off.

     The Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Sub-Servicer, when the Servicer or the Sub-Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS System, or cause the removal from the registration of any Mortgage Loan on the MERS System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses incurred in connection with the actions described in the preceding sentence or as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, shall be subject to withdrawal by the Servicer from the Collection Account (provided that such expenses constitute "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)).

     With respect to any Mortgage Loan, the Servicer may consent to the refinancing of the prior senior lien relating to such Mortgage Loan, provided that the following requirements are met:

          (a) the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing;

          (b) the interest rate for the loan evidencing the refinanced senior lien is no more than 2.0% higher than the interest rate on the loan evidencing the existing senior lien immediately prior to the date of such refinancing; and


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

          (c) the loan evidencing the refinanced senior lien is not subject to negative amortization.

     SECTION 3.02. Servicing and Subservicing; Enforcement of the Obligations of Servicer

          (a) The Servicer may arrange for the subservicing of any Mortgage Loan by a subservicer, which may be an affiliate, pursuant to a subservicing agreement (each, a "Subservicing Agreement"); provided, however, that (i) such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder, (ii) that such agreement would not result in a withdrawal or downgrading by any Rating Agency of the ratings of any Certificates or any of the NIM Notes evidenced by a letter to that effect delivered by each Rating Agency to the Depositor and the NIMs Insurer and (iii) the NIMs Insurer shall have consented to such Subservicing Agreement, which consent shall not be unreasonably withheld. Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or reference to actions taken through a subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. Every Subservicing Agreement entered into by the Servicer shall contain a provision giving any successor servicer the option to terminate such agreement, with the consent of the NIMs Insurer (which consent shall not be unreasonably withheld), in the event a successor servicer is appointed. All actions of the each subservicer performed pursuant to the related Subservicing Agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer. The Servicer shall deliver to the NIMs Insurer and the Trustee copies of all Subservicing Agreements. The Trustee shall have no obligations, duties or liabilities with respect to a subservicer, including, without limitation, any obligation, duty or liability to monitor such subservicer or to pay a subservicer's fees and expenses.

          (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the related Mortgage Loans that are received by a subservicer regardless of whether such payments are remitted by the subservicer to the Servicer.

          (c) The Servicer shall not permit a Subservicer to perform any servicing responsibilities hereunder with respect to the Mortgage Loans unless that Subservicer first agrees in writing with the Servicer to deliver an Assessment of Compliance and an Accountant's Attestation in such manner and at such times that permits that Servicer to comply with Section 3.17 of this Agreement.

     SECTION 3.03. Rights of the Depositor and the Trustee in Respect of the Servicer

     Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer, and neither of them is obligated to supervise the performance of the Servicer hereunder or otherwise.

     SECTION 3.04. Trustee to Act as Servicer

     Subject to Sections 6.04 and 7.02, in the event that the Servicer shall for any reason no longer be the servicer hereunder (including by reason of an Event of Default), the Trustee or its designee shall, within a period of time not to exceed ninety (90) days from the date of notice of termination or resignation, thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter


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

(except that the Trustee shall not be (i) liable for losses arising out of any acts or omissions of the predecessor servicer hereunder, (ii) obligated to make Advances or Servicing Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including pursuant to Section 2.02 or 2.03 hereof, (iv) responsible for any expenses of the Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties hereunder, including pursuant to Section 2.04 or the first paragraph of Section 6.02 hereof; provided, however that the Trustee (subject to clause (ii) above) or its designee, in its capacity as the successor servicer, shall immediately assume the terminated or resigning Servicer's obligation to make Advances and Servicing Advances). No such termination or resignation shall affect any obligation of the Servicer to pay amounts owed under this Agreement and to perform its duties under this Agreement until its successor assumes all of its rights and obligations hereunder. If the Servicer shall for any reason no longer be a servicer (including by reason of any Event of Default), the Trustee (or any other successor servicer) may, at its option, succeed to any rights and obligations of the Servicer under any subservicing agreement in accordance with the terms thereof; provided, however, that the Trustee (or any other successor servicer) shall not incur any liability or have any obligations in its capacity as servicer under a subservicing agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Servicer thereunder; and the Servicer shall not thereby be relieved of any liability or obligations under the subservicing agreement arising prior to the date of such succession. To the extent any costs or expenses, including without limitation, Servicing Transfer Costs incurred by the Trustee in connection with this Section 3.04 or Section 7.02, are not paid by the Servicer pursuant to this Agreement within 30 days of the date of the Trustee's invoice thereof, such amounts shall be payable out of the Certificate Account; provided that if the Servicer has been terminated by reason of an Event of Default, the terminated servicer shall reimburse the Issuing Entity for any such expense incurred by the Issuing Entity upon receipt of a reasonably detailed invoice evidencing such expenses. If the Trustee is unwilling or unable to act as servicer, the Trustee shall seek to appoint a successor servicer that is eligible in accordance with the criteria specified in this Agreement and reasonably acceptable to the NIMs Insurer.

     The Servicer shall, upon request of the Trustee, but at the expense of the Servicer if the Servicer has been terminated by reason of an Event of Default, deliver to the assuming party all documents and records relating to each subservicing agreement and the Mortgage Loans then being serviced and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

     SECTION 3.05. Collection of Mortgage Loan Payments; Collection Account; Certificate Account

          (a) The Servicer shall make reasonable efforts in accordance with Accepted Servicing Practices to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, any default interest charge, or (ii) subject to Section 3.01, extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below; provided, further, that the NIMs Insurer's prior written consent shall be required for any modification, waiver or amendment after the Cut-off Date if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds 5% of the number of Mortgage Loans as of the Cut-Off Date. In the event of any such arrangement pursuant to clause (ii) above, subject to Section 4.01, the Servicer shall make any Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"), provided, however, that in determining which course of action permitted by this sentence it shall pursue, the Servicer shall adhere to the standards of Section 3.01. The Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 3.01 shall be reflected in writing in the Mortgage File.

          (b) The Servicer will not waive any Prepayment Charge or portion thereof unless, (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditors' rights generally or is otherwise prohibited by law, or (ii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment, or (iii) the Servicer has not been provided with information sufficient to enable it to collect the Prepayment Charge, or (iv) in the Servicer's reasonable judgment as described in Section
3.01 hereof, (x) such waiver relates to a default or a reasonably foreseeable default, (y) such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related Mortgage Loan and (z) doing so is standard and customary in servicing similar Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default), or (v) the collection of the Prepayment Charge or of a similar type of prepayment premium would be considered "predatory" or "illegal" pursuant to written guidance published by any applicable federal, state or local regulatory authority having jurisdiction over such matters or has been challenged by any such authority, or (vi) only to the extent that the Depositor has notified the Servicer that there are no NIM Notes outstanding, there is a certified class action in which a similar type of prepayment premium is being challenged. Except as provided in the preceding sentence, in no event will the Servicer waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default. If the Servicer waives or does not collect all or a portion of a Prepayment Charge relating to a Principal Prepayment in full or in part due to any action or omission of the Servicer, other than as provided above, the Servicer shall deposit the amount of such Prepayment Charge (or such portion thereof as had been waived for deposit) into the Collection Account for distribution in accordance with the terms of this Agreement.

          (c) The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

          (d) The Servicer shall establish and initially maintain, on behalf of the Certificateholders, a Collection Account. The Servicer shall deposit into such Collection Account daily, within two Business Days of receipt thereof, in immediately available funds, the following payments and collections received or made by it on and after the Cut-off Date with respect to the Mortgage Loans:

          (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans, other than principal due on the Mortgage Loans on or prior to the Cut-off Date;

          (ii) all payments on account of interest on the Mortgage Loans net of the Servicing Fee permitted under Section 3.15, other than (x) interest due on the Mortgage Loans on or prior to the Cut-off Date and (y) Prepayment Interest Excess;

          (iii) all Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures;

          (iv) all Subsequent Recoveries;

          (v) all Compensating Interest;

          (vi) any amount required to be deposited by the Servicer pursuant to
     Section 3.05(g) in connection with any losses on Permitted Investments;

          (vii) any amounts required to be deposited by the Servicer pursuant to
     Section 3.10 hereof;

          (viii) all Advances made by the Servicer pursuant to Section 4.01;

          (ix) all Prepayment Charges; and

          (x) any other amounts required to be deposited hereunder.

     The foregoing requirements for remittance by the Servicer into the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, late payment charges, insufficient funds charges and payments in the nature of assumption fees (i.e. fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property and other similar ancillary fees (other than Prepayment Charges) if collected, and any Prepayment Interest Excess) need not be remitted by the Servicer. Rather, such fees and charges may be retained by the Servicer as additional servicing compensation. In the event that the Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw or direct the Trustee, or such other institution maintaining the Collection Account, to withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Collection Account at the direction of the Servicer.

     The Servicer shall give notice to the NIMs Insurer and the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. Not later than twenty days after each Distribution Date, the Servicer shall forward to the NIMs Insurer, the Trustee and the Depositor the most current available bank statement for the Collection Account. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trustee.

          (e) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Account. The Trustee shall, promptly upon receipt, deposit or cause to be deposited in the Certificate Account and retain therein the following:


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

          (i) the aggregate amount withdrawn by the Servicer from the Collection Account for deposit in the Certificate Account;

          (ii) the Purchase Price and any Substitution Adjustment Amount;

          (iii) any amount required to be deposited by the Trustee pursuant to
     Section 3.05(g) in connection with any losses on Permitted Investments; and

          (iv) the Optional Termination Amount paid by the winning bidder at the Auction or by the Servicer pursuant to Section 9.01.

     Any amounts received by the Trustee prior to 4:00 p.m. New York City time (or such earlier deadline for investment in the Permitted Investments designated by the Trustee) which are required to be deposited in the Certificate Account by the Servicer may be invested for the benefit of the Trustee in Permitted Investments on the Business Day on which they were received. The foregoing requirements for remittance by the Servicer and deposit by the Servicer into the Certificate Account shall be exclusive. If the Servicer fails to remit any funds due by the time designated herein, the Servicer shall pay to the Trustee, for its own account, interest accrued on such funds at the prime rate as set forth in The Wall Street Journal from and including the applicable due date, to but excluding the day such funds are paid to the Trustee. In the event that the Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. All funds deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of the Servicer. The Trustee shall give notice to the NIMs Insurer and the Servicer of the location of the Certificate Account maintained by it when established and prior to any change thereof.

          (f) Each institution that maintains the Collection Account shall, and each institution that maintains the Certificate Account may but shall not be required to, invest the funds in each such account, as directed by the Servicer or the Trustee, as applicable, in writing, in Permitted Investments, which shall mature not later than (i) in the case of the Collection Account, the Business Day preceding the Servicer Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such Collection Account or is otherwise immediately available, then such Permitted Investment shall mature not later than the Servicer Remittance Date) and (ii) in the case of the Certificate Account, the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains such Certificate Account or is otherwise immediately available, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee for the benefit of the Certificateholders. All income and gain net of any losses realized from amounts on deposit in the Collection Account shall be for the benefit of the Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Collection Account in respect of any such investments shall be deposited by the Servicer in the Collection Account out of the Servicer's own funds immediately as realized. All income and gain net of any losses realized from amounts on deposit in the Certificate Account shall be for the benefit of the Trustee and shall be remitted to or withdrawn by it monthly as provided herein. The amount of any losses incurred in the Certificate Account in respect of any such investments shall be deposited by the Trustee in the Certificate Account out of the Trustee's own funds immediately as realized.


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

     SECTION 3.06. Collection of Taxes, Assessments and Similar Items; Escrow Accounts

     To the extent required by the related Mortgage Note, the Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

     Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Servicer out of related collections for any payments made pursuant to Sections
3.01 hereof (with respect to taxes and assessments and insurance premiums) and
3.10 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.01 hereof. The Escrow Accounts shall not be a part of the Trust Fund.

     SECTION 3.07. Access to Certain Documentation and Information Regarding the Mortgage Loans

     Upon reasonable advance notice in writing if required by federal regulation, the Servicer will provide to each Certificateholder that is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided, that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

     The Servicer may from time to time provide the Depositor, and any Person designated by the Depositor, with reports and information regarding the Mortgage Loans, including without limitation, information requested by the Depositor or an originator of the Mortgage Loans for required institutional risk control. In addition, subject to limitations of applicable privacy laws, the Servicer may make public information regarding performance of the Mortgage Loans.

     In addition, with respect to each MI Mortgage Loan that is subject to a modification, the Servicer shall provide the MI Insurer with written notice of such modification, which shall include the nature of such modification.

     SECTION 3.08. Permitted Withdrawals from the Collection Account and Certificate Account

          (a) The Servicer may from time to time, make withdrawals from the Collection Account for the following purposes:

          (i) to pay to the Servicer (to the extent not previously paid to or withheld by the Servicer), as servicing compensation in accordance with
     Section 3.15, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.15;

          (ii) to reimburse the Servicer (or the Trustee as successor servicer) for Advances made by it (or to reimburse the advance financing person for Advances made by it) with respect to the Mortgage Loans, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds) that represent late recoveries of payments of principal and/or interest on such particular Mortgage Loan(s) in respect of which any such Advance was made;

          (iii) to reimburse the Servicer for any Non-Recoverable Advance previously made and any MI Insurer Fees, Non-Recoverable Servicing Advances previously made to the extent that, in the case of Non-Recoverable Servicing Advances, reimbursement therefor constitutes "unanticipated expenses" within the meaning of Treasury Regulation Section
     1.860G-1(b)(3)(ii);

          (iv) to pay to the Servicer earnings on or investment income with respect to funds in or credited to the Collection Account;

          (v) to reimburse the Servicer from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

          (vi) [reserved];

          (vii) to pay the Servicer (or the Trustee as successor servicer) any unpaid Servicing Fees and to reimburse it for any unreimbursed Servicing Advances (to the extent that reimbursement for Servicing Advances would constitute an "unanticipated expense" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)), the Servicer's right to reimbursement of Servicing Advances pursuant to this subclause (vii) with respect to any Mortgage Loan being limited to amounts received on particular Mortgage Loan(s)(including, for this purpose, Liquidation Proceeds and purchase and repurchase proceeds) that represent late recoveries of the payments for which such advances were made pursuant to
     Section 3.01 or Section 3.06;

          (viii) to pay to the Depositor or the Servicer, as applicable, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.12, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

          (ix) to reimburse the Servicer, the Trustee or the Depositor for expenses incurred by any of them in connection with the Mortgage Loans or Certificates and reimbursable pursuant to Section 3.04, Section 3.25 or
     Section 6.03 hereof provided that reimbursement therefor would constitute "unanticipated" expenses within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii);

          (x) to reimburse the Trustee for expenses reasonably incurred in respect of a breach or defect giving rise to the purchase obligation in
     Section 2.03 that were incurred in the Purchase Price of the Mortgage Loans including any expenses arising out of the enforcement of the purchase obligation; provided that any such expenses will be reimbursable under this subclause (x) only to the extent that such expenses would constitute "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii) if paid by one of the REMICs provided for herein;

          (xi) to pay the Servicer any unpaid Servicing Fees for any Mortgage Loan upon such Mortgage Loan being charged off and upon termination of the obligations of the Servicer;


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

          (xii) to withdraw pursuant to Section 3.05 any amount deposited in the Collection Account and not required to be deposited therein;

          (xiii) to clear and terminate the Collection Account upon termination of this Agreement pursuant to Section 9.01 hereof; and

          (xiv) to pay the MI Insurer, the MI Insurer Fee.

     In addition, the Servicer will use commercially reasonable efforts to cause to be withdrawn from the Collection Account no later than 12:00 p.m. New York City time, but in any case no later than 2:00 p.m. New York City time on the Servicer Remittance Date, the Interest Funds and the Principal Funds (for this purpose only, neither Interest Funds nor Principal Funds shall include a deduction for any amount reimbursable to the Trustee unless such amounts have actually been reimbursed from such funds at the discretion of the Servicer), to the extent on deposit, and such amount shall be deposited in the Certificate Account; provided, however, if the Trustee does not receive such Interest Funds and Principal Funds by 2:00 p.m. on the Servicer Remittance Date, the Servicer shall pay, out of its own funds, interest on such amount at a rate equal to the "prime rate" as published by The Wall Street Journal at such time for each date or part thereof.

     In addition, on each Servicer Remittance Date, the Servicer shall withdraw an amount equal to the MI Insurer Fee and pay such amount to the MI Insurer but only to the extent the Servicer has received the MI Insurer Invoice setting forth such amount. The Servicer shall be entitled to rely conclusively upon the information set forth in the MI Insurer Invoice.

     The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account.

     The Servicer shall provide written notification to the Trustee on or prior to the next succeeding Servicer Remittance Date upon making any withdrawals from the Collection Account pursuant to subclauses (iii) and (vii) above.

     Unless otherwise specified, any amounts reimbursable to the Servicer or the Trustee from amounts on deposit in the Collection Account or the Certificate Accounts shall be deemed to come from first, Interest Funds, and thereafter, Principal Funds for the related Distribution Date.

          (b) The Trustee shall withdraw funds from the Certificate Account for distribution to the Certificateholders in the manner specified in this Agreement (and shall withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to retain pursuant to this Agreement). In addition, prior to making such distributions to the Certificateholders, the Trustee may from time to time make withdrawals from the Certificate Account for the following purposes:

          (i) to withdraw pursuant to Section 3.05 any amount deposited in the Certificate Account and not required to be deposited therein;

          (ii) to clear and terminate the Certificate Account upon termination of the Agreement pursuant to Section 9.01 hereof (after paying all amounts necessary to the Trustee or the Servicer in connection with any such termination);

          (iii) to pay to the Trustee for any fees, expenses and indemnification reimbursable pursuant to this Agreement, including without limitation Sections 3.04, 6.03, 8.05 and 8.06 hereof; and

          (iv) to pay to the Trustee earnings on or investment income with respect to funds in or credited to the Certificate Account.

     SECTION 3.09. [RESERVED]

     SECTION 3.10. Maintenance of Hazard Insurance

     The Servicer shall cause to be maintained, for each first lien Mortgage Loan, hazard insurance with extended coverage in an amount, to the extent permitted by applicable law, that is at least equal to the lesser of (i) the estimated replacement value of the improvements that are part of such Mortgaged Property which may be the last known coverage, and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the related Mortgagor and/or mortgagee from becoming a co-insurer. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. The Servicer shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, to the extent required under the standards described below. Pursuant to Section 3.05 hereof, any amounts collected by the Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Servicer's normal servicing procedures) shall be deposited in the Collection Account. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent and as otherwise permitted by Section 3.08 hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If a first lien Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan, (ii) the estimated replacement value of the improvements that are part of such Mortgaged Property which may be the last known coverage, or (iii) the maximum amount of such insurance available for the related Mortgaged Property under the Flood Disaster Protection Act of 1973, as amended.

     In the event that the Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.10, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.10, and there shall have been a loss that would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Depositor and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

     SECTION 3.11. Enforcement of Due-On-Sale Clauses; Assumption Agreements


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

     When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, except as set forth below, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law; provided, further, that the Servicer shall not take any action in relation to the enforcement of any "due-on-sale" clause that would adversely affect or jeopardize coverage under any Required Insurance Policy. An Opinion of Counsel at the expense of the Servicer (which expense shall constitute a Servicing Advance) delivered to the Trustee and the Depositor shall conclusively establish the reasonableness of the Servicer's belief that any "due-on-sale" clause is not enforceable under applicable law. In such event, the Servicer shall make reasonable efforts to enter into an assumption and modification agreement with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Note. In addition to the foregoing, the Servicer shall not be required to enforce any "due-on-sale" clause if in the reasonable judgment of the Servicer, entering into an assumption and modification agreement with a Person to whom such property shall be conveyed and releasing the original Mortgagor from liability would be in the best interests of the Certificateholders. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement (indicating the Mortgage File to which it relates), which copy shall be added by the Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the Monthly Payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

     Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

     SECTION 3.12. Realization Upon Defaulted Mortgage Loans; Determination of Excess Proceeds; Special Loss Mitigation

          (a) The Servicer shall use reasonable efforts consistent with the servicing standard set forth in Section 3.01 to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of Delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer shall not be required to expend its own funds in connection with the restoration of any property that shall have suffered damage due to an uninsured cause unless it shall determine (i) that such restoration will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Collection Account pursuant to Section 3.08 hereof). The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 3.08 hereof. If the Servicer receives written notice that a Mortgaged Property that it is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Servicer, the Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with Accepted Servicing Practices.

     With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee or its nominee. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of itself and the Certificateholders for the period prior to the sale of such REO Property. The Servicer or an Affiliate thereof may receive usual and customary real estate referral fees for real estate brokers in connection with the listing and disposition of REO Property. The Servicer shall prepare a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Servicer to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Collection Account no later than the close of business on each Determination Date. The Servicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

     In the event that the Issuing Entity acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the expiration of three years from the end of the year of its acquisition by the Issuing Entity or, at the expense of the Issuing Entity, obtain, in accordance with applicable procedures for obtaining an automatic extension of the grace period, more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period, in which case such property must be disposed of prior to the end of such extension, unless the Trustee and the NIMs Insurer shall have been supplied with an Opinion of Counsel (such Opinion of Counsel not to be an expense of the Trustee or the NIMs Insurer), to the effect that the holding by the Issuing Entity of such Mortgaged Property subsequent to such three-year period or extension will not result in the imposition of taxes on "prohibited transactions" of the Issuing Entity or any of the REMICs provided for herein as defined in section 860F of the Code or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Issuing Entity may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Issuing Entity shall be held, rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Issuing Entity in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject the Issuing Entity or any REMIC provided for herein to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under section 860G(c) of the Code or otherwise, unless the Servicer or the Depositor has agreed to indemnify and hold harmless the Trustee and the Trust Fund with respect to the imposition of any such taxes.

     The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Collection Account. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

     The Liquidation Proceeds from any liquidation of a Mortgage Loan, net of any payment to the Servicer as provided above, shall be deposited in the Collection Account on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date.

     The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds, will be applied as between the parties in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and unpaid Servicing Fees, pursuant to Section 3.08(a)(vi) or this Section 3.12; second, to reimburse the Servicer for any unreimbursed Advances, pursuant to Section 3.08(a)(ii) or this Section 3.12; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan, at the Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; fourth, as a recovery of principal of the Mortgage Loan; and fifth, to any prepayment charges.

     The proceeds of any net income from an REO Property will be applied as between the parties in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and unpaid Servicing Fees, pursuant to Section 3.08(a)(vi) or this Section 3.12; second, to reimburse the Servicer for any unreimbursed Advances, pursuant to Section 3.08(a)(ii) or this Section 3.12; third, as a recovery of principal; and fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the related REO Property, at the applicable Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed.

          (b) On each Determination Date, the Servicer shall determine the respective aggregate amounts of Excess Proceeds, if any, that occurred in the related Prepayment Period.

          (c) [RESERVED]

          (d) With respect to such of the Mortgage Loans as come into and continue in default, the Servicer will decide, in its reasonable business judgment, whether to (i) foreclose upon the Mortgaged Properties securing those Mortgage Loans pursuant to Section 3.12(a), (ii) write off the unpaid principal balance of the Mortgage Loans as bad debt (provided that the Servicer has determined that no net recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged

Property), (iii) take a deed in lieu of foreclosure, (iv) accept a short sale or short refinance; (v) arrange for a repayment plan or refinancing, or (vi) agree to a modification of such Mortgage Loan. As to any Mortgage Loan that becomes 120 days delinquent, the Servicer shall have obtained or shall obtain a broker's price opinion, the cost of which will be reimbursable as a Servicing Advance. After obtaining the broker's price opinion, the Servicer will determine, in its reasonable business judgment, whether a net recovery is possible through foreclosure proceedings or other liquidation of the related Mortgage Property. If the Servicer determines that no such recovery is possible, it must charge off the related Mortgage Loan at the time it becomes 180 days delinquent. Once a Mortgage Loan has been charged off, the Servicer will discontinue making Advances, the Servicer will not be entitled to future Servicing Fees (except as provided below) with respect to such Mortgage Loan, and the Mortgage Loan will be treated as a Liquidated Mortgage Loan. If the Servicer determines that such net recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property on a Mortgage Loan that becomes 180 days delinquent, the Servicer need not charge off the Mortgage Loan and may continue making Advances, the Servicer will continue to be entitled to Servicing Fees, and the Servicer will be required to notify the Trustee of such decision.

          (e) Any Mortgage Loan that is charged off, pursuant to (d) above, may continue to be serviced by the Servicer for the Certificateholders using specialized collection procedures (including foreclosure, if appropriate). The Servicer will be entitled to Servicing Fees and reimbursement of expenses in connection with such Mortgage Loans after the date of charge off, only to the extent of funds available from any recoveries on any such Mortgage Loans. Any such Mortgage Loans serviced in accordance with the specialized collection procedures shall be serviced for approximately six months. Any net recoveries received on such Mortgage Loans during such six month period will be treated as Subsequent Recoveries. On the date which is six months after the date on which the Servicer begins servicing such Mortgage Loans using the specialized collection procedures, unless specific net recoveries are anticipated by the Servicer on a particular Mortgage Loan, such charged off loan will be released to the majority holder of the Class C Certificates and thereafter, (i) the majority holder of the Class C Certificates, as identified with contact information in writing to the Servicer by the Depositor, will be entitled to any amounts subsequently received in respect of any such released loans, subject to the Servicer's fees described below, (ii) the majority holder of the Class C Certificates may designate any servicer to service any such released loan, (iii) the majority holder of the Class C Certificates may sell any such released loan to a third party and (iv) to the extent the servicing of such charged off loan is not transferred from the Servicer, the servicing of such charged off loan and the fees therefor shall be governed by the most current servicing agreement between the Servicer and the Sponsor.

     SECTION 3.13. Trustee to Cooperate; Release of Mortgage Files

     Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will promptly notify the Trustee or its custodian by delivering a Request for Release substantially in the form of
Exhibit I. Upon receipt of a copy of such request, the Trustee or its custodian shall promptly release the related Mortgage File to the Servicer, the cost of which may be charged to the Servicer by the Trustee, and the Servicer is authorized to cause the removal from the registration on the MERS System of any such Mortgage if applicable, and the Servicer, on behalf of the Trustee shall execute and deliver the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage together with the Mortgage Note with written evidence of cancellation thereon. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Mortgagor to the extent permitted by law, and otherwise to the Trust Fund to the extent such expenses constitute "unanticipated expenses" within the meaning of Treasury Regulations
Section 1.860G-(1)(b)(3)(ii). From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or its custodian shall, upon delivery to the Trustee or its custodian of a Request for Release in the form of Exhibit I signed by a Servicing Officer, release the Mortgage File to the Servicer, and the cost of delivery of the Mortgage File may be charged to the Servicer by the Trustee. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee or its custodian when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Collection Account.

     Each Request for Release may be delivered to the Trustee or its custodian
(i) via mail or courier, (ii) via facsimile or (iii) by such other means, including, without limitation, electronic or computer readable medium, as the Servicer and the Trustee or its custodian shall mutually agree. The Trustee or its custodian shall release the related Mortgage File(s) within four Business Days of receipt of a properly completed Request for Release pursuant to clauses
(i), (ii) or (iii) above. Receipt of a properly completed Request for Release shall be authorization to the Trustee or its custodian to release such Mortgage Files, provided the Trustee or its custodian has determined that such Request for Release has been executed, with respect to clauses (i) or (ii) above, or approved, with respect to clause (iii) above, by an authorized Servicing Officer of the Servicer, and so long as the Trustee or its custodian complies with its duties and obligations under this Agreement. If the Trustee or its custodian is unable to release the Mortgage Files within the period previously specified, the Trustee or its custodian shall immediately notify the Servicer indicating the reason for such delay. The Servicer shall not pay penalties or damages due to the Trustee's or its designee's negligent failure to release the related Mortgage File or the Trustee's or its designee's negligent failure to execute and release documents in a timely manner, and such amounts shall be Servicer Advances.

     On each day that the Servicer remits to the Trustee or its custodian Requests for Releases pursuant to clauses (ii) or (iii) above, the Servicer shall also submit to the Trustee or its custodian a summary of the total number of such Requests for Releases requested on such day by the same method as described in such clauses (ii) and (iii) above.

     If the Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Servicer may deliver or cause to be delivered to the Trustee for signature, execute any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity. Notwithstanding the foregoing, the Servicer shall cause possession of any Mortgage File or of the documents therein that shall have been released by the Trustee or the custodian on its behalf to be returned to the Trustee or the custodian on its behalf promptly after possession thereof shall have been released by the Trustee or the custodian on its behalf unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account, and the Servicer shall have delivered to the Trustee or the custodian on its behalf a Request for Release in the form of Exhibit I or (ii) the Mortgage File or document shall have been delivered to an attorney or to a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property and the Servicer shall have delivered to the Trustee or the custodian on its behalf an Officer's Certificate of a Servicing Officer certifying as to the name and address of the Person to which the Mortgage File or the documents therein were delivered and the purpose or purposes of such delivery.

     SECTION 3.14. Documents, Records and Funds in Possession of Servicer to be Held for the Trustee.

     All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trust Fund, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account, the Certificate Account or in any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

     SECTION 3.15. Servicing Compensation

     As compensation for its activities hereunder, the Servicer shall be entitled to retain or withdraw from the Collection Account out of each payment of interest on a Mortgage Loan included in the Trust Fund an amount equal to interest at the applicable Servicing Fee Rate on the Stated Principal Balance of the related Mortgage Loan as of the immediately preceding Distribution Date.

     Additional servicing compensation in the form of any Excess Proceeds, late payment fees, assumption fees (i.e. fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property) and similar fees payable by the Mortgagor, Prepayment Interest Excess, all income and gain net of any losses realized from Permitted Investments in the Collection Account, and any other benefits arising from the Collection Account and the Escrow Account shall be retained by the Servicer to the extent not required to be deposited in the Collection Account and the Escrow Account pursuant to Sections 3.05, 3.06 or 3.12(a) hereof. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement. In no event shall the Trustee be liable for any Servicing Fee or for any differential between the Servicing Fee and the amount necessary to induce a successor servicer to act as successor servicer under this Agreement.

     SECTION 3.16. Access to Certain Documentation

     The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of the Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, as applicable, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Servicer designated by it provided, that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access. Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Upon reasonable advance notice to the Servicer, the Trustee shall have the right to inspect and examine the books and records of the Servicer with respect to the Mortgage Loans.


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

     SECTION 3.17. Annual Statement as to Compliance

     Not later than (a) March 12 of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which an annual report on Form 10-K is not required to be filed pursuant to Section 3.20 on behalf of the Issuing Entity, by April 15 of each calendar year (or if such day is not a Business Day, the immediately succeeding Business Day), the Servicer shall deliver to the Trustee and the Depositor, an Officer's Certificate in the form attached hereto as Exhibit U stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year or a portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. With respect to any Subservicer that meets the criteria of Item 1108(a)(2)(i) through (iii) of Regulation AB, the Servicer shall deliver, on behalf of that Subservicer, the Officer's Certificate set forth in this Section 3.17 as and when required with respect to such Subservicer. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request at the Certificateholder's expense, provided such statement has been delivered by the Servicer to the Trustee.

     SECTION 3.18. Annual Independent Public Accountants' Servicing Statement; Financial Statements

          (a) Not later than (i) March 12 of each calendar year (other than the calendar year during which the Closing Date occurs) or (ii) with respect to any calendar year during which an annual report on Form 10-K is not required to be filed pursuant to Section 3.20 on behalf of the Issuing Entity, by April 15 of each calendar year (or if such day is not a Business Day, the immediately succeeding Business Day), the Servicer, at its own expense, shall deliver to the Trustee and the Depositor an officer's assessment of its compliance with the Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB (the "Assessment of Compliance"), which assessment shall be substantially in the form of Exhibit R hereto.

          (b) Not later than (i) March 12 of each calendar year (other than the calendar year during which the Closing Date occurs) or (ii) with respect to any calendar year during which an annual report on Form 10-K is not required to be filed pursuant to Section 3.20 on behalf of the Issuing Entity, April 15 of each calendar year (or if such day is not a Business Day, the immediately succeeding Business Day), the Servicer, at its own expense, shall cause a nationally or regionally recognized firm of independent registered public accountants (who may also render other services to any Servicer, the Sponsor or any Affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and the Depositor that attests to and reports on the Assessment of Compliance provided by such Servicer pursuant to Section 3.18(a) (the "Accountant's Attestation"). Such Accountant's Attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

          (c) The Servicer shall deliver on behalf of any Subservicer and each Subcontractor (unless, in the case of any Subcontractor, the Depositor has notified the Servicer and the Trustee in writing that such compliance statement is not required by Regulation AB) not later than March 12 of each calendar year (other than the calendar year during which the Closing Date occurs) with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, to the Trustee and the Depositor an Assessment of Compliance, which assessment shall be substantially in the form of


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

Exhibit R hereto. The Servicer shall deliver on behalf of any Subservicer (other than the calendar year during which the Closing Date occurs) with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is not required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, by April 15 of each calendar year (or, in each case, if such day is not a Business Day, the immediately succeeding Business
Day) to the Trustee and the Depositor an Assessment of Compliance, which assessment shall be substantially in the form of Exhibit R hereto.

          (d) Not later than March 12 of each calendar year (other than the calendar year during which the Closing Date occurs) with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Servicer shall cause each Subservicer and each Subcontractor (unless, in the case of any Subcontractor, the Depositor has notified the Trustee and Servicer in writing that such compliance statement is not required by Regulation AB) to deliver to the Trustee and the Depositor an Accountant's Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 3.18(c) above. Other than the calendar year during which the Closing Date occurs, with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is not required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, not later than April 15 of each calendar year (or, in each case, if such day is not a Business Day, the immediately succeeding Business Day), the Servicer shall cause each Subservicer to deliver to the Trustee and the Depositor an Accountant's Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 3.18(c) above.

          (e) Not later than, with respect to any calendar year during which the Issuing Entity's annual report on Form 10K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Issuing Entity's annual report on Form 10-K with respect to the transactions contemplated by this Agreement is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Trustee shall deliver to the Depositor and the Servicer an Assessment of Compliance with regard to the Servicing Criteria applicable to the Trustee during the preceding calendar year, which assessment shall be substantially in the form of Exhibit R hereto.

          (f) Not later than, with respect to any calendar year during which the Issuing Entity's annual report on Form 10K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Issuing Entity's annual report on Form 10-K with respect to the transactions contemplated by this Agreement is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Trustee shall deliver to the Depositor and the Servicer an Accountant's Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 3.18(e) above.

          (g) Not later than, with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Issuing Entity's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Depositor shall cause each custodian to deliver to the Depositor, the Servicer and the Trustee an Assessment of Compliance with regard to the Servicing Criteria applicable to such custodian during the preceding calendar year, which assessment shall be substantially in the form of Exhibit R hereto.

          (h) Not later than March 12 (or, in each case, if such day is not a Business Day, the immediately succeeding Business Day), of any calendar year (other than the calendar year during which the Closing Date occurs) during which the Issuing Entity's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Depositor shall cause each custodian to deliver to the Depositor, the Servicer and the Trustee an Accountant's Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 3.18(g) above.

          (i) [Reserved].

          (j) [Reserved].

          (k) The Trustee agrees to require any custodian appointed by it to indemnify and hold harmless the Trustee, the Depositor and the Servicer and each Person, if any, who "controls" the Trustee, the Depositor or the Servicer within the meaning of the Securities Act and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on
(i) the failure of such custodian to deliver when required any information required of it pursuant to Section 3.18 or 3.20 or (ii) any material misstatement or omission contained in any information provided on its behalf pursuant to Section 3.18 or 3.20.

          (l) Copies of such Assessments of Compliance and Accountant's Attestations shall be available on the Trustee's website www.etrustee.net to any Certificateholder, provided such statement is delivered to the Trustee. The initial Assessments of Compliance and Accountant's Attestations required pursuant to this Section 3.18 shall be delivered to the Trustee, and the Depositor, as applicable, by each party no later than March 12, 2007.

          (m) Each of the parties hereto acknowledges and agrees that the purpose of this Section 3.18 is to facilitate compliance by the Sponsor and the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that the parties' obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and the parties shall comply with requests made by the Sponsor or the Depositor for delivery of additional or different information as the Sponsor or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, provided that such information is available to such party without unreasonable effort or expense and within such timeframe as may be reasonably requested. Any such supplementation or modification shall be made in accordance with Section 10.01 without the consent of the Certificateholders, and may result in a change in the reports filed by the Trustee on behalf of the Issuing Entity under the Exchange Act.

     SECTION 3.19. Rights of the NIMs Insurer

     Each of the rights of the NIMs Insurer set forth in this agreement shall exist so long as the NIM Notes issued pursuant to the Indenture remain outstanding or the NIMs Insurer is owed amounts in respect of its guarantee of payment on such NIM notes.


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

     SECTION 3.20. Periodic Filings

     As set forth on Schedule X hereto, for so long as the Issuing Entity is subject to the Exchange Act reporting requirements, no later than the end of business on the 2nd Business Day after the occurrence of an event requiring disclosure on Form 8K (a "reportable event") (i) the Depositor, the Sponsor or the Servicer shall have timely notified the Trustee of an item reportable on a Form 8-K (unless such item is specific to the Trustee, in which case the Trustee will be deemed to have notice), (ii) shall have delivered to the Trustee, all information, data, and exhibits required to be provided or filed with such Form 8-K in a word format agreed upon by the Trustee and Depositor, Seller or Servicer and (iii) the Depositor or the Trustee, to the extent the reportable item pertains to such party, shall notify the Servicer thereof by telephone. The Trustee shall not be responsible for determining what information is required to be filed on a Form 8-K in connection with the transactions contemplated by this Agreement (unless such information is specific to the Trustee, in which case the Trustee will be responsible for consulting with the Depositor or Servicer in making such a determination) or what events shall cause a Form 8-K to be required to be filed (unless such event is specific to the Trustee, in which case the Trustee will be responsible for consulting with the Depositor or Servicer before causing such Form 8-K to be filed) and shall not be liable for any late filing of a Form 8-K in the event that it does not receive all information, data and exhibits required to be provided or filed on or prior to the second Business Day prior to the applicable filing deadline and with respect to signatures, by noon, New York City time, on the fourth Business Day after the reportable event. After preparing the Form 8-K on behalf of the Depositor, the Trustee shall, if required, forward electronically a draft copy of the Form 8-K to the Depositor and the Servicer for review. No later than one and one-half Business Days after receiving a final copy of the Form 8-K from the Trustee, a duly authorized representative of the Servicer shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee and the Trustee shall file such Form 8-K; provided that the Depositor has notified the Trustee that it approves of the form and substance of such Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in this Agreement. After filing with the Commission, the Trustee will, pursuant to this Agreement, make available on its internet website a final executed copy of each Form 8-K. The Trustee will have no obligation to prepare, execute or file such Form 8-K or any liability with respect to any failure to properly prepare, execute or file such Form 8-K resulting from the Trustee's inability or failure to obtain or receive any information needed to prepare, arrange for execution or file such Form 8-K within the time frames required by this paragraph, not resulting from its own negligence, bad faith or willful misconduct.

     Within 15 days after each Distribution Date, the Trustee shall, on behalf of the Issuing Entity and in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 10-D with (1) a copy of the report to the Certificateholders for such Distribution Date as an exhibit thereto. Any other information provided to the Trustee by the Servicer or Depositor to be included in Form 10-D shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any additional information on Form 10-D ("Additional Form 10-D Disclosure") as set forth in the next paragraph.

     As set forth in Schedule Y hereto, within 5 calendar days after the related Distribution Date (i) the parties hereto, as applicable, will be required to provide to the Depositor and the Servicer, to the extent known to such party, any Additional Form 10-D Disclosure (including any breaches of pool asset representations and warranties or transaction covenants of which the party has written notice and which has not been included on the monthly distribution report for the period), if applicable, and (ii) the Depositor, to the extent it deems necessary, forward to the Trustee in EDGAR-compatible form (with a


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

copy to the Servicer), or in such other form as otherwise agreed upon by the Trustee and the Depositor, the form and substance of the Additional Form 10-D Disclosure by the 8th calendar day after the Distribution Date. The Depositor will be responsible for any reasonable fees and expenses incurred by the Trustee in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

     After preparing the Form 10-D at the direction of the Depositor, the Trustee will forward electronically a draft copy of the Form 10-D to the Depositor and the Servicer for review by the 9th calendar day after the Distribution Date. No later than 2 business days after receipt of a final copy after the related Distribution Date, unless the Servicer receives a notice from the Trustee as described below or a notice from the Depositor that it has discovered a material deficiency or irregularity with respect to such Form 10-D, a duly authorized representative of the Servicer shall sign the Form 10-D and return an electronic or fax copy of such Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee and the Trustee shall file such Form 10-D within two business days. Unless the Servicer shall have received notice from the Trustee to the contrary, the Trustee will be deemed to have represented to the Servicer that the Monthly Statement has been properly prepared by the Trustee and the Servicer may rely upon the accuracy thereof in it execution of the Form 10-D. If a Form 10-D cannot be filed on time (because of notice from the Trustee per the previous sentence or otherwise) or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in this Agreement. After filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-D. the Trustee will have no liability with respect to any failure to properly prepare, execute or file such Form 10-D resulting from the Trustee's inability or failure to obtain or receive any information needed to prepare, arrange for execution or file such Form 10-D on a timely basis.

     Prior to March 30, 2007 (and, if applicable, prior to the 90th calendar day after the end of the fiscal year for the Issuing Entity), the Trustee shall, on behalf of the Issuing Entity and in accordance with industry standards, prepare and file with the Commission via EDGAR a Form 10 -K with respect to the Issuing Entity. Such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for the Servicer and each Subservicer, as described in Section 3.17 of the Agreement, (ii)(A) the annual reports on Assessment of Compliance with Servicing Criteria for each Servicer, Subservicer and Subcontractor (unless the Depositor has determined that such compliance statement is not required by Regulation AB), as described in Section 3.18 of the Agreement, and (B) if any Reporting Servicer's report on Assessment of Compliance with Servicing Criteria described in Section 3.18 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any report on Assessment of Compliance with Servicing Criteria described in Section 3.18 of the Agreement is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for the Servicer and each Subservicer, as described in Section 3.18 of the Agreement, and (B) if any registered public accounting firm attestation report described in the Section 3.18 of the Agreement identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification in the form attached hereto as Exhibit T, executed by the senior officer in charge of securitizations of the Servicer. Any disclosure or information in addition to
(i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

     As set forth in Schedule Z hereto, no later than March 12 of each year that the Issuing Entity is subject to the Exchange Act reporting requirements, commencing in 2007, (i) certain parties to the transaction shall be required to provide to the Depositor and the Servicer, to the extent known, any Additional Form 10-K Disclosure, if applicable, and (ii) the Depositor shall, to the extent it deems necessary, forward to the Trustee in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Trustee and the Depositor, the form and substance of the Additional Form 10-K Disclosure by March 15. The Depositor will be responsible for any reasonable fees and expenses incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

     After preparing the Form 10-K, the Trustee shall forward electronically a draft copy of the Form 10-K to the Depositor and the Servicer for review. Upon the request of the Servicer, the Depositor shall confirm that it has reviewed the Form 10-K, that it has been properly prepared and that the Servicer may rely on the accuracy thereof (other than with respect to any portion of the Form 10-K or any exhibit thereto provided by the Servicer (other than any portion thereof with respect to which the Servicer has relied on the Trustee)). No later than 5:00pm EST on the 3rd Business Day following receipt of a final copy of the Form 10-K and if requested, the above-described confirmation from the Depositor, a senior officer of the Servicer shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee and the Trustee shall file such Form 10-K by March 30th. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in the Agreement. After filing with the Commission, the Trustee will, pursuant to the Agreement, make available on its internet website a final executed copy of each Form 10-K. the Trustee shall have no liability with respect to any failure to properly prepare, execute or file such Form 10-K resulting from the Trustee's inability or failure to obtain or receive any information needed to prepare, arrange for execution or file such Form 10-K on a timely basis.

     Each Form 10-K shall include a certification (the "Sarbanes-Oxley Certification") which shall be in the form attached hereto as Exhibit T. The Servicer will cause its senior officer in charge of securitization to execute the Sarbanes-Oxley Certification required pursuant to Rule 13a -14 under the Securities Exchange Act of 1934, as amended, and to deliver the original executed Sarbanes-Oxley Certification to the Trustee by March 20 of each year in which the Issuing Entity is subject to the reporting requirements of the Exchange Act. In connection therewith, each of the Trustee, the Servicer and each Subservicer and Subcontractor engaged by such party shall sign an Officer's Certificate (in the form attached hereto as Exhibit K and Exhibit L, respectively) for the benefit of the Servicer and its officers, directors and Affiliates regarding certain aspects of the Sarbanes-Oxley Certification. To the extent any information or exhibits required to be included in the Form 10-K are not timely received by the Trustee prior to March 30, the Trustee shall, on behalf of the Issuing Entity, file a Form 12B-25 and one or more amended Form 10-Ks, to the extent such amendments are accepted by the Exchange Act, to include such missing information or exhibits promptly after receipt thereof by the Trustee.

     On or before January 30, 2007, the Trustee shall, if legally permissible under applicable regulations and interpretations of the Commission, on behalf of the Issuing Entity and in accordance with industry standards, file with the Commission via EDGAR a Form 15 Suspension Notification with respect to the Issuing Entity, if applicable.

     The Servicer agrees to furnish promptly to the Trustee, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as is reasonably necessary to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any items with the Commission other than those specified in this section and the Servicer shall execute any and all Form 8-Ks and 10-Ks required hereunder.

     If the Commission issues additional interpretative guidance or promulgates additional rules or regulations with respect to Regulation AB or otherwise, or if other changes in applicable law occur, that would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this Section 3.20, to be conducted differently than as described, the Depositor, the Servicer, and the Trustee will reasonably cooperate to amend the provisions of this Section 3.20 in order to comply with such amended reporting requirements and such amendment of this Section 3.20. Any such amendment shall be made in accordance with Section 10.01 without the consent of the Certificateholders and may result in a change in the reports filed by the Trustee on behalf of the Issuing Entity under the Exchange Act. Notwithstanding the foregoing, the Depositor, the Servicer and the Trustee shall not be obligated to enter into any amendment pursuant to this Section 3.20 that adversely affects its obligations and immunities under this Agreement.

     The Depositor, the Servicer and the Trustee agree to use their good faith efforts to cooperate in complying with the requirements of this Section 3.20.

     SECTION 3.21. Indemnification by Trustee

     The Trustee shall indemnify and hold harmless the Depositor, the Servicer and their respective officers, directors, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Trustee or any of its officers, directors, agents or Affiliates of its obligations under Sections 3.18 and 3.20, any material misstatement or omission in any documents prepared thereunder (to the extent the Trustee is responsible for providing information or calculating amounts included in such information), the failure of the Trustee to deliver when required any Assessment of Compliance or Accountant's Attestation required of it pursuant to
Section 3.18, or any material misstatement or omission contained in any Assessment of Compliance or Accountant's Attestation provided on its behalf pursuant to Section 3.18, or the negligence, bad faith or willful misconduct of the Trustee in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified parties, then the Trustee agrees that it shall contribute to the amount paid or payable by the indemnified parties as a result of the losses, claims, damages or liabilities of the indemnified parties in such proportion as is appropriate to reflect the relative fault of the Trustee on the one hand and of the indemnified parties on the other.

     SECTION 3.22. Indemnification by Servicer

     The Servicer shall indemnify and hold harmless the Trustee and the Depositor and their respective officers, directors, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or Affiliates of its obligations under Sections 3.17, 3.18 and 3.20, any material misstatement or omission in any documents prepared thereunder (to the extent the Servicer is responsible for providing information or calculating amounts included in such information), the failure of such Servicer or any related Sub-Servicer or Subcontractor to deliver or cause to be delivered when required any Assessment of Compliance or Accountant's Attestation required of it pursuant to Section 3.18 or Annual Statement of Compliance required pursuant to Section 3.17, as applicable, or any material misstatement or omission contained in any Assessment of Compliance, Accountant's Attestation or Annual Statement as to Compliance provided on its behalf pursuant to Section
3.18 or 3.17, as applicable, or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified parties, then the Servicer agrees that it shall contribute to the amount paid or payable by the indemnified parties as a result of the losses, claims, damages or liabilities of the indemnified parties in such proportion as is appropriate to reflect the relative fault of the Servicer on the one hand and the indemnified parties on the other.

     SECTION 3.23. Prepayment Charge Reporting Requirements

     Promptly after each Distribution Date, the Servicer shall provide to the Depositor and the Trustee the following information with regard to each Mortgage Loan that has prepaid during the related Prepayment Period:

          (i) loan number;

          (ii) current Mortgage Rate;

          (iii) current principal balance;

          (iv) original principal balance;

          (v) Prepayment Charge amount due; and

          (vi) Prepayment Charge amount collected.

     SECTION 3.24. Information to the Trustee

     Two Business Days after the 15th day of each month, but not later than the 18th day of each month, the Servicer shall furnish to the Trustee in electronic format (i) the Remittance Report pursuant to Section 4.04(j) and (ii) a delinquency report in such form or forms as the Trustee and the Servicer may from time to time agree for the period ending on the last Business Day of the preceding month (and with respect to prepayments in full, for the period ending on the 14th day of the month in which such report is to be furnished).

     SECTION 3.25. Indemnification

     The Servicer shall indemnify the Sponsor, the Trust Fund, the Trustee (in its individual capacity and in its capacity as trustee), the Depositor and their officers, directors, employees and agents and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of such parties may sustain in any way related to the failure of the Servicer to perform its duties and service the related Mortgage Loans in compliance with the terms of this agreement by reason of negligence, willful misfeasance or bad faith in the performance of its duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer immediately shall notify the Sponsor, the Trustee and the Depositor or any other relevant party if a claim is made by a third party with respect to such party and this Agreement or the related Mortgage Loans and, if subject to this indemnification obligation, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any of such parties in respect of such claim. The Servicer shall follow any reasonable written instructions received from the Trustee in connection with such claim, it being understood that the Trustee shall have no duty to monitor or give instructions with respect to such claims, and the Servicer will not have any liability for following such instructions. The Servicer shall provide the Depositor and the Trustee with a written report of all expenses and advances incurred by the Servicer pursuant to this Section 3.25, and the Servicer shall promptly reimburse itself from the assets of the Trust Fund in the Collection Account for all amounts advanced by it pursuant to the preceding sentence except when the claim in any way relates to the gross negligence, bad faith or willful misconduct of the Servicer. The provisions of this paragraph shall survive the termination of this Agreement and the payment of the outstanding Certificates.

     SECTION 3.26. Solicitation

     The Servicer may solicit or refer to a mortgage originator, who may or may not be an affiliate of the Depositor or the Servicer, any Mortgagor for refinancing or otherwise take action to encourage refinancing.

     SECTION 3.27. High Cost Mortgage Loans

     In the event that the Servicer reasonably determines that a Mortgage Loan may be a "high cost mortgage loan", "high cost home", "covered", "high cost", "high risk home", "predatory" or similarly classified loan under any applicable state, federal or local law, the Servicer may notify the Depositor, the Sponsor and the Trustee thereof; the Servicer may terminate its servicing thereof; and such determination shall be deemed to materially and adversely affect the interests of the Certificateholders in such Mortgage Loan and the Transferor, or the Sponsor, in event the Transferor does not do so, will repurchase the Mortgage Loan within a 30 day period from the date of the notice in the manner described in Section 2.05.

     SECTION 3.28. Special Servicing Agreements

     The Servicer may enter into a special servicing advisory agreement with (i) a holder of (a) the Class R Certificate, (b) the Class C Certificate, (c) one or more other Class of subordinated certificates issued by the Issuing Entity and/or (d) a NIM Note and/or (ii) an advisor designated by any of the foregoing. Pursuant to such agreement, the Servicer may provide such holder or advisor, in its capacity as special servicing advisor, with loan-level information with respect to the Mortgage Loans, and such person may advise the Servicer with respect to efforts to maximize recoveries with regard to the Mortgage Loans, including, without limitation, the commencement of foreclosure proceedings or other actions.

     SECTION 3.29. Subordination of Liens

     In connection with any governmental program under which a Mortgagor may obtain a benefit in the event the related Mortgaged Property is subject to a disaster provided that the Mortgagor files a covenant or other lien against the Mortgaged Property and is required to obtain the subordination thereto of the Mortgage, the Servicer may cause such subordination to be executed and filed provided that either (i) the related Mortgage Loan is in default or default with respect to such Mortgage Loan is imminent or (ii) such subordination and participation in such governmental program will not result in a change in payment expectations with respect to such Mortgage Loan. For purposes of the preceding sentence, a change in payment expectations occurs if, as a result of such subordination and participation in such governmental program, (1) there is a substantial enhancement of the Mortgagor's capacity to meet the payment obligations under the Mortgage Loan and that capacity was primarily speculative prior to such subordination and participation in such governmental program and is adequate after such subordination and participation in such governmental program or (2) there is a substantial impairment of the Mortgagor's capacity to meet the payment obligations under the Mortgage Loan and that capacity was adequate prior to such subordination and participation in such governmental program and is primarily speculative after such subordination and participation in such governmental program. The preceding sentence and clause (ii) of the second preceding sentence are intended to comply with Treasury Regulations Section 1.1001-3(e)(4) and shall be interpreted in accordance therewith.

     SECTION 3.30. MI Policy; Claims Under the MI Policy

     Notwithstanding anything to the contrary elsewhere in this Agreement, the Servicer shall not agree to any modification or assumption of a MI Mortgage Loan or take any other action with respect to an MI Mortgage Loan that could result in denial of coverage under the MI Policy. The Servicer shall notify the MI Insurer that the Trustee, on behalf of the Issuing Entity, is the "Insured," as that term is defined in the related MI Policy, of each MI Mortgage Loan insured by the MI Insurer; provided, that such designation is made solely for the purpose of entitling the Trust Fund to receive payments for claims under the MI Policy and the Trustee shall not, except as provided herein, be deemed to assume the obligations of the "Insured" thereunder. The Servicer shall, on behalf of the Trustee, prepare and file on a timely basis with the MI Insurer all claims that may be made under the MI Policy with respect to the MI Mortgage Loans. Consistent with all rights and obligations hereunder, the Servicer shall take all actions required under the MI Policy as a condition to the payment of any such claim. Any amount received by the Servicer from the MI Insurer with respect to any MI Mortgage Loan shall be deposited by the Servicer, no later than two Business Days following receipt thereof, into the Collection Account.

                                   ARTICLE IV

                                  DISTRIBUTIONS

     SECTION 4.01. Advances

          (a) Subject to the conditions of this Article IV, the Servicer, as required below, shall make an Advance and deposit such Advance in the Collection Account. The Servicer shall use commercially reasonable efforts to remit each such Advance no later than 2:30 p.m. EST, but in any case no later than 4:00 p.m. EST, on the Servicer Advance Date in immediately available funds. The Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Non-Recoverable Advance. If the Servicer shall have determined that it has made a Non-Recoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Non-Recoverable Advance, the Servicer shall deliver (i) to the Trustee for the benefit of the Certificateholders, funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, each Rating Agency, the NIMs Insurer and the Trustee an Officer's Certificate setting forth the basis for such determination. The Servicer may, in its sole discretion, make an Advance with respect to the principal portion of the final Scheduled Payment on a Balloon Loan, but the Servicer is under no obligation to do so; provided, however, that nothing in this sentence shall affect the Servicer's obligation under this
Section 4.01 to Advance the interest portion of the final Scheduled Payment with respect to a Balloon Loan as if such Balloon Loan were a fully amortizing Mortgage Loan. If a Mortgagor does not pay its final Scheduled Payment on a Balloon Loan when due, the Servicer shall Advance (unless it determines in its good faith judgment that such amounts would constitute a Non-Recoverable Advance) a full month of interest (net of the Servicing Fee) on the Stated Principal Balance thereof each month until its Stated Principal Balance is reduced to zero.

     In lieu of making all or a portion of such Advance from its own funds, the Servicer may (i) cause to be made an appropriate entry in its records relating to the Collection Account that any amount held for future distribution has been used by the Servicer in discharge of its obligation to make any such Advance and
(ii) transfer such funds from the Collection Account to the Certificate Account. In addition, the Servicer shall have the right to reimburse itself for any such Advance from amounts held from time to time in the Collection Account to the extent such amounts are not then required to be distributed. Any funds so applied and transferred pursuant to the previous two sentences shall be replaced by the Servicer by deposit in the Collection Account no later than the close of business on the Servicer Advance Date on which such funds are required to be distributed pursuant to this Agreement. The Servicer shall be entitled to be reimbursed from the Collection Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.08. The obligation to make Advances with respect to any Mortgage Loan shall continue until the earlier of
(i) such Mortgage Loan is paid in full, (ii) the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Issuing Entity pursuant to any applicable provision of this Agreement, except as otherwise provided in this
Section 4.01, (iii) the Servicer determines in its good faith judgment that such amounts would constitute a Non-Recoverable Advance as provided in the preceding paragraph or (iv) the date on which such Mortgage Loan becomes 150 days delinquent as set forth below.

          (b) Notwithstanding anything in this Agreement to the contrary (including, but not limited to, Sections 3.01 and 4.01(a) hereof), no Advance or Servicing Advance shall be required to be made hereunder by the Servicer (including for the avoidance of doubt, the Trustee as successor servicer) if such Advance or Servicing Advance would, if made, constitute a Non-Recoverable Advance or a Non-Recoverable Servicing Advance. The determination by the Servicer that it has made a Non-Recoverable Advance or a Non-Recoverable Servicing Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Non-Recoverable Advance or a Non-Recoverable Servicing Advance, respectively, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Depositor and the Trustee. In addition, the Servicer shall not be required to advance any Relief Act Shortfalls.

          (c) Notwithstanding the foregoing, the Servicer shall not be required to make any Advances for any Mortgage Loan after such Mortgage Loan becomes 150 days delinquent. The Servicer shall identify such delinquent Mortgage Loans in the Servicer Statement referenced in Section 3.24. In addition, the Servicer shall provide the Trustee with an Officer's Certificate listing such delinquent Mortgage Loans and certifying that such loans are 150 days or more delinquent.

     SECTION 4.02. Reduction of Servicing Compensation in Connection with Prepayment Interest Shortfalls

     In the event that any Mortgage Loan is the subject of a Prepayment Interest Shortfall, the Servicer shall, from amounts in respect of the Servicing Fee for such Distribution Date, deposit into the Collection Account, as a reduction of the Servicing Fee for such Distribution Date, no later than the Servicer Advance Date immediately preceding such Distribution Date, an amount up to the Prepayment Interest Shortfall. In case of such deposit, the Servicer shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Issuing Entity or the Certificateholders. With respect to any Distribution Date, to the extent that the Prepayment Interest Shortfall exceeds Compensating Interest (such excess, a "Non-Supported Interest Shortfall"), such Non-Supported Interest Shortfall shall reduce the Current Interest with respect to each Class of Certificates, pro rata based upon the amount of interest each such Class would otherwise be entitled to receive on such Distribution Date.

     SECTION 4.03. Distributions on the REMIC Interests

     On each Distribution Date, amounts on deposit in the Certificate Account shall be treated for federal income tax purposes as applied to distributions on the interests in each of the SWAP REMIC and the Lower Tier REMIC in an amount sufficient to make the distributions on the respective Certificates on such Distribution Date in accordance with the provisions of Section 4.04.

     SECTION 4.04. Distributions

          (a) [Reserved].

          (b) On each Distribution Date (or on the related Swap Payment Date, with respect to payments to the Supplemental Interest Trust), the Trustee shall, to the extent of funds then available, make the following distributions from funds then available in the Certificate Account, of an amount equal to the Interest Funds, in the following order of priority:

          (i) to the Class P Certificates, an amount equal to any Prepayment Charges received with respect to the Mortgage Loans and all amounts paid by the Servicer, the Sponsor or the Transferor in respect of Prepayment Charges pursuant to this Agreement or the Transfer Agreement, as applicable, and all amounts received in respect of any indemnification paid as a result of a Prepayment Charge being unenforceable in breach of the representations and warranties set forth in the Sale Agreement or the Transfer Agreement for the related Prepayment Period;

          (ii) to the Supplemental Interest Trust, any Net Swap Payments owed to the Swap Counterparty;

          (iii) to the Supplemental Interest Trust, any Swap Termination Payment owed to the Swap Counterparty (other than any Defaulted Swap Termination Payment);

          (iv) concurrently, to each Class of the Class A Certificates, the Current Interest and any Interest Carry Forward Amount with respect to each such Class; provided, however, that if Interest Funds are insufficient to make a full distribution of the aggregate Current Interest and the aggregate Interest Carry Forward Amount to the Class A Certificates, Interest Funds will be distributed pro rata among each Class of the Class A Certificates based upon the ratio of (x) the Current Interest and Interest Carry Forward Amount for each Class of the Class A Certificates to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Class A Certificates in the aggregate;

          (v) to the Class M-1 Certificates, the Current Interest for such Class and any Interest Carry Forward Amount with respect to such Class;

          (vi) to the Class M-2 Certificates, the Current Interest for such Class and any Interest Carry Forward Amount with respect to such Class;

          (vii) to the Class M-3 Certificates, the Current Interest for such Class and any Interest Carry Forward Amount with respect to such Class;

          (viii) to the Class M-4 Certificates, the Current Interest for such Class and any Interest Carry Forward Amount with respect to such Class;

          (ix) to the Class M-5 Certificates, the Current Interest for such Class and any Interest Carry Forward Amount with respect to such Class;

          (x) to the Class M-6 Certificates, the Current Interest for such Class and any Interest Carry Forward Amount with respect to such Class;

          (xi) to the Class B-1 Certificates, the Current Interest for each such Class and any Interest Carry Forward Amount with respect to each such Class;

          (xii) to the Class B-2 Certificates, the Current Interest for each such Class and any Interest Carry Forward Amount with respect to each such Class;

          (xiii) to the Class B-3 Certificates, the Current Interest for each such Class and any Interest Carry Forward Amount with respect to each such Class; and

          (xiv) any remainder pursuant to Section 4.04(f) hereof.

     On each Distribution Date, subject to the proviso in (iv) above, Interest Funds received on the Group One Mortgage Loans will be deemed to be distributed to the Class R and Class A-1 Certificates and Interest Funds received on the Group Two Mortgage Loans will be deemed to be distributed to the Class A-2 Certificates, in each case, until the related Current Interest and Interest Carry Forward Amount of each such Class of Certificates for such Distribution Date has been paid in full. Thereafter, Interest Funds not required for such distributions are available to be applied to if necessary, to the Class or Classes of Certificates that are not related to such group of Mortgage Loans.

          (c) [Reserved]

          (d) On each Distribution Date (or on the related Swap Payment Date, with respect to payments to the Supplemental Interest Trust), the Trustee shall, to the extent of funds then available, make the following distributions from the Certificate Account of an amount equal to the Principal Distribution Amount in the following order of priority, and each such distribution shall be made only after all distributions pursuant to Section 4.04(b) above shall have been made until such amount shall have been fully distributed for such Distribution Date:

          (i) to the Supplemental Interest Trust, any Net Swap Payments owed to the Swap Counterparty, to the extent not paid pursuant to Section 4.04(b)(ii);

          (ii) to the Supplemental Interest Trust, any Swap Termination Payment owed to the Swap Counterparty (other than any Defaulted Swap Termination Payment), to the extent not paid pursuant to Section 4.04(b)(iii);

          (iii) to the Class A Certificates, the Class A Principal Distribution Amount shall be distributed as follows:

               (A) the Group One Principal Distribution Amount will be distributed as follows: (A) first, to the Class R Certificate, until the Certificate Principal Balance of such Class has been reduced to zero and (B) second, to the Class A-1 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

               (B) the Group Two Principal Distribution Amount will be distributed as follows: sequentially, to the Class A-2A Certificates until the Certificate Principal Balance thereof has been reduced to zero, then to the Class A-2B Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class A-2C Certificates until the Certificate Principal Balance thereof has been reduced to zero;

          provided, however, that on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Class M, Class B and Class C Certificates has been reduced to zero, any principal distributions allocated to the Class A-2A, Class A-2B and Class A-2C Certificates are required to be allocated pro rata, among such Classes, based on their respective Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero;

          (iv) to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount;

          (v) to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount;

          (vi) to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount;

          (vii) to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount;

          (viii) to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount;

          (ix) to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount;

          (x) to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;

          (xi) to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount;

          (xii) to the Class B-3 Certificates, the Class B-3 Principal Distribution Amount; and

          (xiii) any remainder pursuant to Section 4.04(f) hereof.

          (e) [Reserved]

          (f) On each Distribution Date, the Trustee shall, to the extent of funds then available, make the following distributions up to the following amounts from the Certificate Account of the remainders pursuant to Section 4.04(b)(xiv) and (d)(xiii) hereof and each such distribution shall be made only after all distributions pursuant to Sections 4.04(b) and (d) above shall have been made until such remainders shall have been fully distributed for such Distribution Date:

          (i) to the Class A Certificates, any funds owed, in the same manner and in the same order of priority, as set forth in accordance with Section 4.04(b)(iv), to the extent not paid pursuant to Section 4.04(b)(iv);

          (ii) to the Subordinate Certificates, any amounts due as described in the same order of priority as set forth in Section 4.04(b)(v) through 4.04(b)(xiii) to the extent unpaid from Interest Funds;

          (iii) for distribution as part of the Principal Distribution Amount, the Extra Principal Distribution Amount;

          (iv) to the Class M-1 Certificates, any Unpaid Realized Loss Amount for such Class;

          (v) to the Class M-2 Certificates, any Unpaid Realized Loss Amount for such Class;

          (vi) to the Class M-3 Certificates, any Unpaid Realized Loss Amount for such Class;

          (vii) to the Class M-4 Certificates, any Unpaid Realized Loss Amount for such Class;

          (viii) to the Class M-5 Certificates, any Unpaid Realized Loss Amount for such Class;

          (ix) to the Class M-6 Certificates, any Unpaid Realized Loss Amount for such Class;

          (x) to the Class B-1 Certificates, any Unpaid Realized Loss Amount for such Class;

          (xi) to the Class B-2 Certificates, any Unpaid Realized Loss Amount for such Class;

          (xii) to the Class B-3 Certificates, any Unpaid Realized Loss Amount for such Class;

          (xiii) to the Class A, Class M and Class B Certificates, on a pro rata basis, based upon outstanding Floating Rate Certificate Carryover for each such Class, the Floating Rate Certificate Carryover for each such Class; and

          (xiv) the remainder pursuant to Section 4.04(g) hereof.

          (g) on each Distribution Date (or on the related Swap Payment Date, with respect to payments to the Supplemental Interest Trust), the Trustee shall allocate the remainders pursuant to Section 4.04(f)(xiv) as follows:

          (i) to the Supplemental Interest Trust, any Defaulted Swap Termination Payment;

          (ii) to the Class C Certificates in the following order of priority,
     (I) the Class C Current Interest, (II) the Class C Interest Carry Forward Amount, (III) as principal on the Class C Certificate until the Certificate Principal Balance of the Class C Certificates has been reduced to zero and
     (IV) the Class C Unpaid Realized Loss Amount; and

          (iii) the remainder pursuant to Section 4.04(h) hereof.

          (h) On each Distribution Date, the Trustee shall allocate the remainder pursuant to Section 4.04(g)(iii) hereof (i) to the Trustee to reimburse amounts or pay indemnification amounts owing to the Trustee from the Issuing Entity pursuant to Section 6.03 and (ii) to the Class R Certificate and such distributions shall be made only after all preceding distributions shall have been made until such remainder shall have been fully distributed.

          (i) On each Distribution Date, after giving effect to distributions on such Distribution Date, the Trustee shall allocate the Applied Realized Loss Amount for the Certificates to reduce the Certificate Principal Balances of the Class C Certificates and the Subordinate Certificates in the following order of priority:

          (i) to the Class C Certificates, until the Class C Certificate Principal Balance is reduced to zero;

          (ii) to the Class B-3 Certificates until the Class B-3 Certificate Principal Balance is reduced to zero;

          (iii) to the Class B-2 Certificates until the Class B-2 Certificate Principal Balance is reduced to zero;

          (iv) to the Class B-1 Certificates until the Class B-1 Certificate Principal Balance is reduced to zero;

          (v) to the Class M-6 Certificates until the Class M-6 Certificate Principal Balance is reduced to zero;

          (vi) to the Class M-5 Certificates until the Class M-5 Certificate Principal Balance is reduced to zero;

          (vii) to the Class M-4 Certificates until the Class M-4 Certificate Principal Balance is reduced to zero;

          (viii) to the Class M-3 Certificates until the Class M-3 Certificate Principal Balance is reduced to zero;

          (ix) to the Class M-2 Certificates until the Class M-2 Certificate Principal Balance is reduced to zero; and

          (x) to the Class M-1 Certificates until the Class M-1 Certificate Principal Balance is reduced to zero.

          (j) Subject to Section 9.02 hereof respecting the final distribution, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, or if such Holder has so notified the Trustee at least five (5) Business Days prior to the related Record Date or has not provided wiring instructions to the Trustee, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section
9.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

     In accordance with this Agreement, the Servicer shall prepare and deliver an electronic report (the "Remittance Report") to the Trustee (or by such other means as the Servicer and the Trustee may agree from time to time) containing such data and information as to permit the Trustee to prepare the Monthly Statement to Certificateholders and make the required distributions for the related Distribution Date. The Trustee will prepare the Monthly Report based solely upon the information received from the Servicer.

     The Trustee shall promptly notify the NIMs Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class C Certificates or the Class P Certificates. Each Holder of the Class C Certificates or the Class P Certificates, by its purchase of such Certificates and the Trustee hereby agree that the NIMs Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedes or performance bond pending any such appeal. In addition and without limitation of the foregoing, the NIMs Insurer shall be subrogated to the rights of the Trustee and each Holder of the Class C Certificates and the Class P Certificates in the conduct of any such Preference

Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim; provided, however, that the NIMs Insurer will not have any rights with respect to any Preference Claim set forth in this paragraph unless the indenture trustee with respect to the NIM Notes or the holder of any NIMs Notes has been required to relinquish a distribution made on the Class C Certificates, the Class P Certificates or the NIM Notes, as applicable, and the NIMs Insurer made a payment in respect of such relinquished amount.

          (k) The Trustee is hereby directed by the Depositor to execute the Cap Contracts on behalf of the Supplemental Interest Trust in the form presented to it by the Depositor and shall have no responsibility for the contents of such Cap Contract, including, without limitation, the representations and warranties contained therein. Any funds payable by the Trustee under the Cap Contracts at closing shall be paid by the Depositor. Notwithstanding anything to the contrary contained herein or in any Cap Contract, except as set forth in paragraph 2 of the confirmation to each Cap Contract and paragraph 13(b) to the Cap Credit Support Annex, the Issuing Entity shall not be required to make any payments to the counterparty under any Cap Contract. Any payments received under the terms of the related Cap Contract will be available to pay the holders of the related Class A-1, Class A-2, Class M and Class B Certificates up to the amount of any Floating Rate Certificate Carryovers remaining after all other distributions required under this Section 4.04 are made on such Distribution Date, other than Floating Rate Certificate Carryovers attributable to the fact that Applied Realized Loss Amounts are not allocated to the Class A Certificates. Any amounts (excluding collateral posted pursuant to a Cap Credit Support Annex) received under the terms of any Cap Contract on a Distribution Date that are not used to pay such Floating Rate Certificate Carryovers will be distributed to the holders of the Class C Certificates. Payments in respect of such Floating Rate Certificate Carryovers from proceeds of a Cap Contract shall be paid to the related Classes of Class A-1, Class A-2, Class M and Class B Certificates, pro rata based upon such Floating Rate Certificate Carryovers for each such Class of Class A-1, Class A-2, Class M and Class B Certificates. Amounts received on the Class A-1 Cap Contract will only be available to make payments on the Class A-1 Certificates, amounts received on the Class A-2 Cap Contract will only be available to make payments on the Class A-2 Certificates, amounts received on the Subordinate Certificates Cap Contract will only be available to make payments on the Subordinate Certificates.

          (i) The Trustee shall establish and maintain, for the benefit of the Issuing Entity and the Certificateholders, the Cap Contract Account. On or prior to the Cap Contract Termination Date, amounts, if any, received by the Trustee for the benefit of the Trust Fund in respect of the related Cap Contract shall be deposited by the Trustee into the Cap Contract Account and will be used to pay Floating Rate Certificate Carryovers on the related Class A-1, Class A-2, Class M and Class B Certificates to the extent provided in the immediately preceding paragraph. With respect to any Distribution Date on or prior to the Cap Contract Termination Date, the amount, if any, payable by the Cap Contract Counterparty under the related Cap Contract will equal the product of (i) the excess of (x) One-Month LIBOR (as determined by the Cap Contract Counterparty pursuant to the terms of such Cap Contract and subject to a cap equal to the rate with respect to such Distribution Date as shown under the heading "1ML Upper Collar" in the schedule to the related Cap Contract), over (y) the rate with respect to such Distribution Date as shown under the heading "1ML Strike Lower Collar" in the schedule to the related Cap Contract, (ii) an amount equal to the lesser of (x) the related Cap Contract Notional Balance for such Distribution Date and (y) the outstanding Certificate Principal Balance of the related Classes of Certificates and (iii) the number of days in such Accrual Period, divided by 360. If a payment is made to the Issuing Entity under a Cap Contract and the Trustee is required to distribute excess amounts to the holders of the Class C Certificates as described above, information regarding such distribution will be included in the monthly statement made available on the Trustee's website pursuant to Section 4.05 hereof.

          (ii) Amounts on deposit in the Cap Contract Account will remain uninvested pending distribution to Certificateholders.

          (iii) Each Cap Contract is scheduled to remain in effect until the Cap Contract Termination Date and will be subject to early termination only in limited circumstances. Such circumstances include certain insolvency or bankruptcy events in relation to the Cap Contract Counterparty (after a grace period of three Local Business Days, as defined in the related Cap Contract, after notice of such failure is received by the Cap Contract Counterparty) to make a payment due under the related Cap Contract, the failure by the Cap Contract Counterparty (after a cure period of 20 days after notice of such failure is received) to perform any other agreement made by it under the related Cap Contract, the termination of the Trust Fund and the related Cap Contract becoming illegal or subject to certain kinds of taxation.

          (iv) On the Closing Date, the Cap Contract Counterparty and the Trustee (which is hereby authorized and directed to enter into such credit support annex) will enter into a credit support annex in relation to the Cap Contracts.

          Pursuant to and in accordance with the terms and provisions of the Cap Contracts, the Cap Contract Counterparty may be required to post additional collateral in connection with its obligations under the Cap Contracts. In connection with the foregoing, the Trustee shall establish a Cap Posted Collateral Account on the Closing Date.

          To the extent that the Cap Contract Counterparty remits any Posted Collateral to the Trustee under the Cap Contracts, the Trustee shall, upon receipt of the Posted Collateral, deposit the Posted Collateral into the Cap Posted Collateral Account and shall hold, release and disburse such collateral in accordance with the terms and provisions of the Cap Contracts. Where a termination event occurs with respect to the Cap Contract Counterparty under the Cap Contracts, or where the Cap Contract Counterparty fulfills certain obligations to the Issuing Entity such as finding a replacement cap contract counterparty or a guarantor that meets the criteria described in the Cap Contracts, the Trustee shall make payments from the Cap Posted Collateral Account in accordance with the provisions of the Cap Contracts. Amounts held in the Cap Posted Collateral Account will not be part of the Trust Fund and will not be available for distribution to any Certificateholders, except to the extent such funds are distributed to the Cap Contract Account pursuant to the Cap Contracts. Any funds held in the Cap Posted Collateral Account shall be invested by the Trustee in accordance with the provisions of the Cap Credit Support Annex. Any earnings shall be remitted to the Cap Contract Counterparty in accordance with the Cap Contracts. Absent receipt by the Trustee of written investment instructions pursuant to the Cap Credit Support Annex, funds held in the Cap Posted Collateral Account shall remain uninvested.

          (l) On the Closing Date, the Supplemental Interest Trust shall be established and maintained pursuant to this Agreement, as a separate trust, the corpus of which shall be held by the Supplemental Interest Trust Trustee for the benefit of the holders of the Certificates as a segregated subtrust of the Trust Fund. The Supplemental Interest Trust shall be an Eligible Account, and funds deposited therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee or Supplemental Interest Trust Trustee held pursuant to this Agreement. In no event shall any funds deposited in the Supplemental Interest Trust be credited to or made available to any other account of the Trust Fund. The records of the Trustee shall at all times reflect that the Supplemental Interest Trust is a subtrust of the Trust Fund, the assets of which are segregated from other assets of the Trust Fund.

     The Supplemental Interest Trust Trustee is hereby directed by the Depositor to execute the Swap Agreement on behalf of the Supplemental Interest Trust in the forms presented to it by the Depositor and shall have no responsibility for the contents of such Swap Agreement, including, without limitation, the representations and warranties contained therein. The Supplemental Interest Trust Trustee shall have all of the rights and protections of the Trustee hereunder.

     The Supplemental Interest Trust Trustee shall use reasonable efforts to enforce all of the rights of the Supplemental Interest Trust and exercise any remedies under the Swap Agreement and, in the event the Swap Agreement is terminated as a result of the designation by either party thereto of an Early Termination Date (as defined in the Swap Agreement), find a replacement counterparty to enter into a replacement swap agreement utilizing the amounts of the net Swap Termination Payments received.

     For each Distribution Date, through and including the Distribution Date in December 2011, the Supplemental Interest Trust Trustee shall, based on the Significance Estimate (which shall be provided to the Trustee by the Depositor within five Business Days prior to the Distribution Date), calculate the Significance Percentage of the Swap Agreement. If on any such Distribution Date, the Significance Percentage is equal to or greater than 9%, the Supplemental Interest Trust Trustee shall promptly notify the Depositor and the Depositor, on behalf of the Trustee, shall obtain the financial information required to be delivered by the Swap Counterparty pursuant to the terms of the Swap Agreement. If, on any succeeding Distribution Date through and including the Distribution Date in December 2011, the Significance Percentage is equal to or greater than 10%, the Supplemental Interest Trust Trustee shall promptly notify the Depositor and the Depositor shall, within five Business Days after such Distribution Date, deliver to the Trustee the financial information provided to it by the Swap Counterparty for inclusion in the Form 10-D relating to such Distribution Date.

     Distributions with respect to amounts owed to the Swap Counterparty under Sections 4.04(b) and 4.04(d) shall be deposited in the Swap Account and shall be used to make the payments to the Swap Counterparty described in this
Section 4.04(l). Any Swap Termination Payment received by the Supplemental Interest Trust Trustee from the Swap Counterparty shall be deposited in the Swap Account and shall be used to make any upfront payment required under a replacement swap agreement and any upfront payment received from the counterparty to a replacement swap agreement shall be used to pay any Swap Termination Payment owed to the Swap Counterparty.

     Notwithstanding anything contained herein, in the event that a replacement swap agreement cannot be obtained within 30 days after receipt by the Supplemental Interest Trust Trustee of the Swap Termination Payment paid by the terminated Swap Counterparty, the Supplemental Interest Trust Trustee shall deposit such Swap Termination Payment into a separate, segregated non-interest bearing subtrust established by the Supplemental Interest Trust Trustee and the Supplemental Interest Trust Trustee shall, on each Distribution Date following receipt of such Swap Termination Payment, withdraw from such subtrust, an amount equal to the Net Swap Payment, if any, that would have been paid to the Supplemental Interest Trust by the original Swap Counterparty (computed in accordance with the original Swap Agreement) and distribute such amount in accordance with Section 4.04(l)(i)-(viii) of this Agreement. Any such subtrust shall not be an asset of any REMIC. Any amounts remaining in such subtrust shall be distributed to the holders of the Class C Certificates on the Distribution Date following the earlier of (i) the termination of the Trust Fund pursuant to
Section 9.01 and (ii) December 25, 2011.

     On or before any Distribution Date (or in the case of any Net Swap Payments, on the related Swap Payment Date), any Swap Termination Payments or Net Swap Payments owed to the Swap Counterparty will be paid out of, or any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty will be deposited into, the Swap Account. The Supplemental Interest Trust will not be an asset of any REMIC. Funds in the Swap Account within the Supplemental Interest Trust

(other than any funds in the Cap Contract Account) shall be distributed in the following order of priority by the Trustee:

          (i) to the Swap Counterparty, all Net Swap Payments, if any, owed to the Swap Counterparty for such Distribution Date;

          (ii) to the Swap Counterparty, any Swap Termination Payment, other than a Defaulted Swap Termination Payment, if any, owed to the Swap Counterparty;

          (iii) to each Class of the Class A Certificates, on a pro rata basis, any Current Interest and any Interest Carry Forward Amount with respect to such Class to the extent unpaid from Interest Funds and Principal Funds;

          (iv) sequentially, to the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, in that order, any Current Interest for such Class to the extent unpaid from Interest Funds and Principal Funds;

          (v) sequentially, to the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, in that order, any Interest Carry Forward with respect to such Class to the extent unpaid from Interest Funds and Principal Funds;

          (vi) to the Class A, Class R, Class M and Class B Certificates, to pay principal as described and in the same manner and order of priority as set forth in Sections 4.04(d)(iii) through 4.04(d)(xii) to the extent that funds are not otherwise available to pay the Extra Principal Distribution Amount;

          (vii) sequentially, to the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, in that order, any Unpaid Realized Loss Amount for such Class to the extent unpaid from Interest Funds and Principal Funds;

          (viii) to the Class A, Class R, Class M and Class B Certificates, on a pro rata basis, any Floating Rate Certificate Carryover to the extent not paid based on the amount of such unpaid Floating Rate Certificate Carryover;

          (ix) to the Swap Counterparty, any Defaulted Swap Termination Payment owed to the Swap Counterparty to the extent not already paid; and

          (x) to the Class C Certificates any remaining amount.

     Notwithstanding the foregoing, however, after giving effect to proposed distributions on any Distribution Date, the sum of the cumulative amounts distributed pursuant to clause (vi) above and the cumulative amounts distributed pursuant to clause (vii) above shall be limited to the aggregate amount of cumulative Realized Losses incurred from the Cut-off Date through the last day of the related Prepayment Period.

     Upon termination of the Trust Fund, any amounts remaining in the Supplemental Interest Trust shall be distributed pursuant to the priorities set forth in this Section 4.04(l).

     With respect to the failure of the Swap Counterparty to perform any of its obligations under the Swap Agreement, the breach by the Swap Counterparty of any of its representations and warranties made pursuant to the Swap Agreement, or the termination of the Swap Agreement, the Trustee shall send any notices and make any demands required hereunder.

     On the Closing Date, the Swap Counterparty and the Supplemental Interest Trust Trustee (which is hereby authorized and directed to enter into such credit support annex) will enter into a credit support annex in relation to the Swap Agreement.

     Pursuant to and in accordance with the terms and provisions of the Swap Agreement, the Swap Counterparty may be required to post additional collateral in connection with its obligations under the Swap Agreement. In connection with the foregoing, on the Closing Date, the Supplemental Interest Trust Trustee shall establish and maintain a Swap Posted Collateral Account.

     To the extent that the Swap Counterparty remits any Posted Collateral to the Supplemental Interest Trust Trustee under the Swap Agreement, the Supplemental Interest Trust Trustee shall, upon receipt of the Posted Collateral, deposit the Posted Collateral into the Swap Posted Collateral Account and shall hold, release and disburse such collateral in accordance with the terms and provisions of the Swap Agreement. Where a termination event occurs with respect to the Swap Counterparty under the Swap Agreement, or where the Swap Counterparty fulfills certain obligations to the Supplemental Interest Trust such as finding a replacement swap counterparty or a guarantor that meets established criteria of the Rating Agencies as set forth in the Swap Agreement, the Supplemental Interest Trust Trustee shall make payments from the Swap Posted Collateral Account in accordance with the provisions of the Swap Agreement. Amounts held in the Swap Posted Collateral Account will not be part of the Trust Fund and will not be available for distribution to any Certificateholders, except to the extent distributed to the Swap Account pursuant to the Swap Agreement. Any funds held in the Swap Posted Collateral Account shall be invested by the Trustee in accordance with the provisions of the Swap Credit Support Annex. Posted Collateral that is not cash shall be held by the Supplemental Interest Trust Trustee and remain uninvested. Any earnings shall be remitted to the Swap Counterparty in accordance with the Swap Agreement. Absent receipt by the Trustee of written investment instructions pursuant to the Swap Credit Support Annex, funds held in the Swap Posted Collateral Account shall remain uninvested.


     SECTION 4.05. Monthly Statements to Certificateholders

          (a) Not later than each Distribution Date, the Trustee shall prepare and make available on its website located at www.etrustee.net to each Holder of a Class of Certificates of the Trust Fund, the Servicer, the Rating Agencies, the Cap Contract Counterparty, the Swap Counterparty and the Depositor a statement setting forth for the Certificates the following information; provided, however, that with respect to any calendar year during which an annual report on Form 10-K is not required to be filed with the Commission on behalf of the Issuing Entity, information set forth in Items (xxiv) through (xxxii) below are not required to be included in such statement during any calendar year:

          (i) the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein, (C) the Extra Principal Distribution Amount, if any, and (D) the aggregate amount of Prepayment Charges, if any;

          (ii) the amount of such distribution to Holders of each Class allocable to interest, together with any Non-Supported Interest Shortfalls allocated to each Class;

          (iii) any interest Carryforward Amount for each Class of the Class A, Class M and Class B Certificates;

          (iv) the Class Certificate Principal Balance of each Class after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date;

          (v) the Pool Stated Principal Balance for such Distribution Date;

          (vi) the amount of the Servicing Fee paid to or retained by the Servicer and any amounts constituting reimbursement or indemnification of the Servicer or Trustee;

          (vii) the Pass-Through Rate for each Class of Certificates for such Distribution Date;

          (viii) the amount of Advances included in the distribution on such Distribution Date;

          (ix) the cumulative amount of (A) Realized Losses and (B) Applied Realized Loss Amounts to date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

          (x) the amount of (A) Realized Losses and (B) Applied Realized Loss Amounts with respect to such Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

          (xi) the number and aggregate principal amounts of Mortgage Loans (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days,
     (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and Delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

          (xii) with respect to any Mortgage Loans that become REO Properties during the preceding calendar month, the number and aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the last day of the calendar month preceding such Distribution Date and the date of acquisition thereof;

          (xiii) the total number and principal balance of any REO Properties as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

          (xiv) the aggregate Stated Principal Balance of all loans that become Liquidated Loans as of such Distribution Date calculated as of the preceding Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

          (xv) whether a Stepdown Trigger Event has occurred and is in effect;

          (xvi) with respect to each Class of Certificates, any Interest Carry Forward Amount with respect to such Distribution Date for each such Class, any Interest Carry Forward Amount paid for each such Class and any remaining Interest Carry Forward Amount for each such Class;

          (xvii) the number and Stated Principal Balance (as of the preceding Distribution Date) of any Mortgage Loans which were purchased or repurchased during the preceding Due Period and since the Cut-off Date;

          (xviii) the number of Mortgage Loans for which Prepayment Charges were received during the related Prepayment Period and, for each such Mortgage Loan, the amount of Prepayment Charges received during the related Prepayment Period and in the aggregate of such amounts for all such Mortgage Loans since the Cut-off Date;

          (xix) the amount and purpose of any withdrawal from the Collection Account pursuant to Section 3.08(a)(viii);

          (xx) the amount of any payments to each Class of Certificates that are treated as payments received in respect of a REMIC "regular interest" or REMIC "residual interest" and the amount of any payments to each Class of Certificates that are not treated as payments received in respect of a REMIC "regular interest" or REMIC "residual interest";

          (xxi) as of each Distribution Date, the amount, if any, to be deposited in the Cap Contract Account pursuant to the related Cap Contract as described in Section 4.04(k) and the amount thereof to be paid to the Class A-1 Certificates, the Class A-2 Certificates, the Subordinate Certificates and the Class C Certificates described in Section 4.04(k) hereof;

          (xxii) as of each Distribution Date, the amount, if any, to be deposited in the Supplemental Interest Trust pursuant to the Swap Agreement as described in Section 4.04(l) and the amount thereof to be paid to the Certificates;

          (xxiii) any Floating Rate Certificate Carryover paid and all Floating Rate Certificate Carryover remaining on each Class of the Class A, Class M and Class B Certificates on such Distribution Date;

          (xxiv) the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower's obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Relief Act or the California Military and Veterans Code, as amended; and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions in the aggregate and with respect to the Group One Mortgage Loans and the Group Two Mortgage Loans;

          (xxv) with respect to each Class of Certificates, the amount of any Non-Supported Interest Shortfalls on such Distribution Date;

          (xxvi) the number and amount of pool assets at the beginning and ending of each period, and updated pool composition information;

          (xxvii) any material changes to methodology regarding calculations of delinquencies and charge-offs;

          (xxviii) information on the amount of any advances made or reimbursed during the period;

          (xxix) any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time;

          (xxx) material breaches of pool asset representations or warranties or transaction covenants;

          (xxxi) information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met; and

          (xxxii) information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.

          (b) The Trustee will make the Monthly Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the Cap Contract Counterparty, the Swap Counterparty, other parties to this Agreement and any other interested parties via the Trustee's Internet website. The Trustee's Internet website shall initially be located at "www.etrustee.net". Assistance in using the website can be obtained by calling the Trustee (Attention: Mason Arion, who may be reached directly at (312) 992-2835. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

     The foregoing information and reports shall be prepared and determined by the Trustee based on Mortgage Loan data and other information provided to the Trustee by the Servicer, the Swap Counterparty or any other third party required to deliver information hereunder. In preparing or furnishing the foregoing information, the Trustee shall be entitled to rely conclusively on the accuracy and completeness of the information or data provided to the Trustee by the Servicer, Swap Counterparty or any other third party required to deliver information and the Trustee shall be entitled to rely conclusively upon and shall have no liability for any errors in any such information.

     As a condition to access the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with this Agreement.

          (c) If so requested in writing within a reasonable period of time after the end of each calendar year, the Trustee shall make available on its website or cause to be furnished to each Person who at any time during the calendar year was a Certificateholder of record, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 4.05 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect.

          (d) Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Class R Certificate each Form 1066Q and, upon request of the Holders of the Class R Certificate, each Form 1066, and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Class R Certificate with respect to the following matters:

          (i) The original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

          (ii) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

          (iii) The Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

          (iv) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

          (v) The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the REMICs with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

          (vi) The amount and timing of any non-interest expenses of the REMICs; and

          (vii) Any taxes (including penalties and interest) imposed on the REMICs, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

     The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 8.12.

                                    ARTICLE V

                                THE CERTIFICATES

     SECTION 5.01. The Certificates

     The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

          Minimum      Integral Multiples in   Original Certificate
Class   Denomination     Excess of Minimum       Principal Balance
-----   ------------   ---------------------   --------------------
A-1      $25,000.00            $1.00               $250,830,000
A-2A     $25,000.00            $1.00               $284,750,000

          Minimum      Integral Multiples in   Original Certificate
Class   Denomination     Excess of Minimum       Principal Balance
-----   ------------   ---------------------   --------------------
A-2B     $25,000.00            $1.00               $148,670,000
A-2C     $25,000.00            $1.00               $ 27,752,000
M-1      $25,000.00            $1.00               $ 43,195,000
M-2      $25,000.00            $1.00               $ 55,061,000
M-3      $25,000.00            $1.00               $ 16,139,000
M-4      $25,000.00            $1.00               $ 17,088,000
M-5      $25,000.00            $1.00               $ 13,765,000
M-6      $25,000.00            $1.00               $ 12,816,000
B-1      $25,000.00            $1.00               $ 12,816,000
B-2      $25,000.00            $1.00               $  9,968,000
B-3      $25,000.00            $1.00               $ 13,766,000
R        $   100.00             N/A                $     100.00
C            (1)                (1)                         100%
P            (2)                (2)                     (2)

----------
(1) The Class C Certificates shall not have minimum dollar denominations or certificate notional amount and shall be issued in a minimum percentage interest of 25%.

(2) The Class P Certificates shall not have minimum dollar denominations or Certificate Principal Balances and shall be issued in a minimum percentage interest of 100%.

     The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust Fund, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth as attached hereto executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Authenticating Agent shall authenticate the Certificates to be issued at the written direction of the Depositor, or any Affiliate thereof.

     The Certificates sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A hereto added to the form of each such Certificate (each, a "Regulation S Book-Entry Certificate"), which shall be deposited on behalf of the Holders of such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC, duly executed and authenticated by the Trustee and the Authenticating Agent as hereinafter provided. The aggregate principal amounts of the Regulation S Book-Entry Certificates may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

     The Certificates sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A hereto added to the form of each such Certificate (each, a "Rule 144A Book-Entry Certificate"), which shall be deposited on behalf of the Holders of such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of


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DTC, duly executed and authenticated by the Trustee and the Authenticating Agent as hereinafter provided. The aggregate principal amounts of the Rule 144A Book-Entry Certificates may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

     SECTION 5.02. Certificate Register; Registration of Transfer and Exchange of Certificates

          (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.09 hereof, a Certificate Register for the Issuing Entity in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

     At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

     No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required. All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by a Trustee in accordance with such Trustee's customary procedures.

     No Transfer of a Class C or Class P Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall (except with respect to the initial transfer of a Class C or Class P Certificate by Merrill Lynch & Co. or, in connection with a transfer of a Class C or Class P Certificate to the indenture trustee under an Indenture pursuant to which NIM Notes are issued, whether or not such notes are guaranteed by the NIMs Insurer) each certify to the Trustee in writing the facts surrounding the Transfer in substantially the form set forth in Exhibit F (the "Transferor Certificate") and
(i) deliver a letter in substantially the form of either Exhibit G (the "Investment Letter") or Exhibit H (the "Rule 144A Letter") or (ii) there shall be delivered to the Trustee an Opinion of Counsel that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor or the Trustee. The Depositor shall provide to any Holder of a Class C or Class P Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the


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Depositor such information in the possession of the Trustee regarding the
Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Class C or Class P Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Depositor and the Trustee against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

     By acceptance of a Regulation S Global Security, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will only transfer such a Certificate as provided herein. In addition, each Holder of a Regulation S Global Security shall be deemed to have represented and warranted to the Depositor, the Trustee and any of their respective successors that: (i) such Person is not a "U.S. person" within the meaning of Regulation S and was, at the time the buy order was originated, outside the United States and (ii) such Person understands that such Certificates have not been registered under the Securities Act and that (x) until the expiration of the 40-day distribution compliance period (within the meaning of Regulation S), no offer, sale, pledge or other transfer of such Certificates or any interest therein shall be made in the United States or to or for the account or benefit of a U.S. person (each as defined in Regulation S),
(y) if in the future it decides to offer, resell, pledge or otherwise transfer such Certificates, such Certificates may be offered, resold, pledged or otherwise transferred only (A) to a person which the seller reasonably believes is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act, that is purchasing such Certificates for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A or (B) in an offshore transaction (as defined in Regulation S) in compliance with the provisions of Regulation S, in each case in compliance with the requirements of this Agreement; and it will notify such transferee of the transfer restrictions specified in this Section.

     No transfer of a Certificate that is neither an ERISA Restricted Certificate nor a Class R Certificate shall be registered unless the transferee provides the Trustee with a representation that either (i) such transferee is not, and is not acting for, on behalf of or with any assets of, an employee benefit plan or other arrangement subject to Title I of ERISA or plan subject to
Section 4975 of the Code, or (ii) until the termination of the Swap Agreement, the acquisition and holding of the Certificate are eligible for exemptive relief under any of Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code, Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23.

     No transfer of an ERISA Restricted Certificate or a Class R Certificate shall be registered unless the Trustee has received (A) a representation to the effect that such transferee is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law"), and is not directly or indirectly acquiring the ERISA Restricted Certificate or the Class R Certificate by, on behalf of, or with any assets of any such plan (collectively, "Plan"), or (B) solely in the case of ERISA Restricted Certificates, (I) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation to the effect that such transferee is an insurance company that is acquiring the Certificate with assets of an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (II) solely in the case of an ERISA Restricted Certificate that is a Definitive Certificate, an Opinion of Counsel satisfactory to the Trustee, and upon which the Trustee and the NIMs Insurer shall be entitled to rely, to the effect that the acquisition and holding of such Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of

Similar Law, and will not subject the Trustee, the Servicer, the NIMs Insurer or the Depositor to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer, the NIMs Insurer or the Depositor.

     Except in the case of a Definitive Certificate, the representations set forth in the two immediately preceding paragraphs of this Subsection 5.02(a), other than clause (B)(II) in the immediately preceding paragraph, shall be deemed to have been made to the Trustee by the transferee's acceptance of a Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any Certificate).

     Notwithstanding any other provision herein to the contrary, any purported transfer of a Certificate to or on behalf of a Plan without the delivery to the Trustee of a representation or an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect. The Trustee shall not be under any liability to any Person for any registration or transfer of any Certificate that is in fact not permitted by this Section 5.02(a), nor shall the Trustee be under any liability for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements. The Trustee shall be entitled, but not obligated, to recover from any Holder of any Certificate that was in fact a Plan and that held such Certificate in violation of this Section 5.02(a) all payments made on such Certificate at and after the time it commenced such holding. Any such payments so recovered shall be paid and delivered to the last preceding Holder of such Certificate that is not a Plan.

          (b) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

          (ii) No Ownership Interest in a Class R Certificate may be purchased, transferred or sold, directly or indirectly, except in accordance with the provisions hereof. No Ownership Interest in a Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Class R Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (a) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit E-1 and an affidavit of the proposed transferor in the form attached hereto as Exhibit E-2. In the absence of a contrary instruction from the transferor of a Class R Certificate, declaration (11) in Appendix A of the Transfer Affidavit may be left blank. If the transferor requests by written notice to the Trustee prior to the date of the proposed transfer that one of the two other forms of declaration (11) in Appendix A of the Transfer Affidavit be used, then the requirements of this Section 5.02(b)(ii) shall not have been satisfied unless the Transfer Affidavit includes such other form of declaration.

          (iii) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class R Certificate and (C) not to Transfer its Ownership


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     Interest in a Class R Certificate or to cause the Transfer of an Ownership
     Interest in a Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee. Further, no transfer, sale or other disposition of any Ownership Interest in a Class R Certificate may be made to a person who is not a U.S. Person (within the meaning of section 7701 of the Code) unless such person furnishes the transferor and the Trustee with a duly completed and effective Internal Revenue Service Form W-8ECI (or any successor thereto) and the Trustee consents to such transfer, sale or other disposition in writing.

          (iv) Any attempted or purported Transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section 5.02(b) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(b), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by Section 5.02(a) and this
     Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit. The Trustee shall be entitled but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

          (v) At the option of the Holder of the Class R Certificate, the Class SWR Interest, the Class LTR Interest and the residual interest in the Upper Tier REMIC may be severed and represented by separate certificates (with the separate certificate that represents the Residual Interest also representing all rights of the Class R Certificate to distributions attributable to an interest rate on the Class R Certificate in excess of the REMIC Pass-Through Rate); provided, however, that such separate certification may not occur until the Trustee receives an Opinion of Counsel to the effect that separate certification in the form and manner proposed would not result in the imposition of federal tax upon the Trust Fund or any of the REMICs provided for herein or cause any of the REMICs provided for herein to fail to qualify as a REMIC; and provided further, that the provisions of Sections 5.02(a) and (b) will apply to each such separate certificate as if the separate certificate were a Class R Certificate. If, as evidenced by an Opinion of Counsel, it is necessary to preserve the REMIC status of any of the REMICs provided for herein, the Class SWR Interest, the Class LTR Interest and the residual interest in the Upper Tier REMIC shall be severed and represented by separate certificates (with the separate certificate that represents the Residual Interest also representing all rights of the Class R Certificate to distributions attributable to an interest rate on the Class R Certificate in excess of the REMIC Pass-Through Rate).

     The restrictions on Transfers of a Class R Certificate set forth in this
Section 5.02(b) shall cease to apply (and the applicable portions of the legend on a Class R Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor, to the effect that the elimination of such restrictions will not cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Issuing Entity, any REMIC provided for herein, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Class R Certificate hereby consents to any amendment of this Agreement that,


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based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary
(a) to ensure that the record ownership of, or any beneficial interest in, a Class R Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class R Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

          (c) The transferor of the Class R Certificate shall notify the Trustee in writing upon the transfer of the Class R Certificate.

          (d) [Reserved].

          (e) The preparation and delivery of all certificates, opinions and other writings referred to above in this Section 5.02 shall not be an expense of the Issuing Entity, the Depositor or the Trustee.

     SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates

     If (a) any mutilated Certificate is surrendered to the Trustee or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and its counsel) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Trustee under the terms of this Section 5.03 shall be canceled and destroyed by the Trustee in accordance with its standard procedures without liability on its part.

     SECTION 5.04. Persons Deemed Owners

     The NIMs Insurer, the Trustee and any agent of the NIMs Insurer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the NIMs Insurer nor the Trustee, nor any agent of the NIMs Insurer or the Trustee, shall be affected by any notice to the contrary.

     SECTION 5.05. Access to List of Certificateholders' Names and Addresses

     If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the NIMs Insurer or the Depositor shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the NIMs Insurer or the Depositor or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Issuing Entity held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall


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

not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

     SECTION 5.06. Book-Entry Certificates

     The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. The Class C, Class P and Class R Certificates shall be definitive certificates. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of a Book-Entry Certificate will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section 5.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of the Book-Entry Certificates pursuant to Section 5.08(a):

          (a) the provisions of this Section shall be in full force and effect;

          (b) the Depositor, the NIMs Insurer and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of the Book-Entry Certificates;

          (c) registration of the Book-Entry Certificates may not be transferred by the Trustee except to another Depository;

          (d) the rights of the respective Certificate Owners of the Book-Entry Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of the Book-Entry Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

          (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

          (f) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

          (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

     In the event that Definitive Certificates are issued pursuant to Section 5.08(b), clauses (a) through (g) of this Section 5.06 shall continue to be applicable with respect to all remaining Book-Entry Certificates.

     SECTION 5.07. Notices to Depository


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

     Whenever any notice or other communication is required to be given to Certificateholders of the Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the Depository.

     SECTION 5.08. Definitive Certificates

     (a) If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depository or the Depositor advises the Trustee that the Depository is no longer willing, qualified or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Trustee or the Depositor is unable to locate a qualified successor, (b) the Depositor notifies the Trustee and the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Certificate Owners of the Book-Entry Certificates agree to initiate such termination or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Trustee and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Trustee shall notify all Certificate Owners of such Book-Entry Certificates and the NIMs Insurer, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Trustee of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Authenticating Agent shall authenticate and the Trustee shall deliver such Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

     SECTION 5.09. Maintenance of Office or Agency

     The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices at 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603,
Attention: Global Securities and Trust Services MLMI 2006-HE6 as offices for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

     SECTION 5.10. Authenticating Agents

     (a) One or more Authenticating Agents (each, an "Authenticating Agent") may be appointed hereunder each of which shall be authorized to act on behalf of the Trustee in authenticating the Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be an entity organized and doing business under the laws of the United States of America or any state thereof, having a combined capital and surplus of at least $15,000,000, authorized under such laws to operate a trust business and subject to supervision or examination by federal or state authorities. If the Authenticating Agent is a party other than the Trustee, the Trustee shall have no liability in connection with the performance or failure of performance of the Authenticating Agent. LaSalle Bank National Association is hereby appointed as the initial Authenticating Agent. The Trustee shall be the Authenticating Agent during any such time as no other Authenticating Agent has been appointed and has not resigned.

     (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. Except with respect to the initial Authenticating Agent, LaSalle Bank National Association, which shall be the Authenticating Agent for so long as it is the Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance within the provisions of this Section 5.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 5.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

     SECTION 6.01. Respective Liabilities of the Depositor and the Servicer

     The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

     SECTION 6.02. Merger or Consolidation of the Depositor or the Servicer

     Except as provided in the next paragraph, the Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a corporation or banking association under the laws of the United States or under the laws of one of the States thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     Any Person into which the Depositor or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding


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(except for the execution of an assumption agreement where such succession is not effected by operation of law); provided, however, that the successor or surviving Person to the Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

     SECTION 6.03. Limitation on Liability of the Depositor, the Servicer and Others

     None of the Depositor, the Servicer or any of the directors, officers, employees or agents of the Depositor or the Servicer shall be under any liability to the Issuing Entity or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicer or any such Person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor or the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor or the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified by the Issuing Entity and held harmless against any loss, liability or expense, incurred in connection with the performance of their duties under this Agreement or incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense (i) incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or (ii) which does not constitute an "unanticipated expense" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii). Neither the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and that in its opinion may involve it in any expense or liability; provided, however, that any either of the Depositor or the Servicer in its discretion may undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be, expenses, costs and liabilities of the Issuing Entity, and the Depositor and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account as provided by
Section 3.08 hereof.

     The provisions of this Section 6.03 shall survive any termination of this Agreement and the resignation or removal of the Depositor or the Servicer and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

     Notwithstanding anything herein to the contrary, in preparing or furnishing any reports or certifications pursuant to this Agreement, the Servicer shall be entitled to rely conclusively on the accuracy of the information or data provided to it by any other party to the Agreement and shall have no liability for any errors therein.

     SECTION 6.04. Limitation on Resignation of Servicer

     Subject to the provisions of Section 7.01, the second paragraph of Section 7.02, the second paragraph of Section 6.02 and the following paragraph of this
Section 6.04, the Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the


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NIMs Insurer. No such resignation shall become effective until the Trustee or a successor servicer reasonably acceptable to the NIMs Insurer and the Trustee is appointed and has assumed the Servicer's responsibilities, duties, liabilities and obligations hereunder. Any such resignation shall not relieve the Servicer of any of the obligations specified in Section 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer.

     Notwithstanding anything to the contrary in the previous paragraph of this
Section 6.04, the Trustee, the Depositor and the NIMs Insurer hereby specifically (i) consent to the pledge and assignment by the Servicer of all the Servicer's right, title and interest in, to and under this Agreement to the Servicing Rights Pledgee, if any, for the benefit of certain lenders, and (ii) agree that upon delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by the Servicer whereby the Servicer shall resign as Servicer under this Agreement, notwithstanding anything to the contrary which may be set forth in Section 3.04 above, the Trustee shall appoint the Servicing Rights Pledgee or its designee as successor servicer, provided that the Servicer's resignation will not be effective unless, at the time of such appointment, the Servicing Rights Pledgee or its designee (i) meets the requirements of a successor servicer under Section 7.03 of this Agreement (including being acceptable to the Rating Agencies), provided, that the consent and approval of the Trustee, the Depositor and the NIMS Insurer shall be deemed to have been given to the Servicing Rights Pledgee or its designee, and the Servicing Rights Pledgee and its designee are hereby agreed to be acceptable to the Trustee, the Depositor and the NIMS Insurer and (ii) agrees to be subject to the terms of this Agreement. If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor servicer, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor servicer.

     SECTION 6.05. Errors and Omissions Insurance; Fidelity Bonds

     The Servicer shall, for so long as it acts as servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae or Freddie Mac for Persons performing servicing for mortgage loans purchased by Fannie Mae or Freddie Mac. The Servicer shall provide the Trustee and the NIMs Insurer, upon request and reasonable notice, with copies of such policies and fidelity bond or a certification from the insurance provider evidencing such policies and fidelity bond. The Servicer may be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. In the event that any such policy or bond ceases to be in effect, the Servicer shall use its reasonable best efforts to obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. Any such policy or fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee.

                                   ARTICLE VII

                        DEFAULT; TERMINATION OF SERVICER

     SECTION 7.01. Events of Default

     "Event of Default," wherever used herein, means any one of the following events:

          (i) any failure by the Servicer to make any Advance, to deposit in the Collection Account or the Certificate Account or remit to the Trustee any payment (excluding a payment


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

     required to be made under Section 4.01 hereof) required to be made under the terms of this Agreement, which failure shall continue unremedied for three Business Days and, with respect to a payment required to be made under Section 4.01 hereof, for one Business Day, after the date on which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor, or to the Trustee, the Depositor and the Servicer by the NIMs Insurer or the Holders of Certificates evidencing greater than 50% of the Voting Rights evidenced by the Certificates; or

          (ii) any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement or any representation or warranty shall prove to be untrue, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Servicer, the Trustee and the Depositor by the Trustee or the Depositor, or to the Servicer, the Trustee and the Depositor by the Holders of Certificates evidencing greater than 50% of the Voting Rights evidenced by the Certificates; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

          (iv) consent by the Servicer to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

          (v) admission by the Servicer in writing of its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (vi) any failure by the Servicer to duly perform, within the required time period, its obligations under Sections 3.17, 3.18 and 3.22 of this Agreement, which failure continues unremedied for a period of ten (10) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or any other party to this Agreement.

     If an Event of Default shall occur with respect to the Servicer, then, and in each and every such case, so long as such Event of Default shall not have been remedied within the applicable grace period, the Trustee may, or at the direction of the NIMs Insurer or the Holders of Certificates evidencing greater than 50% of the Voting Rights evidenced by the Certificates (with the written consent of the NIMs Insurer, except after a NIMs Insurer Default), shall, by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the related Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, whether with respect to the related Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. To the extent the Event of Default resulted from the failure of the Servicer to make a required Advance, the Trustee shall thereupon make any Advance described in Section 4.01 hereof subject to Section
3.04 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such


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

notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to Article VIII. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Collection Account, or thereafter be received with respect to the Mortgage Loans. The Servicer and the Trustee shall promptly notify the Rating Agencies of the occurrence of an Event of Default, such notice to be provided in any event within two Business Days of such occurrence.

     Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating the Servicer's rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which the Servicer would have been entitled pursuant to Section 3.08(a), and any other amounts payable to the Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder. Notwithstanding anything herein to the contrary, upon termination of the Servicer hereunder, any liabilities of the Servicer which accrued prior to such termination shall survive such termination.

     SECTION 7.02. Trustee to Act; Appointment of Successor

     On and after the time the Servicer receives a notice of termination pursuant to Section 7.01 hereof, the Trustee shall, to the extent provided in
Section 3.04, be the successor to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and applicable law including the obligation to make advances pursuant to Section 4.01. As compensation therefor, subject to the last paragraph of Section 7.01, the Trustee shall be entitled to all fees, compensation and reimbursement for costs and expenses that the Servicer would have been entitled to hereunder if the Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with Section 7.01 hereof, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 hereof or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution provided the appointment of such successor shall be approved by the NIMs Insurer and does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any successor Servicer shall be an institution that is acceptable to the NIMs Insurer and is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, and that is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the Servicer under Section 6.03 hereof incurred prior to termination of the Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. No appointment of a successor to the Servicer hereunder shall be effective until the Trustee shall have consented thereto, prior written consent of the NIMs Insurer is obtained (provided, that such prior written consent shall not be required in the event that the Servicing Rights Pledgee or its designee is so appointed as successor servicer) and written notice of such proposed appointment shall have been provided by the Trustee to each Certificateholder. The Trustee shall not resign as servicer until a


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

successor servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

     Any successor to the Servicer as servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 6.05.

     SECTION 7.03. Notification to Certificateholders

          (a) Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders, the Depositor, the Swap Counterparty and to each Rating Agency.

          (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders and the Rating Agencies notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

     SECTION 8.01. Duties of the Trustee

     For purposes of this Article VIII, references to "Trustee" shall be deemed to include LaSalle Bank National Association in its capacity as Supplemental Interest Trust Trustee and in the performance of its obligations under this Agreement, the Cap Contracts and the Swap Agreement, the Supplemental Interest Trust Trustee shall have all of the protections, immunities and benefits of the Trustee.

     The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. In case an Event of Default or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee shall, at the written direction of the majority of the Certificateholders or the NIMs Insurer, or may, proceed to protect and enforce its rights and the rights of the Certificateholders or the NIMs Insurer under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by


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

counsel and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee, the NIMs Insurer and the Certificateholders.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee shall notify the person providing such Agreement of such non-conformance, and if the instrument is not corrected to the its satisfaction, the Trustee will provide notice thereof to the Certificateholders and the NIMs Insurer and take such further action as directed by the Certificateholders and the NIMs Insurer.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith; provided, however, that:

          (i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable, individually or as Trustee, except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement that it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

          (ii) the Trustee shall not, individually or as Trustee, be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless the Trustee was negligent or acted in bad faith or with willful misfeasance;

          (iii) the Trustee shall not be liable, individually or as Trustee, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the NIMs Insurer or the Holders in accordance with this Agreement relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; and

          (iv) the Trustee shall not be responsible for the acts or omissions of any servicer or subservicer, it being understood that this Agreement shall not be construed to render any of them agents of one another.

     SECTION 8.02. Certain Matters Affecting the Trustee

          (a) Except as otherwise provided in Section 8.01:

          (i) the Trustee may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;


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

          (ii) the Trustee may consult with counsel of its choice and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, the Cap Contract or the Swap Agreement;

          (iv) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the NIMs Insurer or the Holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of such Class;

          (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, accountants or attorneys or independent contractors and the Trustee will not be responsible for any misconduct or negligence on the part of any other agent, custodian, accountant, attorney or independent contractor appointed with due care by it hereunder;

          (vi) the Trustee shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

          (vii) the Trustee shall not be liable, individually or as Trustee, for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

          (viii) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof;

          (ix) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the NIMs Insurer or the Certificateholders, pursuant to the provisions of this Agreement, unless the NIMs Insurer or such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;

          (x) if requested by the Servicer, the Trustee may appoint the Servicer as the Trustee's attorney-in-fact in order to carry out and perform certain activities that are necessary or appropriate for the servicing and administration of the Mortgage Loans pursuant to this Agreement. Such appointment shall be evidenced by a power of attorney in such form as may be agreed to by the Trustee and the Servicer. The Trustee shall have no liability for any action or inaction of the Servicer in connection with such power of attorney and the Trustee shall be indemnified by the Servicer for all liabilities, costs and expenses incurred by the Trustee in connection with the Servicer's use or misuse of such powers of attorney; and

          (xi) in order to comply with its duties under the U.S.A. Patriot Act, the Trustee shall obtain and verify certain information and documentation from the other parties hereto, including but not limited to, such party's name, address and other identifying information.

          (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by the Trustee without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of the Certificates or in its capacity as Trustee, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the benefit of the Holders in respect of which such judgment has been recovered. The Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any rerecording, refiling or redepositing, as applicable, thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund.

          (c) Notwithstanding anything to the contrary contained herein, the Trustee is hereby directed to execute and deliver on behalf of the Issuing Entity the MI Policy and any agreements relating to the MI Policy.

     SECTION 8.03. Trustee Not Liable for Certificates or Mortgage Loans

     The recitals contained herein shall be taken as the statements of the Depositor or the Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Agreement, of any Mortgage Loan, or any related document other than with respect to the execution and authentication of the Certificates, if it so executed or authorized the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account or the Certificate Account by the Depositor or the Servicer.

     SECTION 8.04. Trustee May Own Certificates

     The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it was not the Trustee.

     SECTION 8.05. Trustee's Fees and Expenses

     The Trustee and any custodian shall be entitled to, such compensation as shall be agreed to in writing by the Trustee and the Depositor (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee.

     SECTION 8.06. Indemnification and Expenses of Trustee

          (a) LaSalle Bank National Association (as Trustee and in its individual corporate capacity) and its directors, officers, employees and agents shall be entitled to indemnification from the Issuing Entity for any loss, liability or expense incurred in connection with (i) any audit, controversy or


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judicial proceeding relating to a governmental authority or any legal proceeding incurred without negligence or willful misconduct on their part, arising out of, or in connection with the acceptance or administration of the trusts created hereunder and (ii) the performance of their duties hereunder, including any applicable fees and expenses payable hereunder, and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

          (i) with respect to any such claim, the Trustee shall have given the Depositor written notice thereof promptly after the Trustee shall have knowledge thereof; provided that failure to so notify shall not relieve the Issuing Entity of the obligation to indemnify the Trustee; however, any reasonable delay by the Trustee to provide written notice to the Depositor and the Holders promptly after the Trustee shall have obtained knowledge of a claim shall not relieve the Issuing Entity of the obligation to indemnify the Trustee under this Section 8.06;

          (ii) while maintaining control over its own defense, the Trustee shall reasonably cooperate and consult with the Depositor in preparing such defense;

          (iii) notwithstanding anything to the contrary in this Section 8.06, the Issuing Entity shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld or delayed; and

          (iv) indemnification therefor would constitute "unanticipated expenses" within the meaning of Treasury Regulation Section
     1.860G-1(b)(3)(ii).

     Any indemnification payments to the Trustee (or a custodian) pursuant to this Section 8.06(a) shall be allocated first to principal and then, to the extent remaining, to interest.

          (b) The Trustee shall be entitled to reimbursement by the Issuing Entity of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment), except any such expenses, disbursements and advances that either (i) arise from its negligence, bad faith or willful misconduct or (ii) do not constitute "unanticipated expenses" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii).

          (c) The Trustee's right to indemnification and reimbursement shall be subject to a cap of $400,000 in the aggregate in any calendar year, excluding
(i) any Servicing Transfer Costs and (ii) any costs, damages or expenses incurred by the Trustee in connection with any "high cost" home loans or any predatory or abusive lending laws, which amounts shall in no case be subject to any such limitation; provided, however, that such cap shall apply only if NIM Notes have been issued and there is a NIMs Insurer and shall cease to apply after the date on which any NIM Notes are paid in full or if there is no NIMs Insurer; provided further, however, that amounts incurred by the Trustee in excess of such annual limit in any calendar year shall be payable to the Trustee in succeeding calendar years, subject to such annual limit for each applicable calendar year. Any amounts reimbursable hereunder not in excess of this cap may be withdrawn by the Trustee from the Certificate Account at any time.

          (d) Any custodian appointed by the Trustee as herein provided shall be entitled to indemnification and reimbursement of expenses to the same extent as the Trustee is entitled to such amounts pursuant to subsection (a) and (b) of this Section 8.06, without regard to subsection (c) of this Section 8.06.


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          (e) The provisions of this Section 8.06 shall survive any termination of this Agreement and the resignation or removal of the Trustee or the custodian and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

     SECTION 8.07. Eligibility Requirements for Trustee

     The Trustee hereunder shall, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a long-term deposit rating of at least "A2" by Moody's and "A" by S&P and any successor trustee appointed pursuant to Section 8.08 of this Agreement shall have a short-term S&P rating of at least "A-1". If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section 8.07 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.07, the Trustee shall resign immediately in the manner and with the effect specified in
Section 8.08 hereof. The corporation or national banking association serving as Trustee may have normal banking and trust relationships with the Depositor, the NIMs Insurer and their respective Affiliates; provided, however, that such corporation cannot be an Affiliate of the Servicer.

     SECTION 8.08. Resignation and Removal of Trustee

     The Trustee may at any time resign and be discharged from the trusts hereby created by (1) giving written notice of resignation to the Depositor and by mailing notice of resignation by first class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register and each Rating Agency, not less than 60 days before the date specified in such notice when, subject to Section 8.09, such resignation is to take effect, and
(2) acceptance of appointment by a successor trustee acceptable to the NIMs Insurer in accordance with Section 8.09 and meeting the qualifications set forth in Section 8.07. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 hereof and shall fail to resign after written request thereto by the Depositor or the NIMs Insurer or (ii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and shall promptly appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee and one copy of which shall be delivered to the successor trustee.

     The Holders evidencing at least 51% of the Voting Rights of all Classes of Certificates, with the consent of the NIMs Insurer, or the NIMs Insurer upon failure of the Trustee to perform its obligations hereunder, may at any time remove the Trustee and the Depositor shall appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized (or by the NIMs Insurer), one complete set of which instruments shall be delivered by the successor trustee to the Servicer, one complete set to the Trustee so removed and one complete set to the


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

successor so appointed. Notice of any removal of the Trustee shall be given to the NIMs Insurer and each Rating Agency by the successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.08 shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 8.09 hereof.

     SECTION 8.09. Successor Trustee

     Any successor trustee appointed as provided in Section 8.08 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee, the NIMs Insurer and the Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein.

     No successor trustee shall accept appointment as provided in this Section
8.09 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.07 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 8.09, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

     SECTION 8.10. Merger or Consolidation of Trustee

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section
8.07 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the execution of an assumption agreement where such succession is not effected by operation of law).

     SECTION 8.11. Appointment of Co-Trustee or Separate Trustee

     Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the NIMs Insurer to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.11, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be compensated by the Trust Fund and subject to the written approval of the Servicer and the NIMs Insurer. The Trustee shall not be liable for the actions of any co-trustee appointed with due care; provided that the appointment of a co-trustee shall not relieve the Trustee of its obligations hereunder. If the Servicer and the NIMs Insurer shall not have joined in such


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

appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 8.09.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) The Trustee, with the consent of the NIMs Insurer, may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the NIMs Insurer and the Depositor.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 8.12. Tax Matters

          (a) It is intended that each of the REMICs provided for herein shall constitute, and that the affairs of the Trust Fund shall be conducted so as to allow each such REMIC to qualify as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. It is also intended that each of the grantor trusts provided for in Section 2.07 hereof shall constitute, and that the affairs of the Trust Fund shall be conducted so as to allow each such grantor trust to qualify as, a grantor trust under the provisions of Subpart E, Part I of Subchapter J of the Code. In furtherance of such


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

intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of each of the REMICs provided for herein and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each of the REMICs and grantor trusts provided for herein, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for each of the REMICs provided for herein; (c) make or cause to be made elections, on behalf of each of the REMICs provided for herein to be treated as a REMIC on the federal tax return of such REMICs for their first taxable years (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions or other applicable law, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct the affairs of each of the REMICs and grantor trusts provided for herein at all times that any Certificates are outstanding so as to maintain the status of each of the REMICs provided for herein as a REMIC under the REMIC Provisions and the status of each of the grantor trusts provided for herein as a grantor trust under Subpart E, Part I of Subchapter J of the Code; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of tax upon any such REMIC; (h) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the grantor trust status under Subpart E, Part I of Subchapter J of the Code of any of the grantor trusts provided for herein or result in the imposition of tax upon any such grantor trust; (i) pay, from the sources specified in the last paragraph of this Section 8.12(a), the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on each of the REMICs provided for herein prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (j) sign or cause to be signed federal, state or local income tax or information returns; (k) maintain records relating to each of the REMICs provided for herein, including but not limited to the income, expenses, assets and liabilities of each of the REMICs and grantor trusts provided for herein; and (l) as and when necessary and appropriate, represent each of the REMICs provided for herein in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any of the REMICs provided for herein, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any of the REMICs provided for herein, and otherwise act on behalf of each of the REMICs provided for herein in relation to any tax matter involving any of such REMICs or any controversy involving the Trust Fund.


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

     In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within 10 days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby agrees to indemnify the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

     In the event that any tax is imposed on "prohibited transactions" of any of the REMICs provided for herein as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of any of such REMICs as defined in
Section 860G(c) of the Code, on any contribution to the Trust Fund after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by
(i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement or as a result of the location of the Trustee, (ii) any party hereto (other than the Trustee) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or as a result of the location of such other party or (iii) in all other cases, or in the event that any liable party here fails to honor its obligations under the preceding clauses
(i) or (ii), any such tax will be paid first with amounts (other than amounts derived by the Issuing Entity from a payment on the Cap Contracts or amounts received by the Supplemental Interest Trust as payments on the Swap Agreement) otherwise to be distributed to the Class R Certificateholders (pro rata) pursuant to Section 4.04, and second with amounts (other than amounts derived by the Issuing Entity from a payment on the Cap Contracts or amounts received by the Supplemental Interest Trust as payments on the Swap Agreement) otherwise to be distributed to all other Certificateholders in the following order of priority: first, to the Class C Certificates (pro rata), second to the Class B-3 Certificates (pro rata), third to the Class B-2 Certificates (pro rata), fourth to the Class B-1 Certificates (pro rata), fifth to the Class M-6 Certificates (pro rata), sixth to the Class M-5 Certificates (pro rata), seventh to the Class M-4 Certificates (pro rata), eighth to the Class M-3 Certificates (pro rata), ninth to the Class M-2 Certificates (pro rata), tenth to the Class M-1 Certificates (pro rata) and eleventh to the Class A Certificates (pro rata). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Class R Certificate, the Trustee is hereby authorized pursuant to such instruction to retain on any Distribution Date, from the Holders of the Class R Certificate (and, if necessary, from the Holders of all other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Trustee agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

          (b) Each of the Depositor, the Servicer and the Trustee agrees not to knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of a tax upon any of the REMICs provided for herein.

                                   ARTICLE IX

                                   TERMINATION

     SECTION 9.01. Termination upon Liquidation or Repurchase of all Mortgage Loans


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

          (a) Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) an Optional Termination and
(b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

          (b) On or before the Determination Date following the Initial Optional Termination Date, the Trustee shall attempt to terminate the Trust Fund by conducting an auction of all of the Mortgage Loans and REO Properties via a solicitation of bids from at least three (3) bidders, each of which shall be a nationally recognized participant in mortgage finance (the "Auction"). In addition, the Trustee will also solicit a bid from each Holder of a Class C Certificate. The Trustee will notify the MI Insurer as soon as practicable after the Initial Optional Termination Date that such an auction shall occur. The Depositor and the Trustee agree to work in good faith to develop bid procedures in advance of the Initial Optional Termination Date to govern the operation of the Auction. The Trustee shall be entitled to retain an investment banking firm and/or other agents in connection with the Auction, the cost of which shall be included in the Optional Termination Price (unless an Optional Termination does not occur in which case such costs shall be an expense of the Trust Fund). The Trustee shall accept the highest bid received at the Auction; provided that the amount of such bid equals or exceeds the Optional Termination Price. The Trustee shall determine the Optional Termination Price based upon information provided by (a) the Servicer with respect to the amounts described in clauses (i) and
(ii) of the definition of "Optional Termination Price" and (b) the Depositor with respect to the information described in clauses (iii) and (iv) of the definition of "Optional Termination Price"; provided, however, that with respect to the Swap Termination Payment portion of the amounts described in clause (iv) of the definition of "Optional Termination Price", the Trustee shall notify the Swap Counterparty at least three (3) Business Days prior to the date of the Auction of its intention to conduct such Auction and shall request from the Swap Counterparty a good faith written estimate of the Swap Termination Payment based upon termination of the Swap Agreement on or subsequent to the date of the Auction but not later than two (2) Business Days prior to the related Distribution Date. The Trustee may conclusively rely upon the information provided to it in accordance with the immediately preceding sentence and shall not have any liability for the failure of any party to provide such information. The Trustee shall notify the bidders of the estimated Swap Termination Payment received by the Trustee from the Swap Counterparty and that the winning bidder will be responsible for the final Swap Termination Payment which may be higher than such estimated Swap Termination Payment. If the Auction results in a winning bid, the Trustee shall immediately notify the Swap Counterparty and the MI Insurer that an Optional Termination has occurred, the identity, location and contact information with respect to the winning bidder and that final distributions on the Certificates will be made on the immediately following Distribution Date. Upon such notice, the Swap Counterparty shall inform the Trustee in writing of the final Swap Termination Payment amount owed to the Swap Counterparty and the Trustee shall communicate the final Swap Termination Payment amount to the winning bidder.

     If the Trust Fund is terminated, the following conditions shall be met to insure continued coverage of the MI Mortgage Loans under the MI Policy: (1) All MI Mortgage Loans are transferred at the same time to a single new insured; (2) the MI Insurer is given notice of the transfer and advised of the identity, location and contact information of the new insured using a form of notice approved by the MI Insurer as soon as practicable after the new insured has been identified; (3) the Servicer, or any successor Servicer meeting the requirements of a successor servicer set forth in Section 7.02, continues to service the Loans; (4) the Servicer, or any successor Servicer meeting the requirements of a successor servicer set


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

forth in Section 7.02, assumes the insured's obligation under this Agreement to pay the MI Insurer Fee to the MI Insurer; (5) the MI Insurer is permitted by applicable law to insure the new insured; and (6) the new insured agrees in a writing approved by the MI Insurer to assume the Depositor's obligations under the MI Policy.

     If an Optional Termination does not occur as a result of the Auction's failure to achieve the Optional Termination Price or otherwise, the NIMS Insurer, if any, may, on any Distribution Date following such Auction, at its option, terminate the Trust Fund by purchasing all of the Mortgage Loans and REO Properties at a price equal to the Optional Termination Price. If an Optional Termination does not occur as a result of the Auction's failure to achieve the Optional Termination Price and the NIMS Insurer fails to exercise its option to purchase all of the Mortgage Loans, the Servicer may, on any Distribution Date following such Auction, at its option, terminate the Trust Fund by purchasing all of the Mortgage Loans and REO Properties at a price equal to the Optional Termination Price. Upon the exercise of such option by the NIMs Insurer or the Servicer, as the case may be, the Trustee shall immediately notify the Swap Counterparty that an Optional Termination has occurred and that final distributions on the Certificates will be made on the immediately following Distribution Date. Upon such notice, the Swap Counterparty shall inform the Trustee of the final Swap Termination Payment amount owed to the Swap Counterparty. In connection with any such optional termination, the Optional Termination Price shall be delivered to the Trustee no later than two Business Days immediately preceding the related Distribution Date. Notwithstanding anything to the contrary herein, the Optional Termination Amount paid to the Trustee by the winning bidder at the Auction or by the Servicer shall be deposited by the Trustee directly into the Certificate Account immediately upon receipt. Upon any termination as a result of an Auction, the Trustee shall, out of the Optional Termination Amount deposited into the Certificate Account, (x) reimburse the Trustee for its costs and expenses necessary to conduct the Auction and any other unreimbursed amounts owing to it and (y) pay to the Servicer, the aggregate amount of any unreimbursed out-of-pocket costs and expenses owed to the Servicer and any unpaid or unreimbursed Servicing Fees, Advances and Servicing Advances. Notwithstanding anything herein to the contrary, only an amount equal to the Optional Termination Price, reduced by the portion thereof consisting of the sum of (x) any Swap Termination Payments and
(y) the amount of any unpaid Net Swap Payments that would not otherwise be funded by the Optional Termination Price but for clause (iv) of the definition of "Optional Termination Price" (such portion, the "Swap Optional Termination Payment"), shall be made available for distribution to the Certificates. The Swap Optional Termination Payment shall be withdrawn by the Trustee from the Certificate Account and remitted to the Supplemental Interest Trust for payment to the Swap Counterparty, it being understood that the Swap Termination Payment portion of such Swap Optional Termination Payment shall be an amount equal to the actual Swap Termination Payment amount determined by the Swap Counterparty upon its receipt of notice from the Trustee of the Optional Termination of the Trust as described above in this Section 9.01(b). The Swap Optional Termination Payment shall not be part of any REMIC and shall not be paid into any account which is part of any REMIC.

          (c) Notwithstanding anything to the contrary in clause (b) above, in the event that the Trustee receives the written opinion of a nationally recognized participant in mortgage finance acceptable to the Sponsor that the Mortgage Loans and REO Properties to be included in the Auction will not be saleable at a price sufficient to achieve the Optional Termination Price, the Trustee need not conduct the Auction. In such event, the Servicer shall have the option to purchase the Mortgage Loans and REO Properties at the Optional Termination Price as of the Initial Optional Termination Date; provided that the Swap Optional Termination Payment portion of the Optional Termination Price received pursuant to this clause (c) shall be paid in full in a manner consistent with the requirements of clause (b) above.

     SECTION 9.02. Final Distribution on the Certificates


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

     If on any Determination Date, (i) the Trustee determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Trustee shall send a final distribution notice promptly to each Certificateholder and the NIMs Insurer or
(ii) the Trustee determines that a Class of Certificates shall be retired after a final distribution on such Class, the Trustee shall notify the Certificateholders as soon as practicable after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the Certificates at the office of the Trustee specified in such notice.

     Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed as soon as practicable after a determination is made pursuant to the preceding paragraph (or with respect to an Auction, mailed no later than one Business Day following completion of such Auction). Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the location of the office or agency at which such presentation and surrender must be made, and
(c) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee will give such notice the NIMs Insurer, the Swap Counterparty, Cap Contract Counterparty and to each Rating Agency at the time such notice is given to Certificateholders.

     In the event such notice is given, the Servicer shall remit all funds in the Collection Account to the Trustee for deposit in the Certificate Account on the Servicer Remittance Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit and the receipt by the Trustee or the custodian of a Request for Release therefor, the Trustee or the custodian shall promptly release to the Mortgage Files for the Mortgage Loans.

     Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the Certificate Account in the order and priority set forth in Section 4.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

     In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto. Upon payment to the Class R Certificateholders of such funds and assets, the Trustee shall not have any further duties or obligations with respect thereto.

     SECTION 9.03. Additional Termination Requirements


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

          (a) In the event the Trustee or the Servicer completes an Optional Termination as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the NIMs Insurer or Servicer, as applicable, to the effect that the failure of the Issuing Entity to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" of any of the REMICs provided for herein as defined in Section 860F of the Code, or (ii) cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) The Depositor shall establish a 90-day liquidation period and notify the Trustee thereof, and the Trustee shall in turn specify the first day of such period in a statement attached to the final tax returns of each of the REMICs provided for herein pursuant to Treasury Regulation Section 1.860F-1. The Depositor shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Servicer;

          (ii) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Depositor as agent of the Trustee shall sell all of the assets of the Trust Fund for cash; and

          (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Class R Certificateholders all cash on hand (other than cash retained to meet outstanding claims), and the Trust Fund shall terminate at that time, whereupon the Trustee shall have no further duties or obligations with respect to sums distributed or credited to the Class R Certificateholders.

          (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the Depositor to specify the 90-day liquidation period for the Trust Fund, which authorization shall be binding upon all successor Certificateholders.

          (c) The Trustee as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation prepared and delivered to it by Depositor upon the written request of the Depositor, and the receipt of the Opinion of Counsel referred to in Section 9.03(a) and to take such other action in connection therewith as may be reasonably requested by the Depositor.

          (d) Notwithstanding any other terms of this Agreement, prior to any termination of the Trust Fund, the Servicer may prepare a reconciliation of all Advances and Servicing Advances made by it for which it has not been reimbursed and a reasonable estimate of all additional Servicing Advances and other costs for which it would be entitled to be reimbursed if the Trust Fund were not being terminated, including without limitation, any Servicing Advances and other costs arising under Section 6.03 (Limitation on Liability of the Depositor, the Servicer and Others), and the Servicer may recover these Advances, Servicing Advances and estimated Servicing Advances and other costs from the Collection Account (to the extent that such recovery of Servicing Advances, estimated Servicing Advances and other costs constitutes "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)).

          (e) Notwithstanding any other terms of this Agreement, unless the Servicer previously has notified the Trustee that it has entered into a servicing agreement for the servicing after the termination date of the Trust Fund assets, at least 20 days prior to any termination of the Trust Fund, the Trustee or the Depositor shall notify the Servicer in writing to transfer the assets of the Trust Fund as of the termination date to the person specified in the notice, or if such person is not then known, to continue


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

servicing the assets until the date that is 20 days after the termination date and on the termination date, the Trustee or the Depositor shall notify the Servicer of the person to whom the assets should be transferred on that date. In the latter event the Servicer shall be entitled to recover its servicing fee and any advances made for the interim servicing period from the collections on the assets which have been purchased from the Trust and the new owner of the assets, and the agreements for the new owner to obtain ownership of the assets of the Trust Fund shall so provide.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

     SECTION 10.01. Amendment

     This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer and without the consent of any of the Certificateholders,

          (i) to cure any ambiguity or correct any mistake,

          (ii) to correct, modify or supplement any provision herein which may be inconsistent with the Prospectus Supplement or any other provision herein,

          (iii) to add any other provisions with respect to matters or questions arising under this Agreement, or

          (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement, provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an Opinion of Counsel addressed to the Trustee to such effect, adversely affect in any material respect the interests of any Holder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Holder if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any Class of the Certificates, it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. In addition, this Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee without the consent of any of the Certificateholders and without a determination as set forth in subsection (ii)(A) of the fourth from last paragraph of this Section 10.01 to comply with the provisions of Regulation AB.

     Notwithstanding the foregoing, without the consent of the Certificateholders, the Depositor, the Servicer and the Trustee may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of any of the REMICs provided for herein as REMICs under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or any of the REMICs provided for herein pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee and the NIMs Insurer shall have been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee or the NIMs Insurer, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.


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

     This Agreement may also be amended from time to time by the Depositor, the Trustee, the Servicer, the Trustee and the Holders of the Certificates affected thereby evidencing not less than 66 2/3% of the Voting Rights, with the consent of the NIMs Insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment without the consent of the Holders of all such Certificates then outstanding. A copy of such Opinion of Counsel shall be provided to the NIMs Insurer.

     Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment will not cause the imposition of any tax on the Trust Fund, any of the REMICs provided for herein or the Certificateholders or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder, the Swap Counterparty and each Rating Agency.

     It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     Nothing in this Agreement shall require the Trustee or the Servicer to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee or the Servicer that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01.

     The Trustee may, but shall not be obligated to, enter into any supplement, modification or waiver which affects its rights, duties or obligations hereunder.

     The Trustee shall not enter into any amendment to this Agreement that could have a materially adverse effect on the Swap Counterparty or the Cap Contract Counterparty without first obtaining the consent of the Swap Counterparty or the Cap Contract Counterparty, as applicable.

     Notwithstanding anything to the contrary in this Section 10.01, the Trustee and the Servicer shall reasonably cooperate with the Depositor and its counsel to enter into such amendments or modifications to this Agreement as may be necessary to comply with Regulation AB and any interpretation thereof by the Commission.

     SECTION 10.02. Counterparts


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

     This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     SECTION 10.03. Governing Law

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

     SECTION 10.04. Intention of Parties

     It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

     The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

     SECTION 10.05. Notices

          (a) The Trustee shall use its best efforts to promptly provide notice to the NIMs Insurer, the Swap Counterparty and each Rating Agency with respect to each of the following of which it has actual knowledge:

          (i) Any material change or amendment to this Agreement;

          (ii) The occurrence of any Event of Default that has not been cured;

          (iii) The resignation or termination of the Trustee or the Servicer and the appointment of any successor;

          (iv) The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03 and 3.12;


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

          (v) The final payment to Certificateholders; and

          (vi) Any change in the location of the Certificate Account.

          (b) The Trustee shall promptly furnish or make available to each Rating Agency copies of the following:

          (i) Each report to Certificateholders described in Section 4.05;

          (ii) Each annual statement as to compliance described in Section 3.17; and

          (iii) Each annual independent public accountants' servicing report described in Section 3.18.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, Merrill Lynch Mortgage Investors, Inc. 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080, Attention: Asset-Backed Finance; (b) in the case of the Rating Agencies, (i) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041and (ii) Moody's Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10007; (c) in the case of the Servicer, Wilshire Credit Corporation, 14523 S.W. Millikan Way, Suite 200, Beaverton, Oregon 97005,
Attention: V.P. Client Services; (d) in the case of the Trustee, LaSalle Bank National Association, 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603 Attention: Global Securities and Trust Services--MLMI 2006-HE6; (e) in the case of the Swap Counterparty: The Royal Bank of Scotland plc, 280 Bishopsgate, London EC2M 4RB, Attention: Legal Department - Derivatives Documentation, with a copy to: Greenwich Capital Markets, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Legal Department - Derivatives Documentation; (f) in the case of the MI Insurer, Republic Mortgage Insurance Company, 190 Oak Plaza Boulevard, Winston-Salem, North Carolina 27105; and in the case of any of the foregoing persons, such other addresses as may hereafter be furnished by any such persons to the other parties to this Agreement. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

     SECTION 10.06. Severability of Provisions

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 10.07. Assignment

     Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 6.02, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee and Depositor; provided, however, the Servicer is hereby authorized to enter into an Advance Facility under which (l) the Servicer sells, assigns or pledges to an Advancing Person the Servicer's rights under this Agreement to be reimbursed for any Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all Advances or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Trustee, Certificateholders or any other party is required before the Servicer may enter into an Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Advances and/or Servicing Advances on the


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

Servicer's behalf, the Servicer shall remain obligated pursuant to this Agreement to make Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

     Reimbursement amounts shall consist solely of amounts in respect of Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related Advance(s) and/or Servicing Advance(s).

     The Servicer shall maintain and provide to any successor Servicer a detailed accounting on a loan by loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

     An Advancing Person who purchases or receives an assignment or pledge of the rights to be reimbursed for Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a Subservicer set forth in this Agreement.

     The documentation establishing any Advance Facility shall require that such reimbursement amounts distributed with respect to each Mortgage Loan be allocated to outstanding unreimbursed Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a "first in, first out"
(FIFO) basis. Such documentation shall also require the Servicer to provide to the related Advancing Person or its designee loan by loan information with respect to each such reimbursement amount distributed to such Advancing Person or Advance Facility trustee on each Distribution Date, to enable the Advancing Person or Advance Facility trustee to make the FIFO allocation of each such reimbursement amount with respect to each Mortgage Loan. The Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility trustee for all Advances and Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person.

     Any amendment to this Section 10.07 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 10.07, including amendments to add provisions relating to a successor Servicer, may be entered into by the Trustee and the Servicer, without the consent of any Certificateholder notwithstanding anything to the contrary in this Agreement, upon receipt by the Trustee of an Opinion of Counsel that such amendment has no material adverse effect on the Certificateholders or written confirmation from the Rating Agencies that such amendment will not adversely affect the ratings on the Certificates. Prior to entering into an Advance Facility, the Servicer shall notify the lender under such facility in writing that: (a) the Advances financed by and/or pledged to the lender are obligations owed to the Servicer on a non recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances only to the extent provided herein, and the Trustee and the Trust Fund are not otherwise obligated or liable to repay any Advances financed by the lender; (b) the Servicer will be responsible for remitting to the lender the applicable amounts collected by it as reimbursement for Advances funded by the lender, subject to the restrictions and priorities created in this Agreement; and (c) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and the lender.

     SECTION 10.08. Limitation on Rights of Certificateholders


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

     The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee (individually and as trustee) such indemnity satisfactory to it as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates and/or the NIMs Insurer, or to obtain or seek to obtain priority over or preference to any other such Holder and/or the NIMs Insurer or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 10.09. Inspection and Audit Rights

     The Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor or the Trustee during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees, agents, counsel and independent public accountants (and by this provision the Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this
Section 10.09 shall be borne by the party requesting such inspection (except in the case of the Trustee in which case such expenses shall be borne by the requesting Certificateholder(s)); all other such expenses shall be borne by the Servicer.

     SECTION 10.10. Certificates Nonassessable and Fully Paid

     It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Issuing Entity, that the interests in the Issuing Entity represented by the Certificates


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

shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Authenticating Agent pursuant to this Agreement, are and shall be deemed fully paid.

     SECTION 10.11. Compliance with Regulation AB

     Each of the parties hereto acknowledges and agrees that the purpose of Sections 3.17, 3.18 and 3.20 of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish compliance with Regulation AB, (b) the parties' obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, or convention or consensus among active participants in the asset-backed securities markets in respect of the requirements of Regulation AB and (c) the parties shall comply with reasonable requests made by the Depositor for delivery of additional or different information as the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, provided that such information is available to such party without unreasonable effort or expense and within such timeframe as may be reasonably requested.

     SECTION 10.12. Third Party Rights

     Each of the NIMs Insurer, the MI Insurer and the Swap Counterparty shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

     The Cap Contract Counterparty shall be deemed a third party beneficiary of this Agreement regarding provisions related to payments owed to the Cap Contract Counterparty or to the Supplemental Interest Trust on behalf of the Cap Contract Counterparty.

     SECTION 10.13. Additional Rights of the NIMs Insurer

     Each party to this Agreement, any agent thereof and any successor thereto shall furnish to the NIMs Insurer a copy of any notice, direction, demand, opinion, schedule, list, certificate, report, statement, filing, information, data or other communication provided by it or on its behalf to any other Person pursuant to this Agreement at the same time, in the same form and in the same manner as such communication is so provided and shall address or cause such communication to be addressed to the NIMs Insurer in addition to any other addressee thereof. The Servicer shall cause the NIMs Insurer to be an addressee of any report furnished pursuant to this Agreement. With respect to the Trustee, such obligation shall be satisfied with the provision of access to the NIMs Insurer to the Trustee's website.

     Wherever in this Agreement there shall be a requirement that there be no downgrade, reduction, withdrawal or qualification of or other effect on the rating of any Class of Certificates by any Rating Agency as of any date, there also shall be deemed to be a requirement that there be no such effect on any class of notes issued pursuant to the Indenture and guaranteed by the NIMs Insurer as of such date. In addition, unless there exists a continuance of any failure by the NIMs Insurer to make a required payment under the policy insuring the NIM Notes (such event, a "NIMs Insurer Default"), wherever in this Agreement there shall be a requirement that any Person or any communication, object or other matter be acceptable or satisfactory to or otherwise receive the consent or other approval of any other Person (whether as a condition to the eligibility of such Person to act in any capacity, as a condition to any circumstance or state of affairs related to such matter, or otherwise), there also shall be deemed to be a requirement that such Person or matter be approved in writing by the NIMs Insurer, which approval shall not be unreasonably withheld or delayed.


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     SECTION 10.14. Trustee to Retain Possession of Certain Insurance Policies
and Documents

     The Trustee shall retain possession and custody of the originals (to the extent available) of any primary mortgage insurance policies (including, without limitation, the MI Policy), or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Trustee and the Servicer have otherwise fulfilled their respective obligations under this Agreement, the Trustee shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. For the avoidance of doubt, the Trustee shall have no obligations, duties or liabilities with respect to such insurance policies (including, without limitation, the MI Policy), including the duty to make premium payments or otherwise monitor such insurance policies.

     IN WITNESS WHEREOF, the Depositor, the Trustee and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                        as Depositor


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        LASALLE BANK NATIONAL ASSOCIATION
                                        as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        WILSHIRE CREDIT CORPORATION,
                                        as Servicer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT A

                              FORMS OF CERTIFICATES

                           FORM OF CLASS A CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS (I) A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND (II) AN INTEREST IN NOTIONAL PRINCIPAL CONTRACTS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE OR THE SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NONE OF THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY OR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

UNTIL THE TERMINATION OF THE SWAP AGREEMENT, EACH TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO REPRESENT (OR IN THE CASE OF A DEFINITIVE CERTIFICATE, SHALL REPRESENT) TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT, AND IS NOT ACTING FOR, ON BEHALF OF OR WITH ANY ASSETS OF, ANY EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR ANY PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) THE TRANSFEREE'S ACQUISITION AND HOLDING OF THIS CERTIFICATE IS COVERED BY AND EXEMPT UNDER ANY OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, EACH AS AMENDED.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

                           CLASS A-[_____] CERTIFICATE

Number: 06-HE6-A-[_____]         Original Denomination: $[_____]

Cut-off Date: December 1, 2006   Last Scheduled Distribution Date:
                                 November 25, 2037

First Distribution Date:         Aggregate Initial Certificate

January 25, 2007                 Balance of all Class A-[_____]
                                 Certificates: $[_____]

Pass-Through Rate: Variable(1)   CUSIP: [_____]

----------
(1)  Subject to a cap as described in the Agreement.

                MERRILL LYNCH MORTGAGE INVESTORS TRUST
               MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                           Series 2006-HE6

evidencing an ownership interest in distributions allocable to the Class A-[_____] Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                MERRILL LYNCH MORTGAGE INVESTORS, INC.

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

     This certifies that CEDE & CO. is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class A-[_____] Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Wilshire Credit Corporation (the "Servicer") and are secured by first-lien or second-lien mortgages on the Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of December 1, 2006, among the Depositor, the Servicer and LaSalle Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch Mortgage Investors Trust Mortgage Loan Asset-Backed Certificates, Series 2006-HE6, Class A-[_____] (the "Class A-[_____] Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

     The Class A Certificates, the Class M Certificates, the Class B Certificates, the Class P Certificates and the Class C Certificates are collectively referred to herein as the "Certificates."

     Pursuant to the terms of the Agreement, the Trustee will distribute from funds in the Certificate Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in January 2007. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made.

     Distributions on this Certificate will be made either by check mailed to the address of the person entitled to distributions as it appears on the Certificate Register or, in the case of any certificateholder that has so notified the Trustee in writing in accordance with the Agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of this Certificate at the office of the Trustee or such other address designated in writing by the Trustee. On each Distribution Date, a Holder of this Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates.

     The Trustee will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Trustee, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, for that purpose and specified in such notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: December 28, 2006                LASALLE BANK NATIONAL ASSOCIATION, as
                                        Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer


CERTIFICATE OF AUTHENTICATION

This is one of the Certificates
referred to in the within-mentioned
Agreement.

LASALLE BANK NATIONAL ASSOCIATION,
as Authenticating Agent


By:
    ---------------------------------
    Authorized Signatory

                             REVERSE OF CERTIFICATE

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 Series 2006-HE6

     This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch Mortgage Investors Trust Mortgage Loan Asset-Backed Certificates, Series 2006-HE6, issued in one or more Classes of Class A Certificates, Class M Certificates, Class B Certificates, Class P Certificates and Class C Certificates, each evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

     Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Trustee.

     The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor nor the Trustee will be affected by notice to the contrary.

     The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) change the percentage specified in clause (ii) of the third paragraph of Section 10.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

     The Class A-[_____] Certificates are issuable only in registerable form, in minimum denominations of $25,000 in initial Certificate Principal Amount and in integral multiples of $1 in excess thereof, registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities.

     For federal income tax purposes, the Trust Fund will include multiple "real estate mortgage investment conduits" (each, a "REMIC") in a tiered REMIC structure. The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

     The obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement shall terminate upon the earlier of (a) the exercise by the Trustee of an Optional Termination; and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and
(ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created under the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

________________________________________________________________________________
(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

________________________________________________ Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:
       ------------------------------


-------------------------------------
(Signature guaranty)                    NOTICE: The signature to this assignment
                                        must correspond with the name as it
                                        appears upon the face of the within
                                        Certificate in every particular, without alteration or enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                           FORM OF CLASS M CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS (I) A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND (II) AN INTEREST IN NOTIONAL PRINCIPAL CONTRACTS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE OR THE SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NONE OF THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY OR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

UNTIL THE TERMINATION OF THE SWAP AGREEMENT, EACH TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO REPRESENT (OR IN THE CASE OF A DEFINITIVE CERTIFICATE, SHALL REPRESENT) TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT, AND IS NOT ACTING FOR, ON BEHALF OF OR WITH ANY ASSETS OF, ANY EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR ANY PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) THE TRANSFEREE'S ACQUISITION AND HOLDING OF THIS CERTIFICATE IS COVERED BY AND EXEMPT UNDER ANY OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, EACH AS AMENDED.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

                           CLASS M-[_____] CERTIFICATE

Number: 06-HE6-M-[_____]         Original Denomination: $[_____]

Cut-off Date: December 1, 2006   Last Scheduled Distribution Date:
                                 November 25, 2037

First Distribution Date:         Aggregate Initial Certificate Balance of all
January 25, 2007                 Class M-[_____] Certificates: $[_____]

Pass-Through Rate: Variable(2)   CUSIP: [_____]

----------
(2)  Subject to a cap as described in the Agreement.

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 Series 2006-HE6

evidencing an ownership interest in distributions allocable to the Class M-[_____] Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

     This certifies that CEDE & CO. is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class M-[_____] Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Wilshire Credit Corporation (the "Servicer") and are secured by first-lien or second-lien mortgages on the Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of December 1, 2006, among the Depositor, the Servicer and LaSalle Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch Mortgage Investors Trust Mortgage Loan Asset-Backed Certificates, Series 2006-HE6, Class M-[_____] (the "Class M-[_____] Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

     The Class A Certificates, the Class M Certificates, the Class B Certificates, the Class P Certificates and the Class C Certificates are collectively referred to herein as the "Certificates."

     Pursuant to the terms of the Agreement, the Trustee will distribute from funds in the Certificate Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in January 2007. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made.

     Distributions on this Certificate will be made either by check mailed to the address of the person entitled to distributions as it appears on the Certificate Register or, in the case of any certificateholder that has so notified the Trustee in writing in accordance with the Agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of this Certificate at the office of the Trustee or such other address designated in writing by the Trustee. On each Distribution Date, a Holder of this Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates.

     The Trustee will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Trustee, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, for that purpose and specified in such notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: December 28, 2006                LASALLE BANK NATIONAL ASSOCIATION, as
                                        Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer


CERTIFICATE OF AUTHENTICATION

This is one of the Certificates
referred to in the within-mentioned
Agreement.

LASALLE BANK NATIONAL ASSOCIATION,
as Authenticating Agent


By:
    ---------------------------------
    Authorized Signatory

                             REVERSE OF CERTIFICATE

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 Series 2006-HE6

     This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch Mortgage Investors Trust Mortgage Loan Asset-Backed Certificates, Series 2006-HE6, issued in one or more Classes of Class A Certificates, Class M Certificates, Class B Certificates, Class P Certificates and Class C Certificates, each evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

     Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Trustee.

     The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor nor the Trustee will be affected by notice to the contrary.

     The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) change the percentage specified in clause (ii) of the third paragraph of Section 10.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

     The Class M-[_____] Certificates are issuable only in registerable form, in minimum denominations of $25,000 in initial Certificate Principal Amount and in integral multiples of $1 in excess thereof, registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities.

     For federal income tax purposes, the Trust Fund will include multiple "real estate mortgage investment conduits" (each, a "REMIC") in a tiered REMIC structure. The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

     The obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement shall terminate upon the earlier of (a) the exercise by the Trustee of an Optional Termination; and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and
(ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created under the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

________________________________________________________________________________
(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

________________________________________________ Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:
       ------------------------------


-------------------------------------
(Signature guaranty)                    NOTICE: The signature to this assignment
                                        must correspond with the name as it
                                        appears upon the face of the within
                                        Certificate in every particular, without alteration or enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                           FORM OF CLASS B CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS (I) A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND (II) AN INTEREST IN NOTIONAL PRINCIPAL CONTRACTS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE, OR THE SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NONE OF THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY OR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY MLMI, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

UNTIL THE TERMINATION OF THE SWAP AGREEMENT, EACH TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO REPRESENT (OR IN THE CASE OF A DEFINITIVE CERTIFICATE, SHALL REPRESENT) TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT, AND IS NOT ACTING FOR, ON BEHALF OF OR WITH ANY ASSETS OF, ANY EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR ANY PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) THE TRANSFEREE'S ACQUISITION AND HOLDING OF THIS CERTIFICATE IS COVERED BY AND EXEMPT UNDER ANY OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, EACH AS AMENDED.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

                          CLASS B-[_____] CERTIFICATE

Number: 06-HE6-B-[_____]         Original Denomination: $[_____]

Cut-off Date: December 1, 2006   Last Scheduled Distribution Date:
                                 November 25, 2037

First Distribution Date:         Aggregate Initial Certificate Balance of all
January 25, 2007                 Class B-[_____] Certificates: $[_____]

Pass-Through Rate: Variable(3)   CUSIP: [_____]

----------
(3)  Subject to a cap as described in the Agreement.

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 Series 2006-HE6

evidencing an ownership interest in distributions allocable to the Class B-[_____] Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Trustee for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

     This certifies that CEDE & CO. is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class A Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Wilshire Credit Corporation (the "Servicer") and are secured by first-lien or second-lien mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of December 1, 2006, between the Depositor, the Servicer and LaSalle Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE6, Class B-[_____] (the "Class B-[_____] Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

     The Class A Certificates, the Class M Certificates, the Class B Certificates, the Class P Certificates and the Class C Certificates are collectively referred to herein as the "Certificates."

     Pursuant to the terms of the Agreement, the Trustee will distribute from funds in the Certificate Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in January 2007. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made.

     Distributions on this Certificate will be made either by check mailed to the address of the person entitled to distributions as it appears on the Certificate Register or, in the case of any Certificateholder that has so notified the Trustee in writing in accordance with the Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of this Certificate at the office of the Trustee or such other address designated in writing by the Trustee. On each Distribution Date, a Holder of this Certificate will receive such Holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates.

     The Trustee will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Trustee, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, for that purpose and specified in such notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: December 28, 2006                LASALLE BANK NATIONAL ASSOCIATION, as
                                        Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates
referred to in the within-mentioned
Agreement.

LASALLE BANK NATIONAL ASSOCIATION, as
Authenticating Agent


By:
    ---------------------------------
    Authorized Signatory

                             REVERSE OF CERTIFICATE

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 SERIES 2006-HE6

     This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch Mortgage Investors Trust Mortgage Loan Asset-Backed Certificates, Series 2006-HE6, issued in one or more Classes of Class A Certificates, Class M Certificates, Class B Certificates, Class P Certificates and Class C Certificates, each evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

     Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Trustee.

     The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor nor the Trustee will be affected by notice to the contrary.

     The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) change the percentage specified in clause (ii) of the third paragraph of Section 10.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

     The Class B-[_____] Certificates are issuable only in registerable form, in minimum denominations of $25,000 in initial Certificate Principal Amount and in integral multiples of $1 in excess thereof, registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities.

     For federal income tax purposes, the Trust Fund will include multiple "real estate mortgage investment conduits" (each, a "REMIC") in a tiered REMIC structure. The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

     The obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement shall terminate upon the earlier of (a) the exercise by the Trustee of an Optional Termination; and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and
(ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created under the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

________________________________________________________________________________
(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

________________________________________________ Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:
       ------------------------------


-------------------------------------
(Signature guaranty)                    NOTICE: The signature to this assignment
                                        must correspond with the name as it
                                        appears upon the face of the within
                                        Certificate in every particular, without alteration or enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                           FORM OF CLASS C CERTIFICATE

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A GRANTOR TRUST THAT HOLDS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND IS TREATED AS HAVING ENTERED INTO CERTAIN NOTIONAL PRINCIPAL CONTRACTS.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE OR THE SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NONE OF THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY OR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS CLASS C CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUSTEE AND THE DEPOSITOR WITH (A) A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60 AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60 OR (C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, AND UPON WHICH THE TRUSTEE SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE NIMS INSURER, THE

TRUSTEE, THE SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE NIMS INSURER, THE TRUSTEE, THE SERVICER OR THE DEPOSITOR.

     FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

                               CLASS C CERTIFICATE

Number: 06-HE6-C-[_____]         Percentage Interest: 100%

Cut-off Date: December 1, 2006

First Distribution Date:
January 25, 2007

Pass-Through Rate: Variable      CUSIP: [_____]

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 SERIES 2006-HE6

evidencing an ownership interest in distributions allocable to the Class C Certificates with respect a pool of conventional, sub-prime mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     This certifies that MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as nominee for Merrill Lynch Funding Corp, is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class C Certificates) in certain distributions with respect a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Wilshire Credit Corporation (the "Servicer") and are secured by first or second-lien mortgages on the Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of December 1, 2006, among the Depositor, the Servicer and LaSalle Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch Mortgage Investors Trust Mortgage Loan Asset-Backed Certificates, Series 2006-HE6, Class C (the "Class C Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

     The Class A Certificates, the Class M Certificates, the Class B Certificates, the Class P Certificates and the Class C Certificates are collectively referred to herein as the "Certificates."

     Pursuant to the terms of the Agreement, the Trustee will distribute from funds in the Certificate Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in January 2007. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made.

     Distributions on this Certificate will be made either by check mailed to the address of the person entitled to distributions as it appears on the Certificate Register or, in the case of any certificateholder that has so notified the Trustee in writing in accordance with the Agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of this Certificate at the office of the Trustee or such other address designated in writing by the Trustee. On each Distribution Date, a holder of this Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates.

     The Trustee will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Trustee, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, for that purpose and specified in such notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: December 28, 2006                LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates
referred to in the within-mentioned
Agreement.

LASALLE BANK NATIONAL ASSOCIATION,
as Authenticating Agent


By:
    ---------------------------------
    Authorized Signatory

                             REVERSE OF CERTIFICATE

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 Series 2006-HE6

     This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch Mortgage Investors Trust Mortgage Loan Asset-Backed Certificates, Series 2006-HE6, issued in one or more Classes of Class A Certificates, Class M Certificates, Class B Certificates, Class P Certificates and Class C Certificates, each evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

     Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Trustee.

     The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor nor the Trustee will be affected by notice to the contrary.

     The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) change the percentage specified in clause (ii) of the third paragraph of Section 10.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

     For federal income tax purposes, the Trust Fund will include multiple "real estate mortgage investment conduits" (each, a "REMIC") in a tiered REMIC structure. The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

     The obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement shall terminate upon the earlier of (a) the exercise by the Trustee of an Optional Termination; and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and
(ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created under the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

________________________________________________________________________________
(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

________________________________________________ Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:
       ------------------------------


-------------------------------------
(Signature guaranty)                    NOTICE: The signature to this assignment
                                        must correspond with the name as it
                                        appears upon the face of the within
                                        Certificate in every particular, without alteration or enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                           FORM OF CLASS P CERTIFICATE

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE OR THE SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS CLASS P CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUSTEE AND THE DEPOSITOR WITH (A) A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60 AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60 OR (C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, AND UPON WHICH THE TRUSTEE SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE NIMS INSURER, THE TRUSTEE, THE SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE NIMS INSURER, THE TRUSTEE, THE SERVICER OR THE DEPOSITOR.

                               CLASS P CERTIFICATE

Number: 06-HE6-P-[_____]         Percentage Interest: 100%

Cut-off Date: December 1, 2006

First Distribution Date:
January 25, 2007                 CUSIP: [_____]

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 SERIES 2006-HE6

evidencing an ownership interest in distributions allocable to the Class P Certificates with respect a pool of conventional, sub-prime mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     This certifies that MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as nominee for Merrill Lynch Funding Corp, is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class P Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Wilshire Credit Corporation (the "Servicer") and are secured by first or second-lien mortgages on the Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of December 1, 2006, among the Depositor, the Servicer and LaSalle Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE6, Class P (the "Class P Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

     The Class A Certificates, the Class M Certificates, the Class B Certificates, the Class P Certificates, the Class C Certificates and the Class R Certificate are collectively referred to herein as the "Certificates."

     Pursuant to the terms of the Agreement, the Trustee will distribute from funds in the Certificate Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in January 2007. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made, if such last day is not a Business Day, the Business Day immediately preceding such last day.

     Distributions on this Certificate will be made either by check mailed to the address of the person entitled to distributions as it appears on the Certificate Register or, in the case of any certificateholder that has so notified the Trustee in writing in accordance with the Agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of this Certificate at the office of the Trustee or such other address designated in writing by the Trustee. On each Distribution Date, a holder of this Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates.

     The Trustee will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Trustee, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, for that purpose and specified in such notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: December 28, 2006                LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates
referred to in the within-mentioned
Agreement.

LASALLE BANK NATIONAL ASSOCIATION,
as Authenticating Agent


By:
    ---------------------------------
    Authorized Signatory

                             REVERSE OF CERTIFICATE

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 Series 2006-HE6

     This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch Mortgage Investors Trust Mortgage Loan Asset-Backed Certificates, Series 2006-HE6, issued in one or more Classes of Class A Certificates, Class M Certificates, Class B Certificates, Class P Certificates and Class C Certificates, each evidencing an interest in certain distributions with respect to pools of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

     The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor nor the Trustee will be affected by notice to the contrary.

     The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     The Agreement may also be amended from time to time by the Depositor, the Servicer the Trustee, with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of

Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) change the percentage specified in clause (ii) of the third paragraph of Section 10.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

     For federal income tax purposes, the Trust Fund will include multiple "real estate mortgage investment conduits" (each, a "REMIC") in a tiered REMIC structure. The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

     The obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement shall terminate upon the earlier of (a) the exercise by the Trustee of an Optional Termination; and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and
(ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created under the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

________________________________________________________________________________
(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

_______________________________________________, Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:
       ------------------------------


-------------------------------------
(Signature guaranty)                    NOTICE: The signature to this assignment
                                        must correspond with the name as it
                                        appears upon the face of the within
                                        Certificate in every particular, without alteration or enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                           FORM OF CLASS R CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS (I) A "RESIDUAL INTEREST" IN ONE OR MORE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND (II) AN INTEREST IN NOTIONAL PRINCIPAL CONTRACTS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE OR THE SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NONE OF THIS CERTIFICATE, THE REMIC RESIDUAL INTERESTS REPRESENTED HEREBY OR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUSTEE AND THE DEPOSITOR WITH A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN.

                               CLASS R CERTIFICATE

Number: 06-HE6-R                 Principal Balance: $[_____]

Cut-off Date: December 1, 2006   Pass-Through Rate: Variable(4)

First Distribution Date:
January 25, 2006                 CUSIP: [_____]

----------
(4)  Subject to a cap as described in the Agreement.

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 Series 2006-HE6

evidencing an ownership interest in distributions allocable to the Class R Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     This certifies that MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as nominee for Merrill Lynch Funding Corporation, is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class R Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Wilshire Credit Corporation (the "Servicer") and are secured by first or second-lien mortgages on the Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of December 1, 2006, among the Depositor, the Servicer and LaSalle Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch Mortgage Investors Trust Mortgage Loan Asset-Backed Certificates, Series 2006-HE6, Class R (the "Class R Certificate") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

     The Class A Certificates, the Class M Certificates, the Class B Certificates, the Class P Certificates and the Class C Certificates are collectively referred to herein as the "Certificates."

     Pursuant to the terms of the Agreement, the Trustee will distribute from funds in the Certificate Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in January 2007. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made.

     Distributions on this Certificate will be made either by check mailed to the address of the person entitled to distributions as it appears on the Certificate Register or, in the case of any certificateholder that has so notified the Trustee in writing in accordance with the Agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of this Certificate at the office of the Trustee or such other address designated in writing by the Trustee. On each Distribution Date, a holder of this Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates.

     The Trustee will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Trustee, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, for that purpose and specified in such notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: December 28, 2006                LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates
referred to in the within-mentioned
Agreement.


LASALLE BANK NATIONAL ASSOCIATION,
as Authenticating Agent


By:
    ---------------------------------
    Authorized Signatory

                             REVERSE OF CERTIFICATE

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 Series 2006-HE6

     This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch Mortgage Investors Trust Mortgage Loan Asset-Backed Certificates, Series 2006-HE6, issued in one or more Classes of Class A Certificates, Class M Certificates, Class B Certificates, Class P Certificates and Class C Certificates, each evidencing an interest in certain distributions with respect to pools of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

     Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Trustee.

     The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor nor the Trustee will be affected by notice to the contrary.

     The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) change the percentage specified in clause (ii) of the third paragraph of Section 10.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

     For federal income tax purposes, the Trust Fund will include multiple "real estate mortgage investment conduits" (each, a "REMIC") in a tiered REMIC structure. The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

     The obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement shall terminate upon the earlier of (a) the exercise by the Trustee of an Optional Termination; and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and
(ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created under the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

________________________________________________________________________________
(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

________________________________________________ Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:
       ------------------------------


-------------------------------------
(Signature guaranty)                    NOTICE: The signature to this assignment
                                        must correspond with the name as it
                                        appears upon the face of the within
                                        Certificate in every particular, without alteration or enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                                   EXHIBIT B-1

                     MORTGAGE LOAN SCHEDULE - MORTGAGE POOL

On file at the offices of:
Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, Pennsylvania 19104-2808
Attention: Steven J. Molitor
Telephone: (215) 994-2777
Telecopier: (215) 994-2222


                                      B-1-1

                                   EXHIBIT B-2

                MORTGAGE LOAN SCHEDULE - GROUP ONE MORTGAGE LOANS

                             [INTENTIONALLY OMITTED]


                                      B-2-1

                                   EXHIBIT B-3

                MORTGAGE LOAN SCHEDULE - GROUP TWO MORTGAGE LOANS

                             [INTENTIONALLY OMITTED]


                                      B-3-1

                                  EXHIBIT B-4

                   MORTGAGE LOAN SCHEDULE - MI MORTGAGE LOANS

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT C

                                   [RESERVED]

                                    EXHIBIT D

                          FORM OF TRUSTEE CERTIFICATION

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wilshire Credit Corporation
14523 S.W. Millikan Way, Suite 200
Beaverton, Oregon 97005

LaSalle Bank National Association
135 South LaSalle Street, Suite 1511
Chicago, Illinois 60603

Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE6

Ladies and Gentlemen:

     In accordance with Section 2.02 of the Pooling and Servicing Agreement dated as of December 1, 2006 among Merrill Lynch Mortgage Investors, Inc., as depositor, LaSalle Bank National Association, as trustee, Wilshire Credit Corporation, as servicer (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that [, except as set forth in Schedule A hereto,] as to each Mortgage Loan listed in the Mortgage Loan Schedule attached hereto (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that:

          (i) All documents in the Mortgage File required to be delivered to the Trustee pursuant to Section 2.01 (A)-(B), (C) (if applicable), (D) and (E) and the documents if actually received by it under Section 2.01(F) of the Pooling and Servicing Agreement are in its possession;

          (ii) In connection with each Mortgage Loan or Assignment thereof as to which documentary evidence of recording was not received on the Closing Date, it has received evidence of such recording; and

          (iii) Such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan.

     The Trustee has made no independent examination of any documents contained in each Mortgage File beyond confirming (i) that the Mortgage Loan number, the name of the Mortgagor, the street address

(excluding zip code), the mortgage interest rate at origination, the gross margin (if applicable), the lifetime rate cap (if applicable), the periodic rate cap (if applicable), the original principal balance, the first payment due date and the original maturity date in each Mortgage File conform to the respective Mortgage Loan number and name listed on the Mortgage Loan Schedule and (ii) the existence in each Mortgage File of each of the documents listed in subparagraphs
(i)(A) through (E), as applicable, inclusive, of Section 2.01 in the Agreement. The Trustee makes no representations or warranties as to the validity, legality, recordability, sufficiency, enforceability, due authorization or genuineness of any of the documents contained in each Mortgage Loan or the collectability, insurability, effectiveness, priority, perfection or suitability of any such Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-referenced Pooling and Servicing Agreement.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT E-1

                    FORM OF TRANSFEREE'S LETTER AND AFFIDAVIT

                                     [DATE]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1511
Chicago, Illinois 60603

Attention: Merrill Lynch Mortgage Investors Trust, Series 2006-HE6

Ladies and Gentlemen:

     We propose to purchase Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE6, Class R, described in the Prospectus Supplement, dated December 21, 2006, and the Prospectus, dated September 8, 2006.

     1. We certify that (a) we are not a disqualified organization and (b) we are not purchasing such Class R Certificate on behalf of a disqualified organization; for this purpose the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code. We understand that any breach by us of this certification may cause us to be liable for an excise tax imposed upon transfers to disqualified organizations.

     2. We certify that (a) we have historically paid our debts as they became due, (b) we intend, and believe that we will be able, to continue to pay our debts as they become due in the future, (c) we understand that, as beneficial owner of the Class R Certificate, we may incur tax liabilities in excess of any cash flows generated by the Class R Certificate, and (d) we intend to pay any taxes associated with holding the Class R Certificate as they become due and (e) we will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of ours or another U.S. taxpayer.


                                      E-1-1

     3. We acknowledge that we will be the beneficial owner of the Class R Certificate and:(5)

     __________ The Class R Certificate will be registered in our name.
     __________ The Class R Certificate will be held in the name of our nominee,
                __________, which is not a disqualified organization.

     4. We certify that we are not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Code or a plan subject to federal, state, local, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), and are not directly or indirectly acquiring the Class R Certificate on behalf of or with any assets of a Plan.

     5. We certify that (i) we are a U.S. person or (ii) we will hold the Class R Certificate in connection with the conduct of a trade or business within the United States and have furnished the transferor and the Trustee with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code; for this purpose the term "U.S. person" means a citizen or resident of the United States, a corporation, or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons. We agree that any breach by us of this certification shall render the transfer of any interest in the Class R Certificate to us absolutely null and void and shall cause no rights in the Class R Certificate to vest in us.

     6. We agree that in the event that at some future time we wish to transfer any interest in the Class R Certificate, we will transfer such interest in the Class R Certificate only (a) to a transferee that (i) is not a disqualified organization and is not purchasing such interest in the Class R Certificate on behalf of a disqualified organization, (ii) is a U.S. person or will hold the Class R Certificate in connection with the conduct of a trade or business within the United States and will furnish us and the Trustee with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code and (iii) has delivered to the Trustee a letter in the form of this letter (including the affidavit appended hereto) and, we will provide the Trustee a written statement substantially in the form of Exhibit E-2 to the Pooling and Servicing Agreement.

     7. We hereby designate _______________________ as our fiduciary to act as the tax matters person for each of the REMICs provided for in the Pooling and Servicing Agreement.

----------
(5) Check appropriate box and if necessary fill in the name of the Transferee's nominee.


                                      E-1-2

                                        Very truly yours,

                                        [PURCHASER]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Accepted as of __________ __, 200__

MERRILL LYNCH MORTGAGE INVESTORS, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


                                      E-1-3

                                        APPENDIX A

                                        Affidavit pursuant to (i) Section
                                        860E(e)(4) of the Internal Revenue Code
                                        of 1986, as amended, and (ii) certain
                                        provisions of the Pooling and Servicing
                                        Agreement

Under penalties of perjury, the undersigned declares that the following is true:

     1. He or she is an officer of _________________________ (the "Transferee"),

     2. the Transferee's Employer Identification number is __________,

     3. the Transferee is not a "disqualified organization" (as defined below), has no plan or intention of becoming a disqualified organization, and is not acquiring any of its interest in the Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE6, Class R Certificate on behalf of a disqualified organization or any other entity,

     4. unless Merrill Lynch Mortgage Investors, Inc.("MLMI") has consented to the transfer to the Transferee by executing the form of Consent affixed as Appendix B to the Transferee's Letter to which this Certificate is affixed as Appendix A, the Transferee is a "U.S. person" (as defined below),

     5. that no purpose of the transfer is to avoid or impede the assessment or collection of tax,

     6. the Transferee has historically paid its debts as they became due,

     7. the Transferee intends, and believes that it will be able, to continue to pay its debts as they become due in the future,

     8. the Transferee understands that, as beneficial owner of the Class R Certificate, it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate,

     9. the Transferee intends to pay any taxes associated with holding the Class R Certificate as they become due,

     10. the Transferee consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by MLMI (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class R Certificate will not be owned directly or indirectly by a disqualified organization, and

     11. IF BRACKETED, THE FOLLOWING CERTIFICATIONS ARE INAPPLICABLE [the transfer is not a direct or indirect transfer of the Class R Certificate to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee, and as to each of the residual interests represented by the Class R Certificate, the present value of the anticipated tax liabilities associated with holding such residual interest does not exceed the sum of:

     A. the present value of any consideration given to the Transferee to acquire such residual interest;


                                      E-1-4

     B. the present value of the expected future distributions on such residual interest; and

     C. the present value of the anticipated tax savings associated with holding such residual interest as the related REMIC generates losses.

For purposes of this declaration, (i) the Transferee is assumed to pay tax at a rate equal to the highest rate of tax specified in Section 11(b)(1) of the Code, but the tax rate specified in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b)(1) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, and (ii) present values are computed using a discount rate equal to the Federal short-term rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee;]

[(11) (A) at the time of the transfer, and at the close of each of the Transferee's two fiscal years preceding the Transferee's fiscal year of transfer, the Transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million; and

     (B) the Transferee is an eligible corporation as defined in Treasury regulations Section 1.860E-1(c)(6)(i) and has agreed in writing that any subsequent transfer of the Class R Certificate will be to another eligible corporation in a transaction that satisfies Treasury regulation Sections 1.860E-1(c)(4)(i), 1.860E-1(c)(4)(ii),
          1.860E-1(c)(4)(iii) and 1.860E-1(c)(5) and such transfer will not be a direct or indirect transfer to a foreign permanent establishment (within the meaning of an applicable income tax treaty) of a domestic corporation.

For purposes of this declaration, the gross and net assets of the Transferee do not include any obligation of any related person as defined in Treasury regulation Section 1.860E-1(c)(6)(ii) or any other asset if a principal purpose for holding or acquiring the other asset is to permit the Transferee to make this declaration or to satisfy the requirements of Treasury regulation Section 1.860E-1(c)(5)(i).]

(12) The Transferee will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or another U.S. taxpayer.

For purpose of this affidavit, the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code and the term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to Unites States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary


                                      E-1-5
supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust, (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

By:
    ---------------------------------
Address of Investor for receipt of
distribution:
              -----------------------
Address of Investor for receipt of
tax information:
                 --------------------

-------------------------------------
(Corporate Seal)

Attest:
        -----------------------------
                          , Secretary
--------------------------


                                      E-1-6

Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the __________ of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this day of _____, 200_.

Notary Public

County of ___________________________

State of ____________________________

My commission expires the ________ day of ______________


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Dated:
       ----------

                                      E-1-7

                                   EXHIBIT E-2

                         FORM OF TRANSFEROR'S AFFIDAVIT

                                     [DATE]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1511
Chicago, Illinois 60603

Attention: Global Securities and Trust Services - Merrill Lynch Mortgage
           Investors Trust, Series 2006-HE6

Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE6

     _______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the Class R Certificate referred to in the attached affidavit. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                                        Very truly yours,

                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                      E-2-1

                                    EXHIBIT F

                         FORM OF TRANSFEROR CERTIFICATE

                                     [DATE]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1511
Chicago, Illinois 60603
Attention: Global Securities and  Trust Services - Merrill Lynch Mortgage
           Investors Trust, Series 2006-HE6

RE: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE6

Ladies and Gentlemen:

     In connection with our disposition of the Class [_____] Certificate, we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act and (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action that would result in, a violation of Section 5 of the Act. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of December 1, 2006, among Merrill Lynch Mortgage Investors, Inc., as depositor, LaSalle Bank National Association, as trustee, and Wilshire Credit Corporation, as servicer.

                                        Very truly yours,

                                        ----------------------------------------
                                        Name of Transferor


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT G

                            FORM OF INVESTMENT LETTER
                              (ACCREDITED INVESTOR)

                                     [DATE]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1511
Chicago, Illinois 60603
Attention: Global Securities and Trust Services - Merrill Lynch Mortgage
           Investors Trust, Series 2006-HE6

     Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE6

Ladies and Gentlemen:

     ______________ (the "Purchaser") intends to purchase from ________________
(the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE6, Class [_____] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), LaSalle Bank National Association, as trustee (the "Trustee"), Wilshire Credit Corporation, as servicer (the "Servicer"). [The Purchaser intends to register the Transferred Certificate in the name of ____________________, as nominee for _________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

     1. The Purchaser understands that (a) the Certificates have not been registered or qualified under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, (b) neither the Depositor nor the Trustee is required, and neither of them intends, to so register or qualify the Certificates, (c) the Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) an exemption from registration and qualification is available and (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates.

     2. All Certificates other than ERISA Restricted Certificates and Class R Certificates will be a legend to the following effect:

     UNTIL THE TERMINATION OF THE SWAP AGREEMENT, EACH TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO REPRESENT (OR IN THE CASE OF A DEFINITIVE CERTIFICATE, SHALL REPRESENT) TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT, AND IS NOT ACTING FOR, ON BEHALF OF OR WITH ANY ASSETS OF, ANY EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE

RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR ANY PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) THE TRANSFEREE'S ACQUISITION AND HOLDING OF THIS CERTIFICATE IS COVERED BY AND EXEMPT UNDER ANY OF SECTION 408(B)(17) OF ERISA OR SECTION 4975(D)(20) OF THE CODE, PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23, EACH AS AMENDED.

     3. The Certificates (other than the Class R Certificate) will bear a legend to the following effect:

     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE TRANSFERRED, OR OFFERED FOR SALE, UNLESS SUCH TRANSFER IS NOT SUBJECT TO REGISTRATION UNDER THE ACT, THE 1940 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND SUCH TRANSFER ALSO COMPLIES WITH THE OTHER PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT. IF THE CERTIFICATE IS A DEFINITIVE CERTIFICATE, NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE (A) AN INVESTMENT LETTER FROM THE PROSPECTIVE INVESTOR; AND (B) REPRESENTATIONS FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATES.

     4. The ERISA Restricted Certificates will bear a legend to the following effect:

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE HAS RECEIVED
(A) A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A PLAN SUBJECT TO STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW") (COLLECTIVELY, A "PLAN"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE BY, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60 AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60, OR
(C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, AND UPON WHICH THE TRUSTEE SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH

ENTITIES IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE SERVICER OR THE DEPOSITOR. IF THE CERTIFICATE IS NOT A DEFINITIVE CERTIFICATE, THE TRANSFEREE IS DEEMED TO HAVE MADE THE REPRESENTATION IN (A) OR (B) ABOVE.

     5. The Class R Certificate will bear a legend to the following effect:

THIS CLASS R CERTIFICATE MAY NOT BE TRANSFERRED, EXCEPT IN ACCORDANCE WITH
SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT AND THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY IN ACCORDANCE WITH SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE
(A) A TRANSFER AFFIDAVIT FROM THE PROSPECTIVE INVESTOR; AND (B) AN AFFIDAVIT FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATE.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUSTEE WITH A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE BY, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN.

     6. The Purchaser is acquiring the Transferred Certificates for its own account [FOR INVESTMENT ONLY] * and not with a view to or for sale or other transfer in connection with any distribution of the Transferred Certificates in any manner that would violate the Securities Act or any applicable state securities laws, subject, nevertheless, to the understanding that disposition of the Purchaser's property shall at all times be and remain within its control.

     7. The Purchaser (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) is able to bear the economic risks of such an investment and
(c) is an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Securities Act.

     8. The Purchaser will not nor has it authorized nor will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general

----------
*    No required of a broker/dealer purchaser.

solicitation by means of general advertising or in any other manner, or (e) take any other action, that would constitute a distribution of any Certificate under the Securities Act or the Investment Company Act of 1940, as amended (the "1940 Act"), that would render the disposition of any Certificate a violation of
Section 5 of the Securities Act or any state securities law, or that would require registration or qualification pursuant thereto. Neither the Purchaser nor anyone acting on its behalf has offered the Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Certificates. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

     9. Either (i) the Purchaser of a Certificate that is neither an ERISA Restricted Certificate nor a Class R Certificate is not, and is not acting for, on behalf of or with any assets of, an employee benefit plan or other arrangement subject to Title I of ERISA or plan subject to Section 4975 of the Code, or (ii) until the termination of the Swap Agreement, such Purchaser's acquisition and holding of such Certificates are eligible for exemptive relief under any of Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code, Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23.

     10. The Purchaser of an ERISA Restricted Certificate (A) is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code, a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law") and is not directly or indirectly acquiring such Certificates by, on behalf of, or with any assets of any such plan, or (B) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is acquiring the Certificate with assets of an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (C) solely in the event the Certificate is a Definitive Certificate, herewith delivers an Opinion of Counsel satisfactory to the Trustee, and upon which the Trustee shall be entitled to rely, to the effect that the acquisition and holding of the Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the Servicer or the Depositor to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer or the Depositor.

     11. The Purchaser of a Class R Certificate is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code, a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law"), or a Person directly or indirectly acquiring such Certificate by, on behalf of, or with any assets of any such plan.

     12. Prior to the sale or transfer by the Purchaser of any of the Certificates, the Purchaser will obtain from any subsequent purchaser substantially the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this letter or a letter substantially in the form of Exhibit H to the Pooling and Servicing Agreement.

     13. The Purchaser agrees to indemnify the Trustee, the Servicer and the Depositor against any liability that may result from any misrepresentation made herein.

                                        Very truly yours,

                                        [PURCHASER]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT H

                       FORM OF RULE 144A INVESTMENT LETTER
                         (Qualified Institutional Buyer)

                                     [DATE]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1511
Chicago, Illinois 60603
Attention: Global Securities and Trust Services - Merrill Lynch Mortgage
           Investors Trust, Series 2006-HE6

     Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE6

Ladies and Gentlemen:

     ______________ (the "Purchaser") intends to purchase from ________________
(the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE6, Class [_____] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), LaSalle Bank National Association, as trustee (the "Trustee"), Wilshire Credit Corporation, as servicer (the "Servicer"). [THE PURCHASER INTENDS TO REGISTER THE TRANSFERRED CERTIFICATE IN THE NAME OF ____________________, AS NOMINEE FOR _________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

     In connection with our acquisition of the above Transferred Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Transferred Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Transferred Certificates, (d) solely in the case of a Certificate other than an ERISA Restricted Certificate or Class R Certificate, either (i) we are not, and are not acquiring the Certificate for, on behalf of or with any assets of, any employee benefit plan or other arrangement subject to Title I of ERISA or any plan subject to Section 4975 of the Code, or (ii) until the termination of the Swap Agreement, our acquisition and holding of the Certificate is covered by and exempt under any of Section 408(b)(17) of ERISA or
Section 4975(d)(20) of the Code, Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, or PTCE 96-23,

(e) solely with respect to ERISA Restricted Certificates, (A) we are not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law"), or Persons directly or indirectly acting on behalf of or using any assets of any such plan, or (B), if the Certificate has been the subject of an ERISA-Qualifying Underwriting, we are an insurance company that is acquiring the Certificate with assets of an "insurance company general account," as defined in Section V(e) of PTCE 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (C) solely in the event the Certificate is a Definitive Certificate, we will herewith deliver an Opinion of Counsel satisfactory to the Trustee, and upon which the Trustee shall be entitled to rely, to the effect that the acquisition and holding of the Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the Servicer or the Depositor to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer or the Depositor, (f) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (g) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed one of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale of the Transferred Certificates to us is being made in reliance on Rule 144A. We are acquiring the Transferred Certificates for our own account or for resale pursuant to Rule 144A and further understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed by us, based upon certifications of such purchaser or information we have in our possession, to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

     We agree to indemnify the Trustee, the Servicer and the Depositor against any liability that may result from any misrepresentation made herein.

                                        Very truly yours,

                                        [PURCHASER]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                         ANNEX 1

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

     The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

     1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

     2. In connection with the purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $____________ * in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

          ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

          ____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by Federal, State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over such institution or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          ____ Broker-dealer. The Buyer is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934, as amended.

----------
* Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

          ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of the State, territory or the District of Columbia.

          ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

          ____ ERISA Plan. The Buyer is an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended.

          ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940, as amended.

          ____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

          ____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended.

     3. The term "securities" as used for purposes of the calculation of the dollar amount in paragraph 2 excludes: (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

     6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------

                                                                         ANNEX 2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

     The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

     1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

     2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

     ____ The Buyer owned $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
          144A).

     ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
          144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

     5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

     6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        IF AN ADVISER:


                                        ----------------------------------------
                                        Print Name of Buyer

                                        Date:
                                              ----------------------------------

                                    EXHIBIT I

                           FORM OF REQUEST FOR RELEASE

                                     [DATE]

To:  LaSalle Bank National Association
     135 South LaSalle Street, Suite 1625
     Chicago, Illinois 60603
     Attention: Account Manager--MLMI 2006-HE6

Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE6

     In connection with the administration of the Mortgage Loans held by you, as Trustee, pursuant to the Pooling and Servicing Agreement dated as of December 1, 2006 among Merrill Lynch Mortgage Investors, Inc., as depositor, LaSalle Bank National Association, as Trustee, Wilshire Credit Corporation, as servicer (the "Pooling and Servicing Agreement"), we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number: _________________________________

Mortgagor Name, Address & Zip Code: ___________________

Reason for Requesting Documents (check one):

[ ]  1. Mortgage Paid in Full

[ ]  2. Foreclosure

[ ]  3. Substitution

[ ]  4. Other Liquidation (Repurchases, etc.)

[ ]  5. Nonliquidation

Address to which the Trustee should deliver the Mortgage File:


                                        By:
                                            ------------------------------------
                                            (authorized signer)
                                        Address:
                                                 -------------------------------
                                        Date:
                                              ----------------------------------

If box 1 or 2 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

If box 3, 4, 5 or 6 above is checked, upon our return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

Please acknowledge the execution of the above request by your signature and date below:

[LASALLE BANK NATIONAL ASSOCIATION,
as Trustee]


By:
    ---------------------------------   ----------------------------------------
    Signature                           Date


Documents returned to Trustee:


By:
    ---------------------------------   ----------------------------------------
    Signature                           Date

                                    EXHIBIT J

                                FORM OF MI POLICY

                                [To Be Inserted]

                  (REPUBLIC MORTGAGE INSURANCE COMPANY(R) LOGO)

                       REPUBLIC MORTGAGE INSURANCE COMPANY
                              P.O. Box 2514 (27102)
                             190 Oak Plaza Boulevard
                             Winston-Salem, NC 27105
                                  800.999.7642

                 ENDORSEMENT TO MORTGAGE GUARANTY MASTER POLICY
                           LENDER PAID PORTFOLIO LOANS

Insured's Name and Mailing Address

     -    LaSalle Bank NA as Trustee for MLMI 2006-HE6

     -    135 S LaSalle Street, Suite 1511

     -    Chicago, IL 60603

Master Policy Number

     17Q71-01

Effective Date of Endorsement

     12/01/06

The purpose of this Endorsement is to amend certain terms and conditions of the Policy as provided herein. It is hereby understood and agreed that coverage under this Policy is for the benefit of the Insured, LaSalle Bank NA as Trustee for MLMI 2006-HE6, and that under this policy.

     1. Section 7.9 of this Policy is amended to include the following after the last sentence of said Section, "Coverage may not be assigned or transferred without the written consent of the Company.";

     2. that, unless otherwise required by applicable law, neither the Insured, LaSalle Bank NA as Trustee for MLMI 2006-HE6, nor any subsequent Insured permitted by the Company, shall cancel coverage on any Loan subject to the Policy or permit such coverage to lapse for non-payment of premium unless (a) the principal balance of the Loan is paid in full, or (b) as agreed to in writing by both the Insured and the Company;

     3. Section 2.4 of this Policy, and any similar provisions allowing for incontestability of coverage for certain misrepresentations which may be contained in any endorsements attached to this Policy, and hereby deleted in their entirety;

     4. this Endorsement will apply only to a Loan which is identified as being subject to this Endorsement by the Company.

All terms capitalized will have the meanings set forth in the Policy, except as otherwise defined herein. Nothing herein contained will be held to vary, alter, waive or extend any of the terms and conditions of the Policy, as any amendments thereto, except as expressly set forth above.

IN WITNESS WHEREOF, the Company has caused its Corporate Seal to be hereto affixed and these presents to be signed by its duly authorized officers in facsimile to become effective as its original seal and signatures and binding on the Company.

                       REPUBLIC MORTGAGE INSURANCE COMPANY

                                     (SEAL)


/s/ Christopher P. Nard                 /s/ Elizabeth C. Dixon
-------------------------------------   ----------------------------------------
President                               Secretary

BUEND-2015                                                                 12/00

                  (REPUBLIC MORTGAGE INSURANCE COMPANY(R) LOGO)

                       REPUBLIC MORTGAGE INSURANCE COMPANY
                              P.O. Box 2514 (27102)
                             190 Oak Plaza Boulevard
                       Winston-Salem, North Carolina 27105
                            Toll Free: (800) 999-7642

                                  MASTER POLICY

Republic Mortgage Insurance Company (a stock insurance company hereinafter called the "Company") agrees to pay to the Insured identified below, in consideration of the premium or premiums to be paid as hereinafter specified and in reliance upon the Insured's representations and statements made in any application for coverage under this Policy and in any documents and writings, including any data transferred by electronic media related thereto, any Loss due to the Default by a Borrower on a Loan, subject to the terms and conditions contained herein.

Insured's Name and Mailing Address

-    LaSalle Bank NA as Trustee for

-    MLMI 2006-HE6

-    135 S LaSalle Street, Ste 1511

-    Chicago, IL 60603

Policy Number: 17Q71-01

Effective Date of Policy: 12/01/06

IN WITNESS WHEREOF, the Company has caused its Corporate Seal to be hereto affixed and these presents to be signed by its duly authorized officers in facsimile to become effective as its original seal and signatures and binding on the Company.

                       REPUBLIC MORTGAGE INSURANCE COMPANY

                                     (SEAL)


/s/ Christopher P. Nard                 /s/ Elizabeth C. Dixon
-------------------------------------   ----------------------------------------
President                               Secretary


                                        /s/ Diane L. Wall
                                        ----------------------------------------
                                        Authorized Representative

MP-1103                                                                     8/94

                  (REPUBLIC MORTGAGE INSURANCE COMPANY(R) LOGO)

                       REPUBLIC MORTGAGE INSURANCE COMPANY
                              P.O. Box 2514 (27102)
                             190 Oak Plaza Boulevard
                       Winston-Salem, North Carolina 27105
                            Toll Free: (800) 999-7642

                                  MASTER POLICY

Republic Mortgage Insurance Company (a stock insurance company hereinafter called the "Company") agrees to pay to the Insured identified below, in consideration of the premium or premiums to be paid as hereinafter specified and in reliance upon the Insured's representations and statements made in any application for coverage under this Policy and in any documents and writings, including any data transferred by electronic media related thereto, any Loss due to the Default by a Borrower on a Loan, subject to the terms and conditions contained herein.

Insured's Name and Mailing Address

-    ________________________________

-    ________________________________

-    ________________________________

-    ________________________________

Policy Number: ______________________

Effective Date of Policy: ___________

IN WITNESS WHEREOF, the Company has caused its Corporate Seal to be hereto affixed and these presents to be signed by its duly authorized officers in facsimile to become effective as its original seal and signatures and binding on the Company.

                       REPUBLIC MORTGAGE INSURANCE COMPANY

                                     (SEAL)


/s/ Christopher P. Nard                 /s/ Elizabeth C. Dixon
-----------------------------------     ----------------------------------------
President                               Secretary


                                        ----------------------------------------
                                        Authorized Representative

MP-1103                                                                     8/94

                  (REPUBLIC MORTGAGE INSURANCE COMPANY(R) LOGO)

         REPUBLIC MORTGAGE INSURANCE COMPANY OF NORTH CAROLINA (NY ONLY)
                              P.O. Box 2514 (27102)
                             190 Oak Plaza Boulevard
                       Winston-Salem, North Carolina 27105
                            Toll Free: (800) 999-7642

                                  MASTER POLICY

Republic Mortgage Insurance Company of North Carolina (a stock insurance company hereinafter called the "Company") agrees to pay to the Insured identified below, in consideration of the premium or premiums to be paid as hereinafter specified and in reliance upon the Insured's representations and statements made in any application for coverage under this Policy and in any documents and writings, including any data transferred by electronic media related thereto, any Loss due to the Default by a Borrower on a Loan, subject to the terms and conditions contained herein.

Insured's Name and Mailing Address

-    ________________________________

-    ________________________________

-    ________________________________

-    ________________________________

Policy Number: ______________________

Effective Date of Policy: ___________

IN WITNESS WHEREOF, the Company has caused its Corporate Seal to be hereto affixed and these presents to be signed by its duly authorized officers in facsimile to become effective as its original seal and signatures and binding on the Company.

              REPUBLIC MORTGAGE INSURANCE COMPANY OF NORTH CAROLINA

                                     (SEAL)


/s/ Christopher P. Nard                 /s/ Elizabeth C. Dixon
-------------------------------------   ----------------------------------------
President                               Secretary


                                        /s/ Diane L. Wall
                                        ----------------------------------------
                                        Authorized Representative

MP-1103                                                                     8/94

                              TERMS AND CONDITIONS

1.   DEFINITIONS

1.1 APPLICATION means a request for coverage, including assumption of coverage, under this Policy for a Loan on a form or in a format provided by the Company, and all other statements, documents, or information furnished to the Company by the Insured or any other Person in connection with the insuring of the Loan. An Application will include information, if so furnished to the Company, contained in the Borrower's Loan application, appraisal, verifications of income and deposit, plans and specifications for the Property, and all other exhibits and documents, and will include all data and information so furnished by electronic means.

1.2 APPROPRIATE PROCEEDINGS means any legal or administrative action by the Insured affecting either a Loan or title to a Property, including:

     a. Preserving a deficiency recovery by making a bid at the foreclosure sale and pursuing a deficiency judgment until the end of the Settlement Period, where appropriate and permissible and where directed by the Company; or

     b. Enforcing the terms of the Loan as allowed by the law where the Property is located; or

     c. Acquiring Borrower's Title or Good and Merchantable Title to the Property, as either may be required under this Policy, but excluding such title as may be acquired by a voluntary conveyance from the Borrower; or

     d. Asserting the Insured's interest in the Property in a Borrower's bankruptcy.

1.3 BORROWER means any Person legally obligated to repay the debt obligation created by a Loan, including any co-signer or guarantor of the Loan.

1.4 BORROWER'S TITLE means such title to a Property as was vested in the Borrower at the time of a conveyance to the Insured arising out of or pursuant to a foreclosure of the Loan; provided, however, if the Insured so elects, the redemption period need not have expired. Borrower's Title in the Insured may be, but need not be, the equivalent of Good and Merchantable Title, and the deed evidencing Borrower's Title need not be recorded unless required by applicable law.

1.5 CERTIFICATE means the document, which may be on the same form as the Commitment, issued by the Company pursuant to this Policy and extending the coverage indicated therein to a specified Loan.

1.6 CERTIFICATE EFFECTIVE DATE means, as specified in the Certificate, (a) the closing date of a Loan, or (b) the later date requested by the Insured and accepted by the Company.

1.7 CLAIM means the timely filed written request, made on a form or in a format provided or approved by the Company, to receive the benefits of this Policy.

1.8 CLAIM AMOUNT means the amount calculated in accordance with Section 6.2 of this Policy.

1.9 COMMITMENT means the document, which may be on the same form as the Certificate, issued by the Company evidencing the Company's offer to insure the Loan identified therein, subject to the terms and conditions therein and in this Policy.


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1.10 DEFAULT means the failure by a Borrower (a) to pay when due an amount equal to or greater than one (1) periodic monthly payment due under the terms of a Loan, or (b) to comply with any other term or condition of the Loan, if failure to comply is a basis for the acceleration of the principal balance of the Loan and the institution of Appropriate Proceedings.

     A Loan is deemed to be in Default for that month as of the close of business on the installment due date for which a scheduled monthly payment has not been made or as of the close of business on the date the Borrower fails to comply with any such other term or condition of the Loan. The Loan will be considered to remain in Default until filing of a Claim so long as such periodic payment has not been made or basis for acceleration and Appropriate Proceedings remains. For example, a Loan is "four (4) months in Default" if the monthly installments due on January 1 through April 1 remain unpaid as of the close of business on April 1 or if a basis for acceleration and Appropriate Proceedings exists.

1.11 DEFICIENCY EXPENSES means reasonable attorney's fees and necessary court costs incurred by the Insured for those Appropriate Proceedings necessary to pursue or establish a deficiency against the Borrower and which are in addition to those incurred in standard and customary foreclosure proceedings, plus additional interest accruing on the Loan, real estate taxes, casualty insurance premiums, and Property preservation expenses incurred during such Appropriate Proceedings and any additional related redemption period as necessitated by such deficiency pursuit.

1.12 ENVIRONMENTAL CONDITION means the presence, on or under a Property, of any "Hazardous Substance" as that term is defined by the federal Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sec. 9601 et seq., as amended from time to time) or as defined by any similar state law; or any "Hazardous Waste" or "Regulated Substance" as those terms are defined by the federal Resource Conservation and Recovery Act (42 U.S.C. sec. 6901, et seq., as amended from time to time) or as defined by any similar state law, but does not mean the presence of radon, lead paint, or asbestos.

1.13 FAIR MARKET VALUE means, with regard to the amount bid for any Property at a foreclosure sale, the Property's value at the approximate time of the foreclosure sale as determined by appraisal if available or in accordance with customary servicing practices (which may include reliance on information provided by a local real estate broker), subject to applicable law governing foreclosure.

1.14 GOOD AND MERCHANTABLE TITLE means title to a Property free and clear of all liens, encumbrances, covenants, conditions, restrictions, encroachments, impediments, easements and rights of redemption, and other rights and claims of a Borrower or third parties except for:

     a. A lien of any public bond, assessment, or tax, when no installment, call, or payment of or under such bond, assessment, or tax is delinquent;

     b. Outstanding mineral, oil, or timber rights, rights of way, easements, rights of support, sewer rights, zoning ordinances, building restrictions or other restrictions, covenants, regulations of use, or applicable laws, provided the Property conforms to, and its intended and normal use and occupancy is not adversely affected by, such covenants, rights, restrictions, regulations, or ordinances; and

     c. Any conditions or defects which will not have a materially adverse effect on either the transferability of the Property or the sale thereof to a bona fide purchaser.


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

     Good and Merchantable Title does not exist if convenient means of ingress and egress are not conveyed as well as freely alienable rights to the use and enjoyment of municipal or private sources of water and means of sewage disposal, whether such rights are by easement or covenant running with the Property are reflected in the public records relating to the Property.

     In addition, Good and Merchantable Title does not exist if notice has been given of the commencement of proceedings that could result in the imposition of a lien upon the Property pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 9601, et seq., or any other statute, law, or regulation of any governmental authority providing for the imposition of a lien in connection with the cleanup of Environmental Conditions.

1.15 INSURED means:

     a.   The Person designated on the face of this Policy; or

     b. Any Person to whom coverage has been assigned resulting in a change in the Insured named on a Certificate in accordance with this Policy.

     The Insured must be the Servicer of a Loan or, if there is no Servicer, the Owner of the Loan.

1.16 LOAN means any note, bond, or other evidence of indebtedness secured by a mortgage, deed of trust, or other similar instrument, which constitutes or is equivalent to a first lien or charge on a Property and which the Company has approved for insurance and to which coverage under this Policy has been extended.

1.17 LOSS means the liability of the Company with respect to a Loan for payment of a Perfected Claim which is calculated in accordance with Section 6.3. A Loss will be deemed to have occurred when a Default on a Loan occurs, even though the amount of Loss is not then either presently ascertainable or due and payable.

1.18 OWNER OR OWNER OF THE LOAN means the Person who owns a Loan and of whom the Company is notified in accordance with this Policy.

1.19 PERFECTED CLAIM means a Claim received by the Company which contains all information or proof required by the Company and for which all requirements of this Policy applicable to payment of a Claim are satisfied.

1.20 PERSON means any individual, corporation, partnership, association, or other entity.

1.21 PHYSICAL DAMAGE means any tangible injury to a Property or any Environmental Condition, whether caused by accident, natural occurrence, or any other reason.

1.22 POLICY means this contract of insurance and all Applications, Commitments, endorsements, schedules, and Certificates, which are incorporated in this Policy, related to Loans insured under this Policy.

1.23 POSSESSION OF THE PROPERTY means, if the Company elects to acquire the Property, physical and undisputed occupancy and control of the Property at the time of acquisition.

1.24 PROPERTY means a Residential real property and all improvements thereon which secure a Loan, together with all easements and appurtenances, all rights of access, all rights to use common areas, recreational and other facilities, and all of their replacements or additions.


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1.25 RECOVERY RIGHTS means all rights of recovery against the Borrower and any other Person relating to the Loan or to the Property.

1.26 RESIDENTIAL means a type of building or a portion thereof which is designed for occupancy by not more than four (4) families, a single-family condominium, or a unit in a planned unit development.

1.27 SERVICER means that Person acting on behalf of the Owner of a Loan (or on behalf of the Owner's designee, if any) to service the Loan and of whom the Company has been notified. The Servicer acts as a representative of the Owner of the Loan (and the Owner's designee, if any) and will bind the Owner and its designee for all purposes of this Policy, including providing information to the Company, receiving any notices, paying premiums, accepting Loss payments, and performing any other acts under this Policy. References in this Policy to a Servicer's obligations will not be construed as relieving the Owner or its designee of responsibility for the Servicer's performance.

1.28 SETTLEMENT PERIOD means the sixty (60) day period as determined under
     Section 6.4, at the end of which a Loss is payable by the Company; provided that if the Company pays a Loss prior to expiration of such sixty (60) day period, the Settlement Period ends with such payment.

1.29 UNINSURED LOAN BALANCE means, at any time, with respect to a Loan, the estimated Claim Amount less the Loss as estimated pursuant to a percentage option settlement.

1.30 Any pronouns, when used in this Policy, will mean the singular or plural, masculine or feminine, as the case may be.

2.   OBTAINING COVERAGE AND PAYMENT OF PREMIUMS

2.1 APPLICATION AND CERTIFICATE - In order to insure a Loan under this Policy, the Insured or a Person acting on behalf of the Insured must submit to the Company a properly completed Application. Approval of any Application will be at the discretion of the Company and will be in the form of a Commitment or a Certificate which offers to extend, or extends, coverage under the terms and conditions of both this Policy and the Commitment or Certificate, as the case may be.

     In lieu of such an Application and supporting statements, documents, and information submitted to the Company in connection with insuring a Loan, the Company may accept an alternative form of Application, containing more limited information, including certifications by or on behalf of the Insured as to characteristics of a Loan in lieu of supporting statements, documents, and information. The Company shall be entitled to rely fully on such alternative Application as submitted. Use of an alternative form of Application shall not waive or change the other terms and conditions of this Policy under which a Loan is insured or the responsibility of the Insured for the accuracy of statements, documents, and information submitted by it or other Persons to the Company as provided in this Policy.

     If the Company declines to insure a Loan, it will not issue a Commitment or Certificate, and it will notify the Insured in writing of such declination. If the Insured or the Person acting on its behalf subsequently denies the Loan application which it received from the applicant, the Insured or such Person will be responsible for notifying the applicant that the Company declined to insure the Loan. Such notification will be made in compliance with any applicable state or federal laws or regulations, including the Equal Credit Opportunity Act and any other similar law or regulation.


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

2.2  REPRESENTATIONS OF THE INSURED - The Insured represents that:

     a. All statements made and information provided to the Company in an Application or in any Commitment or Certificate (including any that is related to continuation of coverage upon assumption of a Loan), whether by it, the Borrower, or any other Person, have been made and presented for and on behalf of the Insured; and

     b. Such statements and information are not false or misleading in any material respect as of the date(s) on which they are made or provided and do not omit any fact necessary in order to make such statements and information not false or misleading in any material respects as of such date(s).

     It is understood and agreed that such statements and information in the aggregate are, and in certain instances individually may be, material to the Company's decision to offer, provide, or so continue coverage of the related Loan; the Company issues the related Commitment and Certificate or continues coverage in reliance upon the accuracy and completeness of such statements and information and without any obligation to verify independently the statements and information submitted to it; and the Company's reliance upon the representations in Section 2.2(a) and (b) above survive the issuance of a Commitment and Certificate or such continuation of coverage.

     Without otherwise limiting the scope of this Section 2.2, a breach of
     Section 4.8 relating to down payment will be deemed a material misrepresentation for purposes of this Section 2.2. The down payment representation shall be effective whether or not it is made by the Insured or other Person with the intent to deceive or mislead, or with the knowledge that it is not true and correct.

2.3 CERTIFICATE CANCELLATION OR RESCISSION BY THE COMPANY FOR MISREPRESENTATION -Subject to Section 2.4, if any of the Insured's representations as described in Section 2.2 are materially false or misleading with respect to a Loan, the Company will have the right, at its option and to the extent permitted by applicable law, to cancel or rescind coverage under any Certificate retroactively to commencement of coverage (or if the misrepresentation occurs with respect to continuation of coverage upon assumption of a Loan, retroactively to the date of such continuation) and to return at that time all paid premiums retroactively to such applicable date.

2.4  INCONTESTABILITY FOR CERTAIN MISREPRESENTATIONS - Notwithstanding Sections
     2.2 and 2.3, no Claim for Loss will be denied or adjusted, nor will the Certificate's coverage be rescinded or canceled, by reason of any misrepresentations (whether by statements made or omitted) contained in an Application, provided that all of the following requirements, conditions, and circumstances, to the extent not waived in writing at the option of the Company, are satisfied:

     a. The misrepresentation must not have been knowingly made, or knowingly participated in, by:

          1.   The Insured or any other Person which originated the Loan; or

          2.   Any other of the following Persons:

               i. Correspondent lender, mortgage loan broker, or other intermediary underwriting or processing the Loan on behalf of the Insured or any other Person which originated the Loan; or


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

               ii. Escrow or closing agents, or any other agent of, or broker for, the Insured or any other Person which originated the Loan acting with respect to the Loan or the related Property transaction.

     b. The Borrower must have made twelve (12) consecutive full installment payments of principal, interest, and impound or escrow amounts in the amounts as called for by the Loan, and all of those payments must have been made from the Borrower's own funds.

          A payment will be considered to be "consecutive" only if it is made prior to the date the next scheduled installment becomes due. The "Borrower's own funds" will include any funds used by the Borrower for the purpose of making installment payments, but will not include funds provided directly or indirectly by any Person (other than the Borrower) who is or was a party to the Loan or to the related Property transaction, unless expressly set forth in the Application.

     c. This Section 2.4 will not apply to a Certificate if within twelve (12) months before or after a material misrepresentation by a Borrower or other Person (other than those Persons identified in Section 2.4(a)), there are one or more material misrepresentations in an Application
          (i) with respect to three or more other mortgage loans insured at any time by the Company for the Insured or any other lender and (ii) which result from the direct or indirect acts or omissions of the same Borrower or same other Person (including any other Person acting directly or indirectly in concert).

     d. The Company's payment of a Claim will not limit any rights which the Company has against the Borrower or any other Person (other than the Insured) for any misrepresentation.

2.5 INITIAL PREMIUM - Within fifteen (15) days from the Certificate Effective Date, or such other date as the Company and the Insured may agree to in writing, the Insured must forward to the Company the appropriate initial premium. Tender of the initial premium will constitute a representation for purposes of Section 2.2 by the Insured that any special conditions included by the Company in the related Commitment have been satisfied and that no payment which is then due under the Loan is more than thirty (30) days past due. The Company will not rescind or cancel coverage, or deny or adjust a Claim for Loss, with respect to a Loan on the basis of a failure to satisfy a special condition (other than a special condition relating to completion of construction, rehabilitation, or repairs) if the Borrower has made twenty-four (24) consecutive full installment payments from the Borrower's own funds. The terms "installment payments," "consecutive," and "Borrower's own funds" shall have the meanings provided in Section 2.4(b).

2.6 RENEWAL OF CERTIFICATE AND TERMINATION FOR NONPAYMENT OF RENEWAL PREMIUM; REINSTATEMENT OF TERMINATED COVERAGE

     A. TIMING; RESPONSIBILITY FOR PAYMENT - In order to continue coverage beyond the initial term, the Insured shall, at its option, pay renewal premiums to the Company for each Loan insured under this Policy, calculated at the rate specified in the related Certificate and in accordance with Section 2.6(c) below.

          The Company shall give thirty (30) days notice of the renewal due date to the Servicer, if a Servicer is shown on the records of the Company, and otherwise to the Owner, and renewal premiums shall be due and payable on or before the last day of the period covered by the previous premium payment.


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

          If a Default occurs prior to the date through which the applicable premium has been paid, and if such Default is not cured and results in a Claim being filed, such Default shall remain covered and no further premium shall be due in order to maintain coverage of such Default.

          With respect to a Loan with renewal premiums due on an annual basis, if the annual renewal premium is not paid within a sixty (60) day grace period after the premium due date (but subject to the Owner's right to cure nonpayment as provided in Section 2.6(b)), the coverage of the Certificate and the Company's liability will terminate effective as of 12:01 a.m. on the first day following the date through which the applicable premium has been paid and as a result, any Default occurring after the date through which the applicable premium has been paid will not be covered.

          With respect to a Loan with renewal premiums due on a monthly basis, if the monthly renewal premium is not paid within such sixty (60) day grace period (but subject to the Owner's right to cure nonpayment as provided in Section 2.6(b)), the coverage of the Certificate and Company's liability will terminate at the end of such sixty (60) day grace period. However, if a Default on the Loan occurs during such sixty (60) day grace period, the Insured shall not be required to pay renewal premiums while such Default exists. If such Default is cured, all monthly renewal premiums not paid during the period of Default shall be payable within sixty (60) days after notice from the Company. If such Default is not cured and results in a Claim, the unpaid monthly renewal premiums through the renewal month in which such Default occurred shall be paid as provided in Section 6.3 by deduction from the Loss.

     B. TRANSFER OR SEIZURE OF SERVICING - Notwithstanding paragraph (a) above, in the event that the Owner establishes to the reasonable satisfaction of the Company that the failure to pay renewal premiums on or before the renewal premium due date, or during the applicable grace period, was due to an error or omission that occurred in connection with the transfer, surrender, or seizure of servicing rights associated with a group of Loans, the Company shall permit the Owner or its new Servicer to reinstate coverage of the Loans contained in the group that are insured under this Policy provided that the following conditions are met:

          1. The Owner or its new Servicer shall reinstate coverage with respect to all Loans insured under this Policy affected by such transfer, surrender, or seizure;

          2. The renewal premiums are paid, in all events, on or before one hundred twenty (120) days after the applicable premium due date; and

          3. Interest is paid on the renewal premiums due from the renewal premium due date until the date that such renewal premiums are paid at the three month Treasury Bill rate established at the first Treasury auction occurring during the month in which the renewal premium becomes due as published in the Wall Street Journal, or if not so published, in any other comparable publication.

     C. CALCULATION - Renewal premiums due with respect to a Loan shall be payable in accordance with the method and at the rate specified on the related Certificate. Renewal premiums payable under the "outstanding unpaid principal balance" or "outstanding balance renewal" method shall be calculated by applying the applicable premium rate to the then unpaid principal balance of the Loan as of the date such premium is due and payable. Renewal premiums payable under the "level original insured principal balance" or "level renewal" method shall be calculated by applying the applicable premium rate to the original insured principal balance of the Loan.


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

2.7 SPECIAL PROCEDURES FOR CERTIFICATES OF COVERAGE; PAYMENT OF INITIAL AND RENEWAL PREMIUMS

     a. The Company may permit coverage of a Loan to be certified and become effective without the Insured's return of an executed Commitment or Certificate, but coverage will only become effective if, within fifteen (15) days after the Certificate Effective Date (or other date the Company and the Insured may agree to in writing), the Insured provides the Company with the Certificate Effective Date and other information required by the Company, and pays the required premium. If signature and return of an executed Commitment or Certificate is not required, the Insured will nevertheless be automatically deemed to have made all certifications, representations, and statements attributable to it in the form of the Commitment or Certificate, as though, and to the same extent as if, the Insured had executed and returned the Commitment or Certificate.

     b. The Insured acknowledges that the Company deposits initial and renewal premium checks immediately upon receipt and agrees that the receipt and deposit of premium checks by the Company after the time specified in this Policy for receipt, does not constitute a waiver of the requirements of this Policy for timely receipt or an acceptance of premium by the Company. The Company will have the right to return such late premium payment, but only within sixty (60) days after receipt, in which case coverage will be canceled retroactively to the Certificate Effective Date for a late initial premium, or to the last day of the period covered by the previous premium payment for a late renewal premium. Receipt, deposit, and retention of a premium check will not constitute a waiver of any defenses with respect to any other matters which the Company may have under this Policy.

2.8 CANCELLATION BY THE INSURED OF A CERTIFICATE - The Insured may obtain cancellation of a Certificate by returning the Certificate to the Company or by making a written request to the Company for cancellation. Upon receipt, the Company will refund, where applicable, a portion of the premium paid in accordance with the appropriate cancellation schedule which is either attached to this Policy or which will be provided by the Company to the Insured upon request. However, no refund on a Certificate will be paid if the Loan is in Default at the time the Company receives the request. Cancellation of a Certificate will not cancel this Policy.

2.9 CANCELLATION OF POLICY - Either the Insured or the Company may cancel their respective right or obligation to receive or issue new Commitments or Certificates under this Policy by providing thirty (30) days written notice of cancellation of this Policy. However, Commitments and Certificates issued prior to such cancellation of this Policy will continue in force so long as all premiums are paid and all other terms and conditions of this Policy for coverage are complied with by the Insured.

2.10 RELATIONSHIP AMONG THE COMPANY, THE OWNER OF A LOAN, AND THE SERVICER OF A LOAN - The Company will be entitled to assume that the Insured identified on this Policy and under a Certificate is the Owner of the Loan. If the Company receives written notice acceptable to it that there is an Owner of the Loan who is not the Insured, the Company shall identify that Owner in its internal records and for purposes of this Policy. The Company shall be required to identify only one Owner for a Loan at any one time.

     The Company will provide the Owner of a Loan so identified in its records with an opportunity to cure nonpayments of renewal premium, as provided under Section 2.6(b); will notify such Owner of the Loan of a non-approved Servicer and allow replacement with a new Servicer, as provided under
     Section 4.5; will allow the Owner (or its designee, if any) to replace a Servicer and allow the replacement Servicer to become the Insured under
     Section 1.15; and will allow the Owner to


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

     become the Insured under Section 1.15 if the Owner services the Loan itself. Any Person becoming an Insured under this Policy shall be subject to all of the terms and conditions of this Policy, to the same extent as any previous Insured hereunder and without regard to the extent of the knowledge or responsibility of such Person, relating to matters occurring before such Person became an Insured.

2.11 REFUND OF PREMIUM FOR DENIAL OF CLAIM IN FULL - If, because of a provision in Sections 3 or 4 (other than Sections 4.3, 4.6, or 4.7), no Loss is payable to the Insured, the Company shall return to the Insured all paid premiums retroactively and pro rata to the date when the event or circumstance occurred which resulted in no Loss being payable.

3. CHANGES IN VARIOUS LOAN TERMS, SERVICING; COORDINATION AND DUPLICATION OF INSURANCE BENEFITS

3.1 LOAN MODIFICATIONS - Unless advance written approval is provided by, or obtained from, the Company, the Insured may not make any change in the terms of a Loan, including the borrowed amount, interest rate, term, or amortization schedule of the Loan, except as permitted by terms of the Loan; nor make any change in the Property; nor release the Borrower from liability on a Loan.

3.2 OPEN END PROVISIONS - The Insured may increase the principal balance of a Loan, provided that the written approval of the Company has been obtained. The Insured will pay the Company the additional premium due at the then prevailing premium rate.

3.3 ASSUMPTIONS - If a Loan is assumed with the Insured's approval, the Company's liability for coverage under its Certificate will terminate as of the date of such assumption, unless the Company approves the assumption in writing. The Company will not unreasonably withhold approval of an assumption. It is understood that coverage will continue, and that the restriction of this Section 3.3 will not apply, if under the Loan or applicable law, the Insured cannot exercise a "due-on-sale" clause or is obligated to consent to such assumption under the Loan or applicable law. Notwithstanding anything to the contrary in this Section 3.3, the Company will be deemed to have approved the assumption of any Loan where no release is requested and, under Section II-406.02 of the Federal National Mortgage Association's Servicing Guide or any successor provision approved by the Company thereof or any similar provision of the Federal Home Loan Mortgage Corporation's Sellers' & Servicers' Guide, the assumption is an "exempt transaction" that the Servicer is to approve without review of the terms of the transaction.

3.4 CHANGE OF SERVICING - If the servicing rights for a Loan are sold, assigned, or transferred by the Insured or the Owner, coverage of the Loan hereunder will continue, provided that written notice of the new Servicer is given to the Company and the new Servicer is approved in writing by the Company.

3.5 CHANGE OF OWNER - If a Loan or a participation in a Loan is sold, assigned, or transferred by its Owner, coverage of the Loan will continue, subject to all of the terms and conditions contained in this Policy. The new Owner of the Loan will be identified in the Company's records from the date that the Company receives written notice thereof. In the case of the sale of a participation in a Loan, the Company shall be notified of only one new Owner. If there is a new Owner, the Loan must continue to be serviced by a Person approved by the Company as a Servicer.


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

3.6 COORDINATION AND DUPLICATION OF INSURANCE BENEFITS - The Insured shall not carry duplicate mortgage guaranty insurance on any Loan, other than mortgage guaranty pool insurance or supplemental mortgage guaranty insurance, and if duplicate insurance is carried, coverage under this Policy shall be null and void.

4.   EXCLUSIONS FROM COVERAGE

     The Company will not be liable for, and this Policy will not apply to, extend to, or cover the following:

4.1 BALLOON PAYMENT - Any Claim arising out of or in connection with the failure of the Borrower to make any payment of principal and/or interest due under a Loan, (a) as a result of the Insured exercising its right to call the Loan (other than when the Loan is in Default) or because the term of the Loan is shorter than the amortization period, and (b) which is for an amount more than twice the regular periodic payments of principal and interest that are set forth in the Loan (commonly referred to as a "balloon payment"). This exclusion will not apply if the Insured, the Owner of the Loan, or other Person acting on either's behalf offers the Borrower, in writing, a renewal or extension of the Loan or a new loan which (i) constitutes a first lien, (ii) is at rates and terms generally prevailing in the marketplace (but otherwise subject to Section 3.1), (iii) is in an amount not less than the then outstanding principal balance, (iv) has no decrease in the amortization period, and (v) is offered regardless of whether the Borrower is then qualified under the Insured's or Owner's underwriting standards. This exclusion also will not apply if the Borrower is notified of the availability of such renewal or extension of the Loan or new loan and does not accept the renewal, extension, or new loan.

4.2 EFFECTIVE DATE - Any Claim resulting from a Default existing at the Certificate Effective Date or occurring after lapse or cancellation of a Certificate.

4.3 INCOMPLETE CONSTRUCTION - Any Claim when, as of the date of such Claim, construction of a Property is not completed in accordance with the construction plans and specifications.

4.4 FRAUD, MISREPRESENTATION, AND NEGLIGENCE - Any Claim not otherwise within the scope of Section 2.3 where there was fraud, misrepresentation, or negligence by the Insured with respect to the Loan, and the fraud, misrepresentation, or negligence (a) materially contributed to the Default resulting in such Claim; or (b) increased the Loss, except that if the Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the Loss will be reduced to the extent of such amount.

4.5 NON-APPROVED SERVICER - Any Claim occurring when the Servicer, at time of Default or thereafter, is not approved in writing or in a list published by the Company; provided that this exclusion shall only apply if the Company notifies the Owner of the Loan in writing that a Servicer is no longer approved and if within ninety (90) days thereafter the Owner does not complete a transfer of servicing to a new Servicer approved by the Company.

4.6 PHYSICAL DAMAGE (OTHER THAN RELATING TO PRE-EXISTING ENVIRONMENTAL CONDITIONS) - Any Claim where, at any time after the Certificate Effective Date, Physical Damage occurs to a Property of a type other than as described in Section 4.7 and other than reasonable wear and tear, subject to the following provisions:

     a. This exclusion will not apply if the Company in good faith determines that the aggregate cost of restoring all such Physical Damage is less than fifteen hundred dollars ($1,500), or such higher amount as the Company may provide from time to time.


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

     b. The exclusion will apply only if: (i) the Company elects to acquire the related Property in settlement of a Claim and the damage occurred prior to expiration of the Settlement Period; or (ii) the damage occurred prior to the Default and such damage was the most important cause of the Default and the Property was either uninsured for loss arising from such Physical Damage or was insured for an amount which, net of any applicable deductibles, was insufficient to restore the Property as provided in paragraph (c) below.

     c. The exclusion resulting from paragraph (b) will not apply if the Property is restored in a timely and diligent manner to its condition (except reasonable wear and tear) as of the Certificate Effective Date.

          In lieu of requiring restoration of the Property, as required by this subsection, the Company may, at its option, reduce the Claim Amount by an amount equal to the cost of such restoration.

     d. For purposes of this Section 4.6, the Property subject to restoration will consist only of the land, improvements, or personal property deemed part of the real property under applicable law and chattel items affixed to the real property and identified in the appraisal of the Property at the time the Loan was made, whether or not they are deemed part of the real property.

     e.   Cost estimates relied upon by the Company in connection with this
          Section 4.6 shall be provided in writing by an independent party selected by the Company. The Company will furnish the Insured with any such written cost estimates, if requested by the Insured.

4.7 PRE-EXISTING ENVIRONMENTAL CONDITIONS - Any Claim where there is an Environmental Condition which existed on the Property (whether or not known by the Person submitting an Application for coverage of the Loan) as of the Certificate Effective Date, subject to the following provisions:

     a. This exclusion will not apply if the existence of such Environmental Condition, or the suspected existence of such Environmental Condition, was specifically disclosed to the Company in the Application relating to the Property.

     b. This exclusion will apply only if such Environmental Condition (i) was a principal cause of the Default, and (ii) has made the principal Residential structure on the Property uninhabitable. A structure will be considered "uninhabitable" if generally recognized standards for Residential occupancy are violated or if, in the absence of such standards, a fully informed and reasonable person would conclude that such structure was not safe to live in without fear of injury to health or safety.

     c. This exclusion will not apply if the Environmental Condition is removed or remedied in a timely and diligent manner in accordance with applicable governmental standards for safe Residential occupancy.

4.8 DOWN PAYMENT - Any Claim involving a Loan which is for the purchase of the Property, and for which the Borrower did not make a down payment as described in the Application.

4.9 FIRST LIEN STATUS - Any Claim, if the mortgage, deed of trust, or other similar instrument executed by the Borrower and Insured hereunder did not provide the Insured at origination with a first lien on the Property.


MP-1103                                12                                   8/94

4.10 BREACH OF INSURED'S OBLIGATIONS OR FAILURE TO COMPLY WITH TERMS - Any Claim involving or arising out of any breach by the Insured of its obligations under, or its failure to comply with the terms of, this Policy or of its obligations as imposed by operation of law, if the breach or failure:

     a.   Materially contributed to the Default resulting in such Claim; or

     b. Increased the Loss, except that if the Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the related Loss will be reduced to the extent of such amount.

4.11 RELEASE OF BORROWER; DEFENSES OF BORROWER - The Insured's execution of a release or waiver of the right to collect any portion of the unpaid principal balance of a Loan or other amounts due under the Loan will release the Company from its obligation under its Certificate to the extent and amount of said release. If, under applicable law, the Borrower successfully asserts defenses which have the effect of releasing, in whole or in part, the Borrower's obligation to repay the Loan, or if for any other reason the Borrower is released from such obligation, the Company will be released to the same extent and amount from its liability under this Policy, except as provided by Section 7.5.

5.   CONDITIONS PRECEDENT TO PAYMENT OF CLAIM

     It is a condition precedent to the Company's obligation to pay a Loss that the Insured comply with all of the following requirements:

5.1  NOTICE OF DEFAULT - The Insured must give the Company written notice:

     a. Within forty-five (45) days of the Default, if it occurs when the first payment is due under the Loan; or

     b.   Within ten (10) days of either:

          1. The date when the Borrower becomes four (4) months in Default on the Loan; or

          2. The date when any Appropriate Proceedings which affect the Loan or the Property or the Insured's or Borrower's interest therein have been started;

          whichever occurs first.

5.2 MONTHLY REPORTS - Following a notice of Default on the Loan, the Insured must give the Company monthly reports on forms or in a format furnished or approved by the Company on the status of the Loan and on the servicing efforts undertaken to remedy the Default. These monthly reports may be furnished less frequently if allowed in writing by the Company and must continue until the Borrower is no longer in Default, the Appropriate Proceedings terminate, or until the Insured has acquired the Property.

5.3 COMPANY'S OPTION TO ACCELERATE FILING OF A CLAIM - If the Company so directs, at any time after receiving the Insured's Notice of Default, the Insured must file a Claim within twenty (20) days after notice from the Company. The Company will then make a payment of Loss in accordance with the percentage guaranty option in Section 6.3(b). Thereafter, following the acquisition of Borrower's Title by the Insured, the Insured will be entitled to file a supplemental Claim at the time prescribed in Section 6.1 in an amount equal to the sum of its advances, less the deductions, all as


MP-1103                                13                                   8/94
     specified in Section 6.2, to the extent not included in the payment of the initial Claim. Such supplemental Claim must be paid by the Company in accordance with Section 6.3(b). If the Company exercises its option under this Section 5.3, the Company shall not have the right to direct or participate in a deficiency recovery under Section 7.2.

5.4 VOLUNTARY CONVEYANCE - The Insured may only accept a conveyance of the Property from the Borrower in lieu of foreclosure or other proceedings if the prior written approval of the Company has been obtained.

5.5 APPROPRIATE PROCEEDINGS - The Insured must begin Appropriate Proceedings no later than when the Loan becomes six (6) months in Default unless the Company provides written instructions that some other action be taken. Such instructions may be general or applicable only to specific Loans. The Company reserves the right to direct the Insured to institute Appropriate Proceedings at any time after Default. When either defending against or bringing Appropriate Proceedings, the Insured must report its status to the Company as reasonably and expeditiously as possible.

     In conducting Appropriate Proceedings, the Insured must:

     a.   Diligently pursue the Appropriate Proceedings once they have begun;

     b. Apply for the appointment of a receiver and assignment of rents, if permitted by law and requested by the Company;

     c. Furnish the Company with copies of all notices and pleadings filed or required in the Appropriate Proceedings, except as the Company may waive such requirements in writing;

     d. Act and bid at the foreclosure sale in accordance with Section 5.11 so that its ability to preserve, transfer, and assign to the Company its rights against the Borrower are not impaired, and so that the rights of the Company under this Policy against the Borrower are fully protected. Such rights include any rights to obtain a deficiency judgment, subject to the Company's compliance with Sections 7.2 and
          7.3 relating to establishing a deficiency; and

     e. When requested by the Company, furnish the Company with a written statement indicating the estimated potential Claim Amount (as computed under Section 6.2) at least fifteen (15) days before the foreclosure sale.

5.6 MITIGATION OF LOSS - The Insured shall, or shall cause its Servicer to, actively cooperate with the Company to prevent and mitigate the Loss and to assist the Company in the Company's attempts to prevent and mitigate the Loss, including but not limited to, taking reasonable and good faith efforts to cure the Default and, if such attempts are unsuccessful, to effectuate the early disposition of the Property.

     The Insured shall report to the Company any pre-foreclosure sale offers received by the Borrower and known to the Insured. If a pre-foreclosure sale is approved by both the Insured and the Company, but the sale does not close for any reason, the Company shall continue to administer the Policy as if no sale had been attempted.

     The Company agrees to administer the Policy in good faith.


MP-1103                                14                                   8/94

5.7  ADVANCES - The Insured shall advance:

     a. Normal and customary hazard insurance premiums (in calculating the Claim Amount pursuant to Section 6.2, such premiums shall be prorated to the date that the Claim is paid);

     b. Real estate property taxes that become due and payable on or after the date of Default (but not including penalties or late fees);

     c. The costs of engaging in foreclosure and eviction proceedings (including court costs and moving costs where required by law to be paid by the evicting party), reasonable or customary attorney's fees not exceeding three percent (3%) of the sum of the outstanding principal balance and accumulated interest due under the Loan; and

     d. Reasonable expenses necessary for the protection and preservation of the Property as approved by the Company. Although advance approval is not required, the Company reserves the right to disallow advances reflecting such expenses upon payment of the Claim if, in the Company's reasonable judgment, such advances were not reasonable or necessary. Insureds are therefore encouraged to seek the Company's prior consent.

5.8 CLAIM INFORMATION AND OTHER REQUIREMENTS - The Insured must provide the Company with:

     a.   All information reasonably requested by the Company;

     b. A completed form furnished by or acceptable to the Company for payment of a Claim;

     c. If the Property is not being acquired by the Company: a copy of an executed trustee's or sheriff's deed (which may be unrecorded) conveying Borrower's Title to this Property to the Insured (or satisfactory evidence that the foreclosure sale has been completed if the Borrower's right of redemption has not expired); or a deed from the Borrower (which may be unrecorded) if a voluntary conveyance has been approved by the Company, conveying to the Insured the title that was required by the Company in the approval of the conveyance.

          In the event the most important cause of Default was a circumstance or event which would prevent the Insured from obtaining Good and Merchantable Title, the Insured shall instead provide the Company with evidence described in Section 5.8(d)(2) that it has acquired Good and Merchantable Title to the Property;

     d.   If the Property is being acquired by the Company:

          1. A recordable deed in normal and customary form containing the customary warranties and covenants conveying to the Company or its designee Good and Merchantable Title to the Property;

          2. A title insurance policy acceptable to the Company or an attorney's opinion of title acceptable to the Company, confirming that the Insured has and can convey to the Company Good and Merchantable Title to the Property;

          3. Possession of the Property, but only if the Company has required such Possession in writing; and

     e.   Access to the Property, if requested by the Company pursuant to
          Section 6.4(b).


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

5.9 ACQUISITION OF BORROWER'S TITLE NOT REQUIRED - The Insured will not be required to acquire Borrower's Title to a Property if (a) the Company approves a sale of the Property prior to a foreclosure sale and such sale is closed; (b) the Company requires an early Claim filing pursuant to section 5.3, except that such acquisition will be required as a condition to the Insured's filing of a supplemental Claim; or (c) the Property is acquired by someone other than the Insured at a foreclosure sale, as provided in Section 5.11, or thereafter pursuant to exercise of rights of redemption.

5.10 SALE OF A PROPERTY BY THE INSURED BEFORE END OF SETTLEMENT PERIOD

     a. The Insured must submit to the Company any offer to purchase a Property which would mitigate the Company's Loss and which it receives after the Company has notified the Insured that it will acquire the Property and before the end of the Settlement Period. The Company must then promptly notify the Insured that it will either (i) not approve of such offer, in which case the Company's notice to acquire the Property will remain in effect, or (ii) approve such offer, in which case the Company's notice of acquisition will remain in effect, if the approved offer does not close as scheduled. The Insured shall promptly notify the Company if the approved offer does not close as scheduled.

     b. If the Company has not notified the Insured that it will acquire the Property, and if the Company's right to acquire the Property has not expired pursuant to Section 6.5 or has not been waived, the Insured must submit to the Company for approval any offer to purchase the Property which would be acceptable to the Insured and which would mitigate the Company's Loss. The Company shall then promptly either approve or not approve such offer. If an approved sale does not close, the Company may settle under either of the settlement options set forth in Section 6.3, provided that if the Settlement Period has expired, (i) interest as provided for in Section 6.5 shall be payable, and (ii) if the Company wishes to settle under Section 6.3(a), the Insured's obligations in connection with the transfer of the Property to the Company shall be as required by this Policy subject to the limitation that they shall not be more burdensome to the Insured than its obligations (including, but not limited to, its obligations as to the condition of the Property) as seller in the approved sale that failed to close.

     c. The following provisions shall apply to offers submitted to the Company under this Section 5.10:

          1. The Insured shall provide the Company with a good faith estimate of gross proceeds and expenses in sufficient detail for the Company to calculate the estimated net proceeds described below. The Company may not require any changes to the offer or direct the marketing of the Property or expenditures by the Insured for restoration of the Property as a condition to its approval.

          2. If the Company approves the offer submitted by the Insured, it must also advise the Insured of the estimated net proceeds which it has calculated. The estimated net proceeds calculated by the Company will be the estimated gross sales proceeds to be received by the Insured less all reasonable estimated expenses submitted by the Insured and approved by the Company in its approval of the offer which have been or are expected to be paid by the Insured in obtaining and closing the sale of the Property. If the estimated net proceeds as calculated by the Company is acceptable to the Insured, the Loss payable shall be computed as determined in Section 5.10(c)(3) below. If such estimated net proceeds is not acceptable to the Insured, the offer shall be deemed to have not been approved by the Company.


MP-1103                                16                                   8/94

          3. If the Company approves the offer, the Loss payable by the Company under this Section 5.10 will be the lesser of (i) the actual net amount as calculated below, or (ii) the percentage guaranty option under Section 6.3(b) calculated without regard to a sale of the Property. The actual net amount will be the Claim Amount calculated under Section 6.2, except that (a) delinquent interest will be computed through the closing date for sale of the Property and (b) the Claim Amount shall be reduced by the actual net proceeds realized by the Insured from sale of the Property. The actual net proceeds will be determined in the same manner as the estimated net proceeds, but on the basis of the actual sales proceeds and actual expenses, such expenses not to exceed the amounts approved by the Company either at the time the Company approved the offer or thereafter.

          4. The Company shall not unreasonably withhold its approval of expenses submitted to it after its approval of an offer. Expenses paid to Persons employed or controlled by the Insured or the Owner of the Loan or their internal costs will not be allowed in calculation of either the estimated or actual net proceeds.

          5. If requested by the Company, the Insured or the Owner shall advise the Company of the name of the real estate broker or other Person marketing the Property for the Insured or the Owner and authorize such broker or other Person to release marketing information about the Property to the Company.

5.11 FORECLOSURE BIDDING INSTRUCTIONS - Bid an amount at the foreclosure sale which is not less than the minimum amount nor more than the maximum amount set forth below, unless the Company notifies the Insured of other instructions or waives its right to give bidding instructions, in writing.

     a. If the Fair Market Value of a Property is less than the Uninsured Loan Balance, the Insured shall start bidding at not less than the Fair Market Value of the Property and may continue bidding up to a maximum of the Uninsured Loan Balance.

     b. If the Fair Market Value of a Property is greater than the Uninsured Loan Balance, the Insured shall start bidding at not less than the Uninsured Loan Balance up to a maximum amount equal to the Claim Amount.

     If other bidding instructions are provided, those instructions will not specify a maximum bid that is less than the Uninsured Loan Balance, and, if the Property is subject to redemption for less than the outstanding amount of the Loan, then such other bidding instructions will not specify an opening bid of less than the Uninsured Loan Balance.

     The Insured is not required to acquire Borrower's Title if it has bid in accordance with paragraphs (a) and (b), whether or not pursuant to directions from the Company.

5.12 EFFECT OF UNEXPIRED REDEMPTION PERIOD ON PAYMENT OF A CLAIM - If the Insured files a Claim prior to expiration of an applicable redemption period, the Loss payable shall only be computed through the date of filing of the Claim, and if the Company elects to acquire the Property, the Insured will remain responsible for management and control of the Property until the Company's acquisition thereof, which may be after expiration of the redemption period, but not later than as required by Section 6.4.


MP-1103                                17                                   8/94

6.   LOSS PAYMENT PROCEDURE

6.1 FILING OF CLAIM - The Insured shall file a Claim after, but no later than sixty (60) days following, the conveyance to the Insured of Borrower's Title to the Property. If the Insured is not required to have Borrower's Title to file a Claim for a reason described in Section 5.9, then the Claim must be filed (a) within sixty (60) days after the Property is conveyed in a pre-foreclosure sale, at the foreclosure sale, or by exercise of the rights of redemption, or (b) at the time specified by Section 5.3. If the Insured fails to file a Claim within the applicable time, the Insured will not be entitled to, and the Company will not be obligated for, any payment under this Policy for amounts, including additional interest and expenses, which would otherwise be claimable, but which accrue or are incurred after the sixty (60) day period for filing of a Claim.

     If the Insured fails to file a Perfected Claim within one hundred eighty
     (180) days after the filing of the Claim (or within such longer period of time as the Company may allow in writing), the Insured will no longer be entitled to payment of a Loss and the Company will not be obligated to make any payment under this Policy.

6.2 CALCULATION OF CLAIM AMOUNT - Subject to Section 7.5, the Claim Amount will be an amount equal to the sum of:

     a. The amount of unpaid principal balance due under the Loan as of the date of Default without capitalization of delinquent interest, penalties, or advances;

     b. The amount of accrued and unpaid interest due on the Loan computed at the contract rate stated in the Loan through the date that the Claim is filed with the Company, but excluding applicable late charges, penalty interest, or other changes to the interest rate by reason of Default; and

     c. The amount of advances incurred by the Insured under Section 5.7 prior to filing of the Claim (except to Persons employed or controlled by the Insured or the Owner of the Loan or their other internal costs) provided that:

          1. Attorney's fees advanced for completion of Appropriate Proceedings and obtaining Possession of the Property will not be allowed to the extent they exceed three percent (3%) of the sum of the unpaid principal balance plus the accrued and accumulated interest due; and

          2. Such advances, other than attorney's fees, must have first become due and payable after the Default, and payment of such advances must be pro-rated through the date the Claim is filed with the Company;

     less:

     i. The amount of all rents and other payments (excluding proceeds of a sale of the Property and the proceeds of fire and extended coverage insurance) collected or received by the Insured, which are derived from or in any way related to the Property;

     ii. The amount of cash remaining in any escrow account as of the last payment date;

     iii. The amount of cash to which the Insured has retained the right of possession as security for the Loan;


MP-1103                                18                                   8/94

     iv. The amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the Property, if the Property is damaged, and which have not been paid to the Borrower or applied to the payment of the Loan as required by the terms of the Loan; and

     v. Any other amounts claimed by the Insured to the extent they are excluded by reason of Section 4.10.

6.3 PAYMENT OF LOSS; COMPANY'S OPTIONS - Within the Settlement Period, but only if the Insured has satisfied all requirements for a payment of Loss and if the Company has received a Perfected Claim, the Company shall at its sole option exercise its:

     a. Property acquisition settlement option. Pay to the Insured as the Loss the Claim Amount calculated in accordance with Section 6.2 for the Company's acquisition of the Property; or

     b. Percentage guaranty option. Allow the Insured to retain all rights in and title to the Property, and pay to the Insured as the Loss the Claim Amount calculated in accordance with Section 6.2 of this Policy multiplied by the percentage of coverage or as otherwise calculated as specified in the Certificate; or

     c. Pre-Claim sale option. If the terms and conditions of Section 5.10 are met, pay to the Insured as the Loss the amount calculated in accordance with Section 5.10; and if the terms and conditions of Sections 5.9(c) and 5.11 are met, then the Company will pay the lesser of (i) the percentage guaranty option amount and (ii) the Claim Amount less the amount realized by the Insured at the foreclosure sale or from the redemption of the Property as required by law.

     In addition to the sum due pursuant to the option described above which the Company selects, the Loss payable by the Company will include the other amounts provided for under Sections 5.3, 6.5, or 7.2 when such Sections are applicable. The Company will deduct from its payment of Loss the aggregate amounts of any payments of Loss which it had previously made. In the event of a Loss on a Loan with renewal premiums due monthly, which results from a Default covered under Section 2.6(a), the Company shall deduct from the payment of Loss an amount equal to any unpaid renewal premiums for the subject Loan through the end of the monthly renewal period in which such Default occurred.

6.4  CALCULATION OF SETTLEMENT PERIOD - The Settlement Period will be a sixty
     (60) day period after the Company's receipt of a Claim, calculated as follows:

     a. No later than the twentieth (20) day after the filing of a Claim, the Company may notify the Insured of additional documents or information which it requires for processing the Claim. The sixty (60) day period will be suspended until the Company receives such additional documents and information. The Company may request additional documents and information after such twenty (20) day period, and the Insured must use reasonable efforts to satisfy such request.

     b. No later than the twentieth (20) day after filing of a Claim, the Company may notify the Insured that it will require access to the Property sufficient to inspect, appraise, and evaluate the Property. If the Company does not notify the Insured by that date, its right to such access will be deemed waived. If such notice is given, the Insured will use its best efforts to provide access to the Company and, if access is not then available, the sixty (60) day period will be suspended from the date such notice was given until the Company receives notice from the Insured that access is available to it. If access is in fact


MP-1103                                19                                   8/94
          not available when sought by the Company after such notice from the Insured, the Company will promptly notify the Insured of such unavailability, and the passage of the sixty (60) day period will remain suspended as if the Insured's notice of availability had not been given to the Company.

     c. If the Company has elected to acquire the Property in settlement of a Claim, the sixty (60) day period also will be suspended, if necessary, for there to be a period of ten (10) days after the date on which the Insured satisfies all conditions to acquisition, including any required restoration of the Property, the Insured's delivery of a recordable deed and title policy or opinion evidencing Good and Merchantable Title (not subject to any rights of redemption, unless the Company waives such requirement) and, if applicable, delivery of Possession of the Property.

     d. If the sixty (60) day period is suspended for more than one reason, the resulting suspended periods will only be cumulative if in fact they occur at different times; to the extent they occur simultaneously, they will not be cumulative.

6.5 PAYMENT BY THE COMPANY AFTER THE SETTLEMENT PERIOD - If the Company has not paid a Loss during the Settlement Period, then (a) the Company will include in its payment of Loss, if a Loss is ultimately payable, simple interest on the amount payable accruing after the Settlement Period to the date of payment of Loss at the applicable interest rate or rates which would have been payable on the Loan during such period, and (b) the Company will no longer be entitled to acquire the Property as an option for payment of the Loss. The Company must either pay the amount of applicable Loss (including any additional applicable interest as computed above) or deny the Claim in its entirety within (a) one hundred twenty (120) days after expiration of the Settlement Period, or (b) if the Settlement Period has not expired, no later than one hundred eighty (180) days after filing of the Claim. If at a later date it is finally determined by agreement between the Insured and the Company (or by completion of legal or other proceedings to which the Insured and the Company are parties) that the Company was not entitled to deny all or a portion of the Claim, the Company will include in any resulting subsequent payment of Loss interest as calculated above through the date of such payment on the amount of Loss which the Company was not entitled to deny.

6.6 DISCHARGE OF OBLIGATION - payment by the Company of the full amount of Loss required to be paid in accordance with this Policy will be a full and final discharge of its obligation with respect to such Loss under this Policy.

7.   ADDITIONAL CONDITIONS

7.1 PROCEEDINGS OF EMINENT DOMAIN - In the event that part or all of a Property is taken by eminent domain, condemnation, or by any other proceedings by federal, state or local governmental unit or agency, the Insured must require that the Borrower apply the maximum permissible amount of any compensation awarded in such proceedings to reduce the principal balance of the Loan, in accordance with the law of the jurisdiction where the Property is located.

7.2  PURSUIT OF DEFICIENCIES

     a. To facilitate the independent decisions of both the Insured and the Company of whether to pursue or establish a deficiency against a Borrower, the Insured shall provide the Company with any information it may have relevant to collecting on a deficiency judgment for that case. The Company will discuss all such information it may have with the Insured so that the parties can decide whether any Appropriate Proceedings necessary to establishing or


MP-1103                                20                                   8/94
          pursuing a deficiency are to be pursued for the benefit of both parties or whether one of the parties will elect not to participate in any recovery.

          The Insured will be entitled to pursue Appropriate Proceedings, or shall, at the direction of the Company, pursue Appropriate Proceedings through the end of the Settlement Period, which may result in the Borrower becoming liable for a deficiency after completion of the Insured's acquisition of a Property. Such pursuit may not be directed by the Company unless the Company notifies the Insured at least thirty
          (30) days before the foreclosure sale that it will pursue a deficiency judgment, in whole or in part for its account. If the Company does not so notify the Insured, the deficiency judgment, if established by the Insured, will be solely for the account of the Insured, and the Company will not be subrogated to any rights to pursue the deficiency judgment.

          The Insured will be deemed to be participating in Appropriate Proceedings solely at the request of the Company when such proceedings are not a condition precedent to obtaining Borrower's Title to or Possession of a Property and, after the parties have exchanged information on the Loan, the Insured has advised the Company in writing that the Insured does not wish to participate in such proceedings.

     b. Notwithstanding the provisions of Section 6 (Loss Payment Procedure) above, in the case where a deficiency against the Borrower is being pursued solely at the request of the Company, then any Deficiency Expenses shall be added to the amount of the Loss. If a deficiency against a Borrower is being pursued as part of Appropriate Proceedings for the benefit of both the Insured and the Company, then at the time such deficiency rights are established or a deficiency judgment is obtained, whichever shall occur first, the Deficiency Expenses plus any similar expenses incurred by the Company in connection with such deficiency shall be settled between the parties on the same pro rata basis set forth in Section 7.3 (Subrogation) for the settlement of deficiency recoveries. Expenses and costs arising after that point shall be treated as collection expenses to be netted against the deficiency recovery, if any (and, if none, to be shared between the parties on the same pro rata basis when it becomes clear that nothing will be recovered).

7.3 SUBROGATION - Subject to Section 7.2(a), and only to the extent that the Company is entitled under applicable law to pursue such deficiency rights, the Company shall be subrogated pro rata, to the full extent permitted by law, to all of the Insured's Recovery Rights with respect to a Loan, upon payment of a Claim hereunder. The Company's pro rata share of the net deficiency recovered (i.e., amounts recovered less reasonable costs and expenses) with respect to any Loan shall be the amount of the Loss divided by the amount of the deficiency judgment. Internal staff costs and overhead expenses shall not be deducted in determining the amount of a net deficiency recovery unless specifically agreed to in writing by the parties. The Insured hereby designates the Company as its exclusive agent
     (a) to pursue all of the Insured's Recovery Rights to which the Company has not become subrogated by payment of a Claim (i.e., the Insured's share of the Recovery Rights), (b) to file any action in the Company's name as assignee of the Insured, to collect on the Insured's Recovery Rights, and
     (c) to settle and compromise any such Recovery Rights on behalf of the Insured, it being understood and agreed that the Company shall have the exclusive rights to pursue and settle all Recovery Rights for any Loan on which a Claim payment is made hereunder, unless waived in writing by the Company. If the Company decides not to pursue Recovery Rights with respect to a Loan, then the Company shall issue a written waiver of its subrogation and management rights to the Insured. The Insured shall execute and deliver at the request of the Company such instruments and documents, and undertake such actions as may be necessary to transfer, assign, and secure such Recovery Rights to the Company. The Insured shall refrain from any action, either before or after payment of a Claim hereunder, that shall prejudice such Recovery Rights.


MP-1103                                21                                   8/94

     Notwithstanding any provision in the foregoing paragraph to the contrary, in the event the Insured has, in addition to Recovery Rights against a Borrower or any other Person, a claim or claims against such Borrower or other Person not related to the Recovery Rights, then the Insured shall have the right to pursue in its own name all the Recovery Rights in conjunction with the Insured's other claim or claims, and the Company will waive its right to manage the pursuit of the Recovery Rights (but not the Company's pro rata subrogation rights).

7.4 POLICY FOR EXCLUSIVE BENEFIT OF THE INSURED AND THE OWNER - A Commitment and Certificate issued as the result of any Application submitted hereunder and the coverage provided under this Policy will be for the sole and exclusive benefit of the Insured and the Owner of the related Loan, and in no event will any Borrower or other Person be deemed a party to, or an intended beneficiary of, this Policy or any Commitment or Certificate.

7.5 EFFECT OF BORROWER INSOLVENCY OR BANKRUPTCY ON PRINCIPAL BALANCE - If under applicable insolvency or bankruptcy law, a Loan's principal balance secured by a Property is reduced (after all appeals of such reduction are final or the time for such appeals has lapsed without appeal), the portion of such principal balance of the Loan not secured by the Property, and related interest, will be includable in the Claim Amount, as provided in this
     Section 7.5.

     If a Default occurs on the Loan, the Insured has acquired Borrower's Title or Good and Merchantable Title to the Property if required by this Policy, and all other requirements for filing of a Claim are complied with, the Insured will be entitled to include in the Claim Amount (a) the amount of the principal balance of the Loan which was deemed unsecured under applicable insolvency or bankruptcy law, less any collections or payments on such unsecured principal balance received by the Insured, and (b) interest thereon at the rate and as computed in Section 6.2, from the date of Default giving rise to the Claim (but for no prior period). In no event will any expenses or other amounts associated with the amount by which the principal balance of the Loan became unsecured be includable in the Claim Amount, directly or by an addition to the principal balance includable in the Claim Amount.

7.6  ARBITRATION OF DISPUTES; SUITS AND ACTIONS BROUGHT BY THE INSURED

     a. Unless prohibited by applicable law, the Insured, at its option, may elect to settle by arbitration a controversy, dispute, or other assertion of liability or rights which it initiates arising out of or relating to this Policy, including the breach, interpretation, or construction thereof. Such arbitration shall be conducted in accordance with the Title Insurance Arbitration Rules of the American Arbitration Association in effect on the date the demand for arbitration is made, or if such Rules are not then in effect, such other Rules of the American Arbitration Association as the Company may designate as its replacement.

          The arbitrator(s) shall be neutral person(s) selected from the American Arbitration Association's National Panel of Arbitrators familiar with the mortgage lending or mortgage guaranty insurance business. Any proposed arbitrator may be disqualified during the selection process, at the option of either party, if such individual is, or during the previous two years has been, an employee, officer, or director of any mortgage guaranty insurer, or of any entity engaged in the origination, purchase, sale, or servicing of mortgage loans or mortgage-backed securities.

     b. No suit or action (including arbitration hereunder) brought by the Insured against the Company with respect to the Company's liability for a Claim under this Policy shall be sustained in any court of law or equity or by arbitration unless the Insured has substantially complied with the terms and conditions of this Policy, and unless the


MP-1103                                22                                   8/94
          suit or action is commenced within three (3) years (five (5) years in Florida or Kansas) after the Insured has acquired Borrower's Title to the Property or sale of the Property approved by the Company is completed, whichever is applicable to a Loan. No such suit or action with respect to a Claim may be brought by the Insured against the Company until sixty (60) days after such acquisition of Borrower's Title or sale, as applicable to a Loan.

     c. If a dispute arises concerning the Loan which involves either the Property or the Insured, the Company has the right to protect its interest by defending the suit, even if the allegations contained in such suit are groundless, false, or fraudulent. The Company is not required to defend any lawsuit involving the Insured, the Property, or the Loan.

7.7  AMENDMENTS; NO WAIVER; RIGHTS AND REMEDIES; USE OF TERM "INCLUDING"

     a. The Company reserves the right to amend the terms and conditions of this Policy from time to time; provided, however, that any such amendment will be effective only after the Company has given the Insured written notice thereof by endorsement setting forth the amendment. Such amendment will only be applicable to those Certificates where the related Commitment was issued on or after the effective date of the amendment.

     b. No condition or requirement of this Policy will be deemed waived, modified, or otherwise compromised unless that waiver, modification, or compromise is stated in writing properly executed on behalf of the Company. Each of the conditions and requirements of this Policy is severable, and a waiver, modification, or compromise of one will not be construed as a waiver, modification, or compromise of any other.

     c. No right or remedy of the Company provided for by this Policy will be exclusive of, or limit, any other rights or remedies set forth in this Policy or otherwise available to the Company by law or equity.

     d. As used in this Policy, the term "include" or "including" will mean "include or including, without limitation."

7.8 NO AGENCY - Neither the Insured, any Servicer, or Owner, nor any of their employees or agents, will be deemed for any reason to be agents of the Company. Neither the Company, nor any of its employees or agents, will be deemed for any reason to be agents of any Insured, Servicer, or Owner.

7.9 SUCCESSORS AND ASSIGNS - This Policy will inure to the benefit of and shall be binding upon the Company and the Insured and their respective successors and permitted assigns.

7.10 APPLICABLE LAW AND CONFORMITY TO LAW - All matters under this Policy will be governed by and construed in accordance with the laws of the jurisdiction in which the office of the original Insured on a Certificate is located. Any provision of this Policy which is in conflict with any provision of the law of such jurisdiction is hereby amended to conform to the provisions required by that law.

7.11 NOTICE - Premium payments are to be paid as provided in Section 2 and sent to the Company at the address listed on the Commitment, or as otherwise instructed by the Company in writing. All other notices, Claims, tenders, reports, and other data required to be submitted to the Company


MP-1103                                23                                   8/94
     by the Insured shall be either (a) mailed postpaid, (b) sent by overnight courier, (c) transmitted electronically or via magnetic tape or other media in a manner approved by the Company, or (d) sent by telephonic facsimile transmission, to the Company's home office at the following address and facsimile number:

     For Claim matters:

          P.O. Box 2514
          Winston-Salem, NC 27102
          Attention: Claims Department
          Facsimile Number: (336) 661-9413

     For Customer Service matters:

          P.O. Box 2514
          Winston-Salem, NC 27102
          Attention: Policy Servicing Department
          Facsimile Number: (800) 849-7642

     All notices given by the Company to the Insured or the Owner shall be either (a) mailed postpaid, (b) sent by overnight courier, (c) transmitted electronically or magnetically in a manner approved by the Insured, or (d) sent by telephonic facsimile transmission, at the address and facsimile number for that Person, as reflected in the records of the Company, except that for facsimile transmissions, the Company shall confirm telephonically or otherwise the accuracy of the facsimile number used. Nonpayment notices under Section 2.6 (Renewal of Certificate and Termination for Nonpayment of Renewal Premium) and notices required under Section 4.5 (Non-Approved Servicer) shall be sent to both the Insured and the Owner whenever the Company has been notified that the Insured is a Person other than the Owner.

     Either party may notify the other of a change in address in the same manner as provided for giving notice. All notices, Claims, tenders, reports, and other data required to be submitted to the Company or to the Insured shall be deemed to have been given five (5) days after the same is deposited in the U.S. Mail, delivered to an overnight courier, or transmitted in a manner approved above, unless actually received earlier. If the Insured requests that notices be sent to a third party other than the Insured, the Company agrees to use its best efforts to give such notices, but the Company shall not incur any liability for failure to send any notice to any third parties.

7.12 REPORTS AND EXAMINATIONS - The Company may request, and the Insured must provide, such reports or information as the Company may deem necessary pertaining to any Loan, and the Company will be entitled to inspect the books and records of the Insured or any of its representatives pertaining to such Loan.

7.13 ELECTRONIC MEDIA - The Company and the Insured may agree, from time to time, that information, documents, or other data may be transferred between the Insured and the Company by electronic media acceptable to the Insured and to the Company. In addition, the Company and the Insured may maintain information, documents, or other data on electronic media or other media generally accepted for business records, including microfiche. Such electronic or other media will be as equally acceptable for all purposes between the Insured and the Company as information, documents, or other data maintained in printed or written form.

                                    EXHIBIT K

                    FORM OF BACK-UP CERTIFICATION OF TRUSTEE

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wilshire Credit Corporation
14523 SW Millikan Way
Suite 200
Beaverton, Oregon 97005

Re: Pooling and Servicing Agreement (the "Agreement"), dated as of December 1, 2006, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wilshire Credit Corporation, as servicer, and LaSalle Bank National Association, as trustee, relating to Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE6

     The Trustee hereby certifies to the Depositor, the Servicer and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

     (1) I have reviewed the annual report on Form 10-K for the fiscal year [2006] (the "Annual Report"), and all reports on Form 8-K (if any) and on Form 10-D required to be filed in respect of the period covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Issuing Entity;

     (2) To the best of my knowledge, and assuming the accuracy of the statements required to be made or data required to be delivered by the Servicer and Depositor (to the extent that such statements or data were received by the Trustee and are relevant to the statements made by the Trustee in this Back-Up Certification), the information in the Reports relating to the trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report;

     (3) To the best of my knowledge, and assuming the accuracy of the statements required to be made or data required to be delivered by the Servicer and Depositor (to the extent that such statements or data were received by the Trustee and are relevant to the statements made by the Trustee in this Back-Up Certification), the distribution and any other information required to be provided by the Trustee (other than information provided by or on behalf of the Servicer, the Depositor or other third party) to the Depositor and each Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports; and

     (4) The report on assessment of compliance with servicing criteria for asset-backed securities of the Trustee and its related attestation report on assessment of compliance with servicing criteria required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

                                        LaSalle Bank National Association,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT L

                    FORM OF OFFICER'S CERTIFICATE OF SERVICER

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE6

     Wilshire Credit Corporation (the "Servicer") certifies to the Depositor and the Trustee, and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

     (1) I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and I have reviewed, or persons under my supervision have reviewed, the servicer compliance statement of the Servicer and the compliance statements of each Sub-Servicer, if any, engaged by the Servicer provided to the Depositor and the Trustee for the Trust's fiscal year [___] in accordance with Item 1123 of Regulation AB (each a "Compliance Statement"), the report on assessment of the Servicer's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria") and reports on assessment of compliance with servicing criteria for asset-backed securities of the Servicer and of each Sub-Servicer [or Subcontractor], if any, engaged or utilized by the Servicer provided to the Depositor and the Trustee for the Issuing Entity's fiscal year [___] in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (each a "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB related to each Servicing Assessment (each a "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[_] that were delivered or caused to be delivered by the Servicer pursuant to the Agreement (collectively, the "Servicing Information");

     (2) Based on my knowledge, and assuming the accuracy of the information provided to the Servicer in connection with the transfer of servicing of the Mortgage Loans to the Servicer and in connection with the performance of the Servicer's duties under the Pooling and Servicing Agreement, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;

     (3) Based on my knowledge, the servicing information required to be provided to the Trustee by the Servicer pursuant to the Pooling and Servicing Agreement has been provided to the Trustee;

     (4) Based on my knowledge and the compliance review conducted in preparing each Compliance Statement of the Servicer and, if applicable, reviewing each Compliance Statement of each Sub-Servicer, if any, engaged by the Servicer, and except as disclosed in such Compliance Statement[(s)], the Servicer [(directly and through its Sub-Servicers, if any)] has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects.

     (5) Each Servicing Assessment of the Servicer and of each Sub-Servicer [or Subcontractor], if any, engaged or utilized by the Servicer and its related Attestation Report required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and the Trustee. Any material instances of non-compliance are described in any such Servicing Assessment or Attestation Report.

Date:
      -------------------------

                                        Wilshire Credit Corporation,
                                        as Servicer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT M-1

                         FORM OF CLASS A-1 CAP CONTRACT

Date: [__________]

To: LaSalle Bank National Association, not individually, but solely as trustee for the Trust with respect to Merrill Lynch Mortgage Investors Trust, Series 2006-HE6

135 S. LaSalle St. // Suite 1511
Chicago, IL 60603
Attn.: [__________]
Tel: [__________]
Fax: [__________]

To: Merrill Lynch Mortgage Lending, Inc.
Attn: [__________]
Tel: [__________]
Fax: [__________]

From: The Royal Bank of Scotland plc
      c/o RBS Financial Markets
      Level 7, 135 Bishopsgate
      London EC2M 3UR
      Attn: Head of Legal, Financial Markets
      Tel: [__________]
      Fax: [__________]

Copy To: 600 Steamboat Road Greenwich, CT 06830
         Attn: Legal Department - Derivatives Documentation
         Tel.: [__________]
         Fax: [__________]

Our Reference No.: [__________]
Re: Interest Rate Cap Transaction

Ladies and Gentlemen:

The purpose of this letter agreement is to set forth the terms and conditions of the Transaction entered into between Royal Bank of Scotland plc ("Party A") and LaSalle Bank National Association, not individually, but solely as trustee for the trust (the "Trust") created under the Pooling and Servicing Agreement ("Party B") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions") as published by the International Swaps and Derivatives Association, Inc. are incorporated by reference herein. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

For the purpose of this Confirmation, all references in the Definitions or the Agreement to a "Swap Transaction" shall be deemed to be references to this Transaction.

1. This Confirmation supplements, forms part of, and is subject to, ISDA Master Agreement and Schedule dated as of [__________] (as the same may be amended or supplemented from time to time, the "Agreement"), between Party A and Party B. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount: With respect to any Calculation Period, the lesser of (i) the amount set forth on Schedule A attached hereto and (ii) the aggregate Certificate Balance of the Class A-1 Certificates as of the first day of such Calculation Period (the "Relevant Balance").

     The Trustee shall make available each month on its website a statement containing the Relevant Balance at least five (5) Business Days prior to the related Floating Rate Payer Payment Date, and Party A shall be entitled to rely conclusively upon such statement. The Trustee's internet website is located at http://www.etrustee.net and assistance in using the website can be obtained by calling [__________].

     Any payment by Party A to to Party B in excess of the amount due under this Transaction on any Floating Rate Payer Payment Date (as a result of the Notional Amount for the related Calculation Period being other than the amount set forth in Schedule A hereto for such Calculation Period) shall be returned by Party B to Party A as soon as Party B becomes aware of such overpayment. Other than the return of such overpayment, neither Party B nor Party A shall incur any penalty or liability hereunder with respect to such overpayment.

Trade Date: [__________]

Effective Date: [__________]

Termination Date: [__________], subject to adjustment in accordance with the
                  Business Day Convention.

Fixed Amounts: __________

Fixed Rate Payer: Party B

Fixed Rate Payer Payment Date: [__________].

Fixed Amount: [__________]

Floating Amounts: __________

Floating Rate Payer: Party A

Strike Rate: For each Floating Payer Period End Date the percentage set forth in Schedule A as the Strike Rate for such Floating Rate Payer Period End Date.

Floating Rate Payer Period End Dates: The 25th day of each month, commencing [__________], through and including the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Floating Rate Payer Payment Dates: Early Payment shall be applicable. The Floating Rate Payer Payment Dates shall be two (2) Business Days prior to each Floating Rate Payer Period End Date.

Floating Rate Option: USD-LIBOR-BBA, provided, however, that if the Floating Rate Option for any Calculation Period is greater than [_____]%, then the Floating Rate for such Calculation Period shall be deemed to be [_____]%.

Designated Maturity: [__________]

Spread: None

Floating Rate Day Count Fraction: [__________]

Reset Dates: [__________]

Compounding: Inapplicable: __________

Calculation Agent: Party A

Business Days: New York

Business Day Convention   Modified Following

3. Account Details:

Account Details for Party A:

For the account of The Royal Bank of Scotland
Financial Markets Fixed Income and Interest Rate
Derivative Operations, London SWIFT RBOSGB2RTCM with JPMorgan
Chase Bank, New York [__________]
ABA # [__________]
Account Number [__________]

Account Details for Party B:

LaSalle Bank N.A.
ABA # [__________]
LaSalle [__________]:/LaSalle Trust
Trust Acct # [__________]
Attn: [__________]

4. Offices:

The Office of Party A for this Transaction is London, England

5. It is expressly understood and agreed by the parties hereto that (i) this Confirmation is executed and delivered by LaSalle Bank National Association, not individually or personally but solely as trustee of the Trust, in the exercise of the powers and authority conferred and vested in it under the Pooling and

Servicing Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by LaSalle Bank National Association but is made and intended for the purpose of binding only the Trust,
(iii) nothing herein contained shall be construed as creating any liability on the part of LaSalle Bank National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall LaSalle Bank National Association be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this Confirmation or any other related documents.

6. Agency Role of Greenwich Capital Markets, Inc. This Transaction has been entered into by Greenwich Capital Markets, Inc., as agent for The Royal Bank of Scotland plc. Greenwich Capital Markets, Inc. has not guaranteed and is not otherwise responsible for the obligations of Party A under this Transaction.

7. MLML Shall Not Benefit. The parties hereto agree and acknowledge that amounts paid hereunder are not intended to benefit the holder of any class of certificates rated by any rating agency if such holder is Merrill Lynch Mortgage Lending, Inc. ("MLML") or any of its affiliates. If MLML or any of its affiliates receives any such amounts, it will promptly remit (or, if such amounts are received by an affiliate of MLML, MLML hereby agrees that it will cause such affiliate to promptly remit) such amounts to the Securities Administrator, whereupon the Securities Administrator will promptly remit such amounts to the Cap Provider.

8. In the event that the transaction to which the Pooling and Servicing Agreement relates does not occur, and the Merrill Lynch Mortgage Investors Trust, Series 2006-HE6 is not formed, Party A and MLML agree that MLML shall become the Party B under this Agreement.

[Signature Page Immediately Follows]

Please promptly confirm that the foregoing correctly sets forth the terms of the Transaction entered into between us by executing this Confirmation and returning it to us by facsimile to:

The Royal Bank of Scotland plc
Attention: Derivatives Documentation
Fax: [__________]

For and on behalf of
THE ROYAL BANK OF SCOTLAND PLC

By: Greenwich Capital Markets, Inc., its agent

Name:
      -------------------------------
Title:
       ------------------------------
Date:
      -------------------------------

For and on behalf of
LASALLE BANK NATIONAL ASSOCIATION, not individually, but solely as trustee for the Trust with respect to Merrill Lynch Mortgage Investors Trust 2006-HE6

Name:
      -------------------------------
Title:
       ------------------------------
Date:
      -------------------------------

For and on behalf of
MERRILL LYNCH MORTGAGE LENDING INC.
Name:
      -------------------------------
Title:
       ------------------------------
Date:
      -------------------------------

SCHEDULE A

All dates subject to adjustment in accordance with the Following Business Day Convention.

From and including:   To but excluding:   Notional Amount (USD):   Strike Rate:
-------------------   -----------------   ----------------------   ------------
    [__________]         [__________]          [__________]          [_____]%
    [__________]         [__________]          [__________]          [_____]%
    [__________]         [__________]          [__________]          [_____]%
    [__________]         [__________]          [__________]          [_____]%
    [__________]         [__________]          [__________]          [_____]%
    [__________]         [__________]          [__________]          [_____]%

                                   EXHIBIT M-2

                         FORM OF CLASS A-2 CAP CONTRACT

Date: [__________]

To: LaSalle Bank National Association, not individually, but solely as trustee for the Trust with respect to Merrill Lynch Mortgage Investors Trust, Series 2006-HE6

135 S. LaSalle St. // Suite 1511
Chicago, IL 60603
Attn.: [__________]
Tel: [__________]
Fax: [__________]

To: Merrill Lynch Mortgage Lending, Inc.
Attn: [__________]
Tel: [__________]
Fax: [__________]

From: The Royal Bank of Scotland plc
      c/o RBS Financial Markets
      Level 7, 135 Bishopsgate
      London EC2M 3UR
      Attn: Head of Legal, Financial Markets
      Tel: [__________]
      Fax: [__________]

Copy To: 600 Steamboat Road
         Greenwich, CT 06830
         Attn: Legal Department - Derivatives Documentation
         Tel.: [__________]
         Fax: [__________]

Our Reference No.: [__________]

Re: Interest Rate Cap Transaction

Ladies and Gentlemen:

The purpose of this letter agreement is to set forth the terms and conditions of the Transaction entered into between Royal Bank of Scotland plc ("Party A") and LaSalle Bank National Association, not individually, but solely as trustee for the trust (the "Trust") created under the Pooling and Servicing Agreement ("Party B") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions") as published by the International Swaps and Derivatives Association, Inc. are incorporated by reference herein. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.


                                     M-2-2

For the purpose of this Confirmation, all references in the Definitions or the Agreement to a "Swap Transaction" shall be deemed to be references to this Transaction.

1. This Confirmation supplements, forms part of, and is subject to, ISDA Master Agreement dated as of [__________] (as the same may be amended or supplemented from time to time, the "Agreement"), between Party A and Party B. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount: With respect to any Calculation Period, the lesser of (i) the amount set forth on Schedule A attached hereto and (ii) the aggregate Certificate Balance of the Class A-2 Certificates as of the first day of such Calculation Period (the "Relevant Balance").

     The Trustee shall make available each month on its website a statement containing the Relevant Balance at least five (5) Business Days prior to the related Floating Rate Payer Payment Date, and Party A shall be entitled to rely conclusively upon such statement. The Trustee's internet website is located at http://www.etrustee.net and assistance in using the website can be obtained by calling [__________].

     Any payment by Party A to to Party B in excess of the amount due under this Transaction on any Floating Rate Payer Payment Date (as a result of the Notional Amount for the related Calculation Period being other than the amount set forth in Schedule A hereto for such Calculation Period) shall be returned by Party B to Party A as soon as Party B becomes aware of such overpayment. Other than the return of such overpayment, neither Party B nor Party A shall incur any penalty or liability hereunder with respect to such overpayment.

Trade Date: [__________]

Effective Date: [__________]

Termination Date: [__________], subject to adjustment in accordance with the Business Day Convention.

Fixed Amounts: __________

Fixed Rate Payer: Party B

Fixed Rate Payer Payment Date: [__________].

Fixed Amount: [__________]

Floating Amounts: __________

Floating Rate Payer: Party A

Strike Rate: For each Floating Payer Period End Date the percentage set forth in Schedule A as the Strike Rate for such Floating Rate Payer Period End Date.


                                     M-2-3

Floating Rate Payer Period End Dates: The 25th day of each month, commencing [__________], through and including the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Floating Rate Payer Payment Dates: Early Payment shall be applicable. The Floating Rate Payer Payment Dates shall be two (2) Business Days prior to each Floating Rate Payer Period End Date.

Floating Rate Option: USD-LIBOR-BBA, provided, however, that if the Floating Rate Option for any Calculation Period is greater than [_____]%, then the Floating Rate for such Calculation Period shall be deemed to be [_____]%.

Designated Maturity: [__________]
Spread: None

Floating Rate Day Count Fraction: [__________]

Reset Dates: The first day of each Calculation Period

Compounding: Inapplicable: __________

Calculation Agent: Party A

Business Days: New York

Business Day Convention   Modified Following

3. Account Details: __________

Account Details for Party A: __________

For the account of The Royal Bank of Scotland
Financial Markets Fixed Income and Interest Rate
Derivative Operations, London SWIFT RBOSGB2RTCM with JPMorgan Chase Bank, New York [__________]
ABA # [__________]
Account Number [__________]

Account Details for Party B:

LaSalle Bank N.A.
ABA # [__________]
LaSalle [__________]:/LaSalle Trust
Trust Acct # [__________]
Attn: [__________]

4. Offices:

The Office of Party A for this Transaction is London, England


                                     M-2-4

5. It is expressly understood and agreed by the parties hereto that (i) this Confirmation is executed and delivered by LaSalle Bank National Association, not individually or personally but solely as trustee of the Trust, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by LaSalle Bank National Association but is made and intended for the purpose of binding only the Trust,
(iii) nothing herein contained shall be construed as creating any liability on the part of LaSalle Bank National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall LaSalle Bank National Association be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this Confirmation or any other related documents.

6. Agency Role of Greenwich Capital Markets, Inc. This Transaction has been entered into by Greenwich Capital Markets, Inc., as agent for The Royal Bank of Scotland plc. Greenwich Capital Markets, Inc. has not guaranteed and is not otherwise responsible for the obligations of Party A under this Transaction.

7. MLML Shall Not Benefit. The parties hereto agree and acknowledge that amounts paid hereunder are not intended to benefit the holder of any class of certificates rated by any rating agency if such holder is Merrill Lynch Mortgage Lending, Inc. ("MLML") or any of its affiliates. If MLML or any of its affiliates receives any such amounts, it will promptly remit (or, if such amounts are received by an affiliate of MLML, MLML hereby agrees that it will cause such affiliate to promptly remit) such amounts to the Securities Administrator, whereupon the Securities Administrator will promptly remit such amounts to the Cap Provider.

8. In the event that the transaction to which the Pooling and Servicing Agreement relates does not occur, and the Merrill Lynch Mortgage Investors Trust, Series 2006-HE6 is not formed, Party A and MLML agree that MLML shall become the Party B under this Agreement.

[Signature Page Immediately Follows]

Please promptly confirm that the foregoing correctly sets forth the terms of the Transaction entered into between us by executing this Confirmation and returning it to us by facsimile to:

The Royal Bank of Scotland plc
Attention: Derivatives Documentation
Fax: [__________]

For and on behalf of
THE ROYAL BANK OF SCOTLAND PLC

By: Greenwich Capital Markets, Inc., its agent

Name:
      -------------------------------
Title:
       ------------------------------
Date:
      -------------------------------

For and on behalf of
LASALLE BANK NATIONAL ASSOCIATION, not individually, but solely as trustee for the Trust with respect to Merrill Lynch Mortgage Investors Trust 2006-HE6


                                     M-2-5

Name:
      -------------------------------
Title:
       ------------------------------
Date:
      -------------------------------


For and on behalf of
MERRILL LYNCH MORTGAGE LENDING INC.

Name:
      -------------------------------
Title:
       ------------------------------
Date:
      -------------------------------

SCHEDULE A

All dates subject to adjustment in accordance with the Following Business Day Convention.

From and including:   To but excluding:   Notional Amount (USD):   Strike Rate:
-------------------   -----------------   ----------------------   ------------
    [__________]         [__________]          [__________]          [______]%
    [__________]         [__________]          [__________]          [______]%
    [__________]         [__________]          [__________]          [______]%
    [__________]         [__________]          [__________]          [______]%
    [__________]         [__________]          [__________]          [______]%
    [__________]         [__________]          [__________]          [______]%


                                     M-2-6

                                   EXHIBIT M-3

                  FORM OF SUBORDINATE CERTIFICATES CAP CONTRACT

Date: [__________]

To: LaSalle Bank National Association, not individually, but solely as trustee for the Trust with respect to Merrill Lynch Mortgage Investors Trust, Series 2006-HE6

135 S. LaSalle St. // Suite 1511
Chicago, IL 60603
Attn.: Mason Arion
Tel: [__________]
Fax: [__________]

To: Merrill Lynch Mortgage Lending, Inc.
Attn: [__________]
Tel: [__________]
Fax: [__________]

From: The Royal Bank of Scotland plc
      c/o RBS Financial Markets
      Level 7, 135 Bishopsgate
      London EC2M 3UR
      Attn: Head of Legal, Financial Markets
      Tel: [__________]
      Fax: [__________](1)

Copy To: 600 Steamboat Road
         Greenwich, CT  06830
         Attn: Legal Department - Derivatives Documentation
         Tel.: [__________]
         Fax: [__________]

Our Reference No.: [__________]

Re: Interest Rate Cap Transaction

Ladies and Gentlemen:

The purpose of this letter agreement is to set forth the terms and conditions of the Transaction entered into between Royal Bank of Scotland plc ("Party A") and LaSalle Bank National Association, not individually, but solely as trustee for the trust (the "Trust") created under the Pooling and Servicing Agreement ("Party B") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions") as published by the International Swaps and Derivatives Association, Inc. are incorporated by reference herein. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.


                                      M-3-2

For the purpose of this Confirmation, all references in the Definitions or the Agreement to a "Swap Transaction" shall be deemed to be references to this Transaction.

1. This Confirmation supplements, forms part of, and is subject to, ISDA Master Agreement dated as of [__________] (as the same may be amended or supplemented from time to time, the "Agreement"), between Party A and Party B. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount: With respect to any Calculation Period, the lesser of (i) the amount set forth on Schedule A attached hereto and (ii) the aggregate Certificate Balance of the Subordinate Certificates as of the first day of such Calculation Period (the "Relevant Balance").

     The Trustee shall make available each month on its website a statement containing the Relevant Balance at least five (5) Business Days prior to the related Floating Rate Payer Payment Date, and Party A shall be entitled to rely conclusively upon such statement. The Trustee's internet website is located at http://www.etrustee.net and assistance in using the website can be obtained by calling [__________].

     Any payment by Party A to to Party B in excess of the amount due under this Transaction on any Floating Rate Payer Payment Date (as a result of the Notional Amount for the related Calculation Period being other than the amount set forth in Schedule A hereto for such Calculation Period) shall be returned by Party B to Party A as soon as Party B becomes aware of such overpayment. Other than the return of such overpayment, neither Party B nor Party A shall incur any penalty or liability hereunder with respect to such overpayment.

Trade Date: [__________]

Effective Date: [__________]

Termination Date: [__________], subject to adjustment in accordance with the Business Day Convention.

Fixed Amounts: __________

Fixed Rate Payer: Party B

Fixed Rate Payer Payment Date: [__________].

Fixed Amount: [__________]

Floating Amounts: __________

Floating Rate Payer: Party A

Strike Rate: For each Floating Payer Period End Date the percentage set forth in Schedule A as the Strike Rate for such Floating Rate Payer Period End Date.


                                      M-3-3

Floating Rate Payer Period End Dates: The 25th day of each month, commencing [__________], through and including the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Floating Rate Payer Payment Dates: Early Payment shall be applicable. The Floating Rate Payer Payment Dates shall be two (2) Business Days prior to each Floating Rate Payer Period End Date.

Floating Rate Option: USD-LIBOR-BBA, provided, however, that if the Floating Rate Option for any Calculation Period is greater than [_____]%, then the Floating Rate for such Calculation Period shall be deemed to be [_____]%.

Designated Maturity: [__________]

Spread: None

Floating Rate Day Count Fraction: [__________]

Reset Dates: The first day of each Calculation Period

Compounding: Inapplicable: __________

Calculation Agent: Party A

Business Days: New York

Business Day Convention Modified Following

3. Account Details:

Account Details for Party A:

For the account of The Royal Bank of Scotland
Financial Markets Fixed Income and Interest Rate
Derivative Operations, London SWIFT RBOSGB2RTCM with JPMorgan Chase Bank, New York [__________]
ABA # [__________]
Account Number [__________]

Account Details for Party B:

LaSalle Bank N.A.
ABA # [__________]
LaSalle [__________]:/LaSalle Trust
Trust Acct # [__________]
Attn: [__________]

4. Offices:

The Office of Party A for this Transaction is London, England


                                      M-3-4

5. It is expressly understood and agreed by the parties hereto that (i) this Confirmation is executed and delivered by LaSalle Bank National Association, not individually or personally but solely as trustee of the Trust, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by LaSalle Bank National Association but is made and intended for the purpose of binding only the Trust,
(iii) nothing herein contained shall be construed as creating any liability on the part of LaSalle Bank National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall LaSalle Bank National Association be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this Confirmation or any other related documents.

6. Agency Role of Greenwich Capital Markets, Inc. This Transaction has been entered into by Greenwich Capital Markets, Inc., as agent for The Royal Bank of Scotland plc. Greenwich Capital Markets, Inc. has not guaranteed and is not otherwise responsible for the obligations of Party A under this Transaction.

7. MLML Shall Not Benefit. The parties hereto agree and acknowledge that amounts paid hereunder are not intended to benefit the holder of any class of certificates rated by any rating agency if such holder is Merrill Lynch Mortgage Lending, Inc. ("MLML") or any of its affiliates. If MLML or any of its affiliates receives any such amounts, it will promptly remit (or, if such amounts are received by an affiliate of MLML, MLML hereby agrees that it will cause such affiliate to promptly remit) such amounts to the Securities Administrator, whereupon the Securities Administrator will promptly remit such amounts to the Cap Provider.

8. In the event that the transaction to which the Pooling and Servicing Agreement relates does not occur, and the Merrill Lynch Mortgage Investors Trust, Series 2006-HE6 is not formed, Party A and MLML agree that MLML shall become the Party B under this Agreement.

[Signature Page Immediately Follows]

Please promptly confirm that the foregoing correctly sets forth the terms of the Transaction entered into between us by executing this Confirmation and returning it to us by facsimile to:

The Royal Bank of Scotland plc
Attention: Derivatives Documentation
Fax: [__________]

For and on behalf of
THE ROYAL BANK OF SCOTLAND PLC

By: Greenwich Capital Markets, Inc.,
    its agent

Name:
      -------------------------------
Title:
       ------------------------------
Date:
      -------------------------------


                                      M-3-5

For and on behalf of
LASALLE BANK NATIONAL ASSOCIATION, not individually, but solely as trustee for the Trust with respect to Merrill Lynch Mortgage Investors Trust 2006-HE6

Name:
      -------------------------------
Title:
       ------------------------------
Date:
      -------------------------------


For and on behalf of
MERRILL LYNCH MORTGAGE LENDING INC.

Name:
      -------------------------------
Title:
       ------------------------------
Date:
      -------------------------------

SCHEDULE A

All dates subject to adjustment in accordance with the Following Business Day Convention.

From and including:   To but excluding:   Notional Amount (USD):   Strike Rate:
-------------------   -----------------   ----------------------   ------------
    [__________]         [__________]          [__________]           [_____]%
    [__________]         [__________]          [__________]           [_____]%
    [__________]         [__________]          [__________]           [_____]%
    [__________]         [__________]          [__________]           [_____]%
    [__________]         [__________]          [__________]           [_____]%
    [__________]         [__________]          [__________]           [_____]%


                                      M-3-6

                                   EXHIBIT M-4

                 FORM OF CREDIT SUPPORT ANNEX FOR CAP CONTRACTS

     Party A - The Royal Bank of Scotland plc

     Party B - LaSalle Bank National Association, not individually, but solely as trustee (the "Trustee") on behalf of the Merrill Lynch Mortgage Investors Trust 2006-HE6

Paragraph 13. Elections and Variables

(a) Security Interest for "Obligations". The term "Obligations" as used in this Annex includes the following additional obligations:

With respect to Party A: Not applicable.
With respect to Party B: Not applicable.

(b) Credit Support Obligations.

(i) Delivery Amount, Return Amount and Credit Support Amount.

(A) "Delivery Amount" has the meaning specified in Paragraph 3(a), except that
(I) the words "upon a demand made by the Secured Party on or promptly following a Valuation Date" shall be deleted and replaced by the words "on each Valuation Date" and (II) the sentence beginning "Unless otherwise specified in Paragraph 13" and ending "(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party." shall be deleted and replaced by the following:

"The "Delivery Amount" applicable to the Pledgor for any Valuation Date will equal the greatest of

(1) the amount by which (a) the S&P Collateral Amount for such Valuation Date exceeds (b) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party,

(2) the amount by which (a) the Moody's First Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody's First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party, and

(3) the amount by which (a) the Moody's Second Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody's Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party."

(A) "Return Amount" has the meaning specified in Paragraph 3(b), except that the sentence beginning "Unless otherwise specified in Paragraph 13" and ending "(ii) the Credit Support Amount." shall be deleted and replaced by the following:

"The "Return Amount" applicable to the Secured Party for any Valuation Date will equal the least of

(1) the amount by which (a) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Collateral Amount for such Valuation Date,

(2) the amount by which (a) the Moody's First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody's First Collateral Amount for such Valuation Date, and


                                      M-3-7

(3) the amount by which (a) the Moody's Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds
(b) the Moody's Second Collateral Amount for such Valuation Date."

(B) "Credit Support Amount" shall not apply. For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P Collateral Amount, the Moody's First Collateral Amount, or the Moody's Second Collateral Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

The "S&P Collateral Amount" means zero, provided that for so long as a First Rating Trigger Event with respect to S&P has occurred and is continuing for at least 30 days or a Second Rating Trigger Event with respect to S&P has occurred and is continuing, the S&P Collateral Amount shall equal the sum of (I) Party B's Exposure and (II) the sum, for each transaction to which this Annex relates, of the product

     S&P Volatility Buffer*Hedge Notional, where

"Hedge Notional" means the notional amount of the relevant Transaction for the relevant Calculation Period.

"S&P Volatility Buffer" means, for any Transaction, the related percentage set forth in the following table.

The higher of the S&P short-term credit rating of (i) Party A and (ii) the Credit Support Provider of Party A, if applicable

Remaining Weighted Average Maturity   [__________]   [__________]   [__________]   [__________]
At least "A-2"                        [__________]   [__________]   [__________]   [__________]
"A-3"                                 [__________]   [__________]   [__________]   [__________]
"BB+" or lower                        [__________]   [__________]   [__________]   [__________]

The "Moody's First Collateral Amount" means zero, provided that for so long as
(A) a First Rating Trigger Event with respect to Moody's has occurred and is continuing and either (i) such event existed at the time this Annex was executed or (ii) at least 30 Local Business Days have elapsed since such event occurred and (B)(i) no Second Rating Trigger Event with respect to Moody's has occurred and is continuing or (ii) less than 30 Local Business Days have elapsed since the occurrence of a Second Rating Trigger Event with respect to Moody's, then the Moody's First Collateral Amount shall equal the sum of (I) Party B's Exposure and (ii) the sum, over all Transactions, of

     Min [__________]; and

The "Moody's Second Collateral Amount" means zero, provided that, for so long as a Second Rating Trigger Event with respect to Moody's has occurred and has been continuing for 30 or more Local Business Days, then the Moody's Second Collateral Amount shall equal

     Max [__________], where

Next Payment = the sum of the net payments due from Party A to Party B (if any) on the next payment date for all Transactions.


                                      M-3-8

Addition Amount = the sum, over all Transactions of

(a) with respect to each Transaction that is a single currency swap with a fixed notional amount for each Calculation Period, Min [__________], and

(b) with respect to each Transaction that is not a single-currency swap with a fixed notional amount for each Calculation Period, Min [__________], where

DV01 = Party A's estimate of the change in the mid-market value of Party B's Exposure resulting from a one basis point change in the swap curve, and

Aggregate Hedge Notional = the aggregate of the applicable notional amounts of all Transactions for the relevant Calculation Period.

(ii) Eligible Collateral. The following items will qualify as "Eligible Collateral" for the party specified (for the avoidance of doubt, all Eligible Collateral to be denominated in USD):

Collateral Type
S&P Valuation
Percentage

Moody's Valuation Percentage at First Trigger Rating Event

Moody's Valuation Percentage at Second Trigger Rating Event

(A) Cash, in the form of USD

     [_____]%

(B) Negotiable Debt Obligations (as defined below) issued by the Government of the United States of America having a remaining maturity of not more than one year.

     [_____]%

(C) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than one but not more than two years.

     [_____]%

(D) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than two but not more than three years.

     [_____]%

(E) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than three but not more than five years.

     [_____]%

(F) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than five but not more than seven years.

     [_____]%

(G) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than seven but not more than ten years.

     [_____]%

(H) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than ten but not more than twenty years.

     [_____]%

(I) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than twenty years.

     [_____]%


                                      M-3-9

As used above, the following terms have the indicated meanings:

"Negotiable Debt Obligation" means a debt obligation in a stated principal amount with a non-variable fixed maturity, which cannot be redeemed by its issuer before its maturity nor put to the issuer for redemption before its maturity. It must bear interest on its stated principal amount at a non-variable fixed rate until maturity (or, in the case of an obligation with an original maturity of less than one year, bear no interest at all).

(iii) Other Eligible Support. The following items will qualify as "Other Eligible Support" for the party specified: Not Applicable.

(iv) Thresholds.

(A) "Independent Amount" means with respect to Party A: Not Applicable.

"Independent Amount" means with respect to Party B: Not Applicable.

(B) "Threshold" means with respect to Party A, infinity, provided that for so long as (1) a First Rating Trigger Event with respect to Moody's has occurred and is continuing and either (i) such First Rating Trigger Event existed at the time this Annex was executed or (ii) at least 30 Local Business days have elapsed since such First Rating Trigger Event occurred, or (B) a First Rating Trigger Event with respect to S&P has occurred and is continuing for at least 30 days or a Second Rating Trigger Event with respect to S&P has occurred and is continuing, the Threshold with respect to Party A shall be zero.

"Threshold" means with respect to Party B, infinity.

(C) "Minimum Transfer Amount" means with respect to Party A: [__________], and with respect to Party B: [__________], provided, that if the aggregate principal balance of Certificates rated by S&P ceases to be more than USD [__________], the "Minimum Transfer Amount" shall be [__________] and provided further that if a Party is a Defaulting Party, or the Affected Party under an Additional Termination Event, the Minimum Transfer Amount for such party shall be zero.

(D) Rounding. The Delivery Amount and the Return Amount will be rounded up and down, respectively, to the nearest integral multiple of $[__________].

(c) (i) External Verification. Notwithstanding anything to the contrary in the definitions of Valuation Agent or Valuation Date, at any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least "BBB+" from S&P, the Valuation Agent shall (A) calculate the Secured Party's Exposure and the S&P Value (as defined below) of Posted Credit Support on each Valuation Date based on internal marks and (B) verify such calculations with external marks monthly by obtaining on the last Local Business Day of each calendar month two external marks for each Transaction to which this Annex relates and for all Posted Credit Support; such verification of the Secured Party's Exposure shall be based on the higher of the two external marks. Each external mark in respect of a Transaction shall be obtained from an independent Reference Market-maker that would be eligible and willing to enter into such Transaction in the absence of the current derivative provider, provided that an external mark may not be obtained from the same Reference Market-maker more than four times in any 12-month period. The Valuation Agent shall obtain these external marks directly or through an independent third party, in either case at no cost to Party B. The Valuation Agent shall calculate on each Valuation Date (for purposes of this paragraph, the last Local Business Day in each calendar month referred to above shall be considered a Valuation Date) the Secured Party's Exposure based on the greater of the Valuation Agent's internal marks and the external marks


                                     M-3-10
received. If the S&P Value on any such Valuation Date of all Posted Credit Support then held by the Secured Party is less than the S&P Collateral Amount on such Valuation Date (in each case as determined pursuant to this paragraph), Party A shall, within three Local Business Days of such Valuation Date, Transfer to the Secured Party Eligible Credit Support having an S&P Value as of the date of Transfer at least equal to such deficiency.

(ii) Notice to S&P. At any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least "BBB+" from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of the Secured Party's Exposure and the S&P Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks received pursuant to the preceding paragraph.

(d) Valuation and Timing.

(i) "Valuation Agent" means Party A.

(ii) "Valuation Date" means: any Local Business Day.

(iii) "Valuation Time" means the close of business on the Local Business Day before the Valuation Date or date of calculation, as applicable; provided, however, that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv) "Notification Time" means 9:00 a.m., New York time, on a Local Business
Day.

(d) Conditions Precedent and Secured Party's Rights and Remedies. For purposes of Paragraph 8(a), each Termination Event will be a "Specified Condition" for the Pledgor, if the Secured Party has designated an Early Termination Date in connection with the Termination Event. For all other purposes of this Annex, each Termination Event specified below with respect to a party will be a "Specified Condition" for that party:

Termination Event                 Party A   Party B
-----------------                 -------   -------
Illegality                         [N/A]     [N/A]
Tax Event                          [N/A]     [N/A]
Tax Event Upon Merger              [N/A]     [N/A]
Credit Event Upon Merger           [N/A]     [N/A]
Additional Termination Event(s)     [X]       [X]

(e) Substitution.

(i) "Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

(ii) Consent. The Pledgor shall obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d). Such consent shall not be unreasonably withheld.

(iii) Additional Conditions Precedent. Paragraph 4(a) of this Annex is hereby amended to include a new subsection: "(iii) no deficiency exists in the Value of the Collateral at the time of Substitution."


                                     M-3-11

(f) Dispute Resolution.

(i) "Resolution Time" means 9:00 a.m., New York time, on the Local Business Day following the date on which the notice of the dispute is given by the Disputing Party to the other party.

(ii) Value. For the purposes of Paragraphs 5(i)(c) and 5(ii), the Value of the outstanding Credit Support Amount or of any transfer of Eligible Credit Support or Posted Credit Support other than Cash (the "Non-Cash Credit Support") will be calculated as follows: the product of (A) appropriate Valuation Percentage and
(B) the sum of (I) the mean of the bid prices quoted on such date by any three principal market makers for such Non-Cash Credit Support chosen by the Disputing Party, or if three such quotations are not available from principal market makers for such date, using two such quotations, or if only one such quotation is obtained using such quotation, or if no quotations are available using the mean of such bid prices as of the day, next preceding such date, on which one or more of such quotations were available, plus (II) the accrued interest on such Non-Cash Credit Support (except to the extent Transferred to a party pursuant to this Agreement or included in the applicable price referred to in subparagraph
(A) of this Clause) as of such date.

(iii) Alternative. The provisions of Paragraph 5 will apply.

(g) Holding and Using Posted Collateral.

(i) Eligibility to Hold Posted Collateral; Custodians.

Party B or its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

(A) In the event that Party B holds Posted Collateral, Party B is not a Defaulting Party or an Affected Party under an Additional Termination Event.

(B) Posted Collateral may be held only in the following jurisdiction: New York

(C) In the event that the Custodian holds Posted Collateral, the long-term unsubordinated unsecured debt of the Custodian is rated at least A+ by Standard & Poors, a division of The McGraw-Hill Companies, Inc. (or any successor thereto) and at least A1 by Moody's Investors Service, Inc. (or any successor thereto).

Initially, the Custodian for Party B is [_________].

(ii) Use of Posted Collateral. The provisions of Paragraph 6(c) will apply to both parties.

(h) Distributions and Interest Amount.

(i) Interest Rate. The "Interest Rate" will be the actual interest rate earned by the Secured Party in respect of Posted Collateral in the form of Cash.

(ii) Transfer of Interest Amount. The transfer of the Interest Amount will be made on the second Local Business Day of each calendar month in respect of the Interest Amount for the preceding calendar month, provided, however, that the obligation of Party B to Transfer any Interest Amount to Party A shall be limited to the extent that Party B has earned and received such funds.

(iii) Alternative to Interest Amount. Not applicable.


                                     M-3-12

(i) Additional Representation(s). Not applicable.

(j) Other Eligible Support and Other Posted Support.

(i) "Value" with respect to Other Eligible Support and Other Posted Support means: Not applicable.

(ii) "Transfer" with respect to Other Eligible Support and Other Posted Support means: Not applicable.

(k) Demands and Notices.

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

Party A:

Global Collateral Support Unit
The Royal Bank of Scotland plc, Financial Markets
280 Bishopsgate
London EC2M 4RB
Facsimile: [__________]
Telephone: [__________]

With a copy to:

600 Steamboat Road
Greenwich CT 06830
Attn: Derivatives Settlements
Telephone: [__________]
           [__________]
Facsimile: [__________]

Party B:

     Please provide if different from address in Schedule

(l) Address for Transfers. All transfers hereunder will be made to the account or accounts most recently notified by each party to the other.

(m) Other Provisions.

(i) Single Transferor and Single Transferee. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term "Secured Party" as used in this Annex means only Party B, (b) the term "Pledgor" as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

(ii) Events of Default. Paragraph 7 will not apply to cause any Event of Default to exist with respect to Party B except that Paragraph 7(i) will apply to Party B solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex. Notwithstanding anything to the contrary in Paragraph 7, any failure by Party A to comply with or perform any obligation to be complied with or performed by


                                     M-3-13

Party A under the Credit Support Annex shall only be an Event of Default if (A) Second Rating Trigger Event with respect to S&P has occurred and been continuing or (B) a Second Rating Trigger Event with respect to Moody's has occurred and been continuing for 30 or more Local Business Days and such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(iii) Form of Annex. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

(iv) Expenses. Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

(v) Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after "the Interest Amount" in the fourth line thereof the words "less any applicable withholding taxes."

(vi) "Local Business Day" means: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.

(vii) Calculation of Value. Paragraph 4(c) is hereby amended by deleting the word "Value" and inserting in lieu thereof "S&P Value, Moody's First Trigger Value, Moody's Second Trigger Value". Paragraph 4(d)(ii) is hereby amended by
(A) deleting the words "a Value" and inserting in lieu thereof "an S&P Value, Moody's First Trigger Value, and Moody's Second Trigger Value" and (B) deleting the words "the Value" and inserting in lieu thereof "S&P Value, Moody's First Trigger Value, and Moody's Second Trigger Value". Paragraph 5 (flush language) is hereby amended by deleting the word "Value" and inserting in lieu thereof "S&P Value, Moody's First Trigger Value, or Moody's Second Trigger Value". Paragraph 5(i) (flush language) is hereby amended by deleting the word "Value" and inserting in lieu thereof "S&P Value, Moody's First Trigger Value, and Moody's Second Trigger Value". Paragraph 5(i)(C) is hereby amended by deleting the word "the Value, if" and inserting in lieu thereof "any one or more of the S&P Value, Moody's First Trigger Value, or Moody's Second Trigger Value, as may be". Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words "the Value" and inserting in lieu thereof "any one or more of the S&P Value, Moody's First Trigger Value, or Moody's Second Trigger Value" and (2) deleting the second instance of the words "the Value" and inserting in lieu thereof "such disputed S&P Value, Moody's First Trigger Value, or Moody's Second Trigger Value". Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word "Value" and inserting in lieu thereof "least of the S&P Value, Moody's First Trigger Value, and Moody's Second Trigger Value".

(viii) "Moody's First Trigger Value" means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody's First Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

(x) "Moody's Second Trigger Value" means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody's Second Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).


                                     M-3-14

(xi) "S&P Value" means, on any date and with respect to any Eligible Collateral other than Cash, the product of (A) the bid price obtained by the Valuation Agent for such Eligible Collateral and (B) the S&P Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).

THE ROYAL BANK OF SCOTLAND PLC

By: Greenwich Capital Markets, Inc., its agent


By
   ----------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

LASALLE BANK NATIONAL ASSOCIATION, not individually, but solely as trustee (the "Trustee") on behalf of Merrill Lynch Mortgage Investors Trust 2006-HE6


By
   ----------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


                                     M-3-15

                                   EXHIBIT N-1

                     CLASS A-1 ONE-MONTH LIBOR CAP TABLE (1)

         BEGINNING    ENDING      NOTIONAL       1ML STRIKE         1ML STRIKE
PERIOD    ACCRUAL     ACCRUAL   BALANCE ($)   LOWER COLLAR (%)   UPPER COLLAR (%)
------   ---------   --------   -----------   ----------------   ----------------
   1      12/28/06   01/25/07   250,830,000         8.276             10.860
   2      01/25/07   02/25/07   247,326,582         7.461             10.860
   3      02/25/07   03/25/07   243,098,448         8.275             10.860
   4      03/25/07   04/25/07   238,154,632         7.460             10.860
   5      04/25/07   05/25/07   232,506,442         7.713             10.860
   6      05/25/07   06/25/07   226,173,685         7.459             10.860

(1) With respect to any Distribution Date, if One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to 10.860%) exceeds the Lower Collar, the Issuing Entity will receive payments pursuant to the Class A-1 Cap Contract.


                                      N-1-1

                                   EXHIBIT N-2

                     CLASS A-2 ONE-MONTH LIBOR CAP TABLE (1)

         BEGINNING    ENDING      NOTIONAL       1ML STRIKE         1ML STRIKE
PERIOD    ACCRUAL     ACCRUAL   BALANCE ($)   LOWER COLLAR (%)   UPPER COLLAR (%)
------   ---------   --------   -----------   ----------------   ----------------
   1      12/28/06   01/25/07   461,172,000         8.346              9.900
   2      01/25/07   02/25/07   454,913,148         7.525              9.900
   3      02/25/07   03/25/07   447,320,957         8.346              9.900
   4      03/25/07   04/25/07   438,409,418         7.526              9.900
   5      04/25/07   05/25/07   428,199,123         7.782              9.900
   6      05/25/07   06/25/07   416,726,878         7.527              9.900

(1) With respect to any Distribution Date, if One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to 9.900%) exceeds the Lower Collar, the Issuing Entity will receive payments pursuant to the Class A-2 Cap Contract.


                                      N-2-1

                                   EXHIBIT N-3

             SUBORDINATE CERTIFICATES ONE-MONTH LIBOR CAP TABLE (1)

         BEGINNING    ENDING       NOTIONAL        1ML STRIKE         1ML STRIKE
PERIOD    ACCRUAL     ACCRUAL     BALANCE ($)    LOWER COLLAR (%)   UPPER COLLAR (%)
------   ---------   --------   --------------   ----------------   ----------------
   1      12/28/06   01/25/07   194,614,000.00         7.921              8.960
   2      01/25/07   02/25/07   194,614,000.00         7.102              8.960
   3      02/25/07   03/25/07   194,614,000.00         7.921              8.960
   4      03/25/07   04/25/07   194,614,000.00         7.103              8.960
   5      04/25/07   05/25/07   194,614,000.00         7.357              8.960
   6      05/25/07   06/25/07   194,614,000.00         7.103              8.960

(1) With respect to any Distribution Date, if One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to 8.960%) exceeds the Lower Collar, the Issuing Entity will receive payments pursuant to the Subordinate Certificates Cap Contract.


                                      N-3-1

                                    EXHIBIT O

                    FORM OF TRANSFEROR REPRESENTATION LETTER
               FOR TRANSFER TO REGULATION S BOOK-ENTRY CERTIFICATE
  FROM A HOLDER OF A RULE 144A BOOK-ENTRY CERTIFICATE OR DEFINITIVE CERTIFICATE

                                     [DATE]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1511
Chicago, Illinois 60603
Attention: Global Securities and Trust Services - Merrill Lynch Mortgage
           Investors Trust, Series 2006-HE6

RE: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE6

Ladies and Gentlemen:

          In connection with our disposition of the Class ___ Certificates which are held in the form of Definitive Certificates or in the form of a beneficial interest in a Rule 144A Book-Entry Certificate and to effect the transfer pursuant to Regulation S under the Securities Act of 1933, as amended ("Regulation S") of the above Certificates in exchange for an equivalent beneficial interest in a Regulation S Book-Entry Certificate, we hereby certify that such transfer has been effected in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement, dated as of December 1, 2006, among Merrill Lynch Mortgage Investors, Inc., as Depositor, LaSalle Bank National Association, as Trustee, Wilshire Credit Corporation, as Servicer, and in the Certificates and (ii) in accordance with Regulation S, and that:

          a. the offer of the Certificates was not made to a person in the United States;

          b. at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

          c. no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

          d. the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933, as amended; and

          e. the transferee is not a U.S. Person (as defined by Regulation S).

          You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal Proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        ----------------------------------------
                                        Print Name of Transferor


                                        By
                                           -------------------------------------
                                           Authorized Officer

                                    EXHIBIT P

                    FORM OF TRANSFEROR REPRESENTATION LETTER
               FOR TRANSFER PURSUANT TO RULE 144A FROM A HOLDER OF
         A REGULATION S BOOK-ENTRY CERTIFICATE OR DEFINITIVE CERTIFICATE

                                     [DATE]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1511
Chicago, Illinois 60603
Attention: Global Securities and Trust Services - Merrill Lynch Mortgage
           Investors Trust, Series 2006-HE6

RE: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE6

Ladies and Gentlemen:

          In connection with our disposition of the Class __ Certificates which are held in the form of Definitive Certificates or in the form of a beneficial interest in a Regulation S Book-Entry Certificate and to effect the transfer pursuant to Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") of the above Certificates in exchange for an equivalent beneficial interest in a Rule 144A Book-Entry Certificate or a Definitive Note, we hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement, dated as of December 1, 2006, among Merrill Lynch Mortgage Investors, Inc., as Depositor, La Salle Bank National Association, as Trustee, Wilshire Credit Corporation, as Servicer, and in the Certificates and (ii) Rule 144A under the Securities Act of 1933, as amended, to a transferee that we reasonably believe is purchasing the Certificates for its own account or an account with respect to which the transferee exercises sole investment discretion, the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

          You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal Proceedings or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        ----------------------------------------
                                        Print Name of Transferor


                                        By:
                                            ------------------------------------
                                            Authorized Officer

                                    EXHIBIT Q

                             FORM OF SWAP AGREEMENT

To LaSalle Bank National Association, not in its individual capacity, but solely as Supplemental Interest Trust Trustee for the Supplemental Interest Trust with respect to Merrill Lynch Mortgage Investors Trust, Series 2006-HE6 ("Party B")
      135 S. LaSalle St. // Suite 1511
      Chicago, IL  60603
      Attn: [__________]
      Tel: [__________]
      Fax: [__________]

To    Merrill Lynch Mortgage Lending, Inc.
      Attn: [__________]
      Tel: [__________]
      Fax: [__________]

CC:   Greenwich Capital Markets, Inc.
      600 Steamboat Road
      Greenwich, CT 06830
      Attn: [__________]
      Tel: [__________]
      Fax: [__________]

From: The Royal Bank of Scotland plc

Re:
Our Reference Number: [__________]

Dear Sir or Madam,

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between LaSalle Bank National Association, not individually, but solely as Supplemental Interest Trust Trustee and The Royal Bank of Scotland plc, acting through its agent, Greenwich Capital Markets, Inc. (each a "party" and together "the parties") on the Trade Date specified below (the "Transaction") pursuant to the pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated and effective as of [__________], among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Wilshire Credit Corporate, as servicer and LaSalle Bank National Association, as trustee. This letter agreement constitutes the sole and complete "Confirmation", as referred to in the Master Agreement as well as a "Schedule" as referred to in the Master Agreement.

This letter agreement constitutes a "Confirmation" and the definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions") as published by the International Swaps and Derivatives Association, Inc., ("ISDA") are incorporated into this Confirmation. This Confirmation will be governed by and subject to the terms and conditions which would be applicable if, prior to the Trade Date, the parties had executed and delivered an ISDA Master Agreement (Multicurrency-Cross Border), in the form published by ISDA in 1992 (the "Master Agreement"), with the attached Schedule B as the Schedule to the Master Agreement and the modifications provided below (collectively, the "Agreement"). In the event of any inconsistency between the provisions of the Master Agreement and this Confirmation and the attached Schedule B, this Confirmation will govern. Terms capitalized but not defined herein or in the Definitions incorporated herein shall have the respective meanings attributed to them in the Pooling and Servicing Agreement.

1 This Confirmation evidences a complete binding agreement between the parties as to the terms of the Transaction to which this Confirmation relates. In addition, each party represents to the other party and will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

     Principal. It is acting as principal and not as agent when entering into the Transaction.

     Non-Reliance. It is acting for its own account and it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction; it being understood that information and explanations related to the terms and conditions of the Transaction shall not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the Transaction.

     Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Agreement and that Transaction. It is also capable of assuming, and assumes, the financial and other risks of the Agreement and that Transaction.

     Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of that Transaction.

2 The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:                     With respect to any Calculation Period, the
                                     amount set forth on Schedule A attached
                                     hereto.

Trade Date:                          [__________]

Effective Date:                      [__________]

Termination Date:                    [__________], subject to adjustment in
                                     accordance with the Modified Following
                                     Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:                    Party B

Fixed Rate Payer Period End Dates:   The 25th day of each month of each year
                                     commencing [__________], through and
                                     including the Termination Date, subject to
                                     No Adjustment.

Fixed Rate Payer Payment Dates:      Early Payment shall be applicable. The
                                     Floating Rate Payer Payment Dates shall be
                                     two (2) Business Days prior to each Fixed
                                     Rate Payer Period End Date.

Fixed Rate:                          [_____]%

Fixed Rate Day Count Fraction:       [__________]

Upfront Fee:                         [__________]

Floating Amounts:

Floating Rate Payer:                 Party A

Floating Rate Payer Payment Dates:   Each Fixed Rate Payer Payment Date

Floating Rate Option:                USD-LIBOR-BBA

Designated Maturity:                 [__________]

Floating Rate Day Count Fraction:    [__________]

Reset Dates:                         The first day of each Calculation Period.

Compounding:                         Not applicable

Business Days for Payments:          New York

Calculation Agent:                   Party A

3    Account Details:

Account for payments to Party A:     For the account of:
                                     The Royal Bank of Scotland Financial
                                     Markets Fixed Income and Interest Rate
                                     Derivative Operations

                                     London SWIFT RBOSGB2RTCM
                                     with JPMorgan Chase Bank New York
                                     [__________]
                                     ABA # [__________]
                                     Account Number [__________]

Account for payments to Party B:     LaSalle Bank N.A.
                                     ABA # [__________]
                                     LaSalle [__________]:/LaSalle Trust
                                     Trust Acct # [__________]
                                     Attn: [__________]

4    Offices:

The Office of Party A for this Transaction is: London

The Office of Party B for this Transaction is: Chicago

5 Additional Provisions: Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Confirmation relating to such Transaction, as applicable.

6 Agency Role of Greenwich Capital Markets, Inc. This Transaction has been entered into by Greenwich Capital Markets, Inc., as agent for The Royal Bank of Scotland plc. Greenwich Capital Markets, Inc. has not guaranteed and is not otherwise responsible for the obligations of Party A under this Transaction.

Please promptly confirm that the foregoing correctly sets forth the terms of the Transaction entered into between us by executing this Confirmation and returning it to us by facsimile to:

                         The Royal Bank of Scotland plc
                      Attention: Derivatives Documentation
                      Fax: [__________] Phone: [__________]

THE ROYAL BANK OF SCOTLAND PLC

By: Greenwich Capital Markets, Inc.,
    its agent


By
   ----------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

Accepted and confirmed as of the Trade Date written above:

LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Supplemental Interest Trust Trustee for the Supplemental Interest Trust with respect to Merrill Lynch Mortgage Investors Trust 2006-HE6


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

Solely with respect to Part 5(m) and Part 5(n)

MERRILL LYNCH MORTGAGE LENDING INC.


By
   ----------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

Schedule A to the Confirmation dated as of [__________]

Re: Reference Number [__________]

Amortization Schedule, subject to adjustment in accordance with the Modified Following Business Day Convention

From and Including   To but excluding   Notional Amount (USD)
------------------   ----------------   ---------------------
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]

From and Including   To but excluding   Notional Amount (USD)
------------------   ----------------   ---------------------
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]
[__________]         [__________]       [__________]

             Schedule B to the Confirmation dated as of [__________]

Re: Reference Number [__________]

Between The Royal Bank of Scotland plc ("Party A") and LaSalle Bank National Association, not in its individual capacity, but solely as Supplemental Interest Trust Trustee for the Supplemental Interest Trust with respect to Merrill Lynch Mortgage Investors Trust, Series 2006-HE6

Part 1 Termination Provisions.

(a)  "Specified Entity" means (i) in relation to Party A for all purposes of the
     Agreement: None;and (ii) in relation to Party B for all purposes of the
     Agreement: None.

(b) The "Failure to Pay or Deliver" provisions of Section 5(a)(i) will apply to Party A and Party B; provided that the word "third" shall be deleted and replaced by the word "second".

(c) The "Breach of Agreement" provisions of Section 5(a)(ii) of the Agreement will be inapplicable to Party B.

(d) The "Credit Support Default" provisions of Section 5(a)(iii) of the Agreement will be applicable to Party A and will be applicable to Party B only with respect to return of excess collateral to Party A under Paragraph 3(b) of the Credit Support Annex to this Agreement.

(e) The "Misrepresentation" provisions of Section 5(a)(iv) of the Agreement will be inapplicable to Party B.

(f) The "Default Under Specified Transaction" provisions of Section 5(a)(v) of the Agreement will be inapplicable to Party A and Party B.

(g) The "Cross Default" provisions of Section 5(a)(vi) of the Agreement will apply to Party A with a Threshold Amount of 3% of the shareholder's equity of Party A.

     The "Cross Default" provisions of Section 5(a)(vi) of the Agreement will be inapplicable to Party B.

(h) The "Bankruptcy" provision of Section 5(a)(vii) of the Agreement will be applicable to Party A and will be applicable to Party B, subject to the following modifications:

     (i)  Section 5(a)(vii)(2) and (7) shall not apply;

     (ii) Section 5(a)(vii)(4) shall not apply to the extent that it refers to proceedings or petitions instituted or presented by Party A or its affiliates;

     (iii) The phrase "seeks or" in Section 5(a)(vii)(6) shall be deemed deleted; and

     (iv) Section 5(a)(vii)(8) shall apply only to the extent that a relevant event has an effect that is analogous to an effect described in
          Section 5(a)(vii)(1) through (7) (as amended in this Part 1(h)) that applies to Party B.

(i) The "Merger without Assumption" provisions of Section 5(a)(viii) will apply to Party A and will apply to Party B.

(j) The "Tax Event upon Merger" provisions of Section 5(b)(iii) shall not apply to the extent that Party A is both the Burdened Party and the Affected Party.

(k) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) of the Agreement will be inapplicable to Party A and Party B.

     The "Automatic Early Termination" provision of Section 6(a) of the Agreement will be inapplicable to Party A and Party B.

(l)  Payments on Early Termination.

     (i)  For the purpose of Section 6(e) of the Agreement:

               (A) Market Quotation will apply; and

               (B) The Second Method will apply.

     (ii) Notwithstanding Section 6 of this Agreement, so long as Party A is (A) the Affected Party in respect of an Additional Termination Event or a Tax Event Upon Merger or (B) the Defaulting Party in respect of any Event of Default, paragraphs (A) to (F) below shall apply:

          (A) The definition of "Market Quotation" shall be deleted in its entirety and replaced with the following:

          "Market Quotation" means, with respect to one or more Terminated Transactions, an offer which, when made, is capable of becoming legally binding upon acceptance (any such offer, a "Firm Offer") which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions)."

          (B) The definition of "Settlement Amount" shall be deleted in its entirety and replaced with the following:

          "Settlement Amount" means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:

               (1) If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is selected by Party A and accepted by Party B so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated (or such later day as Party B may specify in writing to Party A, which in any event will not be later than the Early Termination Date) (such day, the "Latest Settlement Amount Determination Day"), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation; or

               (2) If no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been selected by Party A and accepted by Party B so as to become legally binding on or before the Latest Settlement Amount Determination Day, Party B's Loss (whether positive or negative and without reference to any Unpaid amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

          (C) For the purpose of clause (4) of the definition of Market Quotation, Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether a Firm Offer is made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).

          (D) Party B undertakes to use its reasonable efforts to obtain at least one Market Quotation before the Latest Settlement Amount Determination Day. Party B will be deemed to have discharged its obligations under the preceding sentence if it requests Party A to obtain Market Quotations, where such request is made in writing within two Local Business Days after the day on which the Early Termination Date is designated. If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

          (E) Any amount calculated as being due in respect of an Early Termination Date will be payable in accordance with Section 6(d)(ii), provided that if such payment is owed to Party B, it will be payable on the day that notice of the amount payable is given to Party A.

          (F) If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

          Second Method and Market Quotation. If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B, provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted-off against any amount payable by Party B under (1).

(m)  "Termination Currency" means United States Dollars.

(n) Additional Termination Events. Each of the following shall be an Additional Termination Event:

     (i) First Rating Trigger Event. A First Rating Trigger Event (as defined in Part 5(j)) has occurred, and Party A has not, within the period of time prescribed, complied with Part 5(j)(ii) below. For purposes of this Additional Termination Event, Party A shall be the sole Affected Party.

     (ii) S&P Second Rating Trigger Event. A Second Rating Trigger Event (as defined in Part 5(j)) with respect to S&P has occurred, and Party A has not, within 10 days after such event, complied with the requirements of Part 5(j)(iii) below. For purposes of this Additional Termination Event, Party A shall be the sole Affected Party.

     (iii) Moody's Second Rating Trigger Event. (A) A Second Rating Trigger Event with respect to Moody's has occurred, and 30 or more Local Business Days have elapsed and (B) (i) at least one Eligible Replacement (as defined in Part 5(j)) has made a Firm Offer to be the transferee of a transfer to be made in accordance with Part 5(j)(iii) below and/or (ii) at least one entity with the Acceptable Ratings (as defined in Part 5(j)) has made a Firm Offer to provide an Eligible Guarantee in respect of all of Party A's present and future obligations under this Agreement. For purposes of this Additional Termination Event, Party A shall be the sole Affected Party.

     (iv) Regulation AB. (A) Merrill Lynch Mortgage Investors, Inc. ("MLMI"), as depositor under the Pooling and Servicing Agreement still has a reporting obligation with respect to this Transaction pursuant to Regulation AB and (B) Party A has not, within 30 days after receipt of a Swap Disclosure Request complied with the provisions set forth in
          Part 5(k)(iv) below (provided that if the significance percentage reaches [_____]% or [_____]%, as applicable, after a Swap Disclosure Request has been made to Party A, Party A must comply with the provisions set forth in Part 5 k(iv) below within [_____] days of Party A being informed of the significance percentage reaching [_____]% or [_____]%, as applicable). For purposes of this Additional Termination Event, Party A shall be the sole Affected Party.

     (v) Termination of Trust. The Supplemental Interest Trust or the Trust Fund is terminated pursuant to the Pooling and Servicing Agreement. For purposes of this Additional Termination Event, Party B shall be the sole Affected Party.

     (vi) Modification of Pooling and Servicing Agreement. The Pooling and Servicing Agreement is modified without the prior written consent of Party A, where such consent is required under the terms of the Pooling and Servicing Agreement, and such modification has a material adverse effect on Party A. For purposes of this Additional Termination Event, Party B shall be the sole Affected Party.

     (vii) Optional Termination. Party B, as Trustee under the Pooling and Servicing Agreement gives notice of any termination of the Trust Fund under Section 9.02 of the Pooling and Servicing Agreement to the Certificateholders. For purposes of this Additional Termination Event, Party B shall be the sole Affected Party. Notwithstanding the provisions of Section 6(b)(iv) of the ISDA Form Master Agreement, either Party A or Party B may designate an Early Termination Date in respect of this Additional Termination Event.

Part 2 Tax Representations.

(A) Payer Representations For the purpose of Section 3(e) of the Agreement, Party A will make the following representation and Party B will not make the following representation:

     It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under
     Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(B)  Payee Representations. For the purpose of Section 3(f) of this Agreement:

     (i)  Party A makes the following representation(s):

          (A) Party A is a tax resident of the United Kingdom;

          (B) Party A is a "foreign person" within the meaning of the applicable U.S. Treasury Regulations concerning information reporting and backup withholding tax (as in effect on January 1, 2001), unless Party A provides written notice to Party B that it is no longer a foreign person;

          (C) in respect of each Transaction Party A enters into through an office or discretionary agent in the United States or which otherwise is allocated (in whole or part) for United States federal income tax purposes to such United States trade or business, each payment received or to be received by Party A under such Transaction (or portion thereof, if applicable) will be effectively connected with its conduct of a trade or business in the United States; and

          (D) in respect of all other Transactions or portions thereof, no such payment received or to be received by Party A in connection with this Agreement is attributable to a trade or business carried on by it through a permanent establishment in the United States.

     (ii) Party B makes the following representation(s):

          (A) it is the Trustee for the Trust;

          (B) it is a national banking association and not a foreign corporation for United States tax purposes; and

          (C) the Trust is a New York common law trust and not a foreign trust for United States tax purposes.

(c) Definition of "Indemnifiable Tax". Notwithstanding the definition of "Indemnifiable Tax" in Section 14 of this Agreement, in relation to payments by Party A, any Tax shall be an Indemnifiable Tax and, in relation to payments by Party B, no Tax shall be an Indemnifiable Tax.

(d) No gross-up by Party B. Party B shall not have the obligations specified for X in Section 2(d)(i)(4).

Part 3 Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and (ii) of the Agreement, Party A and Party B agree to deliver the following documents, as applicable:

(a)  Tax forms, documents or certificates to be delivered are:

Party Required to Deliver
         Document                         Form/Document/Certificate                Date by Which to be Delivered
-------------------------   ----------------------------------------------------   -----------------------------
Party A                     Any form or document required or reasonably            Upon reasonable request.
                            requested to allow the other party to make payments
                            under the Agreement without any deduction or
                            withholding for or on account of any Tax, or with
                            such deduction or withholding at a reduced rate.

Party B                     Any form or document required or reasonably            (i) Concurrently with the
                            requested to allow the other party to make payments    execution and delivery of
                            under the Agreement without any deduction or           this Confirmation, and (ii)
                            withholding for or on account of any Tax, or with      anytime when the document
                            such deduction or withholding at a reduced rate.       last delivered is incorrect
                                                                                   or out-of-date.

(b) Other documents to be delivered and covered by the Section 3(d) representation are:

                                                                                                                     Covered by
                                                                                                                    Section 3(d)
Party required to deliver               Form/Document/or Certificate               Date by which to be delivered   representation
-------------------------   ----------------------------------------------------   -----------------------------   --------------
Party A and Party B         Incumbency Certificate (or, if available the current   Concurrently with the           Yes
                            authorized signature book or equivalent authorizing    execution and delivery of
                            documentation) specifying the names, titles,           this Confirmation unless
                            authority and specimen signatures of the persons       previously delivered and
                            authorized to execute the Confirmation which sets      still in full force and
                            forth the specimen signatures of each signatory        effect.

                                                                                                                     Covered by
                                                                                                                    Section 3(d)
Party required to deliver               Form/Document/or Certificate               Date by which to be delivered   representation
-------------------------   ----------------------------------------------------   -----------------------------   --------------
                            to the Confirmation signing on its behalf.

Party B                     The Pooling and Servicing Agreement.                   Concurrently with the           No
                                                                                   execution and delivery of the
                                                                                   Confirmation.

Party B                     Legal opinion(s) with respect to such party relating   Concurrently with the           No
                            to the enforceability of the party's obligations       execution and delivery of the
                            under this Agreement.                                  Confirmation.

Part 4 Miscellaneous.

(a)  Addresses for Notices. For the purposes of Section 12(a) of the Agreement:

     Addresses for notices or communications to Party A and to Party B shall be those set forth on the first page of the Confirmation.

(b)  Notice by Facsimile Transmission.

     Section 12(a) of the Agreement is amended by adding in the third line thereof after the phrase "messaging system" and before the ")" the words "; provided, however, any such notice or other communication may be given by facsimile transmission (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine)".

     Section 12(a)(ii) of the Agreement is deleted in its entirety.

     Process Agent. For the purpose of Section 13(c) of the Agreement:

     Party A appoints as its Process Agent: none.

     Party B appoints as its Process Agent: none.

     Offices. With respect to Party A, the provisions of Section 10(a) of the Agreement will apply.

     Multibranch Party. For the purpose of Section 10(c) of the Agreement:

     Party A is a Multibranch Party.

     Party B is not a Multibranch Party.

     Calculation Agent. The Calculation Agent is Party A.

     Credit Support Document. Details of any Credit Support Document: In the case of Party A, the ISDA Credit Support Annex (New York law), dated as of the date hereof, between Party A and Party B, and such other collateralization agreement or collateralization credit support arrangement provided for under the terms of any Confirmation and Transaction evidenced thereby, together with any document or agreement that by its terms secures or collateralizes the parties' obligations under a Transaction heretofore or hereafter entered into between the parties.

     Credit Support Provider.

     Credit Support Provider means in relation to Party A: the guarantor under any guarantee in support of Party A's obligations under this Agreement.

     Credit Support Provider means in relation to Party B: none.

     Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to conflicts of law doctrine other than New York General Obligations Law Sections 5-1401 and 5-1402).

     Netting of Payments. Subparagraph (ii) of Section 2(c) of the Agreement will apply to the Transaction evidenced by the Confirmation.

     Affiliates. Party B shall be deemed to not have any Affiliates for purposes of this Transaction.

Part 5 Other Provisions.

(a) Additional Representation. Section 3(a) of the Agreement shall be amended to include the following additional representations after paragraph 3(a)(v):

     (vi) Eligible Contract Participant, etc. It is an "eligible contract participant" as defined in Section 1a(12) of the U.S. Commodity Exchange Act (7 U.S.C. 1a), as amended by the Commodity Futures Modernization Act of 2000 and the Transaction evidenced hereby has been the subject of individual negotiations and is intended to be exempt from, or otherwise not subject to regulation thereunder.

(b) Waiver of Right to Trial by Jury. Each party hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or any Transaction hereunder.

(c) Absence of Litigation. In Section 3(c) of the Agreement the words "or any of its Affiliates" shall be deleted.

(d)  Limitation of Liability of Trustee.

     It is expressly understood and agreed by the parties hereto that (a) this letter agreement is executed and delivered by LaSalle Bank National Association, not individually or personally but solely as Trustee of the Supplemental Interest Trust and the Issuing Entity, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement and pursuant to instructions set forth therein, and that the Trustee shall perform its duties and obligations hereunder in accordance with the standard of care set forth in the Pooling and Servicing Agreement, (b) each of the representations, undertakings and agreements herein is made and intended not as a personal representation, undertaking or agreement of the Trustee but is made and intended for the purpose of binding only the Supplemental Interest Trust, and (c) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Trust Fund or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust Fund herein; provided that nothing in this paragraph shall relieve the Trustee from performing its duties and obligations hereunder in accordance with the standard of care set forth in the Pooling and Servicing Agreement.

(e) Proceedings. Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against Party B any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the Notes, provided that nothing herein shall preclude, or be deemed to estop Party A from taking any action in any case or proceeding voluntarily filed or commenced by or on behalf of Party B or in any involuntary case or proceeding after it has been commenced.

(f) Transfer, Amendment and Assignment. Party A shall not unreasonably withhold its consent to any Assignment of this Agreement. This Agreement shall not be transferred or amended unless Party B shall have received prior written confirmation from each of the Rating Agencies that such amendment or transfer will not cause such Rating Agency to downgrade or withdraw its then-current ratings of any outstanding Certificates.

(g) Recording of Conversations. Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties and (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it.

(h) No Set-off. Notwithstanding any provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set-off, net recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply for purposes of this Transaction.

(i) Sole Transaction. For purposes of Section 1(c) of the Agreement, this Transaction shall be the sole Transaction under the Agreement.

(j)  Rating Agency Downgrade.

     (i)  For purposes of this Part 5(j), the following definitions apply:

     An entity has "Acceptable Ratings" if (x) its short-term unsecured and unsubordinated debt is rated at least "A-1" by S&P (or, if Party A does not have a short-term unsecured and unsubordinated debt rating from S&P, its long-term unsecured and unsubordinated debt is rated at least "A+" by S&P),
     (y) Party A's long-term unsecured and unsubordinated debt is rated at least A3 or Party A's short-term unsecured and unsubordinated debt is rated at least "Prime-2" (or if Party A does not have a short-term unsecured and unsubordinated debt rating from Moody's, its long-term unsecured and unsubordinated debt is rated at least A3), and (z) its short-term unsecured and unsubordinated debt is rated at least "F1" by Fitch.

     "Eligible Guarantee" means an unconditional and irrevocable guarantee that is provided by a guarantor with Acceptable Ratings as principal debtor rather than surety and is directly enforceable by Party B, where either (A) a law firm has given a legal opinion confirming that none of the guarantor's payments to Party B under such guarantee will be subject to withholding for tax or (B) such guarantee provides that, in the event that any of such guarantor's payments to Party B are subject to withholding for tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any withholding tax) will equal the full amount Party B would have received had no such withholding been required.

     "Eligible Replacement" means an entity (A) with the Acceptable Ratings or
     (B) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee.

     A "First Rating Trigger Event" shall occur with respect to Party A (or any applicable credit support provider), if (x) its short-term unsecured and unsubordinated debt ceases to be rated at least "A-1" by S&P (or, if Party A does not have a short-term unsecured and unsubordinated debt rating from S&P, its long-term unsecured and unsubordinated debt is rated at least "A+" by S&P), (y)(a) its long-term unsecured and unsubordinated debt ceases to be rated at least "A2" by Moody's or its short-term unsecured and unsubordinated debt cease to be rated at least "Prime-1" by Moody's, or (b) if Party A does not have a short-term unsecured and unsubordinated debt rating from Moody's, its long-term unsecured and unsubordinated debt ceases to be rated at least "A1" by Moody's, or (z) its short-term unsecured and unsubordinated debt ceases to be rated at least "F1" by Fitch.

     "Rating Agency Condition" means, with respect to any particular proposed act or omission to act hereunder, that the party acting or failing to act must consult with each of the Rating Agencies then providing a rating of the Certificates and receive from each such Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of the Certificates.

     A "Second Rating Trigger Event" shall occur with respect to Party A (or any applicable credit support provider), if (A) Party A's long-term unsecured and unsubordinated debt ceases to be rated at least "BBB-" or Party A's short-term unsecured and unsubordinated debt ceases to be rated at least "A-3" or is withdrawn by S&P or (B) Party A's long-term unsecured and unsubordinated debt ceases to be rated at least A3 or Party A's short-term unsecured and unsubordinated debt ceases to be rated at least "Prime-2" (or if Party A does not have a short-term unsecured and unsubordinated debt rating from Moody's, its long-term unsecured and unsubordinated debt ceases to be rated at least A3).

     (ii) If a First Rating Trigger Event occurs with respect to Party A (or any applicable Credit Support Provider), then (unless, within 30 days of such First Rating Trigger Event, each of Standard and Poor's, a Division of McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") and

          Fitch Ratings ("Fitch") (each a "Rating Agency") has reconfirmed its rating of the Certificates which was in effect immediately prior to such First Rating Trigger Event) Party A shall, within (30) days of such First Rating Trigger Event, at its own expense, (A) obtain an Eligible Guarantee in respect of all of Party A's present and future obligations under this Agreement, subject to the Rating Agency Condition (B) transfer all or substantially all of its rights and obligations with respect to this Agreement to an Eligible Replacement (provided that Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether or not a transfer relates to all or substantially all of Party A's rights and obligations under this Agreement), subject to the Rating Agency Condition or (C) post collateral in accordance with the Credit Support Annex to this Agreement, subject to the Rating Agency Condition in respect of S&P and Fitch only.

     (iii) If a Second Rating Trigger Events occurs with respect to Party A (or any applicable Credit Support Provider), then Party A will at its own cost use commercially reasonable efforts to, as soon as reasonably practicable, either (A) obtain an Eligible Guarantee in respect of all of Party A's present and future obligations under this Agreement, subject to the Rating Agency Condition, or (B) transfer all or substantially all of its rights and obligations with respect to this Agreement to an Eligible Replacement (provided that Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether or not a transfer relates to all or substantially all of Party A's rights and obligations under this Agreement), subject to the Rating Agency Condition.

(k)  Compliance with Regulation AB.

     (i) Party A acknowledges that for so long as there are reporting obligations with respect to this Transaction under Regulation AB ("Regulation AB") under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Depositor is required under Regulation AB, to disclose certain information set forth in Regulation AB regarding Party A or its group of affiliated entities, if applicable, depending on the aggregate "significance percentage" of this Agreement and any other derivative contracts between Party A or its group of affiliated entities, if applicable, and Party B, as calculated from time to time in accordance with Item 1115 of Regulation AB.

     (ii) If the Depositor determines, reasonably and in good faith, that the significance percentage of this Agreement has increased to nine (9) percent, then the

          Depositor may request from Party A (such request, a "Swap Disclosure Request") on a Business Day after the date of such determination the same information set forth in Item 1115(b) of Regulation AB (such requested information, subject to the last sentence of this paragraph, the "Swap Financial Disclosure") that would have been required if the significance percentage had in fact increased to ten (10) percent. Party B, the Depositor or any of its agents shall provide Party A with the calculations and any other information reasonably requested by Party A with respect to the Depositor's determination that led to the Swap Disclosure Request. The parties hereto further agree that the Swap Financial Disclosure provided to meet the Swap Disclosure Request may be, solely at Party A's option, either the information set forth in Item 1115(b)(1) or Item 1115(b)(2) of Regulation AB.

     (iii) So long as there are reporting obligations with respect to this Transaction under the 1934 Act, if the Depositor determines, reasonably and in good faith, that the significance percentage of this Agreement has increased to 19 percent, then the Depositor may make a Swap Disclosure Request to Party A on such date of determination for Swap Financial Disclosure that would have been required if the significance percentage had in fact increased to 20 percent (and, accordingly, consists of the information set forth in Item 1115(b)(2) of Regulation AB). Party B or the Depositor shall provide Party A with the calculations and any other information reasonably requested by Party A with respect to the Depositor's determination that led to the Swap Disclosure Request.

     (iv) Upon the occurrence of a Swap Disclosure Request, Party A, at its own expense, shall (i) provide the Depositor with the Swap Financial Disclosure, (ii) subject to Rating Agency Confirmation, secure another entity to replace Party A as party to this Agreement on terms substantially similar to this Agreement which entity is able to provide the Swap Financial Disclosure or (iii) subject to Rating Agency Confirmation, obtain a guaranty of Party A's obligations under this Agreement from an affiliate of Party A that is able to provide the Swap Financial Disclosure, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to Party A, and cause such affiliate to provide Swap Financial Disclosure. For purposes of clause (ii) above, the parties agree that National Westminster Bank Plc ("NatWest") shall be an acceptable replacement for Party A, so long as NatWest satisfies the conditions specified in such clause (ii). If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the 1934 Act.

     (v) All information provided pursuant to clause (iv) shall be in a form suitable for conversion to the format required for filing by the Depositor with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR). The parties hereto acknowledge that electronic files in Adobe Acrobat format will be deemed to satisfy the requirements of this Part 5(k)(v).

(l) Severability. If any term, provision, covenant, or condition of the Agreement, or the application thereof to any other party or circumstance, shall be held invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if the Agreement has been executed with the invalid or unenforceable provision portion eliminated, so long as the Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of the Agreement and the deletion of such portion of the Agreement will not substantially impair the respective benefits or expectations of the parties. The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or conditions with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(m) MLML Shall Not Benefit. The parties hereto agree and acknowledge that amounts paid hereunder are not intended to benefit the holder of any class of certificates rated by any rating agency if such holder is Merrill Lynch Mortgage Lending, Inc. ("MLML") or any of its affiliates. If MLML or any of its affiliates receives any such amounts, it will promptly remit (or, if such amounts are received by an affiliate of MLML, MLML hereby agrees that it will cause such affiliate to promptly remit) such amounts to the Trustee, whereupon the Trustee will promptly remit such amounts to Party A.

(n) In the event that the transaction to which the Pooling Agreement relates does not occur, and the Merrill Lynch Mortgage Investors Trust, Series 2006-HE6 is not formed, Party A and MLML agree that MLML shall become Party B under this Agreement.

(o) Transfer. Neither Party A nor Party B is permitted to amend, assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under this Agreement or any Transaction without the prior written consent of the other party; provided, however, that (i) Party A may make such a transfer or assignment of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of substantially all of its assets to, another entity, or an incorporation, reincorporation or reconstitution, and (ii) Party A may transfer or assign this Agreement to any Person, including, without limitation, another of Party A's offices, branches or affiliates (any such Person, office, branch or affiliate, a "Transferee") on at least five Business Days' prior written notice to Party B; provided that, with respect to clause (ii), (A) as of the date of such transfer the Transferee will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless the Transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) of the Master Agreement in respect of such Tax (B) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer; (C) such notice is accompanied by a written instrument pursuant to which the Transferee acquires and assumes the rights and obligations of Party A so transferred; and (D) Party A will be responsible for any costs or expenses incurred in connection with such transfer. Party B will execute such documentation as is reasonably deemed necessary by Party A for the effectuation of any such transfer. Notwithstanding the foregoing, no transfer by either party shall be made unless the transferring party obtains a written acknowledgment from each of the Rating Agencies that, notwithstanding such transfer, the then-current ratings of the Certificates will not be reduced or withdrawn.

     Except as specified otherwise in the documentation evidencing a transfer or assignment, a transfer or assignment of all the obligations of Party A will constitute an acceptance and assumption of such obligations (and any related interests so transferred) by the Transferee, a novation of the transferee in place of Party A with respect to such obligations (and any related interests so transferred), and a release and discharge by Party B of Party A from, and an agreement by Party B not to make any claim for payment, liability, or otherwise against Party A with respect to, such obligations from and after the effective date of the transfer.

(p) Amendment of the Pooling and Servicing Agreement. Party B shall not amend the Pooling and Servicing Agreement without Party A's prior written consent, where such consent is required under the terms of the Pooling Agreement.

(q) Counterparts. This letter agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(r) USA PATRIOT Act Notice. Party A hereby notifies Party B that pursuant to the requirements of the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies Party B, which information includes the name and address of Party B and other information that will allow Party A to identify Party B in accordance with the Act.

                                   EXHIBIT Q-1

                 FORM OF CREDIT SUPPORT ANNEX FOR SWAP AGREEMENT

     Party A - The Royal Bank of Scotland plc

     Party B - LaSalle Bank National Association, not individually, but solely as trustee (the "Supplemental Interest Trust Trustee") on behalf of the Supplemental Interest Trust with respect to the Merrill Lynch Mortgage Investors Trust 2006-HE6

Paragraph 13. Elections and Variables

(a) Security Interest for "Obligations". The term "Obligations" as used in this Annex includes the following additional obligations:

With respect to Party A: Not applicable.

With respect to Party B: Not applicable.

(b) Credit Support Obligations.

(i) Delivery Amount, Return Amount and Credit Support Amount.

(A) "Delivery Amount" has the meaning specified in Paragraph 3(a), except that
(I) the words "upon a demand made by the Secured Party on or promptly following a Valuation Date" shall be deleted and replaced by the words "on each Valuation Date" and (II) the sentence beginning "Unless otherwise specified in Paragraph 13" and ending "(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party." shall be deleted and replaced by the following:

"The "Delivery Amount" applicable to the Pledgor for any Valuation Date will equal the greatest of

(1) the amount by which (a) the S&P Collateral Amount for such Valuation Date exceeds (b) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party,

(2) the amount by which (a) the Moody's First Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody's First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party, and

(3) the amount by which (a) the Moody's Second Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody's Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party."

(A) "Return Amount" has the meaning specified in Paragraph 3(b), except that the sentence beginning "Unless otherwise specified in Paragraph 13" and ending "(ii) the Credit Support Amount." shall be deleted and replaced by the following:

"The "Return Amount" applicable to the Secured Party for any Valuation Date will equal the least of

(1) the amount by which (a) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Collateral Amount for such Valuation Date,

(2) the amount by which (a) the Moody's First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody's First Collateral Amount for such Valuation Date, and

(3) the amount by which (a) the Moody's Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds
(b) the Moody's Second Collateral Amount for such Valuation Date."

(B) "Credit Support Amount" shall not apply. For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P Collateral Amount, the Moody's First Collateral Amount, or the Moody's Second Collateral Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

The "S&P Collateral Amount" means zero, provided that for so long as a First Rating Trigger Event with respect to S&P has occurred and is continuing for at least 30 days or a Second Rating Trigger Event with respect to S&P has occurred and is continuing, the S&P Collateral Amount shall equal the sum of (I) Party B's Exposure and (II) the sum, for each transaction to which this Annex relates, of the product

     S&P Volatility Buffer*Hedge Notional, where

"Hedge Notional" means the notional amount of the relevant Transaction for the relevant Calculation Period.

"S&P Volatility Buffer" means, for any Transaction, the related percentage set forth in the following table.

The higher of the S&P short-term credit rating of (i) Party A and (ii) the Credit Support Provider of Party A, if applicable

Remaining Weighted Average Maturity
At least "A-2"                        [_____]%
"A-3"                                 [_____]%
"BB+" or lower                        [_____]%

The "Moody's First Collateral Amount" means zero, provided that for so long as
(A) a First Rating Trigger Event with respect to Moody's has occurred and is continuing and either (i) such event existed at the time this Annex was executed or (ii) at least 30 Local Business Days have elapsed since such event occurred and (B)(i) no Second Rating Trigger Event with respect to Moody's has occurred and is continuing or (ii) less than 30 Local Business Days have elapsed since the occurrence of a Second Rating Trigger Event with respect to Moody's, then the Moody's First Collateral Amount shall equal the sum of (I) Party B's Exposure and (ii) the sum, over all Transactions, of

Min [_____]; and

The "Moody's Second Collateral Amount" means zero, provided that, for so long as a Second Rating Trigger Event with respect to Moody's has occurred and has been continuing for 30 or more Local Business Days, then the Moody's Second Collateral Amount shall equal

Max [_____], where

Next Payment = the sum of the net payments due from Party A to Party B (if any) on the next payment date for all Transactions.

Addition Amount = the sum, over all Transactions of

(a) with respect to each Transaction that is a single currency swap with a fixed notional amount for each Calculation Period, Min [_____], and

(b) with respect to each Transaction that is not a single-currency swap with a fixed notional amount for each Calculation Period, Min [_____], where

DV01 = Party A's estimate of the change in the mid-market value of Party B's Exposure resulting from a one basis point change in the swap curve, and

Aggregate Hedge Notional = the aggregate of the applicable notional amounts of all Transactions for the relevant Calculation Period.

(ii) Eligible Collateral. The following items will qualify as "Eligible Collateral" for the party specified (for the avoidance of doubt, all Eligible Collateral to be denominated in USD):

Collateral Type
S&P Valuation
Percentage

Moody's Valuation Percentage at First Trigger Rating Event

Moody's Valuation Percentage at Second Trigger Rating Event

(A) Cash, in the form of USD

     [_____]%

(B) Negotiable Debt Obligations (as defined below) issued by the Government of the United States of America having a remaining maturity of not more than one year.

     [_____]%

(C) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than one but not more than two years.

     [_____]%

(D) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than two but not more than three years.

     [_____]%

(E) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than three but not more than five years.

     [_____]%

(F) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than five but not more than seven years.

     [_____]%

(G) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than seven but not more than ten years.

     [_____]%

(H) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than ten but not more than twenty years.

     [_____]%

(I) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than twenty years.

     [_____]%

As used above, the following terms have the indicated meanings:

"Negotiable Debt Obligation" means a debt obligation in a stated principal amount with a non-variable fixed maturity, which cannot be redeemed by its issuer before its maturity nor put to the issuer for redemption before its maturity. It must bear interest on its stated principal amount at a non-variable fixed rate until maturity (or, in the case of an obligation with an original maturity of less than one year, bear no interest at all).

(iii) Other Eligible Support. The following items will qualify as "Other Eligible Support" for the party specified: Not Applicable.

(iv) Thresholds.

(A) "Independent Amount" means with respect to Party A: Not Applicable.

"Independent Amount" means with respect to Party B: Not Applicable.

(B) "Threshold" means with respect to Party A, infinity, provided that for so long as (1) a First Rating Trigger Event with respect to Moody's has occurred and is continuing and either (i) such First Rating Trigger Event existed at the time this Annex was executed or (ii) at least 30 Local Business days have elapsed since such First Rating Trigger Event occurred, or (B) a First Rating Trigger Event with respect to S&P has occurred and is continuing for at least 30 days or a Second Rating Trigger Event with respect to S&P has occurred and is continuing, the Threshold with respect to Party A shall be zero.

"Threshold" means with respect to Party B, infinity.

(C) "Minimum Transfer Amount" means with respect to Party A: [_____], and with respect to Party B: [_____], provided, that if the aggregate principal balance of Certificates rated by S&P ceases to be more than [_____], the "Minimum Transfer Amount" shall be [_____] and provided further that if a Party is a Defaulting Party, or the Affected Party under an Additional Termination Event, the Minimum Transfer Amount for such party shall be zero.

(D) Rounding. The Delivery Amount and the Return Amount will be rounded up and down, respectively, to the nearest integral multiple of $[_____].

(c) (i) External Verification. Notwithstanding anything to the contrary in the definitions of Valuation Agent or Valuation Date, at any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least "BBB+" from S&P, the Valuation Agent shall (A) calculate the Secured Party's Exposure and the S&P Value (as defined below) of Posted Credit Support on each Valuation Date based on internal marks and (B) verify such calculations with external marks monthly by obtaining on the last Local Business Day of each calendar month two external marks for each Transaction to which this Annex relates and for all Posted Credit Support; such verification of the Secured Party's Exposure shall be based on the higher of the two external marks. Each external mark in respect of a Transaction shall be obtained from an independent Reference Market-maker that would be eligible and willing to enter into such Transaction in the absence of the current derivative provider, provided that an external mark may not be obtained from the same Reference Market-maker more than four times in any 12-month period. The Valuation Agent shall obtain these external marks directly or through an independent third party, in either case at no cost to Party B. The Valuation Agent shall calculate on each Valuation Date (for purposes of this paragraph, the last Local Business Day in each calendar month referred to above shall be considered a Valuation Date) the Secured Party's Exposure based on the greater of the Valuation Agent's internal marks and the external marks received. If the S&P Value on any such Valuation Date of all Posted Credit Support then held by the Secured Party is less than the S&P Collateral Amount on such Valuation Date (in each case as determined pursuant to this paragraph), Party A shall, within three Local Business Days of such Valuation Date, Transfer to the Secured Party Eligible Credit Support having an S&P Value as of the date of Transfer at least equal to such deficiency.

(ii) Notice to S&P. At any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least "BBB+" from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of the Secured Party's Exposure and the S&P Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks received pursuant to the preceding paragraph.

(d) Valuation and Timing.

(i) "Valuation Agent" means Party A.

(ii) "Valuation Date" means: any Local Business Day.

(iii) "Valuation Time" means the close of business on the Local Business Day before the Valuation Date or date of calculation, as applicable; provided, however, that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv) "Notification Time" means 9:00 a.m., New York time, on a Local Business
Day.

(d) Conditions Precedent and Secured Party's Rights and Remedies. For purposes of Paragraph 8(a), each Termination Event will be a "Specified Condition" for the Pledgor, if the Secured Party has designated an Early Termination Date in connection with the Termination Event. For all other purposes of this Annex, each Termination Event specified below with respect to a party will be a "Specified Condition" for that party:

       Termination Event          Party A   Party B
       -----------------          -------   -------
Illegality                        [N/A]     [N/A]
Tax Event                         [N/A]     [N/A]
Tax Event Upon Merger             [N/A]     [N/A]
Credit Event Upon Merger          [N/A]     [N/A]
Additional Termination Event(s)   [X]       [X]

(e) Substitution.

(i) "Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

(ii) Consent. The Pledgor shall obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d). Such consent shall not be unreasonably withheld.

(iii) Additional Conditions Precedent. Paragraph 4(a) of this Annex is hereby amended to include a new subsection: "(iii) no deficiency exists in the Value of the Collateral at the time of Substitution."

(f) Dispute Resolution.

(i) "Resolution Time" means 9:00 a.m., New York time, on the Local Business Day following the date on which the notice of the dispute is given by the Disputing Party to the other party.

(ii) Value. For the purposes of Paragraphs 5(i)(c) and 5(ii), the Value of the outstanding Credit Support Amount or of any transfer of Eligible Credit Support or Posted Credit Support other than Cash (the "Non-Cash Credit Support") will be calculated as follows: the product of (A) appropriate Valuation Percentage and
(B) the sum of (I) the mean of the bid prices quoted on such date by any three principal market makers for such Non-Cash Credit Support chosen by the Disputing Party, or if three such quotations are not available from principal market makers for such date, using two such quotations, or if only one such quotation is obtained using such quotation, or if no quotations are available using the mean of such bid prices as of the day, next preceding such date, on which one or more of such quotations were available, plus (II) the accrued interest on such Non-Cash Credit Support (except to the extent Transferred to a party pursuant to this Agreement or included in the applicable price referred to in subparagraph
(A) of this Clause) as of such date.

(iii) Alternative. The provisions of Paragraph 5 will apply.

(g) Holding and Using Posted Collateral.

(i) Eligibility to Hold Posted Collateral; Custodians.

Party B or its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

(A) In the event that Party B holds Posted Collateral, Party B is not a Defaulting Party or an Affected Party under an Additional Termination Event.

(B) Posted Collateral may be held only in the following jurisdiction: New York

(C) In the event that the Custodian holds Posted Collateral, the long-term unsubordinated unsecured debt of the Custodian is rated at least A+ by Standard & Poors, a division of The McGraw-Hill Companies, Inc. (or any successor thereto) and at least A1 by Moody's Investors Service, Inc. (or any successor thereto).

Initially, the Custodian for Party B is [_________].

(ii) Use of Posted Collateral. The provisions of Paragraph 6(c) will apply to both parties.

(h) Distributions and Interest Amount.

(i) Interest Rate. The "Interest Rate" will be the actual interest rate earned by the Secured Party in respect of Posted Collateral in the form of Cash.

(ii) Transfer of Interest Amount. The transfer of the Interest Amount will be made on the second Local Business Day of each calendar month in respect of the Interest Amount for the preceding calendar month, provided, however, that the obligation of Party B to Transfer any Interest Amount to Party A shall be limited to the extent that Party B has earned and received such funds.

(iii) Alternative to Interest Amount. Not applicable.

(i) Additional Representation(s). Not applicable.

(j) Other Eligible Support and Other Posted Support.

(i) "Value" with respect to Other Eligible Support and Other Posted Support means: Not applicable.

(ii) "Transfer" with respect to Other Eligible Support and Other Posted Support means: Not applicable.

(k) Demands and Notices.

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

Party A:

     Global Collateral Support Unit
The Royal Bank of Scotland plc, Financial Markets
280 Bishopsgate
London EC2M 4RB
Facsimile: [__________]
Telephone: [__________]

With a copy to:

600 Steamboat Road
Greenwich CT 06830

Attn: Derivatives Settlements
Telephone: [__________]
           [__________] (Operations main number)
Facsimile: [__________]

Party B:

     Please provide if different from address in Schedule

(l) Address for Transfers. All transfers hereunder will be made to the account or accounts most recently notified by each party to the other.

(m) Other Provisions.

(i) Single Transferor and Single Transferee. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term "Secured Party" as used in this Annex means only Party B, (b) the term "Pledgor" as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

(ii) Events of Default. Paragraph 7 will not apply to cause any Event of Default to exist with respect to Party B except that Paragraph 7(i) will apply to Party B solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex. Notwithstanding anything to the contrary in Paragraph 7, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall only be an Event of Default if (A) Second Rating Trigger Event with respect to S&P has occurred and been continuing or (B) a Second Rating Trigger Event with respect to Moody's has occurred and been continuing for 30 or more Local Business Days and such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(iii) Form of Annex. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

(iv) Expenses. Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

(v) Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after "the Interest Amount" in the fourth line thereof the words "less any applicable withholding taxes."

(vi) "Local Business Day" means: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.

(vii) Calculation of Value. Paragraph 4(c) is hereby amended by deleting the word "Value" and inserting in lieu thereof "S&P Value, Moody's First Trigger Value, Moody's Second Trigger Value". Paragraph 4(d)(ii) is hereby amended by
(A) deleting the words "a Value" and inserting in lieu thereof "an S&P Value, Moody's First Trigger Value, and Moody's Second Trigger Value" and (B) deleting the words "the Value" and inserting in lieu thereof "S&P Value, Moody's First Trigger Value, and Moody's Second Trigger Value". Paragraph 5 (flush language) is hereby amended by deleting the word "Value" and inserting in lieu thereof "S&P Value, Moody's First Trigger Value, or Moody's Second Trigger Value". Paragraph 5(i) (flush language) is hereby amended by deleting the word "Value" and inserting in lieu thereof "S&P Value, Moody's First Trigger Value, and Moody's Second Trigger Value". Paragraph 5(i)(C) is hereby amended by deleting the word "the Value, if" and inserting in lieu thereof "any one or more of the S&P Value, Moody's First Trigger Value, or Moody's Second Trigger Value, as may be". Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words "the Value" and inserting in lieu thereof "any one or more of the S&P Value, Moody's First Trigger Value, or Moody's Second Trigger Value" and (2) deleting the second instance of the words "the Value" and inserting in lieu thereof "such disputed S&P Value, Moody's First Trigger Value, or Moody's Second Trigger Value". Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word "Value" and inserting in lieu thereof "least of the S&P Value, Moody's First Trigger Value, and Moody's Second Trigger Value".

(viii) "Moody's First Trigger Value" means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody's First Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

(x) "Moody's Second Trigger Value" means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody's Second Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

(xi) "S&P Value" means, on any date and with respect to any Eligible Collateral other than Cash, the product of (A) the bid price obtained by the Valuation Agent for such Eligible Collateral and (B) the S&P Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).

THE ROYAL BANK OF SCOTLAND PLC

By: Greenwich Capital Markets, Inc.,
its agent


By
   ----------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

LASALLE BANK NATIONAL ASSOCIATION, not individually, but solely as trustee (the "Supplemental Interest Trust Trustee") on behalf of the Supplemental Interest Trust with respect to the Merrill Lynch Mortgage Investors Trust 2006-HE6


By
   ----------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                    EXHIBIT R

                        FORM OF ASSESSMENT OF COMPLIANCE

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois 60603

Attention: Corporate Trust Services - Merrill Lynch Mortgage Investors Trust,
           Series 2006-HE6

Wilshire Credit Corporation
14523 SW Millikan Way
Suite 200
Beaverton, Oregon 97005

Moody's Investors Service, Inc.
99 Church Street, 4th Floor
New York, New York 10007

Standard & Poor's, a division of
The McGraw-Hill Companies, Inc.
25 Broadway, 12th Floor
New York, New York 10004

     Re: Pooling and Servicing Agreement (the "Agreement") dated as of December 1, 2006 among Merrill Lynch Mortgage Investors, Inc., as depositor, Wilshire Credit Corporation, as servicer and LaSalle Bank National Association, as trustee, relating to Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE6 (the "Issuing Entity")

     For the calendar year ending December 31, [2007] or portion thereof, [LaSalle Bank National Association, as Trustee] [Wilshire Credit Corporation, as Servicer] for the Issuing Entity has complied in all material respects with the relevant Servicing Criteria in Exhibit S of the Agreement.

     All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Agreement.

Date:
      -------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT S

                       SERVICING CRITERIA TO BE ADDRESSED
                           IN ASSESSMENT OF COMPLIANCE
                          (RMBS unless otherwise noted)

DEFINITIONS                                                    KEY:

PRIMARY SERVICER - transaction party having borrower contact   X - obligation

TRUSTEE - fiduciary of the transaction and safe keeper of certain pool assets

CUSTODIAN - safe keeper of certain pool assets

WHERE THERE ARE MULTIPLE CHECKS FOR CRITERIA THE ATTESTING PARTY WILL IDENTIFY IN THEIR MANAGEMENT ASSERTION THAT THEY ARE ATTESTING ONLY TO THE PORTION OF THE DISTRIBUTION CHAIN THEY ARE RESPONSIBLE FOR IN THE RELATED TRANSACTION AGREEMENTS.

                                                           WILSHIRE
                                                            CREDIT         LASALLE
  REGULATION AB                                          CORPORATION        BANK
    REFERENCE               SERVICING CRITERIA            (SERVICER)      (TRUSTEE)        ADDITIONAL INFORMATION
----------------   ----------------------------------   -------------   ------------    ----------------------------
                   GENERAL SERVICING CONSIDERATIONS

1122(d)(1)(i)      Policies and procedures are                X              X
                   instituted to monitor any
                   performance or other triggers and
                   events of default in accordance
                   with the transaction agreements.

1122(d)(1)(ii)     If any material servicing            IF APPLICABLE       IF
                   activities are outsourced to third       FOR A       APPLICABLE
                   parties, policies and procedures      TRANSACTION       FOR A
                   are instituted to monitor the         PARTICIPANT    TRANSACTION
                   third party's performance and                        PARTICIPANT
                   compliance with such servicing
                   activities.

1122(d)(1)(iii)    Any requirements in the                   N/A            N/A
                   transaction agreements to maintain
                   a back-up servicer for the Pool
                   Assets are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and             X
                   omissions policy is in effect on
                   the party participating in the
                   servicing function throughout the
                   reporting period in the amount of
                   coverage required by and otherwise
                   in accordance with the terms of
                   the transaction agreements.

                   CASH COLLECTION AND ADMINISTRATION

1122(d)(2)(i)      Payments on pool assets are                X              X
                   deposited into the appropriate
                   custodial bank accounts and
                   related bank clearing accounts no
                   more than two business days
                   following receipt, or such other
                   number of days specified in the
                   transaction agreements.

                                                           WILSHIRE
                                                            CREDIT         LASALLE
  REGULATION AB                                          CORPORATION        BANK
    REFERENCE               SERVICING CRITERIA            (SERVICER)      (TRUSTEE)        ADDITIONAL INFORMATION
----------------   ----------------------------------   -------------   ------------    ----------------------------
1122(d)(2)(ii)     Disbursements made via wire                X              X          Servicer disburses funds to
                   transfer on behalf of an obligor                                     trustee. Trustee disburses
                   or to an investor are made only by                                   funds to certificateholders.
                   authorized personnel.

1122(d)(2)(iii)    Advances of funds or guarantees            X
                   regarding collections, cash flows
                   or distributions, and any interest
                   or other fees charged for such
                   advances, are made, reviewed and
                   approved as specified in the
                   transaction agreements.

1122(d)(2)(iv)     The related accounts for the               X              X
                   transaction, such as cash reserve
                   accounts or accounts established
                   as a form of over
                   collateralization, are separately
                   maintained (e.g., with respect to
                   commingling of cash) as set forth
                   in the transaction agreements.

1122(d)(2)(v)      Each custodial account is                  X              X
                   maintained at a federally insured
                   depository institution as set
                   forth in the transaction
                   agreements. For purposes of this
                   criterion, "federally insured
                   depository institution" with
                   respect to a foreign financial
                   institution means a foreign
                   financial institution that meets
                   the requirements of Rule
                   13k-1(b)(1) of the Securities
                   Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded so         X              X
                   as to prevent unauthorized access.

1122(d)(2)(vii)    Reconciliations are prepared on a          X              X
                   monthly basis for all asset-backed
                   securities related bank accounts,
                   including custodial accounts and
                   related bank clearing accounts.
                   These reconciliations are (A)
                   mathematically accurate; (B)
                   prepared within 30 calendar days
                   after the bank statement cutoff
                   date, or such other number of days
                   specified in the transaction
                   agreements; (C) reviewed and
                   approved by someone other than the
                   person who prepared the
                   reconciliation; and (D) contain
                   explanations for reconciling
                   items. These reconciling items are
                   resolved within 90 calendar days
                   of their original identification,
                   or such other number of days
                   specified in the transaction
                   agreements.

                   INVESTOR REMITTANCES AND REPORTING

1122(d)(3)(i)      Reports to investors, including            X              X
                   those to be filed with the
                   Commission, are maintained in
                   accordance with the transaction
                   agreements and applicable

                                                           WILSHIRE
                                                            CREDIT         LASALLE
  REGULATION AB                                          CORPORATION        BANK
    REFERENCE               SERVICING CRITERIA            (SERVICER)      (TRUSTEE)        ADDITIONAL INFORMATION
----------------   ----------------------------------   -------------   ------------    ----------------------------
                   Commission requirements.
                   Specifically, such reports (A) are
                   prepared in accordance with
                   timeframes and other terms set
                   forth in the transaction
                   agreements; (B) provide
                   information calculated in
                   accordance with the terms
                   specified in the transaction
                   agreements; (C) are filed with the
                   Commission as required by its
                   rules and regulations; and (D)
                   agree with investors' or the
                   trustee's records as to the total
                   unpaid principal balance and
                   number of Pool Assets serviced by
                   the Servicer.

1122(d)(3)(ii)     Amounts due to investors are               X              X          Wilshire remits cash and
                   allocated and remitted in                                            loan level data to trustees
                   accordance with timeframes,                                          based on timelines
                   distribution priority and other                                      established in the Pooling
                   terms set forth in the transaction                                   and Servicing Agreement.
                   agreements.                                                          The trustee is responsible
                                                                                        for the allocation of funds
                                                                                        to certificateholders using
                                                                                        the appropriate distribution
                                                                                        priority as established by
                                                                                        the Pooling and Servicing
                                                                                        Agreement.

1122(d)(3)(iii)    Disbursements made to an investor                         X          Trustee disburses funds to
                   are posted within two business                                       certificateholders.
                   days to the Servicer's investor
                   records, or such other number of
                   days specified in the transaction
                   agreements.

1122(d)(3)(iv)     Amounts remitted to investors per          X              X          Servicer remits funds and
                   the investor reports agree with                                      provides certain investor
                   cancelled checks, or other form of                                   reports to trustees within
                   payment, or custodial bank                                           guidelines and timeframes
                   statements.                                                          established in the Pooling
                                                                                        and Servicing Agreement.
                                                                                        Trustee disburses funds to
                                                                                        certificateholders.

                   POOL ASSET ADMINISTRATION

1122(d)(4)(i)      Collateral or security on pool             X              X
                   assets is maintained as required
                   by the transaction agreements or
                   related pool asset documents.

1122(d)(4)(ii)     Pool assets and related documents          X              X
                   are safeguarded as required by the
                   transaction agreements.

1122(d)(4)(iii)    Any additions, removals or                 X              X
                   substitutions to the asset pool
                   are made, reviewed and approved in
                   accordance with any conditions or
                   requirements in the transaction
                   agreements.

1122(d)(4)(iv)     Payments on pool assets, including         X
                   any payoffs, made in accordance
                   with the related pool asset
                   documents are

                                                           WILSHIRE
                                                            CREDIT         LASALLE
  REGULATION AB                                          CORPORATION        BANK
    REFERENCE               SERVICING CRITERIA            (SERVICER)      (TRUSTEE)        ADDITIONAL INFORMATION
----------------   ----------------------------------   -------------   ------------    ----------------------------
                   posted to the Servicer's obligor
                   records maintained no more than
                   two business days after receipt,
                   or such other number of days
                   specified in the transaction
                   agreements, and allocated to
                   principal, interest or other items
                   (e.g., escrow) in accordance with
                   the related pool asset documents.

1122(d)(4)(v)      The Servicer's records regarding           X
                   the pool assets agree with the
                   Servicer's records with respect to
                   an obligor's unpaid principal
                   balance.

1122(d)(4)(vi)     Changes with respect to the terms          X
                   or status of an obligor's pool
                   assets (e.g., loan modifications
                   or re-agings) are made, reviewed
                   and approved by authorized
                   personnel in accordance with the
                   transaction agreements and related
                   pool asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery                X
                   actions (e.g., forbearance plans,
                   modifications and deeds in lieu of
                   foreclosure, foreclosures and
                   repossessions, as applicable) are
                   initiated, conducted and concluded
                   in accordance with the timeframes
                   or other requirements established
                   by the transaction agreements.

1122(d)(4)(viii)   Records documenting collection             X
                   efforts are maintained during the
                   period a pool asset is delinquent
                   in accordance with the transaction
                   agreements. Such records are
                   maintained on at least a monthly
                   basis, or such other period
                   specified in the transaction
                   agreements, and describe the
                   entity's activities in monitoring
                   delinquent pool assets including,
                   for example, phone calls, letters
                   and payment rescheduling plans in
                   cases where delinquency is deemed
                   temporary (e.g., illness or
                   unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or           X
                   rates of return for pool assets
                   with variable rates are computed
                   based on the related pool asset
                   documents.

1122(d)(4)(x)      Regarding any funds held in trust          X
                   for an obligor (such as escrow
                   accounts): (A) such funds are
                   analyzed, in accordance with the
                   obligor's pool asset documents, on
                   at least an annual basis, or such
                   other period specified in the
                   transaction agreements; (B)
                   interest

                                                           WILSHIRE
                                                            CREDIT         LASALLE
  REGULATION AB                                          CORPORATION        BANK
    REFERENCE               SERVICING CRITERIA            (SERVICER)      (TRUSTEE)        ADDITIONAL INFORMATION
----------------   ----------------------------------   -------------   ------------    ----------------------------
                   on such funds is paid, or
                   credited, to obligors in
                   accordance with applicable pool
                   asset documents and state laws;
                   and (C) such funds are returned to
                   the obligor within 30 calendar
                   days of full repayment of the
                   related pool assets, or such other
                   number of days specified in the
                   transaction agreements.

1122(d)(4)(xi)     Payments made on behalf of an              X
                   obligor (such as tax or insurance
                   payments) are made on or before
                   the related penalty or expiration
                   dates, as indicated on the
                   appropriate bills or notices for
                   such payments, provided that such
                   support has been received by the
                   servicer at least 30 calendar days
                   prior to these dates, or such
                   other number of days specified in
                   the transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in              X
                   connection with any payment to be
                   made on behalf of an obligor are
                   paid from the Servicer's funds and
                   not charged to the obligor, unless
                   the late payment was due to the
                   obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an         X
                   obligor are posted within two
                   business days to the obligor's
                   records maintained by the
                   servicer, or such other number of
                   days specified in the transaction
                   agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and             X
                   uncollectible accounts are
                   recognized and recorded in
                   accordance with the transaction
                   agreements.

1122(d)(4)(xv)     Any external enhancement or other                         X
                   support, identified in Item
                   1114(a)(1) through (3) or Item
                   1115 of Regulation AB, is
                   maintained as set forth in the
                   transaction agreements.

                                    EXHIBIT T

                          SARBANES-OXLEY CERTIFICATIONS

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wilshire Credit Corporation
14523 SW Millikan Way
Suite 200
Beaverton, Oregon 97005

     Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed
         Certificates, Series 2006-HE6

     I, [identify the certifying individual], certify that:

     1. I have reviewed the report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of [identify the issuing entity] (the "Exchange Act periodic reports");

     2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

     3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

     4. [I am responsible for reviewing the activities performed by the servicer(s) and based on my knowledge and the compliance review(s) conducted in preparing the servicer compliance statement(s) required in this report under
Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) [has/have] fulfilled [its/their] obligations under the servicing agreement(s); and]

     5. All of the reports on assessment of compliance with servicing criteria for ABS and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

     [In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties [name of servicer, sub-servicer, co-servicer, depositor or trustee].]

Date:
      -------------------------------


                                        ----------------------------------------
                                        [Signature]

                                        ----------------------------------------
                                        [Title]

                                    EXHIBIT U

                   FORM OF ITEM 1123 CERTIFICATION OF SERVICER

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois 60603

Attention: Corporate Trust Services - Merrill Lynch Mortgage Investors Trust,
           Series 2006-HE6

     Re: Pooling and Servicing Agreement (the "Agreement") dated as of December
         1, 2006 among Merrill Lynch Mortgage Investors, Inc., as depositor, Wilshire Credit Corporation, as servicer, and LaSalle Bank National Association, as trustee, relating to Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE6

I, [identify name of certifying individual], [title of certifying individual] of Wilshire Credit Corporation (the "Servicer"), hereby certify that:

     (1) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the Agreement has been made under my supervision; and

     (2) To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement in all material respects throughout such year or a portion thereof[, or, if there has been a failure to fulfill any such obligation in any material respect, I have specified below each such failure known to me and the nature and status thereof].

Date:
      -------------------------------

                                        Wilshire Credit Corporation,
                                        as Servicer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   SCHEDULE X

           Item on Form 8-K                         Party Responsible
           ----------------                         -----------------
*Item 1.01- Entry into a Material       All parties
Definitive Agreement

*Item 1.02- Termination of a Material   All parties
Definitive Agreement

Item 1.03- Bankruptcy or Receivership   Depositor

Item 2.04- Triggering Events that       Depositor
Accelerate or Increase a Direct
Financial Obligation or an Obligation
under an Off-Balance Sheet Arrangement

*Item 3.03- Material Modification to    Trustee
Rights of Security Holders

Item 5.03- Amendments of Articles of    Depositor
Incorporation or Bylaws; Change of
Fiscal Year

Item 6.01- ABS Informational and        Depositor
Computational Material

*Item 6.02- Change of Servicer or       Servicer, Trustee
Trustee

*Item 6.03- Change in Credit            Depositor/Trustee
Enhancement or External Support

*Item 6.04- Failure to Make a           Trustee
Required Distribution

Item 6.05- Securities Act Updating      Depositor
Disclosure

Item 7.01- Reg FD Disclosure            Depositor

Item 8.01                               Depositor

Item 9.01                               Depositor

                                   SCHEDULE Y

          Item on Form 10-D                         Party Responsible
          -----------------                         -----------------
Item 1: Distribution and Pool           Trustee and Servicer (with respect to
Performance Information                 underlying Mortgage Loan data)
Plus any information required by 1121
which is NOT included on the monthly    Servicer and Trustee (to the extent
statement to Certificateholders         required by Regulation AB)

Item 2: Legal Proceedings  per Item     All parties to the Pooling and Servicing
1117 of Regulation AB                   Agreement (as to themselves), the
                                        depositor/trustee/servicer (to the
                                        extent known) as to the issuing entity,
                                        the sponsor, 1106(b) originator, any
                                        1100(d)(1) party

Item 3: Sale of Securities and Use      Depositor
of Proceeds

Item 4: Defaults Upon Senior            Trustee
Securities

Item 5: Submission of Matters to a      Trustee
Vote of Security Holders

Item 6: Significant Obligors of Pool    Depositor/Sponsor/Mortgage Loan Seller/
Assets                                  Servicer

Item 7: Significant Enhancement         Depositor/Sponsor
Provider Information

Item 8: Other Information               All parties to the Pooling and Servicing
                                        Agreement (as to themselves) responsible
                                        for disclosure items on Form 8-K

Item 9: Exhibits                        Trustee

                                   SCHEDULE Z

          Item on Form 10-K                         Party Responsible
          -----------------                         -----------------
Item 1B: Unresolved Staff Comments      Depositor

*Item 9B: Other Information             Trustee and any other party responsible
                                        for disclosure items on Form 8-K

*Item 15: Exhibits, Financial           Trustee/servicer/subservicers. Depositor
Statement Schedules

*Additional Item:                       All parties to the Pooling and Servicing
Disclosure per Item 1117 of             Agreement (as to themselves), the
Regulation AB                           depositor/trustee/servicer (to the
                                        extent known) as to the issuing entity,
                                        the sponsor, 1106(b) originator, any
                                        1100(d)(1) party

*Additional Item:                       All parties to the Pooling and Servicing
Disclosure per Item 1119 of             Agreement, the sponsor, originator,
Regulation AB                           significant obligor, enhancement or
                                        support provider

Additional Item:                        Depositor/Sponsor/Mortgage Loan Seller/
Disclosure per Item 1112(b) of          Servicer
Regulation AB

Additional Item:                        Depositor/Sponsor
Disclosure per Items 1114(b) and
1115(b) of Regulation AB